                            CAPITAL AUTOMOTIVE L.P.
                            -----------------------

               REAL PROPERTY PURCHASE AND CONTRIBUTION AGREEMENT
               -------------------------------------------------



                            KELLEY AUTOMOTIVE GROUP



                                 APRIL 14, 1998

                                SUMMARY OF TERMS

EFFECTIVE DATE:               April 14, 1998

SELLERS/CONTRIBUTORS          James E. Kelley
and                           Thomas W. Kelley
                              Midwest Auto Realty Co., L.P.

SELLERS'/CONTRIBUTORS'
ADDRESSES:                    James E. Kelley
                              c/o Kelley Chevrolet, Inc.
                              P.O. Box 5015
                              Fort Wayne, Indiana 46895
                              Telephone 219-484-5566
                              Fax:  219-484-0330

                              Thomas W. Kelley
                              c/o Tom Kelley Buick GMC Truck, Inc.
                              811 Avenue of Autos
                              Fort Wayne, Indiana 46804
                              Telephone 219-434-4700
                              Fax:  219-434-4707

                              Midwest Auto Realty Co., L.P.
                              Attn:  Thomas W. Kelley and James E. Kelley
                              811 Avenue of Autos
                              Fort Wayne, Indiana 46804
                              Telephone 219-434-4700
                              Fax:  219-434-4707

AGGREGATE PURCHASE PRICE:     as set forth herein

AGGREGATE CONTRIBUTION
AMOUNT:                       as set forth herein

AGGREGATE PURCHASE PRICE
AND CONTRIBUTION AMOUNT:      $47,100,000.00

RATE OF RETURN:               10%

LEASE GUARANTORS:             Kelley Chevrolet, Inc., Courtesy Motors, Inc.,
                              Northside Chevrolet, L.P., Midwest Auto Parts,
                              Inc., Kelley Buick of Atlanta, Inc., Kelley
                              Saturn of

                              Atlanta, Inc., Tom Kelley Pontiac, Inc., Tom
                              Kelley Buick GMC Truck, Inc., Tom Kelley Cadillac, Inc., Saturn of Fort Wayne, Inc.

CLOSING DATES:
                    -------------------------------------
and PLACE:
                    -------------------------------------

                    -------------------------------------

INDEMNITOR:         None other than as set forth herein

                               TABLE OF CONTENTS

                                                                      Page

I.   PURCHASE AND SALE................................................. 1
     -----------------
         1.1  Certain Definitions...................................... 2
              -------------------
         1.2  Agreement to Purchase and Sell........................... 3
              ------------------------------
         1.3  Consideration for Contribution........................... 4
              ------------------------------
         1.4  Subject to Partnership Agreement......................... 5
              --------------------------------
         1.5  Capitalized Terms........................................ 5
              -----------------
         1.6  Redemption of Units...................................... 5
              -------------------

II.  OPERATION OF PROPERTY THROUGH ITS CLOSING......................... 5
     -----------------------------------------
         2.1  Business Practice........................................ 5
              -----------------
         2.2  No Sale or Encumbrance................................... 6
              ----------------------
         2.3  Leases, Service Contracts and Management Contracts....... 6
              --------------------------------------------------
         2.4  Termination of Leases; New Company Leases................ 6
              -----------------------------------------
         2.5  Compliance............................................... 7
              ----------
         2.6  Notice of Inaccuracy or Incompleteness................... 7
              --------------------------------------
         2.7  Access................................................... 7
              ------
         2.8  Insurance................................................ 7
              ---------
         2.9  Fulfillment of Obligation................................ 7
              -------------------------
         2.10 Financial Statements and Reports......................... 7
              --------------------------------
         2.11 Under Construction Property.............................. 7
              ---------------------------

III. STATUS OF TITLE TO PROPERTY...................................... 10
     ---------------------------
         3.1  State of Title.......................................... 10
              --------------
         3.2  Preliminary Evidence of Title........................... 10
              -----------------------------
         3.3  Title Defects........................................... 12
              -------------

IV.  CLOSING PRORATIONS AND ADJUSTMENTS............................... 13
     ----------------------------------
         4.1  Prorations and Adjustments.............................. 13
              --------------------------

V.   CLOSING.......................................................... 14
     -------
         5.1  Closing Date............................................ 14
              ------------
         5.2  Closing Documents....................................... 14
              -----------------
              5.2.1  Sellers/Contributors............................. 14
                     --------------------
              5.2.2  Partnership...................................... 16
                     -----------
         5.3  Conditions to the Partnership's Obligation to Close..... 17
              ---------------------------------------------------
         5.4  Conditions to the Sellers' Obligation to Close.......... 18
              ----------------------------------------------
         5.5  Transaction Costs....................................... 19
              -----------------

VI.   CASUALTY LOSS AND CONDEMNATION.................................. 20
      ------------------------------
         6.1  Casualty................................................ 20
              --------
         6.2  Condemnation or Taking.................................. 20
              ----------------------

VII.  REPRESENTATIONS AND WARRANTIES OF THE SELLERS................... 21
      ---------------------------------------------
         7.1  Organization............................................ 21
              ------------
         7.2  Authority............................................... 21
              ---------
         7.3  Interest in Properties.................................. 22
              ----------------------
         7.4  No Defaults............................................. 22
              -----------
         7.5  No Litigation; No Condemnation.......................... 23
              ------------------------------
         7.6  No Violation............................................ 23
              ------------
         7.7  Required Obligations.................................... 24
              --------------------
         7.8  Condition of Properties................................. 24
              -----------------------
         7.9  Warranties.............................................. 24
              ----------
        7.10  Utilities............................................... 24
              ---------
        7.11  Zoning.................................................. 24
              ------
        7.12  Improvements............................................ 24
              ------------
        7.13  Environmental Matters................................... 25
              ---------------------
        7.14  Insurance............................................... 27
              ---------
        7.15  Compliance.............................................. 27
              ----------
        7.16  Leases.................................................. 27
              ------
        7.17  Service Contracts; Management Contracts................. 28
              ---------------------------------------
        7.18  Permits................................................. 28
              -------
        7.19  Other Liabilities....................................... 29
              -----------------
        7.20  Tax Matters............................................. 29
              -----------
        7.21  Taxes................................................... 29
              -----
        7.22  Special Filings......................................... 29
              ---------------
        7.23  Books and Records....................................... 29
              -----------------
        7.24  No Brokers.............................................. 29
              ----------
        7.25  Survival of Warranties, Representations and Covenants... 29
              -----------------------------------------------------
        7.26  Investment.............................................. 30
              ----------

VIII. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
      -----------------------------------------------------
      PARTNERSHIP..................................................... 31
      -----------
         8.1  Organization, Good Standing and Qualification........... 31
              ---------------------------------------------
         8.2  Authorization........................................... 31
              -------------
         8.3  No Violation............................................ 32
              ------------
         8.4  Tax Status.............................................. 32
              ----------
         8.5  No Litigation........................................... 32
              -------------
         8.6  No Brokers.............................................. 32
              ----------
         8.7  Survival................................................ 33
              --------

IX.   COVENANTS....................................................... 33
      ---------

         9.1   Covenants of the Company and the Partnership........... 33
               --------------------------------------------
         9.2   Covenants of the Sellers and the Contributing Entities. 35
               ------------------------------------------------------
         9.3   No Claim Against Property.............................. 36
               -------------------------
         9.4   DRO Election; Bottom Guaranty Election................. 36
               --------------------------------------

X.    DUE DILIGENCE PERIOD............................................ 38
      --------------------
         10.1  Due Diligence Period................................... 38
               --------------------
         10.2  Access to Properties and Materials..................... 38
               ----------------------------------
         10.3  Environmental Reports.................................. 39
               ---------------------
         10.4  Adjustment Following Due Diligence..................... 40
               ----------------------------------

XI.   DEFAULTS AND REMEDIES........................................... 41
      ---------------------
         11.1  Indemnification by Sellers/Contributors................ 41
               ---------------------------------------
         11.2  Personal Indemnitor.................................... 42
               -------------------
         11.3  Indemnification by the Company and the Partnership..... 42
               --------------------------------------------------
         11.4  Indemnification Procedures............................. 42
               --------------------------

XII.  MISCELLANEOUS................................................... 45
      -------------
         12.1  Assignment............................................. 45
               ----------
         12.2  Entire Agreement....................................... 45
               ----------------
         12.3  Notices................................................ 45
               -------
         12.4  Governing Law.......................................... 46
               -------------
         12.5  Litigation Costs....................................... 47
               ----------------
         12.6  Counterparts........................................... 47
               ------------
         12.7  Offer and Acceptance................................... 47
               --------------------
         12.8  Further Assurances..................................... 47
               ------------------
         12.9  Waiver................................................. 47
               ------
         12.10 Severability........................................... 48
               ------------
         12.11 Section Headings; Construction......................... 48
               ------------------------------
         12.12 Time of Essence........................................ 48
               ---------------
         12.13 Real Property Adjacent to Certain of the Property...... 48
               -------------------------------------------------

                                    EXHIBITS

     A          Capital Automotive L.P. Limited Partnership Agreement
     2.4(c)     Guaranty and Subordination Agreement
     5.2.1(e)   Prior Occupant Termination Letter
     5.2.1(f)   Opinion of Seller's/Contributor's Counsel
     5.2.1(i)   Investor Questionnaires

                                   SCHEDULES

     1.2        Schedule of Properties; Ownership Interests in Properties and
                Purchase Price
     1.2(a)     Possibly Excluded Property
     1.3(a)     Units and Cash for Transferred Properties
     1.3(b)     Mortgage Debt
     2.1        Prior Occupants
     3.1        Scheduled Exceptions
     7.3        Limitations on Sellers'/Contributors' Ownership
     7.13.6(a)  The Treatment, Storage and Disposal Locations for Substances of
                Concern
     7.13.6(b)  Storage Tanks
     7.13.6(f)  Environmental Permits and Authorizations
     7.14       Insurance
     7.17       Service Contracts and Management Contracts
    10.3        Certain Properties in Connection with Environmental Reports

                            CAPITAL AUTOMOTIVE L.P.

               REAL PROPERTY PURCHASE AND CONTRIBUTION AGREEMENT
               -------------------------------------------------

     THIS REAL PROPERTY PURCHASE AND CONTRIBUTION AGREEMENT (the "Agreement") is made and entered into as of the date first stated in the Summary of Terms (the "Effective Date"), by and among the persons and entities named in the Summary of Terms, consisting of all of the owners of all of the fee simple interests in and to any of the Properties listed on Schedule 1.2 (each individually, a
                                   ------------
"Seller/Contributor," and, if more than one Seller/Contributor, collectively, the "Sellers/Contributors"), and CAPITAL AUTOMOTIVE L.P., a Delaware limited partnership (the "Partnership"), having offices at 1420 Springhill Road, Suite 525, McLean, Virginia 22102, and CAPITAL AUTOMOTIVE REIT, a Maryland real estate investment trust (the "Company"), having offices at 1420 Springhill Road, Suite 525, McLean, Virginia 22102 on its own behalf and as the general partner of the Partnership.


                                    RECITALS
                                    --------

     A. The Sellers/Contributors are or will be the legal and beneficial owners of all of the interests in fee simple title to all of the real property and improvements set forth on such Schedule 1.2 hereto except as set forth in
                                   ------------
Schedule 1.2(a)  (including the residual interests in any tenant improvements
---------------
thereon), which are individually referred to as a "Property" and collectively, the "Properties." Such Properties are identified on Schedule 1.2 by metes and
                                                     -------------
bounds, street address and property tax identification number, or if such Properties constitute more than one parcel, by the several applicable property tax identification numbers and the description of such Properties shall be finally determined by the surveys of such Properties performed in connection with Section 3.2.4 hereof.

     B. Each Seller/Contributor desires to transfer all of its interest in each of the Properties to the Partnership in exchange for Units (as hereafter defined) in the Partnership and cash in the amounts of each set forth in
Schedule 1.3(a) upon and subject to the terms and conditions of this Agreement.
---------------

     C. The Partnership was formed on November 13, 1997. At each of the Closings, the Limited Partnership Agreement, as amended and restated, will be substantially in the form appended hereto as Exhibit A (the "Partnership
                                             ---------
Agreement"). The Partnership is an umbrella partnership real estate investment trust in which the Company is the sole general partner.

     NOW THEREFORE, in consideration of and in reliance upon the above Recitals, the terms, covenants and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


I.   PURCHASE AND SALE
     -----------------

     1.1  Certain Definitions.  For purposes of this Agreement:
          -------------------

          1.1.1 "Mortgage Debt" means the aggregate amount of mortgage indebtedness (principal and interest), if any, encumbering any of the Properties as set forth opposite the description of each Property on Schedule 1.3(b).
                                        ---------------

          1.1.2 "Purchase Price" means the amount of the acquisition cost, in U.S. dollars, as identified on Schedule 1.3(a) , of each
                                                      ---------------
                    Purchased Property for which the Sellers/Contributors shall receive cash. "Aggregate Purchase Price" means the total amount of the acquisition cost of each Contributed Property for which the Sellers shall receive cash.

          1.1.3 "Affiliate" means with respect to any Person, (i) any Person that holds direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least five percent (5%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least five percent (5%) of the outstanding equity securities or interests in a Person, or (ii) any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person.

          1.1.4 A "Person" shall mean and include natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, Indian tribes or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          1.1.5 For purposes of this Agreement, the "knowledge" of a Person shall mean the actual knowledge of such Person's officers, senior executives, managing partners, general partners, majority shareholders, key employees or their equivalents.

          1.1.6 "Units" means units of limited partnership interest in the Partnership, including the limited partnership interests held by the Company and those to be issued to the Contributors pursuant to this Agreement. The Units to be issued to the Contributors pursuant to this Agreement are sometimes referred to herein as the "Initial Units."

          1.1.7 "Shares" means the common shares of beneficial interest, par value $.01 per share, of the Company.

          1.1.8     "Purchased Properties" means those of the Properties on
                    Schedule 1.2 which the parties have determined will be transferred and conveyed by the Sellers/Contributors to the Partnership for cash. "Contributed Properties" means those of the Properties on Schedule 1.2 which the parties have determined will be transferred and conveyed by the Sellers/Contributors to the Partnership in exchange for Units in the Partnership.

          1.1.9 "Contribution Amount" means the amount of the acquisition cost of each Contributed Property for which the Sellers shall receive Units (which amount shall aggregate no more than $11 million), as identified on Schedule 1.3(a) which
                                                        ---------------
                    Contribution Amount shall be used in the calculation of the number of Units to be issued to the Contributors at Closing in exchange for their contribution of the Contributed Properties to the Partnership. "Aggregate Contribution Amount" means the total amount of the acquisition cost of each Contributed Property for which the Sellers shall receive Units.

          1.1.10 "Consideration Amount" means the amount of the acquisition cost of each Contributed Property as identified on Schedule
                                                                       --------
                    1.3(a). "Aggregate Consideration Amount" means the sum of
                    ------
                    the Aggregate Purchase Price and the Aggregate Contribution Amount.

     1.2  Agreement to Purchase and Sell.  Subject to the terms and conditions
          ------------------------------
of this Agreement, at each of the Closings (as defined in Section 5.1 hereto) and except as set forth on Schedule 1.2(a), each Seller/Contributor shall convey
                           ---------------
and transfer its entire right, title and interest in the Properties identified on Schedule 1.2 as being transferred at that Closing to the Partnership
   ------------
including, without limitation

          1.2.1 All buildings, improvements, structures and Fixtures (as hereinafter defined) now located or presently being constructed on the Properties, including, without limitation, sidewalks, landscaping, parking lots and structures, roads, drainage and all above ground and underground utility structures and conduits (on-site or off-site), equipment systems and other so-called
                    "infrastructure" improvements that are not Excluded Personal Property (as hereafter defined) (the "Improvements");

          1.2.2 All equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, located in, on or used in connection with, and which are permanently affixed to or incorporated into, the Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and similar systems, all of which, to the greatest extent permitted by law, are hereby deemed to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively the "Fixtures")

     The right, title and interest in the Properties to be transferred shall not include all furniture, equipment, inventory and other items of movable personal property whether or not attached to such Properties that relate to the business conducted on such Properties that may readily be removed from such Properties without material damage whether or not such items might legally be considered to be "fixtures," ("Excluded Personal Property"). The interests and Properties to be transferred as herein provided are hereinafter collectively referred to as the "Contribution." The Sellers/Contributors shall transfer, cover or contribute each Property free and clear of all liabilities, obligations and commitments of Sellers/Contributors and free and clear of all liens and encumbrances other than Permitted Exceptions.

      1.3 Consideration for Contribution.
          ------------------------------

          1.3.1 In consideration for the Aggregate Consideration Amount, the Partnership shall:

                    a. purchase and accept from Sellers/Contributors all the right, title and interest of Sellers/Contributors in and to the Purchased Properties for the Aggregate Purchase Price minus the Mortgage Debt (as hereafter defined) encumbering such Purchased Properties in the amount stated in the Summary of Terms in U.S. Dollars.

                    b. issue to each Seller/Contributor the number of Units in consideration for each Contributed Property as set forth on Schedule 1.3(a) hereto.
                           ---------------
          1.3.2 The number of Units to be issued in consideration for each Contributed Property (the "Contribution Value") shall be calculated as follows. The Sellers shall determine the quotient of the Contribution Amount for such Property minus the Mortgage Debt (as hereafter defined) encumbering such Property divided by the value of the Shares calculated and limited as follows. The fair market value of the Shares shall equal ninety three percent (93%) of the average of the closing price of the Shares during the thirty (30) days ending the last business day prior to the initial announcement to the public of the execution of this Agreement provided, that Units to be issued in consideration for all the Contributed Properties shall not exceed the number of Units which, when multiplied by 100% of the average of the closing price of the Company stock during the thirty

                    (30) days prior to the initial announcement to the public of the execution of this Agreement, produces a number no greater than $11 million.

          1.3.3 The Sellers/Contributors represent and warrant that each Property is subject to mortgage indebtedness set forth opposite the description of such Property on Schedule 1.3(b)
                                                                 ---------------
                    of this Agreement. The number of Units issuable as consideration for the Properties and the Aggregate Purchase Price, as applicable, will be adjusted pursuant to Sections 3.3, 5.2.1(e), 6.1, 6.2, 10.3, 10.4 and 12.7 of this
                    Agreement, as applicable. In the event of any stock split, stock dividend, reclassification, recapitalization or other adjustment in respect of the outstanding Shares prior to the Closing Date, the number of Units to be issued to the Contributors will be proportionately adjusted so Units will continue to equate to the Shares on a one-to-one basis.

     1.4  Subject to Partnership Agreement.  The Units issued pursuant to this
          --------------------------------
Agreement shall be subject in all respects to the terms and provisions of the Partnership Agreement.

     1.5  Capitalized Terms.  Capitalized terms used in this Agreement that are
          -----------------
not otherwise defined herein shall have, unless otherwise indicated, the meanings assigned to them in the Partnership Agreement or, if not defined therein, be required by context.

     1.6  Redemption of Units.  The rights of the Contributors to redeem
          --------------------
their Units shall be governed by Section 8.05 of the Partnership Agreement.


II.  OPERATION OF PROPERTY THROUGH ITS CLOSING
     -----------------------------------------

          Through the Closing Date for each of the Properties:

     2.1  Business Practice.  Except as otherwise provided in this Article II,
          -----------------
the Sellers/Contributors shall continue, or shall cause any Affiliate, tenant, or third party managing, maintaining or occupying, as the case may be, any of the Properties not yet transferred to the Partnership (referred to herein individually as a "Prior Occupant" and collectively as the "Prior Occupants") to continue, to manage, to maintain and to operate the Properties in accordance with sound and prudent business practices and keep the Properties and the tangible personal property thereon in good condition and repair, ordinary wear and tear excepted. The Sellers/Contributors shall maintain Thomas W. Kelley and James E. Kelley in the positions and with the authority held on the Effective Date and shall instruct such Prior Occupant not to make any change in its maintenance or operation of the Properties or in its normal and customary other practices. The Prior Occupants are identified on Schedule 2.1 to this
                                                  ------------
Agreement.

     2.2  No Sale or Encumbrance.  None of the Sellers/Contributors shall sell,
          ----------------------
mortgage, pledge, hypothecate or otherwise transfer or dispose of all, or any part of any Property not yet transferred to the Partnership or any interest therein, nor shall any Seller/Contributor initiate, consent to, approve or otherwise take any action with respect to zoning or any other governmental rules or regulations presently applicable to all or any part of any Property not yet transferred to the Partnership, nor shall any Seller/Contributor permit any new limited or general partners, shareholders or members to be admitted to any Seller/Contributor. Notwithstanding the foregoing sentence, Sellers/Contributors shall have the right and ability through the Closing Date to modify restrictive covenants on certain platted Property in Indiana commonly known as the "Auto Mall" but only to the extent necessary in order for Sellers/Contributors to construct a body shop on certain platted undeveloped real property on the "Auto Mall" belonging to Sellers/Contributors and not being transferred hereunder.

     2.3  Leases, Service Contracts and Management Contracts.  Except as
          --------------------------------------------------
provided in Section 2.4, the Sellers/Contributors shall not, nor shall they cause or permit any Prior Occupant to terminate, modify, extend, amend or renew any Lease (as defined in Section 4.1.3 hereof), Service Contract (as defined in
Section 7.17 hereof), or Management Contract (as defined in Section 7.17 hereof) or enter into any new Lease (other than the Company Lease pursuant to Section
2.4 of this Agreement) or Service Contract without the prior written consent of the Company or the Partnership; provided, however, that the failure of the Company or the Partnership to object to any such action within thirty (30) days after written notice to it by Seller shall be deemed to reflect the Company's or the Partnership's consent thereto. Notwithstanding the foregoing, all Service Contracts and Management Contracts relating to the respective Properties shall remain in effect after the Closing Date, except for those Service Contracts and Management Contracts that the Partnership requires, in writing, to be terminated as of the Closing Date.

     2.4  Termination of Leases; New Company Leases. On or as of the Closing
          -----------------------------------------
Date for any Property, the Sellers/Contributors shall cause the termination of all Leases relating to such Property. On or before the Effective Date, the Sellers shall cause the Prior Occupant of such Property, or an Affiliate thereof (subject to the approval of the Partnership), to execute and deliver to the Partnership an occupancy lease with the Partnership for such Property substantially in the form attached hereto as Exhibit 2.4(a) (referred to
                                             --------------
hereafter individually as a "Company Lease" and collectively as the "Company Leases"), on the terms and conditions (including Rent (as defined in such Company Lease)) set forth in Exhibit 2.4(a) including the summary of terms thereof. The Initial Base Annual Rent (as defined in the Company Lease) called for under the Company Lease for each Property shall be the percentage of the Consideration Amount stated in the Summary of Terms (the "Rate of Return") for such Property. The effective date of a Company Lease shall be the Closing Date for the Property subject to such Company Lease. To the extent that the Company Leases shall be guaranteed by the persons or entities stated in the Summary of Terms, the parties shall enter into a Guaranty and Subordination Agreement substantially in the form attached hereto as Exhibit 2.4(b).
                                             --------------

     2.5  Compliance.  None of the Sellers/Contributors shall knowingly take or
          ----------
fail to take any action that will cause the Properties to fail to comply with any federal, state, municipal and other governmental laws, ordinances, requirements, rules, regulations, notices, codes and orders, or any agreements, covenants, conditions, easements and restrictions currently in effect relating to the Properties.

     2.6  Notice of Inaccuracy or Incompleteness.  The Sellers/Contributors
          --------------------------------------
shall promptly give written notice to the Company of the occurrence of any event of which Sellers/Contributors have knowledge and which may adversely affect the completeness or accuracy of any representation or warranty made or to be made by Sellers/Contributors under or pursuant to this Agreement.

     2.7  Access.  The Sellers/Contributors shall cause the Company and the
          ------
Partnership and its representatives to have reasonable access to the Properties, subject to the prior rights, if any, of any Prior Occupant; provided, however,
                                                            --------
that without the consent of the Seller/Contributor, the representatives of the Partnership shall not disclose to any Prior Occupant the existence of this Agreement or the transactions contemplated hereby.

     2.8  Insurance.  The Sellers/Contributors shall cause the existing
          ---------
insurance coverages on the Properties and the business of the Sellers/Contributors to be maintained in full force and effect through the Closing Date.

     2.9  Fulfillment of Obligation.  To the extent any Seller/Contributor is
          -------------------------
obligated, pursuant to any contract, agreement, covenant, lease, including any Lease, or other understanding entered into prior to the Effective Date with any Prior Occupant, governmental subdivision or any other third party, to effect any construction, make any improvements or take any action, the Sellers/Contributors shall cause any such construction, improvements and/or action to be taken, completed and fully paid for by such Seller/Contributor, at its expense, prior to the Closing Date for the Property that is the subject of such construction, improvements and/or actions to be taken. No such obligation shall be unfulfilled, and no liability for or payment in respect of any such obligation shall be unsatisfied as of the applicable Closing Date.

     2.10 Financial Statements and Reports.  The Sellers shall provide to
          --------------------------------
the Company financial statements and other financial, operating or statistical information for each Property upon any reasonable request of the Company, and the general partner or chief financial officer, as the case may be, of each Seller/Contributor shall verify under penalty of perjury that, to the best of his or its knowledge, such financial statements and other reports are true, accurate and complete in all material respects.

     2.11 Under Construction Property.  Notwithstanding anything to the
          ---------------------------
contrary contained in this Agreement, the Partnership and the Company recognize that the Property identified on Schedule 1.2 to this Agreement as being under
                                ------------
construction (the "Under Construction Property") is presently being improved pursuant to the construction contracts listed on Exhibit 2.11(a)
                                                 ---------------
hereto and the plans and specifications listed on Exhibit 2.11(b) hereto. The
                                                  ---------------
contracts, plans and specifications so listed are referred to herein, collectively, as the "Contract Documents." With respect to the Under Construction Property, the parties to this Agreement agree as follows:

          2.11.1    The Consideration Amount of such Property, as stated in
                    Schedule 1.2 to this Agreement, is based upon the assumption
                    ------------
                    that such Property will be conveyed to the Partnership at the Closing Date identified in Section 5.1 hereto, but in no event later than the date to which the Sellers/Contributors and the Partnership shall agree in writing:

                    a. with all improvements called for under the Contract Documents complete in all respects and in substantial conformity with all requirements of the Contract Documents;

                    b. free of all liens and claims of any and all persons, firms, companies, corporations or other entities supplying any labor, services, materials, supplies or other things of value in connection with or in respect of any construction or other improvement to the Under Construction Property (the "Construction Service/Material Suppliers"); and

                    c. with certificates of occupancy and/or other certificates issued by all appropriate governmental bodies or agencies attesting to the fact of the completion of all improvements in conformity with all building, zoning and other applicable codes or regulations so as to permit the immediate occupancy of the improvements for the purposes contemplated by the Company Lease.

          2.11.2 The Sellers/Contributors of the Under Construction Property agree that they will do all things necessary to convey the Under Construction Property as contemplated in Section
                    2.11.1 hereto.

          2.11.3 If the Sellers/Contributors of the Under Construction Property shall have any dispute with any Construction Service/Material Supplier referred to in Section 2.11.1.b above, and that dispute prevents the delivery of the Property free of any lien or claim, such Sellers/Contributors may deliver the Property so affected subject to such lien or claim; provided however that:

                    a. by such Sellers'/Contributors' "bonding off" or posting money with the Partnership's Title Insurer, such Title Insurer will "insure over" the lien or claim in question; and

                    b. such Sellers/Contributors diligently pursues the dispute to its conclusion.

          2.11.4 If for any reason (including the resolution of a dispute specified in Section 2.11.3 above) the Sellers/Contributors are required to pay more money (the "Excess") than is specified in the Contract Documents as they exist on the date of this Agreement, then if the Partnership determines that the Excess, when added to the Consideration Amount specified in this Agreement, results in an aggregate amount not in excess of fair market value of the Property in question, the Consideration Amount specified in this Agreement for the Property in question will be increased by the amount of the Excess and the Base Annual Rent payable under the applicable Company Lease will be increased by an amount equal to the amount of the Excess times the Rate of Return. Notwithstanding anything else in this Section 2.11.4, in the event that an Excess exists as to a Property and (i) the Partnership does not increase the Consideration Amount specified by this Agreement for such Property by the amount of the Excess and (ii) the aggregate amount of the Excess added to the Consideration Amount specified in this Agreement for such Property exceeds the Consideration Amount specified in this Agreement for such Property by more than fifteen (15%), Sellers/Contributors shall have the right to terminate this Agreement as to such Property.

          2.11.5 The Sellers/Contributors of the Under Construction Property agree that nothing in this Section 2.11 shall lessen the Sellers'/Contributors' obligations under other provisions of this Agreement or lower the requirements with respect to such Property as specified herein.

          2.11.6 Notwithstanding the foregoing provisions of this Section 2.11, the closing of the conveyance of the Under Construction Property shall occur on the Closing Date provided in Section 5.1 hereto only if the construction project on the Under Construction Property shall be substantially complete. For purposes of this Section 2.11.6, "substantially complete" means completion except for the typical "punch-list" items (a list of which shall be completed by Sellers/Contributors (as the agent for the Partnership) and the contractor), which items are capable of completion within thirty (30) days of the Closing Date. The Sellers/Contributors shall enforce their right to obtain completion of the construction under the Contract Documents by way of hold-back or other mechanism to guaranty to the Partnership that the punch-list items are completed within thirty (30) days of the Closing Date. If the construction project on the Under Construction Property is not substantially complete as of the Closing Date, Contributors and the Partnership shall agree to an alternative date to close the conveyance of the Under Construction Property to the Partnership, which date shall be no later than forty-five
                    (45) days following the completion of the construction project.


III. STATUS OF TITLE TO PROPERTY
     ---------------------------

     3.1  State of Title.  At the Closing for any of the Properties, the Sellers
          --------------
shall own, beneficially and of record, good and marketable fee simple title to such Properties, subject only to the mortgages creating the Mortgage Debt listed on Schedule 1.2 hereto and those covenants, conditions and restrictions set
   ------------
forth on Schedule 3.1 hereto.  The Mortgage Debt and Scheduled Exceptions (as
         ------------
defined in Section 3.3 hereto) are referred to collectively herein as the "Permitted Exceptions."

     3.2  Preliminary Evidence of Title.  Within no more than thirty (30) days
          -----------------------------
after the Effective Date for a Property, the Partnership and Sellers'/Contributors shall jointly obtain at Sellers'/Contributors' expense, in a form acceptable to the Partnership, the following documents to evidence the condition of the title to such Property:

          3.2.1 Commitment (the "Title Commitment" and collectively the "Title Commitments") to the Partnership for ALTA Form B
                    (1987) Owner's Title Insurance Policies from Chicago Title Insurance Company (which may act in conjunction with Ticor Title Company) (or such other title company acceptable to the Partnership) committing to insure, at standard rates, title to such Property as being good and marketable, subject only to the Permitted Exceptions, in the amount of the Consideration Amount of such Property, issued by a title company acceptable to the Company and the Partnership (the "Title Insurer"). The aggregate insured amount of all Owners Title Insurance Policies issued for the Properties shall not exceed the Aggregate Consideration Amount of the Properties. The Title Commitment shall be effective as of the Closing Date for that Property, and shall reflect that fee simple title is held by the respective Seller Contributor prior to the Contribution. Each Owner's Title Insurance Policy to be issued to the Partnership at a Closing ("Title Insurance Policy") shall contain an extended coverage endorsement over the general or standard exceptions which are a part of the printed form of the policy and subject only to the Scheduled Exceptions. Each Title Insurance Policy shall, in addition,
                    (a) include provisions for co-insurance, in such amounts of liability acceptable to the Partnership and the Company not to exceed in the aggregate, the Aggregate Consideration Amount of the Properties; (b) not contain any survey exception, (c) not contain any exceptions for (i) liens for labor or material, whether or not of record, (ii) parties in possession (other than Prior Occupants under the Leases, solely as such

                    Prior Occupants), (iii) unrecorded easements, and (iv) taxes and special assessments not shown on the public records, (d) provide for the following endorsements: (i) an access endorsement insuring that there is direct and unencumbered access to the land from all adjacent public streets and roads, (ii) a survey endorsement insuring that all foundations in place as of the date of such policy are within the lot lines and applicable setback lines, that the Improvements do not encroach on adjoining land or any easements, and that there are no encroachments of Improvements from adjoining land on any or the Properties or any part thereof, (iii) an ALTA Form 3.1 zoning endorsement insuring that the Properties are zoned for the buildings and the operation thereof as contemplated by the terms and provisions of this Agreement, (iv) a non-imputation endorsement, by which the Title Insurer waives any defense based upon knowledge of any person or entity (other than the knowledge of the Partnership or its designees), (v) a statement that each Property constitutes a separate lot of record and is separately assessed for real estate tax purposes, (vi) an endorsement commonly referred to as a "Fairway endorsement," providing among other things, that the Title Insurer waives any defense based on a dissolution or termination of the insured partnership or the formation of a new partnership solely by reason of one or more transfers of all or any part of the partnership interests of any one or more of the general partners of the insured to the Company or the Partnership and/or any one or more of the limited partners of the insured, and/or the transfer of any one or more of the limited partner's interests to the current general partner, the Company or the Partnership, and
                    (vii) such other endorsements as the Partnership and the Company may reasonably require.

          3.2.2 Written results of searches reflecting any liens, judgements, tax liens, bankruptcies, and open dockets (the "UCC Searches"), conducted by a company reasonably acceptable to the Partnership. The UCC Searches shall name each Seller/Contributor, Prior Occupant, and Property, and shall search the appropriate land records and central filing office for Uniform Commercial Code financing statements.

          3.2.3 Legible copies of all documents of record referred to in any Title Commitment or disclosed by the UCC Searches, and all other documents evidencing or, to the extent in the possession or control of the Sellers Contributors, relating to, matters reflected in any Title Commitment or the UCC Searches.

          3.2.4 From a surveyor chosen by the Sellers/Contributors who (i) is a registered surveyor under the laws of the state in which the surveyed Properties are located and (ii) is and will work under and be subject to the sole direction, instruction and supervision of the Partnership), current ALTA/ACSM land title surveys of each of the Properties (the "Surveys") dated on or after the date of this Agreement, certified to the Partnership and the Title Insurer (and such other persons or entities as the Partnership may designate) by a surveyor registered in the State where the Property is located. Each Survey shall be in form and substance acceptable to the Partnership and the Title Insurer, and shall include items 1, 2, 3, 4, 6, 7a, 7b(1), 8, 9, 10, 11 and 13 of Table A of the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys.

          3.2.5 A zoning compliance letter from the zoning authority from each jurisdiction in which a Property is located indicating that the use and operation of the Improvements on each Property is in compliance with the applicable zoning ordinance or a zoning certificate or compliance letter from the zoning authority setting forth the zoning information that such authority provides as part of its standard procedure.

     3.3  Title Defects.  The Partnership shall have the right to review the
          -------------
Title Commitments, UCC Searches or Surveys (or any revision or update of any of them) and to require the Sellers/Contributors to remove, correct, and cure any defects in the title or other such matters relating to the title that the Partnership determines, in its sole discretion, are unacceptable (including, but not limited to, such title defects or other such matters that the Partnership or the Company may have been informed of or known about prior to the execution of this Agreement). The Partnership shall notify the Sellers/Contributors within ten (10) business days after the Partnership receives the last of the Title Commitments, UCC Searches or Surveys, as the case may be for Properties to be transferred in a Closing, of any such defects or matters that the Partnership finds to be unacceptable, and, within fifteen (15) days of receiving such notice, but not later than five days prior to such Closing Date (whichever period is shorter), such Sellers/Contributors shall (i) as to any such exception or other matter of a nonmonetary nature, use reasonable efforts to remove, correct and cure such defects or such other matters, and (ii) as to any such defect or other matter of a monetary nature subject to Section 2.11.3, cause such lien or encumbrance or other matter to be discharged and released, or "bond off" or post money with the Partnership's Title Insurer, such that the Title Insurer will "insure over" the lien or claim in question in all cases to the
reasonable satisfaction of the Partnership.   If such Seller/Contributor fails
to remove, correct and cure such defects or such other matters, the Partnership may, at its option and as its exclusive remedy, (x) terminate this Agreement, in which event this Agreement, without further action of the parties, shall become null and void and neither party shall have any further rights or obligations under this Agreement, (y) elect to accept title to such Property and discharge or release any liens, encumbrances or other matters of a monetary nature or which may otherwise be discharged, released or removed by the payment of a monetary sum and reduce the Consideration Amount by the amount necessary to correct or cure such monetary liens, encumbrances or other matters, or (z) terminate this Agreement with respect to such Property and reduce the Consideration Amount by the Consideration Amount for such Property with respect to which the Sellers/Contributors fail to correct and cure such defects or other such matters, provided that, if the acquisition cost as set
                               --------
forth on Schedule 1.2(a) of the Properties that the Partnership seeks to
         ---------------
terminate pursuant to this clause (z) aggregate in excess of fifteen percent (15%) of the Aggregate Consideration Amount, Sellers/Contributors may, at their option and as their exclusive remedy terminate this Agreement, in which event this Agreement, without further action of the parties, shall become null and void and neither party shall have any further rights or obligations under this Agreement. If the Partnership fails to make any such election, the Partnership shall be deemed to have elected the option contained in clause (z). Items identified in the Title Commitments, UCC Searches or Surveys to which the Partnership does not object shall be referred to as the "Scheduled Exceptions."


IV.  CLOSING PRORATIONS AND ADJUSTMENTS
     ----------------------------------

     4.1  Prorations and Adjustments.  All prorations and adjustments (the
          --------------------------
"Prorations") with respect to each Property, for the period up to and through the Closing Date for such Property, shall be the responsibility of or belong to the Sellers/Contributors. All Prorations for the period after the Closing Date shall be the responsibility of or belong to the tenant under the applicable Company Lease. The Company and the Partnership shall have no liability for, and shall receive no payments and no adjustments against the Aggregate Purchase Price in respect of, the Prorations. Such Prorations shall include, but not be limited to, the following:

          4.1.1     real estate and personal property taxes and assessments;

          4.1.2 common area maintenance fees and reimbursements for prior years property taxes payable by Prior Occupants;

          4.1.3 the rent payable by Prior Occupants under leases in effect immediately prior to the Closing Date (the "Leases") as set forth on Schedule 2.1 hereto;
                             ------------

          4.1.4 the full amount of security deposits paid under the Leases, together with interest thereon if required by law or otherwise;

          4.1.5 water, electric, telephone and all other utility and fuel charges (those that are meter read will be read by the appropriate utility and service transferred as of the applicable Closing Date);

          4.1.6     amounts due and prepayments under the Service Contracts;

          4.1.7     assignable license and permit fees;

          4.1.8     other expenses of operation and similar items;

           4.1.9 all or any other disbursements, payments, and obligations relating to the Property;

           4.1.10 notwithstanding the foregoing, any refunds of real or personal property taxes for tax years beginning prior to applicable Closing Date shall belong to Sellers/Contributors, and if paid to the Partnership shall be promptly refunded by the Partnership to Sellers/Contributors in cash; and

           4.1.11 with respect to Mortgage Debt, at the time of a Closing, all obligations accrued up to the applicable Closing Date, whether the same shall constitute principal, interest, or other payments, shall be paid by the Seller/Contributor by way of a reduction to the Aggregate Consideration Amount in the amount of such obligations.

V.   CLOSING
     -------

     5.1   Closing Date.  The parties will engage in one or more closings of the
           ------------
transactions contemplated by this Agreement (each a "Closing") as follows:

           5.1.1   The Closing on the  Properties indicated on Schedule 1.2 as
                                                               ------------
                   included in the first closing ("Initial Closing") shall occur no later than ten (10) days following the expiration of the Due Diligence Period at the location and time identified in the Summary of Terms, or such other time as the Sellers/Contributors and the Company shall agree in writing, provided that all conditions to Closing have been satisfied or waived.

           5.1.2 The Closing on the Properties currently under construction shall occur as set forth in Section 2.11 hereof (each a "Construction Closing")

           5.1.3 The Closing on each of the Properties not closed in the Initial Closing or currently under construction shall occur no later than ten (10) days following the Closing Date (as defined hereafter) indicated on Schedule 1.2 or such other
                                                   ------------
                   date to which the Sellers/Contributors and the Partnership shall agree in writing ("Later Closing"). The "Closing Date" shall be the date of a Closing.

     5.2   Closing Documents.
           -----------------

           5.2.1   Sellers/Contributors.  Not later than five (5) business days
                   --------------------
                   prior to each Closing Date, the Sellers/Contributors shall deliver to the Company and the Partnership, to be held in escrow pending Closing pursuant to an escrow agreement mutually agreeable to the parties, the following:

                   a. deeds and assignments for each of the Properties to be transferred at such Closing;

                   b. for each Seller/Contributor that is a corporation, a corporate resolution authorizing the transactions contemplated by this Agreement, a certificate of good standing, a certified copy of its articles or certificate of incorporation and bylaws, and a certificate of incumbency certifying the titles and signatures of the corporate officers authorized to consummate the transactions contemplated hereunder on behalf of Seller/Contributor and such other evidence of such Seller's/Contributor's power and authority as the Company or Partnership reasonably requests;

                   c. for each Seller/Contributor that is a partnership or a limited liability company, a partnership resolution authorizing the transactions contemplated by this Agreement, a certificate of good standing, a certified copy of the partnership or operating agreement governing such Seller/Contributor, and a certificate of incumbency certifying the titles and signatures of the general partners or members authorized to consummate the transactions contemplated hereunder on behalf of such Seller/Contributor and such other evidence of power and authority of such Seller/Contributor as the Company or Partnership reasonably requests;

                   d. for each Seller/Contributor, an affidavit stating, under penalty of perjury, its U.S. taxpayer identification number and that it is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code");

                   e. agreements effective as of the Closing Date for the Properties, in the form attached hereto as Exhibit
                                                                  -------
                       5.2.1(e), from each Prior Occupant who leases any
                       --------
                       Property terminating its Lease with Sellers/Contributors and containing an estoppel certificate from each such Prior Occupant stating that it has no claims, actions or causes of action under the Lease. If the Partnership does not receive such estoppel certificate (in a form acceptable to the Partnership), then the Partnership and the Company, at their option and as a non-exclusive remedy, upon notice to the Sellers/Contributors, may immediately terminate this Agreement, or may terminate this Agreement with respect to the relevant Property, in which case the Aggregate Consideration Amount shall be reduced by the Consideration Amount of such Property.

                   f. an opinion of Seller's/Contributor's counsel substantially in the form attached hereto as Exhibit
                                                                    -------
                       5.2.1(f); and
                       --------

                   g. all other documents reasonably required by the Partnership or the Company in connection with the transactions contemplated by this Agreement.

                   h. a counterpart of the Partnership Agreement executed by each Seller/Contributor;

                   i. investor questionnaires ("Investor Questionnaires") in the form attached to this Agreement as Exhibit 5.2.1(i)
                                                              ----------------
                       executed by each Seller/Contributor;

                   j. pay-off letters from the mortgagees of the Mortgage Debt stating the amount of the principal and interest of the Mortgage Debt as of the Closing Date.

           5.2.2   Partnership.  At the Closing, the Partnership shall deliver
                   -----------
                   the following:

                   a. (i) certificates representing the Number of Units as required by Section 1.3 of this Agreement, if applicable, and (ii) the Aggregate Purchase Price, less any amounts to be used to pay off Mortgage Debt at Closing, and less any other amounts deductible from the Aggregate Purchase Price under this Agreement, in immediately available funds;

                   b.  a closing statement;

                   c. all other documents required of the Partnership under this Agreement to be delivered at Closing.

                   d. an executed counterpart of the Partnership Agreement executed by the Company, as the General Partner of the Partnership.

                   e. For the Partnership, a Certificate of Good Standing from the Office of the Secretary of State of the State of Delaware.

                   f. for the Company, a resolution of its Board of Trustees authorizing the transactions contemplated hereby and a certificate of good standing from the State Department of Assessments and Taxation of the State of Maryland;

                   g. for the Partnership, a certified copy of the Partnership Agreement and a Certificate of Limited Partnership certified by the Secretary of State of Delaware; and

                   h. an opinion of Wilmer, Cutler & Pickering, substantially in the form attached hereto as Exhibit 5.2.2(h).
                                                      ----------------

     5.3   Conditions to the Partnership's Obligation to Close.  At the option
           ---------------------------------------------------
of the Partnership, the obligations of the Company and the Partnership under this Agreement are subject to the satisfaction of the following conditions (unless explicitly waived in writing) at each Closing:

           5.3.1 Each Seller/Contributor shall have terminated such existing Management Contracts that the Partnership has required, in writing, to be terminated prior to the Closing Date for any Property to be transferred at such Closing Date.

           5.3.2 Each Seller/Contributor shall have terminated all Leases as of the Closing Date for any Property to be transferred at such Closing Date.

           5.3.3 Each Seller/Contributor shall have terminated such existing Service Contracts pertaining to the Properties (other than franchise agreements) that the Partnership has required, in writing, to be terminated prior to the Closing Date for any Property to be transferred at such Closing Date.

           5.3.4 Each and every representation and warranty of the Sellers/Contributors contained in this Agreement is true, correct and complete in all material respects as of the Effective Date and at all times through the last Closing Date.

           5.3.5 The Sellers/Contributors shall have fully performed and satisfied each and every material obligation, term and condition to be performed and satisfied by them under this Agreement.

           5.3.6 All consents, authorizations, certificates, termination agreements and approvals required to be obtained by the Sellers/Contributors in connection with the Agreement shall have been obtained, including but not limited to all consents, approvals and authorizations (without any conditions or requirements) required to be obtained under any franchise agreement, mortgage, deed of trust or other instrument relating to any of the Properties or pursuant to which any of the Sellers/Contributors are bound in order to complete the transactions contemplated under this Agreement.

           5.3.7 Prior to or on the Closing Date for a Property, the Sellers/Contributors shall have paid in full such Mortgage Debt and other indebtedness secured by the Properties as required by the Company and Partnership and shall have provided the Company and Partnership with satisfactory evidence thereof, and to the extent that such Mortgage Debt is to be paid off following Closing, the mortgagee shall deliver pay-off letters to the Company and the Partnership.

           5.3.8 The condition of the Property shall not have materially changed.

           5.3.9 The Partnership shall have received an Owner's Title Insurance Policy (or marked-up commitment therefor) for each Property insuring fee simple title to such Property in the amount of the purchase price of such Property subject only to Scheduled Exceptions, and otherwise in the form and condition required by this Agreement;

           5.3.10 The Sellers/Contributors shall have delivered to the Company all closing documents required by Section 5.2.1 hereof.

           5.3.12 Sellers/Contributors and/or Affiliates thereof and Capital Automotive shall previously have entered into Company Leases for all Properties.

     5.4   Conditions to the Sellers' Obligation to Close.  The obligations of
           ----------------------------------------------
the Sellers/Contributors under this Agreement are subject to the satisfaction of the following conditions (unless explicitly waived in writing) at each Closing:

           5.4.1 Each of the representations and warranties of the Partnership contained in this Agreement is true, correct and complete as of the Effective Date and at all times through each Closing Date.

           5.4.2 The Partnership and the Company shall have fully performed and satisfied each and every obligation, term and condition to be performed and satisfied by them under this Agreement.

           5.4.3 All consents, authorizations and approvals required to have been obtained by the Company and the Partnership in connection with this Agreement shall have been obtained.

           5.4.4 Sellers/Contributors and/or Affiliates thereof and Capital Automotive shall have entered into Company Leases for all Properties being transferred as of a Closing Date

           5.4.5 The execution by the Company on or prior to the Initial Closing of a race car sponsorship agreement with Kelley Racing, Inc. in a form mutually agreeable to the Company, Kelley Racing, Inc. and the Sellers/Contributors within ten
                   (10) days of the Effective Date.

           5.4.6 Sellers/Contributors shall have obtained all consents, authorizations, certificates, termination agreements and approvals required to be obtained by the Sellers/Contributors from any automobile manufacturers in connection with the Agreement relating to any of the Properties or pursuant to which any of the Sellers/Contributors are bound in order to complete the transactions contemplated under this Agreement, provided however, that, to the extent that Sellers/
                   --------
                   Contributors cannot obtain any consent, authorizations, certificates, termination agreements or approvals prior to the last Closing Date, Sellers/Contributors shall have the right to terminate this Agreement only as to such Property or Properties for which it could not obtain such consent, authorizations, certificates, termination agreements or approvals.

     5.5   Transaction Costs.
           -----------------

           5.5.1 Except for the costs of appraisals ordered by the Company and Partnership, the Sellers/Contributors shall pay all costs (including, but not limited to, any recordation and transfer taxes, current ALTA surveys, title insurance (including all special endorsements), environmental reports the Sellers/Contributors have agreed hereunder to pay including "Phase I" environmental assessments, searches made pursuant to Section 3.2.2 hereof, and fees and expenses of going to record in connection with the transfer by the Sellers/Contributors of the Properties (collectively referred to as the "Closing Costs"). The Company and the Partnership shall bear the cost of their due diligence activities including, but not limited to the costs of appraisals ordered by the Company and Partnership. Notwithstanding anything herein to the contrary, at the option of Sellers/Contributors in lieu of paying the Closing Costs or Consent Fees (as hereafter defined), the Sellers/Contributors may elect to deduct from the Aggregate Purchase Price of the Properties all or part of the Partnership's reasonable estimate of such Closing Costs or Consent Fees determined as of a date at least five business days prior to Closing, by advising Capital Automotive in writing to reduce the Aggregate Consideration Amount otherwise due from the Sellers at Closing by the amount of such estimated Closing Costs and Consent Fees. Within ten business days of the Closing Date, the parties shall determine the actual Closing Costs and/or Consent Fees owed by Sellers/Contributors and, the party owing the difference between the estimated and final figures shall remit cash in the amount of such difference to the other party.

           5.5.2 The Sellers/Contributors shall pay all prepayment penalties, premiums, lender's consent fees or other such charges ("Consent Fees") imposed in connection with the transactions contemplated hereby, and all Consent Fees imposed by all other lenders in connection with the transactions contemplated hereby.

           5.5.3 Except as specified above and elsewhere in this Agreement, each party shall bear and pay its expenses in connection with this Agreement and the transactions contemplated herein, including the fees of their respective professional advisors.

VI.  CASUALTY LOSS AND CONDEMNATION
     ------------------------------

     6.1   Casualty.  Prior to Closing on a Property, all risk of loss relating
           --------
thereto shall belong to the Sellers/Contributors. If, prior to Closing, the Properties to be transferred at such Closing, or any part thereof shall be destroyed or materially damaged by fire or other casualty, the Partnership may, at its option, either (i) require the appropriate Sellers/Contributors to repair such damage prior to Closing to the reasonable satisfaction of the Partnership, at no cost or expense to the Company or the Partnership, in which event the proceeds of any insurance applicable thereto shall be paid to the Seller/Contributor, or (ii) itself settle the loss under all policies of insurance applicable to the destruction or damage and rebuild the Property in which case the Partnership shall receive the proceeds of insurance applicable thereto, and the Seller/Contributor shall, at Closing and thereafter, execute and deliver to the Partnership all required proofs of loss, assignments of claims and other similar items. Notwithstanding anything herein to the contrary, in the event such loss or casualty shall constitute a total or substantial loss or casualty or, in the opinion of the Company, in its sole discretion, shall render the Property unsuitable for its intended purpose for a period of ninety
(90) days or longer, then the Company and the Partnership, at their option, may terminate this Agreement with respect to such Property upon notice to the Seller/Contributor, and reduce the Aggregate Consideration Amount by the Purchase Price or Contribution Amount of such Property.

     6.2   Condemnation or Taking.  If, prior to Closing, any Property to be
           ----------------------
transferred at such Closing or any part thereof shall be condemned or taken and such condemnation or taking materially interferes with the existing business use of such Property, the Company and the Partnership may (i) terminate this Agreement solely as to such Properties as are affected by the condemnation or taking, or (ii) complete the transactions contemplated by this Agreement notwithstanding such condemnation. If the Company and the Partnership elect to complete the transactions contemplated hereby, the Partnership shall be entitled to receive the condemnation proceeds and the appropriate Seller/Contributor shall, at Closing and thereafter, execute and deliver to the Partnership and the Company all required assignments of claims and other similar items. If the Partnership and the Company elect to terminate this Agreement, then upon written notice to the Sellers/Contributors and without further action of the parties, this Agreement shall become null and void and no party shall have any rights or obligations under this Agreement. If the Partnership and the Company elect to terminate this Agreement solely with respect to the affected Property, the Aggregate Consideration Amount shall be reduced by the Consideration Amount of such Property.

VII. REPRESENTATIONS AND WARRANTIES OF THE SELLERS
     ---------------------------------------------

           The Sellers/Contributors, jointly and severally, represent and warrant to the Company and the Partnership that, except as described on the Schedules attached hereto and incorporated by reference herein, the following
---------
are true, complete and correct as of the date of this Agreement and as of each of the Closing Dates:

     7.1   Organization.  Each Seller/Contributor is duly organized and validly
           ------------
existing and in good standing under the laws of the state of its organization, and has all requisite power and authority to own or lease and operate its properties (including the Properties) and assets and conduct its business in the manner in which they are being owned or leased and operated and conducted, as the case may be. Each Seller/Contributor is duly qualified and authorized and is in good standing in all jurisdictions where its ownership, lease or operation of assets and properties (including the Properties) or the conduct of its business requires such qualification or authorization.

     7.2   Authority.  The execution and delivery of this Agreement and all
           ---------
agreements, documents and instruments contemplated hereby and the performance of all transactions contemplated herein or therein, have been duly and validly authorized by all requisite partnership, corporate or trust action, as the case may be, and by the general partners, board of directors, stockholders, or trustees of each Seller/Contributor, as the case may be. This Agreement and the agreements, documents and instruments executed and delivered in connection herewith constitute the legal, valid and binding obligations of the Sellers/Contributors, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that rights to indemnification and sale and purchase under or contemplated by this Agreement or such other agreements may be limited by federal or state securities laws or public policy relating thereto. To the knowledge of the Sellers/Contributors, none of the Sellers/Contributors are required to obtain any consent, authorization, approval or waiver from any governmental agency or authority or from any third party in connection with the execution and delivery of, and the performance of the obligations to be performed under, this Agreement and the documents other than the consent of manufacturers pursuant to the terms of franchise agreements relating to the Properties, the consent of General Motors Corporation or its Affiliates in connection with agreements containing site and use restrictions and lease agreements, and instruments executed and delivered in connection herewith, or if any of the foregoing is required, it has been obtained or Sellers/Contributors shall use their best efforts to obtain prior to the Closing for that Property. Sellers/Contributors are in the process of diligently pursuing any required consents and have no knowledge that any required consents will not be timely given. In the event that any consents have not been obtained prior to the Closing of that Property, The Company shall, at its sole discretion, (i) accept the transfer of such Property regardless, (ii) delay the Closing of such Property until the consent is granted, provided that the Closing
                                                       --------
shall not be delayed beyond the Closing Date of any of the other Properties and, if it is, the Company may elect subsection (i) or (iii), or (iii) terminate this Agreement with respect to such Property

     7.3   Interest in Properties.  Except as set forth on Schedule 7.3, each
           ----------------------                          ------------
Seller/Contributor is the record and beneficial owner of, and has good and marketable and insurable fee simple title to, the interests in the Properties set forth opposite such Seller's/Contributor's name on Schedule 1.2, (except as
                                                       ------------
such Properties have already been transferred to the Partnership in a Closing) free and clear of all liens, options, rights of first offer or refusal, adverse claims or encumbrances, except the Permitted Exceptions (and as of Closing for such Property, subject only to the Scheduled Exceptions), and Schedule 1.2 is
                                                              ------------
true, accurate and complete in all material respects as to each Seller/Contributor. Between the Effective Date and the Closing Date for the transfer of a Property, no liens, claims or encumbrances will be created or permitted to be created on such Property other than the Permitted Exceptions. As of a Closing all monetary encumbrances on any Property to be transferred at that Closing, other than the Scheduled Exceptions, shall have been duly canceled, removed and discharged of record, and proof thereof satisfactory to the Title Insurer, the Company and the Partnership shall have been delivered to the Company and the Partnership or Sellers/Contributors shall have "bonded off" or posted money with the Partnership's Title Insurer, such that the Title Insurer will "insure over" the lien or claim in question. Except for Prior Occupants and the tenant under the Courtesy Motors body shop lease, there are no parties in possession of any part of a Property as of the Closing Date for such Property, and, except as set forth on Schedule 7.3, there are no other rights of possession, or agreements providing for the sale, assignment or transfer of title to any such Property or portion thereof, which have been granted to any third parties. Such Seller/Contributor has the full power, capacity and authority to sell, transfer and assign the legal and equitable ownership of his/her or its interest to the Partnership as provided in this Agreement, and the Sellers/Contributors have not entered into any agreement and have no knowledge of any agreement or understanding to issue any additional interests in any Seller/Contributor to any other person or entity.

     7.4   No Defaults.  (a) No Seller/Contributor is in default of any of its
           -----------
material obligations under any agreement, franchise, license, contract, deed, mortgage, lease, instrument, certificate, affidavit or covenant affecting title to the Properties except with respect to working capital requirements which obligations such franchisor is not enforcing, provided that in the
                                              --------
event that a franchisor gives notice to Sellers/Contributors of its intent to enforce such working capital requirements, Sellers/Contributors then comply with such working capital requirements; (b) there are no material contracts or agreements, such as maintenance, service, or utility contracts affecting the Properties other than the Service Contracts, and no party to such contracts is in material default or breach under the terms and conditions thereof; and (c) there are no contracts or agreements, and there will be no contract or agreement in effect, between Seller/Contributor and any third party for the management or leasing of any Property other than the Management Contracts and no such contract is in material default or breach under the terms and conditions thereof, and there will be no leasing commission due and owing, or to become due and owing, in connection with any of the Leases; and (d) except for the Scheduled Exceptions, the Service Contracts and the Management Contracts, there are no contracts, agreements, liabilities, claims or obligations of any kind or nature relating to the Properties and to which any Seller/Contributor will be bound or the Properties will be subject after the Closing.

     7.5   No Litigation; No Condemnation.  There are no actions, suits,
           ------------------------------
proceedings or claims pending, or, to the knowledge of any Seller/Contributor, threatened or contemplated, with respect to or in any manner affecting the Properties, or any Seller's/Contributor's interest therein; or the ability of any Sellers/Contributors to complete the transactions contemplated by this Agreement or which could prevent any Seller/Contributor from satisfying its obligations under this Agreement. No Seller/Contributor has received notice of any pending or threatened condemnation or similar proceedings or special assessments affecting the Properties, or any part thereof.

     7.6   No Violation.  The execution and delivery of this Agreement and the
           ------------
agreements, documents and instruments executed and delivered in connection herewith, the consummation of the transactions contemplated hereby or thereby, and the operation of any Property shall not: (a) conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any agreement, contract, mortgage, deed, lease, license, franchise or instrument to which any Seller/Contributor is a party or is subject or to which any Property is subject; (b) to Sellers'/Contributors' knowledge, violate any agreement, contract, mortgage, deed, lease, license, franchise, restriction, easement, restrictive covenant, or instrument to which any Seller/Contributor or any Property is subject; (c) to Sellers'/Contributors' knowledge, constitute a violation of any applicable code, resolution, law, statute, regulation, ordinance, rule, judgment, decree or order; (d) with respect to each Seller/Contributor that is an entity, violate any provision of its charter, bylaws or other organizational document; (e) except as to any indebtedness in respect of which the consent of the lender shall have been obtained prior to the Closing Date, result in the acceleration of any indebtedness or any encumbrance pertaining to any Seller/Contributor or any Property, or the cancellation of any contract, agreement, franchise, license, instrument or lease pertaining to any Property (other than as specifically requested by the Company or the Partnership pursuant to this Agreement); or (f) except as to any Permitted Exceptions, result in the creation of any lien, encumbrance or security interest upon any Property. None of the Sellers have received any written notice of any violation (both as to condition of the Property and use) of any applicable laws, statutes, ordinances, codes (including, but not limited to, zoning, building, subdivision, pollution, environmental protection, water disposal, health, fire and safety engineering codes, and laws and regulations with respect to the submetering of any utilities serving any Property), and the rules and regulations of, by governmental authority having jurisdiction over the Properties. Notwithstanding the first sentence of Section 7.6, to the extent that consummation of the transactions contemplated hereby or thereby would violate sections (a) and (b) thereof, there shall be no such conflict, breach, default or violation of any agreement, contract, mortgage, deed, lease, license, franchise or instrument so long as consent of the other party or parties thereto to such breach, default or violation shall have been obtained prior to the Closing Date of that Property.

     7.7   Required Obligations.  The Sellers/Contributors have paid and
           --------------------
performed all material obligations relating to the Properties required to have been paid or performed prior to the Effective Date and prior to the Closing Date, including but not limited to all principal installments, interest payments, taxes, penalties and other charges in connection with all indebtedness relating to or secured by any of the Properties or an interest in any of the Properties.

     7.8   Condition of Properties.  No Seller/Contributor has been notified
           -----------------------
that the structural, mechanical, electrical, plumbing, roofing and other major systems on any Property and items of equipment and components located thereon, require to be replaced or are in need of material repair.

     7.9   Warranties.  From and after January 1, 1997, the Sellers/Contributors
           ----------
have not released or modified any warranties of builders, contractors, manufacturers or other trades persons that have been given to any Seller/Contributor without the consent of the Company or the Partnership.

     7.10  Utilities.  Usable sanitary and storm sewers and public water, and
           ---------
electrical utilities (collectively, the "Utilities") of adequate capacity required for the operation of the Properties, are installed in, and are duly connected to, the Properties and can be used without any charge except the normal user charges for sanitary sewers and the normal and usual charges imposed for public water, gas and electric utilities.

     7.11  Zoning.  To the best of Sellers/Contributors' knowledge and after
           ------
reasonable inquiry, (i) each Property is currently located in the areas zoned for its current use, which classification permits the development, use and operation of the Improvements on such Property as such Improvements currently are being used without special exception or permit, and (ii) the Seller/Contributor is in compliance with the zoning ordinance applicable to each Property. The Sellers/Contributors have no knowledge of any threat of, and have not received written notice of, any proceeding to change adversely or down-zone the existing zoning classification as to any portion of any Property.

     7.12  Improvements.  To Sellers'/Contributors' knowledge, all Improvements
           ------------
on the Properties have been constructed in accordance with, and substantially comply with, all requirements of all applicable laws, ordinances, regulations and orders, including without limitation applicable zoning, building and fire safety codes and all restrictive covenants, if any, and other easements, encumbrances or agreements affecting title to any Properties or Improvements. For purposes of this Section 7.12, "substantially" means that Sellers/Sellers shall not be permitted to engage in even de minimis non-compliance with applicable laws, ordinance, regulations and orders if such de minimis non-compliance could result in any governmental, administrative or other authority executing any penalty, fine, remedy or other disciplinary action against such Seller/Contributor or such Seller's/Contributor's Business (as defined in the Company Lease).

     7.13  Environmental Matters.
           ---------------------

           7.13.1  For purposes of this Agreement:

                   a. "Environmental Claim" means any claim, action, cause of action, investigation, or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries, or civil or criminal penalties) arising out of or resulting from (i) the actual or alleged presence or release into the environment of any Substance of Concern at any location, whether or not owned or operated by the Seller/Contributor, or (ii) circumstances forming the basis of any actual or alleged violation of any Environmental Law.

                   b. "Environmental Laws" means all federal, state, local, and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, wetlands, land surface, subsurface strata, and indoor and outdoor workplace), including, without limitation, (i) laws and regulations relating to emissions, discharges, releases, or threatened releases of Substances of Concern, and (ii) common law principles of tort liability.

                   c. "Substances of Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, radioactive materials or genetically modified organisms, which are, have been or become regulated by any federal, state or local government authority including, without limitation, (i) petroleum or any fraction thereof, (ii) asbestos, (iii) any substance or material defined as a "hazardous substance" pursuant to
                       (S) 101 of the Comprehensive Environmental Response, Compensation, and

                       Liability Act (42 U.S.C. (S) 9601), or (iv) any substance or material defined as a "hazardous chemical" pursuant to the federal Hazard Communication Standard (29 C.F.R. (S) 1910.1200).

           7.13.2 Each Seller/Contributor and Property are in full compliance with all applicable Environmental Laws, which compliance includes, but is not limited to, possession by each Seller/Contributor of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. No Seller/Contributor has received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that such Seller/Contributor or Property is not in full compliance with the Environmental Laws, and, to the Sellers'/Contributors' best knowledge after due inquiry, there are no circumstances that may prevent or interfere with such full compliance in the future.

           7.13.4 There is no Environmental Claim pending or, to the best of Sellers/Contributors' knowledge, threatened against any Seller/Contributor or, to each Seller's/Contributors' best knowledge after due inquiry, against any person or entity whose liability for any Environmental Claim any Seller/Contributor has retained or assumed either contractually or by operation of law.

           7.13.5 To the Sellers'/Contributors' knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence, or disposal of any Substance of Concern, at or relating to any of the Properties that could form the basis of any Environmental Claim against any Seller/Contributor or, to each Seller's/Contributor's best knowledge after due inquiry, against any person or entity whose liability for any Environmental Claim any Seller has retained or assumed either contractually or by operation of law.

           7.13.6 Without in any way limiting the generality of the foregoing, to the best of any Seller's/Contributor's knowledge, within the past fifteen years (a) all on-site and off-site locations where any Seller/Contributor has treated, disposed, or arranged for the disposal of Substances of Concern or stored hazardous wastes (as defined under the Resource Conservation and Recovery Act or analogous state laws) are identified in
                   Schedule 7.13.6(a); (b) all underground and aboveground
                   ------------------
                   storage tanks, whether or not currently in use, and the capacity and contents of such tanks, located on any of the Properties are identified in Schedule 7.13.6(b), and other
                                                ------------------
                   than as
                   identified in Schedule 7.13.6(b), no underground or above
                                 ------------------
                   ground storage tank that has been removed from any Property, or that is currently located at any Property, has leaked or is leaking; (c) there is no asbestos contained in or forming part of any building, building component, structure or office space on any Property; (d) no polychlorinated biphenyls
                   (PCBs) are used or stored on any Property; (e) the Sellers/Contributor have previously provided to the Company copies of all environmental audit reports, Phase I and Phase II investigation reports, technical reports regarding environmental sampling results, and similar environmental reports in the possession of the Sellers/Contributors or their contractors or agents relating to any Property; and (f) all permits and other governmental authorizations currently held by any Seller for any Property pursuant to the Environmental Laws are identified in Schedule 7.13.6(f).
                                                        ------------------

     7.14  Insurance.  Schedule 7.14 contains a complete and correct description
           ---------   -------------
of all policies of insurance presently maintained by the Sellers/Contributors with respect to all Properties and the operations thereof. To the knowledge of the Sellers/Contributors, each Seller/Contributor and Property is in compliance with the requirements of each such policy, there is no violation of any of the provisions thereof, and each such policy is in full force and effect. No Seller/Contributor has received from any insurance company which carries underwriters insurance on any Property, or any Board of Fire Underwriters, any notice of any defect or inadequacy in connection with any Property or its operation which, since the date of such notice, has not been corrected.

     7.15  Compliance.  To each Seller's/Contributor's knowledge, each
           ----------
Seller/Contributor has complied in all material respects with all laws, ordinances, rules, regulations and orders of all governmental authorities applicable to the ownership, management, operation, construction, maintenance and repair of any Property.

     7.16  Leases.
           ------

           7.16.1  Schedule 2.1 contains a true, complete and correct list of
                   ------------
                   all current Leases for the Properties or any part thereof.

           7.16.2 No Prior Occupant or anyone else has an option or right of refusal to purchase any Property or any part thereof other than certain agreements with General Motors Corporation or its Affiliates which the Sellers/Contributors disclosed to the Company prior to the Effective Date.

           7.16.3 Except as specified in the Estoppel Letter approved by the Company and sent to a Prior Occupant, no Prior Occupant is entitled to any rebate, concession, deduction or offset.

          7.16.4 Except as specified in the Estoppel Letter approved by the Company and sent to a Prior Occupant, no Prior Occupant has paid any rent, additional rent or other charge of any nature for a period of more than thirty (30) days in advance.

          7.16.5 No Prior Occupant has any claim or basis for any claim for reduction, deduction or set-off against the landlord or the rent under such Lease.

          7.16.6 No Prior Occupant has refused to execute and deliver the Company Lease at Closing, or no Prior Occupant has refused to vacate its premises or such Property, or otherwise to cease occupancy of its premises or such Property.

          7.16.7    Except as set forth on Schedule 2.1, the Seller/Contributor
                                           ------------
                    is the landlord under the Leases.

     7.17 Service Contracts; Management Contracts.  Schedule 7.17 is a list
          ---------------------------------------   -------------
of all contracts affecting or pertaining to the Properties or Sellers'/Contributors' Business (as defined in the Company Lease) carried out on the Properties that have a monetary obligation of at least $25,000 per year and are not cancelable without penalty by Sellers/Contributors upon notice of one year or less, including all employment, union, purchase, service and maintenance agreements, franchise agreements, leasing agreements, listing agreements, equipment leases and any other agreements, contracts, licenses and permits affecting or pertaining to the Properties or any part thereof (the "Service Contracts"), and of all management contracts relating to the Properties (the "Management Contracts"). No Seller/Contributor is a party to any licenses or leases of personal property or any other contracts or agreements, written or oral, of any kind or character, relating to the management, operation, maintenance or repair of any Property, that have a monetary obligation of at least $25,000 per year and are not cancelable without penalty by Sellers/Contributors upon notice of one year or less, except for the Leases, the Service Contracts and the Management Contracts. The Sellers/Contributors have performed all obligations required to be performed by them and are not in default under any of the Service Contracts. Each of the Service Contracts is in full force and effect and constitutes the legal, valid and binding obligation of the respective parties thereto, enforceable in accordance with its terms, and has not been modified, amended or extended. Each of the Management Contracts is in full force and effect and constitutes the legal, valid and binding obligation of the respective parties thereto, enforceable in accordance with its terms, and has not been modified, amended or extended.

     7.18 Permits.  All permits, licenses, inspections and other approvals
          -------
from all applicable governmental authorities having jurisdiction over each Seller/Contributor and Property that are necessary in connection with the operation of the use, ownership and operation of each Property as it is currently used, have been obtained and are in full force and effect.

     7.19 Other Liabilities.  Other than the Mortgage Debt, there are no
          -----------------
debts, liabilities or obligations (whether known or unknown, disputed or undisputed, fixed, contingent or otherwise) associated with or relating to any of the Properties, or secured by any of the Properties.

     7.20 Tax Matters.  The Sellers/Contributors have relied solely on their own
          -----------
counsel for advice on any and all federal, state and local tax matters relating to this Agreement and the transactions contemplated herein and have not relied on any advice or representations of the Company, the Partnership, or their counsel with respect to any federal, state and local tax matters relating to this Agreement or the transactions contemplated herein.

     7.21 Taxes.  The Sellers/Contributors have filed all federal, state
          -----
and local tax returns required to be filed by the Sellers/Contributors. With respect to any periods prior to the Closing Date, each Seller/Contributor (i) has no knowledge of any unpaid taxes that would create a lien on any Property which taxes are due and payable, and (ii) has paid in full all taxes and assessments payable or is diligently pursing with the appropriate authority any dispute such Seller/Contributor has regarding any unpaid taxes or assessments as of the Closing Date.

     7.22 Special Filings.  No Seller/Contributor is required to submit any
          ---------------
notice, report or other filing to any governmental or regulatory authority in connection with the execution, delivery or performance of this Agreement or any document or instrument executed and delivered in connection herewith or the consummation of the transactions contemplated hereby other than the filing of the tax returns required by the terms of this Agreement; and no consent, approval or authorization of any governmental or regulatory authority is required to be obtained by any Seller/Contributor in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

     7.23 Books and Records. The books and records of each Seller/Contributor
          -----------------
with respect to each Property, all of which have been or will be made available to the Company and the Partnership, are, and will be at all times until Closing, complete and correct in all material respects. All of such books and records shall be made available to the Company prior to the Closing and, at the Company's request, a copy of such books and records shall be delivered to the Company prior to the Closing.

     7.24 No Brokers.  No Seller/Contributor has dealt with any agent,
          ----------
broker or other person acting pursuant to express or implied authority of any Seller/Contributor (each a "Broker"), and no person or entity is entitled to a commission or finder's fee in connection with the sale and purchase described by this Agreement or will be entitled to make any claim against the Company, or the Partnership for a commission or finder's fee by reason of any Seller/Contributor having engaged such Broker.

     7.25 Survival of Warranties, Representations and Covenants.  The
          ---------------------- ------------------------------
representations, warranties and covenants of Sellers/Contributors made in this Agreement shall survive the Closing and consummation of the transactions contemplated hereby, and shall remain in full force and effect thereafter only to the extent that the Partnership or the Company provides the Seller/Contributor with written notice of any breach, violation or right to indemnification thereunder within a period ending twenty-four (24) months from the date of this Agreement, except that in the case of any claim arising out of the representations or warranties herein relating to
Section 7.13 (Environmental Matters) and Section 7.21 (Taxes) shall survive the closing in each case until the applicable statute of limitations has run. After Closing, neither the Company nor the Partnership shall prosecute any claim against any Seller/Contributor for a breach of the foregoing representations and warranties if the Company or the Partnership obtained knowledge of such breach prior to Closing.

     7.26 Investment. Each Seller/Contributor hereby represents and warrants
          ----------
that:

          7.26.1 Such Seller/Contributor is acquiring the Units issued hereunder for investment for his own account and not as an agent or nominee for any other person or entity.

          7.26.2 Such Seller/Contributor will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of such Units (each such action, a "Transfer") unless (a) such Transfer complies with the provisions of the Partnership Agreement, if applicable, and this Agreement, (b) either (i) the Transfer is pursuant to an effective registration statement under the Act, or (ii) such Seller/Contributor shall have furnished the Company or the Partnership, as the case may be, with an opinion of counsel which opinion of counsel shall be reasonably satisfactory to the Partnership or the Company, as the case may be, to the effect that no such registration is required because of the availability of an exemption from registration under the Act, and (iii) such Transfer shall be in compliance with any applicable state or foreign securities and "blue sky" laws.

          7.26.3 Such Seller/Contributor has been advised by the Partnership that: (a) neither the offer nor sale of the Units have been registered under the Act or any state or foreign securities and "blue sky" laws; (b) the Units are characterized as a "restricted security" under the Act inasmuch as they are being acquired from the Partnership or the Company, as the case may be, in a transaction not involving a public offering; (c) the Units must be held indefinitely and such Seller/Contributor must continue to bear the economic risk of the investment in the Units, unless the offer and sale of such Units are subsequently registered under the Act or an exemption from such registration is available and all applicable state or foreign securities and "blue sky" laws are complied with; (d) it is not anticipated that there will be any public market for the Units in the foreseeable future; (e) Rule 144 promulgated under the Act is not presently available with respect to offers or sales of the securities of the Company or the Partnership and neither the Company nor the Partnership has covenanted to make such Rule available nor has it made any covenants with respect to other rules by which offers or sales may be made;
                    (f) when and if the Units may be disposed of without registration under the Act in reliance on Rule 144, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule; and
                    (g) if the Rule 144 exemption is not available, public offer or sale of the Units without registration will require the availability of another exemption under the Act.

          7.26.4 Such Seller/Contributor is (a) an "accredited investor" as defined in the Act and (b) has such knowledge, skill and experience in business, financial and investment matters so that it is capable of evaluating the merits, risks and consequences of an investment in the Units and is able to bear the economic risk of loss of this investment .

          7.26.5 Such Seller/Contributor has been afforded (a) the opportunity to ask such questions as the Seller/Contributor has deemed necessary of, and to receive answers from, representatives of the Partnership or the Company, as the case may be, concerning an investment in the Units and the merit and risks of investing in the Units and (b) access to information about the Partnership's and the Company's financial condition, business, results of operations and prospects sufficient to enable the Seller/Contributor to evaluate an investment in the Units.

VIII.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PARTNERSHIP
        -----------------------------------------------------------------

        The Partnership and the Company, jointly and severally, represent and warrant to the Seller/Contributor that the following are true, complete and correct as of the date of this Agreement and as of the Closing:

        8.1 Organization, Good Standing and Qualification.  Each of the Company
            ---------------------------------------------
and the Partnership (i) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business and own or lease and operate its assets and properties in the manner in which it is being conducted and owned or leased and operated, as the case may be, and (ii) is duly qualified to transact business and is in good standing in all jurisdictions where its ownership, lease or operation of its properties or assets or the conduct of its business requires such qualification.

        8.2 Authorization.  The execution and delivery of this Agreement and all
            -------------
agreements, documents and instruments contemplated hereby and the performance of all transactions contemplated herein or therein, have been duly and validly authorized by all requisite action by the Company and its board of trustees; and by all requisite action of the Partnership. This

Agreement and the agreements, documents and instruments executed and delivered in connection herewith constitute the legal, valid and binding obligation of each of the Company and the Partnership, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that rights to indemnification and sale and purchase under or contemplated by this Agreement or such other agreements may be limited by federal or state securities laws or public policy relating thereto. To the knowledge of the Partnership, the Partnership is not required to obtain any consent, authorization, approval or waiver from any governmental agency or authority or from any third party in connection with the execution and delivery of, and the performance of the obligations to be performed under, this Agreement and the documents and instruments executed and delivered in connection herewith, or if any of the foregoing is required, it has been obtained.

     8.3  No Violation.  The execution and delivery of this Agreement and the
          ------------
agreements, documents and instruments executed and delivered in connection herewith, the consummation of the transactions hereby or thereby, and the operation of any Property shall not: (i) conflict with, violate, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any agreement, contract, mortgage, deed, lease, license, franchise or instrument to which the Company or the Partnership is a party or is subject;
(ii) constitute a violation of any applicable code, resolution, law, statute, regulation, ordinance, rule, judgment, decree or order to the Company or the Partnership; or (iii) violate any provision of the organizational documents of the Company or the Partnership.

     8.4  Tax Status.  As of the Closing, the Partnership will be qualified as a
          ----------
partnership for Federal income tax purposes, and the Company will be qualified as a real estate investment trust organized under the laws of the State of Maryland.

     8.5  No Litigation.  Neither the Partnership nor the Company is involved in
          -------------
any pending or, to its knowledge, threatened litigation that would materially or adversely effect its operations or financial condition or the ability to perform under this Agreement or the Partnership Agreement.

     8.6  No Brokers.  Neither the Partnership nor the Company has dealt with
          ----------
any agent, broker or other person acting pursuant to express or implied authority of either such party, and no person or entity is entitled to a commission or finder's fee in connection with the transactions contemplated by this Agreement or will be entitled to make any claim against any Seller/Contributor for a commission or finder's fee by reason of the Company or the Partnership having engaged him/her/it.

     8.7  Survival.  The representations and warranties of the Company and the
          --------
Partnership made in this Article VIII shall survive the Closing and consummation of the transactions contemplated hereby, and shall remain in full force and effect so long as the Sellers/Contributors provide the Company or the Partnership with written notice of any breach, violation or right to indemnification thereunder within a period ending twenty-four (24) months from the date of this Agreement. The covenants in Section 9.1.3 and Section 9.1.8 of this Agreement shall survive the Closing and consummation of the transactions contemplated hereby, and shall remain in full force and effect so long as the Sellers/Contributors provide the Company or the Partnership with written notice of any breach, violation or right to indemnification thereunder within the time periods set forth in those Sections. After Closing, the Seller/Contributor shall not prosecute any claim against the Company or the Partnership for a breach of the foregoing representations and warranties if the Sellers/Contributors obtained knowledge of such breach prior to Closing.


IX.  COVENANTS
     ---------

     9.1  Covenants of the Company and the Partnership.  Each of the Company and
          --------------------------------------------
the Partnership hereby covenants as follows:

          9.1.1 (a) If this Agreement is terminated for any reason the Partnership and the Company shall promptly return to Sellers/Contributors all materials furnished by Sellers/Contributors to the Partnership and the Company pursuant to this Agreement, and (b) regardless of whether or not this Agreement is consummated or terminated, the Partnership and the Company shall promptly restore the Properties to substantially the same condition in which they existed immediately before any physical tests conducted by or on behalf of the Partnership and the Company pursuant to the purposes of this Agreement.

          9.1.2 In connection with inspection of the Properties, the Partnership and the Company shall not unreasonably interfere with any Prior Occupants or any Seller's/Contributor's business operations.

          9.1.3 The parties acknowledge and agree that the Sellers/Contributors and their affiliates are required under this Agreement and the Company Leases to provide to the Company certain confidential financial information (the "Confidential Information") with respect to the business conducted on the Leased Properties, except that such Confidential Information shall not include (a) information that is or becomes known publicly through no fault of the Company or the Partnership; (b) information the Company obtains from a third party whom the Sellers/Contributors have authorized to disclose such information to the Company or the Partnership; (c) information regarding the Sellers/Contributors or its business already known to the Company or the Partnership before receipt from the Sellers/Contributors; (d) information that the Sellers/Contributors have divulged to third parties on an unrestricted basis; and (e) information that the Company or the Partnership is required to disclose pursuant to securities laws or pursuant to an order of any court or government agency or entity. Prior to and after the Closing Date, except as may be required to be disclosed by law (including federal and state securities laws, and the rules and regulations thereunder), regulation or legal process, unless otherwise consented to in writing by the Sellers/Contributors which consent shall not be unreasonably withheld, the Partnership and the Company shall keep all information learned by the Partnership and the Company in connection with the Properties or any operation thereof confidential. In the event the Company is required to disclose certain confidential financial information in connection with the disclosure required by Section 9.1.3(e), the Company agrees to use all reasonable efforts to make such required disclosure in a manner so as to preserve as much as possible and lawful the confidentiality of such confidential financial information. The Company will also use its best efforts to implement policies and procedures at the Board of Trustees level so as to minimize the disclosure of Confidential Information to Trustees or to anyone else having interest in businesses that compete with the Sellers/Contributors and their affiliates.

          9.1.4 Between the date of this Agreement and the Closing Date, the Partnership and the Company will use their best efforts to cause the conditions in this Agreement to be satisfied.

          9.1.5 The Partnership shall be entitled from time to time as necessary to seek and rely on a certificate, signed either by the Transfer Agent or by the holders of a majority of the then outstanding Initial Units issued hereunder to the Sellers/Contributors, of the basis and at risk amounts relevant to the provisions of this Section.

          9.1.6 For purposes of Section 704(c) of the Code, the Partnership will use the traditional with ceiling method of making allocations respecting all properties contributed to the Partnership at or before the Closing. For purposes of this
                    Section 9.1.8, upon disposition of a Property, the Partnership may make a curative allocation of the type described in Treasury Regulation Section 1.704-3(c)(3)(iii)(B).

          9.1.7 So long as the Limited Partners of the Partnership (except for the Company in its capacity as a Limited Partner) hold 10% or more of the Initial Units, the Company agrees that from and after the Closing Date substantially all of the Company's business for profit shall be conducted by or through the Partnership; provided, however, that business may be conducted through the Company or a Company subsidiary provided that all labor, services and goods furnished by the Company or its subsidiary shall be at the cost of such entity, substantially all of the pecuniary benefit derived from such activity shall inure to the benefit of the Partnership, and the Company shall not make any distributions to its shareholders from any funds, other than distributions that the Company receives from the Partnership in respect of its Units.

          9.1.8 For a period of sixty months following the Effective Date, that Sellers/Contributors or an Affiliate of Sellers/Contributors shall have the right to transfer and convey additional real property to the Company on the same relevant material terms and conditions as this Agreement and the Company Leases at a price acceptable to the Company which price shall be no less than the fair market value of the real property to be transferred, provided that (i) the
                                                         --------
                    material terms and conditions of this Agreement and the Company Leases are economically feasible for the Company, within the Company's sole discretion, in light of the economic conditions existing at the time that Sellers/Contributors or an Affiliate thereof seek to transfer and convey any real property and (ii) without contemporaneous written consent of the Company, Sellers/Contributors or an Affiliate thereof may transfer such real property only for cash in U.S. dollars in the amount of the purchase price for such real property.

     9.2  Covenants of the Sellers and the Contributing Entities.  The
          ------------------------------------------------------
Sellers/Contributors hereby covenant and agree as follows:

          9.2.1 If this Agreement is terminated as to all Properties for any reason, the Sellers/Contributors shall promptly return to the Company or the Partnership, as the case may be, all materials furnished by the Company or the Partnership, to such Sellers/Contributors pursuant to this Agreement.

          9.2.3 Prior to the Closing Date, except as may be required to be disclosed by law (including federal and state securities laws, and the rules and regulations thereunder), regulation or legal process, unless otherwise known to others through no fault of the Sellers/Contributors or unless otherwise consented to in writing by the Company and the Partnership, each Seller/Contributor shall keep all information relating to the Partnership or the Company or any operation thereof confidential.

          9.2.4 In the event that facts or circumstances are discovered or develop that could form the basis of an Environmental Claim with respect to a specific

                    Property or Properties, the Seller(s)/Contributor(s) of such Property or Properties shall take all actions necessary to fully address such circumstances, including, without limitation, providing notice to appropriate governmental authorities; conducting environmental studies, sampling and testing procedures; taking remedial action; and modifying operations or physical facilities to otherwise eliminate potential liability and ensure full compliance with the Environmental Laws. Without limiting the foregoing, each Seller/Contributor shall ensure that it has identified any underground storage tanks ("USTs") used in conjunction with its operations and that all registration, investigation, remedial action and technical upgrade requirements have been complied with fully in respect of each such UST.

          9.2.5 Between the date of this Agreement and the Closing Date, Sellers/Contributors shall use their best efforts to cause the conditions in this Agreement to be satisfied.

          9.2.6 Each Seller/Contributor hereby represents, warrants, covenants and agrees that it presently has and that it shall maintain for a period of two (2) years after the Closing Date, a tangible net worth (such term meaning net worth exclusive of the value (if any) of goodwill, going concern value and similar assets, but inclusive of the value of shares of stock, interests in partnerships and other business enterprises and similar assets) of not less than the Seller's/Contributors proportional share of the difference of the Aggregate Consideration Amount, minus all Mortgage Debt for all Properties being acquired by the Partnership pursuant to this Agreement.

          9.2.7 Each Seller/Contributor hereby represents, warrants, covenants and agrees that it will complete all schedules not completed as of the Execution Date within eight (8) days of the Execution Date.

     9.3  No Claim Against Property.  Each Seller/Contributor hereby represents,
          -------------------------
warrants, covenants and agrees that, as of the Closing Date, each Seller/Contributor: (i) will have no claim of any kind or nature against any Property by reason of the execution of this Agreement; (ii) hereby waives, releases and discharges any claim it has or may have; and (iii) shall not make any claim or bring any action against any Property or the Company or the Partnership for or in respect thereof. Notwithstanding Section 7.25, this representation, warranty, covenant and agreement shall survive the closing of the transactions contemplated hereby and shall continue in effect.

     9.4  DRO Election; Bottom Guaranty Election.
          --------------------------------------

          9.4.1 The Partnership hereby agrees to send to each Seller/Contributor (the "Annual Notice") who holds Units the following information on an annual basis at least 30 days prior to the filing of the tax return of the Partnership:

                    a. the amount of the debt secured by the Partnership's properties and the amount of the Partnership's total recourse, non-recourse and partner non-recourse debt as of the end of the most recent fiscal year;

                    b. the amount of recourse, nonrecourse, and partner non-recourse debt allocated to each such Seller/Contributor;

                    c. the adjusted basis of the Partnership's properties as of the end of the most recent fiscal year; and

                    d. the projected taxable income or loss of the Partnership for such fiscal year.

          9.4.2 Each Seller/Contributor who holds Units, at its written election but with no obligation to do so, may affirmatively make on an annual basis (a) a DRO Election or (b) a Bottom Guaranty Election. Any such election shall be made by notice delivered to the Partnership no later than the 30th day after the Annual Notice was given.

          9.4.3 A DRO Election shall state that if the Seller/Contributor has a deficit balance in its capital account following the liquidation of the Seller's/Contributor's interest in the Partnership or the liquidation of the Partnership, as the case may be, such Seller/Contributor shall contribute to the capital of the Partnership, no later than the end of the fiscal year during which the Seller's/Contributor's interest in the Partnership is liquidated or during which the Partnership is liquidated, as the case may be (or, if later, 90 days after the date on which the Seller's/Contributor's interest in the Partnership is liquidated, as the case may
                    be) (the "Liquidation Date") an amount of money equal to a designated portion of the deficit in the Seller's/Contributor's capital account. The term "liquidation" shall have the meaning given to it in Treas. Regs. Section 1.704-1.

          9.4.5 A Bottom Guaranty Election shall state that if the Partnership shall be in default with respect to the mortgage securing any of the properties of the Partnership, then the Seller/Contributor agrees to contribute to the capital of the Partnership a designated portion of the principal balance of such mortgage (the "Contribution Limit"); however, such contribution shall only occur if the mortgage lender shall have exhausted all of its remedies against such property in order to collect the amount owing the mortgage lender, and such Contribution Limit shall be reduced on a dollar-for-dollar basis for every dollar received by the mortgage lender from exercising such remedies. Any such contribution shall be made by the Liquidation Date. For example, if the amount of the mortgage were $10,000,000 and the amount of the Contribution Limit were $1,000,000, the capital contribution would only be required if the Property were sold in foreclosure and the proceeds of sale were less than $1,000,000. In the event that more than one Partner submits a Bottom Guaranty Election with respect to the same debt, the Partnership shall notify each such Partner and allow such Partners to appropriately modify their respective Bottom Guaranty Elections.


X.   DUE DILIGENCE PERIOD
     --------------------

     10.1      Due Diligence Period.  The "Due Diligence Period" shall be the
               --------------------
period beginning with the Effective Date and ending forty-five (45) days thereafter. The Due Diligence Period may be extended by mutual consent of the parties.

     10.2      Access to Properties and Materials.  During the Due Diligence
               ----------------------------------
Period and upon twenty-four (24) hours' prior notice, the Company and the Partnership and their agents, engineers, surveyors, appraisers, auditors, counsel and other representatives shall have the right to enter upon the Properties to inspect, examine, survey, obtain engineering inspections and environmental studies, appraise, and otherwise do that which, in the opinion of the Partnership and the Company, is necessary to determine the boundaries, acreage and condition of the Properties and to determine the suitability of the Properties for the uses intended by the Partnership (including, without limitation, inspect, review and copy any and all documents in the possession or control of Sellers/Contributors, or their respective agents, contractors or employees, and which pertain to the construction, ownership, title, use, occupancy or operation of the Properties or any part thereof). During the Due Diligence Period, the Sellers/Contributors, at their expense and at such times as will not unreasonably interfere with the business being conducted on the Property or hinder the Partnership's due diligence review, shall make available to the Company and the Partnership copies or originals of all of their respective books, files and records relating in any way to the Properties, complete copies (or originals when requested) of all title information and title insurance policies, easements, leases, brokerage agreements, licenses, permits, surveys, zoning information, environmental reports, structural reports, violation or default notices, contracts, tax bills and assessments, information regarding pending or threatened claims, suits or proceedings, and all consents and other documents required to be obtained for the completion of the transactions contemplated hereunder or reasonably requested by the Partnership or the Company. Not later than 15 days after the Effective Date, Sellers/Contributors shall deliver to the Partnership:

          10.2.1 Complete and accurate copies of all Leases for each of the Properties and all parts thereof, as amended through the Effective Date, provided that, to the extent that
                                    --------
                    Sellers/Contributors are unable to locate such Leases after diligent searching, Sellers/Contributors may provide a certified list of such missing Leases together with their material terms and conditions and a statement from the Company that other than as delivered or set forth on the certified list there are no Leases on any of the Properties;

          10.2.2 certified copies of all of any and all building plans, surveys, site plans, as-built drawings and plans, and complete warranty book including all contractors and subcontractors in the possession of Sellers/Contributors or which Sellers/Contributors may obtain with reasonable effort;

          10.2.3 any bonds, warranties or guaranties which are in any way applicable to any Property or any part thereof to the extent any of the foregoing are in the possession or control of Sellers/Contributors provided that, to the extent that
                                         --------
                    Sellers/Contributors are unable to locate such bonds, warranties or guaranties after diligent searching, Sellers/Contributors may provide a certified list of such missing bonds, warranties or guaranties together with their material terms and conditions and a statement from the Company that, other than as delivered or set forth on the certified list, there are no bonds, warranties or guaranties Leases on any of the Properties.

     10.3 Environmental Reports.  Notwithstanding Section 5.5.1 hereto, the
          ---------------------
Company or the Partnership may, within ten (10) business days of the Effective Date, request the Sellers/Contributors to pay at Closing for "Phase I" environmental assessments for any of the Properties. If following review of any Phase I the Partnership reasonably determines that the Phase I reports disclose environmental issues or problems, and that it would be advisable to complete a "Phase II" environmental assessment for any Property, then the Partnership may with the prior written approval of the Sellers/Contributors (which approval shall not be unreasonably withheld or delayed) obtain a Phase II environmental
assessment.   Such Phase I and Phase II reports shall be conducted by an environmental firm chosen by agreement of the parties, provided that the
                                                       --------
environmental firm conducting the Phase II reports shall be different from the environmental firm conducting the Phase I reports. As to Properties other than the Properties set forth on Schedule 10.3, Sellers/Contributors shall pay the
                            -------------
initial Five Thousand Dollars ($5,000) cost of any Phase II performed and Sellers/Contributors and the Partnership shall each pay half of the cost of any Phase II in excess of Five Thousand Dollars ($5,000). Sellers'/Contributors payment of its share of Phase II costs will be made at Closing. To the extent that the Partnership determines that a Phase II environmental assessment is required for any of the Properties set forth on Schedule 10.3, the Partnership
                                                -------------
shall pay the entire cost of such Phase IIs. In addition to the obligations of the Seller/Contributor provided in Section 9.2.4 hereto, Sellers/Contributors shall have the obligation to correct or resolve such environmental problems or issues as may be identified in the Phase I and Phase II reports for the Properties other than those Properties set forth in Schedule 10.3 if requested to do so by the Partnership provided that,
                                                                --------
in the event that the cost of such corrective action is estimated to exceed $75,000 and Sellers/Contributors refuse in writing to take such corrective action, the Partnership may, at its option and as its exclusive remedy, (x) terminate this Agreement, in which event this Agreement, without further action of the parties, shall become null and void and neither party shall have any further rights or obligations under this Agreement, (y) elect to accept title to such Property and if it accepts title to such Property, Sellers/Contributors shall not be liable for the cost of any corrective action or resolution of any environmental problems or issues Partnership performs so long as such corrective actions or resolutions are performed within the discretion of the Partnership and are not performed because of any Environmental Claim actually asserted, or
(z) terminate this Agreement with respect to such Property and reduce the Consideration Amount by the Consideration Amount for such Property with respect to which the Sellers/Contributors refuse to take such corrective action. If the Partnership fails to make any election of its remedies, the Partnership shall be deemed to have elected the option contained in clause (z); however if the
                                                           -------
acquisition costs (as set forth on Schedule 1.2(a)) of the Properties that the
                                   ----------------
Partnership seeks to terminate pursuant to clause (z) aggregate in excess of fifteen percent (15%) of the Aggregate Consideration Amount, Sellers/Contributors may, at their option and as their exclusive remedy terminate this Agreement, in which event this Agreement, without further action of the parties, shall become null and void and neither party shall have any further rights or obligations under this Agreement. To the extent that the Partnership requests that the Sellers/Contributors correct environmental problems or issues concerning any of the Properties set forth on Schedule 10.3
                                                                 -------------
which the Sellers/Contributors are not otherwise obligated to address pursuant to Section 9.2.4 , Sellers/Contributors may, but are not required to, correct or resolve such environmental problems or issues. Notwithstanding anything else in this Section 10.3, if the Partnership elects to purchase any Property for which an environmental problem or issue has been identified, Sellers/Contributors shall nevertheless indemnify and hold harmless the Partnership according to
Article XI hereof for such environmental problem or issue if the same is or becomes the basis for an Environmental Claim at any time before or after the Closing.

     10.4      Adjustment Following Due Diligence.  If the Company or
               ----------------------------------
Partnership determines that one or more representations or warranties or any information included on any Schedule relating to any Property is incomplete or
                            --------
inaccurate in any material respect (the "Non-Conforming Property"), the Company shall have the option to: (a) proceed with the transactions contemplated in this Agreement, (b) declare this Agreement null and void in which case no party shall have any rights or obligations under this Agreement, or (c) terminate this Agreement with respect to such Non-Conforming Property and proceed with the transactions hereby with respect to the other Properties, in which case the Aggregate Purchase Price shall be reduced by the Purchase Price of such Non-Conforming Property, provided that if the Aggregate Consideration Amount of Non-
                     --------
Conforming Properties that the Company seeks to terminate exceeds 15% of the Aggregate Consideration Amount, Sellers/Contributors shall have option to declare this Agreement null and void in which case no party shall have any right or obligation under this Agreement.

XI.  DEFAULTS AND REMEDIES
     ---------------------

     11.1     Indemnification by Sellers/Contributors. The Sellers/Contributors,
              ---------------------------------------
jointly and severally (each, for purposes of Sections 11.1 and 11.2, a "Seller/Contributor Indemnifying Party"), shall indemnify, defend and hold harmless the Partnership, the Company and their respective shareholders, partners, trustees, officers, agents, representatives, employees, Affiliates, successors and assigns (collectively, for purposes of this paragraph, the "Company Indemnified Parties") from and against, and shall pay to the Company Indemnified Parties the amount of, any and all losses, damages, claims, liabilities, actions, suits, proceedings and costs and expenses of investigation or defense thereof (including reasonable attorneys' fees payable as incurred) or diminution in value (whether or not involving a third party claim) arising out of or relating to any (a) misrepresentation or breach of warranty by any Seller/Contributor or nonfulfillment of any covenant or agreement to be performed or complied with by such Seller/Contributor under this Agreement and any agreement, document, instrument, certificate, schedule or exhibit contemplated hereby; (b) untrue or incomplete statement of a material fact contained in any statement or information, provided by any Sellers/Contributors or other persons to the Company or the Partnership which to the knowledge of the Sellers/Contributors is materially untrue or incomplete or based on any omission to state therein a material fact required to be stated therein or other information necessary to make the statements therein not misleading; (c) debts, liabilities or obligations (whether known or unknown, disputed or undisputed, fixed, contingent or otherwise) associated with or relating to any of the Sellers/Contributors, their officers, directors, partners, trustees or Affiliates or the Properties, or secured by any of the Sellers/Contributors, or by any of the Properties, including any obligations under any of the Leases, Service Contracts and Management Contracts, to the extent any such obligation was to be performed prior to the Closing Date, or was to be performed after the Closing Date as a result of a breach or default under any of the Leases or Service Contracts by any Seller/Contributor or its Affiliates prior to the Closing Date; (d) any action taken, or any failure to act, by any Seller/Contributor in connection with this transaction and the transactions contemplated herein constituting a breach of this Agreement or any agreement, document or instrument contemplated hereby or a breach of a duty owed to any person, including, without limitation, any action taken to redeem or otherwise liquidate the interest of certain holders in anticipation of the transactions contemplated herein, to the extent such action or failure to act results in a violation (or alleged violation) of applicable laws or of the fiduciary duties owed to such holders; (e) pollution or threat to human health or the environment, or any Environmental Claim against any person or entity whose liability for such Environmental Claim any Seller/Contributor has assumed or retained either contractually or by operation of law, that is related in any way to any of the Properties, including, without limitation, all on-site and off-site activities relating to any of the Properties involving Substances of Concern, and that occurred, existed, arises out of conditions or circumstances that occurred or existed, or was caused, in whole or in part, on or before the Closing Date, whether or not the pollution or threat to human health or the environment, or the existence of any Environmental Claim, is known to any Seller/Contributor and regardless of whether it arises as a breach of any representation or warranty, any debts, liabilities or obligations of any Seller/Contributor (whether known or unknown, disputed or undisputed, fixed, contingent or otherwise) of, associated with or relating to any asset or property other than the Properties; and (f) any and all actual damages and expenses incident to any of the foregoing or to the enforcement of this Section 11.1, excluding incidental or consequential damages.

     11.2      Personal Indemnitor.  Subject to subsection 11.2.2 and 11.2.3
               -------------------
hereof, after the Closing hereunder, the Company or the Partnership, in the event of a breach of any representation or warranty under Section 9 hereof, also may proceed against the person or entity identified in the Summary of Terms as the Indemnitor.

     11.3      Indemnification by the Company and the Partnership.  The Company
               --------------------------------------------------
and the Partnership (each, for purposes of this Section 11.3, a "Company Indemnifying Party") shall indemnify, defend and hold harmless each Seller/Contributor and their respective shareholders, partners, directors, officers, partners, agents, employees, Affiliates, successors and assigns (collectively, for purposes of this paragraph, "Seller/Contributor Indemnified Parties") from and against any and all losses, damages, claims, liabilities, actions, suits, proceeds and costs and expenses of defense therefore, including reasonable attorneys' fees payable as incurred, arising out of or relating to any (a) misrepresentation or breach of warranty by such Company Indemnifying Party or nonfulfillment of any covenant or agreement to be performed or complied with by such Company Indemnifying Party under this Agreement; (b) untrue or incomplete statement (or allegation by a third party of an untrue or incomplete statement) of a material fact contained in any statement or information provided by such Company Indemnifying Party or based on any omission (or allegation by a third party of an untrue or incomplete statement) to state therein a material fact required to be stated therein or other information necessary to make the statements therein not misleading, to the extent such alleged untrue or incomplete statement or omission was made with the Company's or the Partnership's knowledge that the statement was untrue or incomplete or omitted to state a material fact; (c) any action taken, or any failure to act, by the Company or the Partnership in connection with this transaction and the transactions contemplated herein constituting a breach of this Agreement or any agreement, document or instrument contemplated hereby or a breach of a duty owed to any person; and (d) any and all actual damages and expenses incident to any of the foregoing or to the enforcement of this Section 11.3, excluding incidental or consequential damages.

     11.4      Indemnification Procedures. All claims for indemnification under
               --------------------------
this Article XI shall be asserted and resolved as follows:

               11.4.1 In the event that any Seller/Contributor Indemnified Party or Company Indemnified Party (the "Indemnified Party") has a Claim against any Seller/Contributor Indemnifying Party or Company Indemnifying Party obligated to provide indemnification pursuant to Sections 11.1 or 11.2 hereof, on the one hand, or
                        Section 11.3 hereof, on the other hand (the
                        "Indemnifying Party"), which does not involve a claim being asserted against or sought to be collected by a third party, the Indemnified Party shall with reasonable promptness send a written notice (the "Claim

                        Notice") with respect to such claim to the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within the fifteen days thereafter (the "Notice Period") that the Indemnifying Party disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder. In case an objection is made in writing in accordance with this Section 11.4.1, the Indemnified Party shall have thirty (30) days to respond in a written statement to the objection. If after such thirty
                        (30) day period there remains a dispute as to any claims, the parties shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties.

               11.4.2 In the event that any claim for which the Indemnifying Party would be liable to an Indemnified Party hereunder is asserted, or any action or proceeding commenced, against an Indemnified Party by a third party, the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such claim, specifying the nature of such claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Claim) (the "Third Party Claim Notice"). The Indemnifying Party shall have 30 days from the receipt of the Claim Notice (the "Third Party Notice Period") to notify the Indemnified Party (a) whether or not such party disputes the liability to the Indemnified Party hereunder with respect to such claim and (b) if such party does not dispute such liability, whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against such claim, provided that such party is hereby authorized (but not obligated) prior to and during the Third Party Notice Period to file any motion, answer or other pleading and to take any other action which the Indemnifying Party shall deem necessary or appropriate to protect the Indemnifying Party's interests. In the event that the Indemnifying Party notifies the Indemnified Party within the Third Party Notice Period that the Indemnifying Party does not dispute the Indemnifying Party's obligation to indemnify hereunder and desires to defend the Indemnified Party against such claim, except as hereinafter provided, such party shall have the right to defend by appropriate proceedings. No Indemnifying Party may enter into a non-monetary settlement of any such matter without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld. Any such settlement (whether of the whole matter or a part thereof) must completely and unconditionally release the Indemnified Party, unless the Indemnified Party waives the requirement of a complete and unconditional release in writing. If the Indemnified Party desires to participate in, but not control, any such defense or settlement the Indemnified Party may do so at its sole cost and expense. If the Indemnifying Party elects not to defend the Indemnified Party against such claim, whether by failure of such party to give the Indemnified Party timely notice as provided above or otherwise, then the Indemnified Party, without waiving any rights against such party, may settle or defend against any such claim in the Indemnified Party's sole discretion and the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any settlement or judgment to the extent the Indemnified Party is entitled to indemnification and, on an ongoing basis, all indemnifiable costs and expenses of the Indemnified Party with respect thereto, including interest from the date such costs and expenses were incurred.

               11.4.3 If at any time, in the reasonable opinion of the Indemnified Party, notice of which shall be given in writing to the Indemnifying Party, any such claim seeks material prospective or other relief which could have a material adverse effect on the assets, liabilities, financial condition, results of operations or business prospects of any Indemnified Party or in the reasonable opinion of counsel for the Indemnified Party (which counsel has no material business relationship with the Indemnified Party and has not been retained to defend, litigate or otherwise advise the Indemnified Party in connection with such Claim) a material conflict exists, the Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party should elect to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense of such claim or demand at the sole cost and expense of the Indemnifying Party.

               11.4.4 Nothing herein shall be deemed to prevent the Indemnified Party from making a claim, and an Indemnified Party may make a claim hereunder, for potential or contingent claims or demands provided the Claim Notice or Third Party Claim Notice, as the case may be, sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such a claim or demand may be made.

               11.4.5 The Indemnified Party's failure to give reasonably prompt notice as required by this Section 11.4 of any actual, threatened or possible claim, demand, action or proceeding which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any liability which the Indemnifying Party may have to the Indemnified Party unless the failure to give such notice materially and adversely prejudiced the Indemnifying Party or increases the amount of indemnification which the Indemnifying Party is obligated to pay hereunder. In any such event, the amount of indemnification which the Indemnified Party will be entitled to receive hereunder shall be reduced to an amount which the Indemnified Party would have been entitled to receive had such notice been timely.


XII.      MISCELLANEOUS
          -------------

          12.1   Assignment.  Neither this Agreement nor any interest hereunder
                 ----------
may be assigned or transferred by any Seller/Contributor without the prior written consent of the Company or the Partnership. As of the Closing Date, the Company or the Partnership may assign, transfer or demise any or all of its interest in any Property to any Affiliates without the prior consent of the Sellers/Contributors, subject to the terms of the Company Lease for such Property.

          12.2   Entire Agreement. Any prior agreement or understanding among
                 ----------------
the parties concerning the subject matter hereof is hereby superseded. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and the transactions contemplated herein and shall not be modified or amended except in a written document signed by all of the parties hereto. The parties intend that this Agreement shall be binding on and inure to the benefit of each of them and their heirs, successors, personal representatives and assigns.

          12.3   Notices.  All notices or other communications required or
                 -------
permitted under this Agreement shall be in writing and delivered personally or by registered or certified mail, return receipt requested, postage prepaid, or by a nationally recognized overnight courier (such as Federal Express) with receipted delivery. Notices to the Sellers/Contributors and their counsel shall be addressed as stated in the Summary of Terms hereto with a copy to:

     Haller & Colvin, P.C.
     Attn:  Vincent J. Heiny, Esq. and
            Charles J. Heiny, Esq.
     444 East Main Street
     Fort Wayne, Indiana 46802.
     Facsimile No. 219-422-0274

Notices to the Partnership or to the Company shall be addressed to:

     Capital Automotive REIT
     1420 Springhill Road
     Suite 525
     McLean, Virginia 22102
     Attn:  Portfolio Manager
     Facsimile No.: 703-288-3375

With a copy to:

     Wilmer, Cutler & Pickering
     2445 M Street, N.W.
     Washington, DC  20037
     Attn:   George P. Stamas, Esq. and
             John B. Watkins, Esq.
     Facsimile No.: 202-663-6363

All notices given in accordance with the terms hereof shall be deemed effective on the earlier of actual receipt or (a) if delivered in person when received or
(b) if delivered by overnight courier, one business day after deposit with an overnight courier, (c) if sent by registered or certified mail, three (3) business days after deposit with the U.S. mail or (d) if sent by facsimile, provided that the time period in which a response to any notices must be given
--------
shall commence on the date of receipt thereof. Any party hereto may change its address by written notice to all parties hereto sent in accordance with the terms of this Section and any such notice of change of address shall be effective five (5) days after delivery. Receipt of notices hereunder shall occur upon actual delivery to an individual party or to an officer, member, or general or limited partner of a party or to any agent or employee of such party at the address of such party set forth above, subject to change as provided hereinbelow. An attempted delivery in accordance with the foregoing, acceptance of which is refused or rejected, shall be deemed to be and shall constitute receipt; and an attempted delivery in accordance with the foregoing by mail, messenger, or courier service (whichever is chosen by the sender) which is not completed because of changed address of which no notice was received by the sender in accordance with this provision prior to the sending of the notice shall also be deemed to be and constitute receipt.

     12.4     Governing Law.  This Agreement shall be governed and interpreted
              -------------
in accordance with the laws of the Commonwealth of Virginia without regard to its principles of conflicts of laws, and any action brought under or arising out of this Agreement or the matters relating hereto shall be submitted to the jurisdiction of the United States District Court for the Eastern District of Virginia. Each party acknowledges and agrees to such jurisdiction and agrees that this Section 12.4 shall in no way be construed to constitute an agreement that jurisdiction and/or venue for any actions or disputes brought under or arising out of the Lease between the Company and the Partnership and Sellers/Contributors or Affiliates thereof of even date herewith be in the United States District Court for the Eastern District of Virginia.

      12.5     Litigation Costs. If there is any legal action or proceeding
               ----------------
between the parties hereto arising from or based upon this Agreement, the unsuccessful party to such action or proceeding shall pay to the prevailing party all reasonable litigation costs and expenses, including reasonable attorneys' fees, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith, and if such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys' fees shall be included in as part of such judgment.

      12.6     Counterparts. This Agreement may be executed in any number of
               ------------
identical counterparts, any or all of which may contain the signatures of fewer than all of the parties but all of which shall be taken together as a single instrument.

      12.7     Offer and Acceptance. This Agreement constitutes an offer by the
               --------------------
Company and the Partnership which must be accepted, by delivery to the Company of a duly signed and completed signature page hereof, by all of the Sellers/Contributors within five (5) days after the date this Agreement is signed by the Company and the Partnership. If, within such time period, less than all of the persons owning any interest in a Seller/Contributor shall have signed this Agreement, then the Seller/Contributor and the Property owned by such Seller/Contributor shall, at the sole option of the Company, be excluded from the sale and purchase hereunder, this Agreement shall remain in full force and effect as to the other Sellers/Contributors and Properties, and an appropriate adjustment shall be made with respect to the relevant Property, in which case the Aggregate Purchase Price shall be reduced by the Purchase Price of such Property as provided in this Agreement; if after the expiration of such time period all of the Sellers/Contributors execute this Agreement, the Company, at its sole option, may elect to re-include, or may continue to exclude, any such Seller/Contributor and Property.

      12.8     Further Assurances. The parties agree (a) to furnish upon
               ------------------
request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purposes of carrying out the intent of this Agreement and the documents referred to in this Agreement.

      12.9     Waiver. The rights and remedies of the parties to this Agreement
               ------
are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

      12.10    Severability. If any provision of this Agreement is held invalid
               ------------
or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provisions of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      12.11    Section Headings; Construction. The headings of the Sections in
               ------------------------------
this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless, otherwise expressly provided, the word "including" does not limit the preceding words or term.

      12.12    Time of Essence. With regard to all dates and time periods, set
               ---------------
forth or referred to in this Agreement, time is of the essence.

      12.13    Real Property Adjacent to Certain of the Property. The parties
               -------------------------------------------------
hereto acknowledge that Seller/Contributor, James E. Kelley, has advised the Partnership that the City of Fort Wayne, Indiana, (the "City") has recently given notice to James E. Kelley that in connection with a diking public works project being completed by the City near the real estate presently owned by James E. Kelley (which real estate is legally described on Attachment A to Scheduled 1.2 to this Agreement (sometimes hereinafter referred to as the "Kelley Chevrolet Real Estate") and leased to Kelley Chevrolet, Inc., the fee simple owner of the Kelley Chevrolet Real Estate may be required or requested to provide certain consents and/or waive or assign certain rights with respect to certain real property not owned by James E. Kelley which is adjacent to the Kelley Chevrolet Real Estate and is presently used as a public road or for other public purposes ("Adjacent Property") (which rights may include the right to receive ownership of certain of the Adjacent Property) that the fee simple owner of the Kelley Chevrolet Real Estate would otherwise hold. The Partnership and the Company, for themselves and their successors in interest in ownership of all or any portion of the Kelley Chevrolet Real Estate, hereby irrevocable appoint James E. Kelley as their power of attorney for an eighteen (18) month period to execute any and all documents reasonably requested by the City of Fort Wayne, Indiana, to provide said consents and/or approvals and or waivers or assignments of rights held by the fee simple owner of the Kelley Chevrolet Real Estate with respect to the Adjacent Property but not the right to sell or assign or encumber or otherwise transfer the Kelley Chevrolet Real Estate itself.

            [the remainder of this page is left intentionally blank]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal, with the intention that it be a sealed instrument, as of the date set forth above.

WITNESS                                CAPITAL AUTOMOTIVE REIT


By:   /s/                              By:    /s/ David S. Kay          (SEAL)
      --------------------------              --------------------------
Name:                                  Name:  David S. Kay
      --------------------------
Title:                                 Title: Vice President, CFO and Secretary
      --------------------------

                                       CAPITAL AUTOMOTIVE L.P.

WITNESS                                By:  Capital Automotive REIT,as
                                            General Partner


By:   /s/                              By:    /s/ David S. Kay          (SEAL)
      --------------------------              --------------------------
Name:                                  Name:  David S. Kay
      --------------------------
Title:                                 Title: Vice President, CFO and Secretary
      --------------------------

WITNESS                                JAMES E. KELLEY:

By:   /s/                              By:    /s/ James E. Kelley       (SEAL)
      --------------------------              --------------------------
Name:                                         James E. Kelley
      --------------------------
Title:                                 Social Security #or TIN:
      --------------------------                               ---------

WITNESS                                THOMAS W. KELLEY:

By:   /s/                              By:    /s/ Thomas W. Kelley       (SEAL)
      --------------------------              ---------------------------
Name:                                         Thomas W. Kelley
      --------------------------
Title:                                 Social Security # or TIN:
      --------------------------                                ---------

WITNESS                                MIDWEST AUTO REALTY CO., L.P.:
                                       Social Security # or TIN:         (SEAL)
                                                                ---------

By:  /s/                               By:    /s/ James E. Kelley        (SEAL)
      --------------------------              ---------------------------
Name:                                  Name:  James E. Kelley
      --------------------------
Title:                                 Title: A General Partner
      --------------------------

WITNESS

By:   /s/                              By:    /s/ Thomas W. Kelley       (SEAL)
      --------------------------              ---------------------------
Name:                                  Name:  Thomas W. Kelley
      --------------------------
Title:                                 Title: A General Partner
      --------------------------

County of                       :
         ------------------------
                                  SS:
State of                        :
         ------------------------

     This is to certify that on this ____ day of ________, 1998, personally appeared before me, a notary public of the County (City) aforesaid, known to me (or satisfactorily identified to me) to be the individual signing on behalf of Capital Automotive REIT in the capacity stated by his signature, and that he acknowledged the within document to be the act and deed of the Capital Automotive REIT.




                                  ----------------------------------------
                                  Notary Public


                                  My commission expires:



County of                       :
          -----------------------
                                  SS:
State of                        :
         ------------------------

     This is to certify that on this ____ day of ________, 1998, personally appeared before me, a notary public of the County (City) aforesaid, known to me (or satisfactorily identified to me) to be the individual signing on behalf of Capital Automotive L.P. in the capacity stated by his signature, and that he acknowledged the within document to be the act and deed of Capital Automotive L.P.



                                  ----------------------------------------
                                  Notary Public


                                  My commission expires:

                                   Exhibit A

                             Partnership Agreement

     Incorporated by reference to Exhibit 10.3 filed with Form S-11 Registration Statement 33-41183.

                                 Exhibit 2.4(a)

                                                                    LEASE No. __




                                LEASE AGREEMENT

                                    BETWEEN

                       CAPITAL AUTOMOTIVE L.P., LANDLORD

                                      AND

                       [                          TENANT]


                             DATED: April 14, 1998

                               SUMMARY OF TERMS

EXECUTION DATE:               April 14, 1998

TENANT:
                              --------------------------
TENANT STATE OF FORMATION:    Indiana

TENANT ADDRESS:
                              --------------------------
                              --------------------------
                              --------------------------
                              --------------------------
and
                              --------------------------
                              --------------------------
                              --------------------------
                              --------------------------

LEASED PROPERTY ADDRESS:
                              --------------------------
                              --------------------------
                              --------------------------

INITIAL BASE ANNUAL RENT:
                              --------------------------

BASE ANNUAL RENT ADJUSTMENT:  50% of CPI, maximum of 2%; measurement for first rent adjustment year is based on change in CPI between (i) year prior to year on which first rent adjustment is calculated and (ii) the year on which the first rent adjustment is calculated.

FIRST RENT ADJUSTMENT YEAR:   Fourth Year

SECURITY DEPOSIT              Personal guarantees by Thomas W. Kelley and James
                              E. Kelley in the aggregate amount of one month's rent

LEASE TERM:                   15 years (unless otherwise extended pursuant to
                              the terms of the Lease)

RENEWAL OPTIONS:              five 5-year renewal options by the Tenant unless
                              Tenant provides 12 month's notice of nonrenewal.

COMMENCEMENT DATE:
                              --------------------------
EXPIRATION DATE:
                              --------------------------

GUARANTOR:                    Kelley Chevrolet, Inc., Courtesy Motors, Inc.,
                              Northside Chevrolet, L.P., Midwest Auto Parts,
                              Inc., Kelley Buick of Atlanta, Inc., Kelley Saturn of Atlanta, Inc., Tom Kelley Pontiac, Inc., Tom
                              Kelley Buick GMC Truck, Inc., Tom Kelley Cadillac,
                              Inc., Saturn of Fort Wayne, Inc.

GUARANTOR ADDRESS:
                              --------------------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

I    LEASE AGREEMENT, LEASED PROPERTY AND TERM............................... 1
     -----------------------------------------
     1.01  Lease Agreement................................................... 1
           ---------------
     1.02  Contingent Upon Acquisition of the Leased Property................ 2
           --------------------------------------------------
     1.03  Term.............................................................. 2
           ----
     1.04  Holding Over...................................................... 4
           ------------
     1.05  Surrender......................................................... 4
           ---------
     1.06  Deliveries at Commencement........................................ 4
           --------------------------
     1.07  Additional Leased Properties; Lease Supplement.................... 4
           ----------------------------------------------

II.  RENT.................................................................... 5
     ----
     2.01  Base Rent......................................................... 5
           ---------
     2.02  Additional Rent................................................... 5
           ---------------
     2.03  Base Annual Rent Adjustment....................................... 5
           ---------------------------
     2.04  Security Deposit.................................................. 6
           ----------------
     2.05  Place of Payment of Rent; Direct Payment of Additional Rent....... 6
           -----------------------------------------------------------
     2.06  Net Lease......................................................... 6
           ---------
     2.07  No Termination, Abatement, Etc.................................... 6
           ------------------------------

III. IMPOSITIONS AND UTILITIES............................................... 7
     -------------------------
     3.01  Payment of Impositions............................................ 7
           ----------------------
     3.02  Definition of Impositions......................................... 8
           -------------------------
     3.03  Utilities......................................................... 9
           ---------
     3.04  Escrow of Impositions............................................. 9
           ---------------------
     3.05  Discontinuance of Utilities.......................................10
           ---------------------------
     3.06  Liens.............................................................10
           -----
     3.07  Impositions Statements............................................10
           ----------------------

IV.  INSURANCE...............................................................11
     ---------
     4.01  Insurance.........................................................11
           ---------
     4.02  Insurance Limits..................................................12
           ----------------
     4.03  Insurance Requirements............................................12
           ----------------------
     4.04  Replacement Cost..................................................13
           ----------------
     4.05  Blanket Policy....................................................14
           --------------
     4.06  No Separate Insurance.............................................14
           ---------------------
     4.07  Waiver of Subrogation.............................................14
           ---------------------
     4.08  Mortgages.........................................................14
           ---------
     4.09  Other Insurance Requirements......................................14
           ----------------------------

     V.    INDEMNITY; SUBSTANCES OF CONCERN..................................15
           --------------------------------

     5.01  Tenant's Indemnification..........................................15
           ------------------------
     5.02  Substances of Concern.............................................16
           ---------------------
     5.03  Audits............................................................18
           ------
     5.04  Landlord's Option Re: Compliance..................................18
           --------------------------------
     5.05  Environmental Indemnification.....................................18
           -----------------------------
     5.06  Tenant's Cleanup Obligation.......................................19
           ---------------------------
     5.07  Existing Environmental Conditions.................................19
           ---------------------------------
     5.08  Survival of Tenant's Obligations..................................19
           --------------------------------

VI.  USE AND ACCEPTANCE OF PREMISES..........................................20
     ------------------------------
     6.01  Use of Leased Properties..........................................20
           ------------------------
     6.02  Acceptance of Leased Properties...................................20
           -------------------------------
     6.03  Conditions of Use and Occupancy...................................20
           -------------------------------
     6.04  Financial Statements and Other Information........................21
           ------------------------------------------

VII. REPAIRS, COMPLIANCE WITH LAWS, AND MECHANICS' LIENS.....................22
     ---------------------------------------------------
     7.01  Maintenance.......................................................22
           -----------
     7.02  Compliance with Laws..............................................22
           --------------------
     7.03  Required Alterations..............................................23
           --------------------
     7.04  Mechanics' Liens..................................................23
           ----------------
     7.05  Replacements of Fixtures..........................................23
           ------------------------
     7.06  Encroachments; Restrictions.......................................24
           ---------------------------

VIII.ALTERATIONS AND SIGNS; TENANT'S PROPERTY; CAPITAL ADDITIONS TO THE
     ------------------------------------------------------------------
     LEASED PROPERTIES.......................................................25
     -----------------
     8.01  Tenant's Right to Construct.......................................25
           ---------------------------
     8.02  Scope of Right....................................................26
           --------------
     8.03  Cooperation of Landlord...........................................26
           -----------------------
     8.04  Commencement of Construction......................................27
           ----------------------------
     8.05  Rights in Tenant Improvements.....................................28
           -----------------------------
     8.06  Personal Property.................................................28
           -----------------
     8.07  Requirements for the Tenant's Personal Property...................28
           -----------------------------------------------
     8.08  Financings of Capital Additions to a Leased Property..............29
           ----------------------------------------------------

IX.  DEFAULTS AND REMEDIES...................................................30
     ---------------------
     9.01  Events of Default.................................................30
           -----------------
     9.02  Remedies..........................................................32
           --------
     9.03  Right of Set-Off..................................................34
           ----------------
     9.04  Performance of Tenant's Covenants.................................35
           ---------------------------------
     9.05  Late Charge.......................................................35
           -----------
     9.06  Litigation; Attorneys' Fees.......................................35
           ---------------------------
     9.07  Remedies Cumulative...............................................36
           -------------------
     9.08  Escrows and Application of Payments...............................36
           -----------------------------------

     9.09  Power of Attorney.................................................36
           -----------------

X.   DAMAGE AND DESTRUCTION..................................................36
     ----------------------
     10.01 General...........................................................36
           -------
     10.02 Landlord's Inspection.............................................37
           ---------------------
     10.03 Landlord's Costs..................................................37
           ----------------
     10.04 Rent Abatement....................................................38
           --------------
     10.05 Substantial Damage During Lease Term..............................38
           ------------------------------------
     10.06 Damage Near End of Term...........................................39
           -----------------------
     10.07 Risk of Loss......................................................39
           ------------

XI.  CONDEMNATION............................................................39
     ------------
     11.01 Total Taking......................................................39
           ------------
     11.02 Partial Taking....................................................39
           --------------
     11.03 Restoration.......................................................40
           -----------
     11.04 Landlord's Inspection.............................................40
           ---------------------
     11.05 Award Distribution................................................40
           ------------------
     11.06 Temporary Taking..................................................41
           ----------------

XII. ADDITIONAL REPRESENTATIONS, WARRANTIES AND FINANCIAL COVENANTS..........42
     --------------------------------------------------------------
     12.01 Organization and Qualification....................................42
           ------------------------------
     12.02 Material Agreements...............................................43
           -------------------
     12.03 Changes in Condition..............................................43
           --------------------
     12.04 Franchises, Licenses, etc.........................................43
           -------------------------
     12.05 Litigation........................................................44
           ----------
     12.06 Authorization and Enforceability..................................44
           --------------------------------
     12.07 No Legal Obstacle to Lease........................................44
           --------------------------
     12.08 Certain Business Representations:.................................45
           --------------------------------
     12.09 Certain Financial Covenants.......................................46
           ---------------------------
     12.10 Cash Flow Coverage Ratio Covenant.................................46
           ---------------------------------
     12.11 Disclosure........................................................46
           ----------
     12.12 Covenant Not to Acquire...........................................47
           -----------------------

XIII.ASSIGNMENT AND SUBLETTING; ATTORNMENT...................................47
     -------------------------------------
     13.01 Prohibition Against Subletting and Assignment.....................47
           ---------------------------------------------
     13.02 Changes of Control................................................47
           ------------------
     13.03 Operating/Service Agreements......................................48
           ----------------------------
     13.04 Assignment........................................................49
           ----------
     13.05 REIT Limitations..................................................49
           ----------------
     13.06 Attornment........................................................50
           ----------

XIV. ARBITRATION.............................................................51
     -----------

     14.01 Arbitration.......................................................51
           -----------
     14.02 Appointment of Arbitrators........................................51
           --------------------------
     14.03 Arbitration Procedure.............................................51
           ---------------------
     14.04 Expenses..........................................................51
           --------
     14.05 Enforcement of the Arbitration Award..............................51
           ------------------------------------

XV.  QUIET ENJOYMENT, SUBORDINATION, ATTORNMENT, ESTOPPEL CERTIFICATES.......52
     -----------------------------------------------------------------
     15.01 Quiet Enjoyment...................................................52
           ---------------
     15.02 Landlord Mortgages; Subordination.................................52
           ---------------------------------
     15.03 Attornment........................................................52
           ----------
     15.04 Estoppel Certificates.............................................53
           ---------------------
     15.05 Waiver of Landlord's Lien.........................................54
           -------------------------

XVI. RIGHT OF FIRST OFFER; RIGHT TO PURCHASE; APPRAISAL METHOD
     ---------------------------------------------------------
     16.01 Right of First Offer During Lease Term or Extension Term..........54
           --------------------------------------------------------
     16.02 Right to Purchase at End of Term and Extension Terms..............57
           ----------------------------------------------------
     16.03 Appraisal Method..................................................58
           ----------------

XVII.MISCELLANEOUS...........................................................59
     -------------
     17.01 Notices...........................................................59
           -------
     17.02 Advertisement of a Leased Property................................60
           ----------------------------------
     17.03 Landlord's Access.................................................60
           -----------------
     17.04 Entire Agreement..................................................60
           ----------------
     17.05 Severability......................................................60
           ------------
     17.06 Captions and Headings.............................................60
           ---------------------
     17.07 Governing Law.....................................................61
           -------------
     17.08 Memorandum of Lease or Certain Rights Under the Lease.............61
           -----------------------------------------------------
     17.09 Waiver............................................................61
           ------
     17.10 Assignment; Binding Effect........................................61
           --------------------------
     17.11 Consents and Approvals............................................61
           ----------------------
     17.12 Single Property...................................................61
           ---------------
     17.13 Modification......................................................61
           ------------
     17.14 Incorporation by Reference........................................62
           --------------------------
     17.15 No Merger.........................................................62
           ---------
     17.16 Force Majeure.....................................................62
           -------------
     17.17 Laches............................................................62
           ------
     17.18 Waiver of Jury Trial..............................................62
           --------------------
     17.19 Permitted Contests................................................62
           ------------------
     17.20 Construction of Lease.............................................63
           ---------------------
     17.21 Counterparts......................................................63
           ------------
     17.22 Relationship of Landlord and Tenant...............................63
           -----------------------------------

                                   SCHEDULES

A          Leased Properties
B          Permitted Exceptions
12.02      Material Agreements
12.03      Changes in Condition


                                   EXHIBITS

2.05       Payment Account Information
5.07       Environmental Reports
15.02      Form of Subordination and Non-Disturbance Agreement
15.04(a)   Tenant Estoppel Certificate
15.04(b)   Landlord Estoppel Certificate
C          Guaranty and Subordination Agreement
D          Guaranty Agreement

                                LEASE AGREEMENT

          This Lease Agreement ("Lease") dated as of the date stated in the Summary of Terms by and between CAPITAL AUTOMOTIVE L.P., a Delaware limited partnership ("Landlord"), having its principal office at 1420 Springhill Road, Suite 525, McLean, Virginia 22102 and the person or entity stated in the Summary of Terms ("Tenant").

                                    RECITALS

          WHEREAS, Tenant or an Affiliate (as hereafter defined) has conveyed or will convey to Landlord certain parcels of real estate and improvements thereon upon which Tenant engages in motor vehicle retail and/or motor vehicle related businesses or such other business(es) for which the Landlord, in its reasonable discretion, has provided prior written consent (the "Business"), which parcels of real estate and improvements thereon are described on Schedule A attached
                                                         ----------
hereto and incorporated herein by reference (each hereinafter a "Leased Property" or collectively, the "Leased Properties"), and Landlord and Tenant desire to provide for the lease by Landlord to Tenant of the Leased Properties; and

          WHEREAS, Landlord and Tenant desire that each of the Leased Properties shall be the subject of this Lease and be used by Tenant in its operation of the Business; and

          WHEREAS, this Lease provides that additional real estate and improvements thereon may be made subject to the operation and effect of this Lease, upon execution by Landlord and Tenant of a Lease Supplement designating each such additional property as a Leased Property hereunder.

          NOW, THEREFORE, in consideration of the foregoing premises and of their respective agreements and undertakings herein, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:


I    LEASE AGREEMENT, LEASED PROPERTY AND TERM
     -----------------------------------------

     1.01 Lease Agreement.  Landlord does hereby let and lease unto Tenant,
          ---------------
and Tenant does hereby take and hire from Landlord, the Leased Properties, which shall respectively consist of:

          (a) The parcels of land described and located at the addresses listed in Schedule A hereto, as more particularly described therein,
                  ----------
               together with any additional parcels of real estate and improvements thereon subsequently designated as a Leased Property by the parties pursuant to a Lease Supplement as provided for herein, together with all rights, titles, appurtenant interests, covenants, licenses, privileges and benefits thereto belonging, and any easements, rights-of-way, rights of ingress or egress or other interests in, on, or to any land, highway, street, road or avenue, open or proposed, in, on, across, in front of, abutting or adjoining such real property including, without limitation, any strips and gores adjacent to or lying between such real estate and any adjacent real estate (the "Land");

          (b) All buildings, improvements, structures and Fixtures (as hereinafter defined) now located or to be located or to be constructed on the Land, including, without limitation, sidewalks, landscaping, parking lots and structures, roads, drainage and all above ground and underground utility structures and conduits (on-site or off-site), equipment systems and other so-called "infrastructure" improvements (the "Improvements");

          (c) All equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, located in, on or used in connection with, and which are permanently affixed to or incorporated into, the Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and similar systems, all of which, to the greatest extent permitted by law, are hereby deemed to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively the "Fixtures"); and

          (d) All easements, rights and appurtenances relating to the Land and the Improvements.

     SUBJECT, HOWEVER, to the liens, encumbrances, restrictions, agreements, and other title matters listed or specifically referred to in Schedule B ("Permitted
                                                          ----------
Exceptions").

     The Leased Properties shall however exclude all furniture, equipment, inventory and items of moveable personal property attached to the Land or Improvements that relate to the business being conducted on the Leased Property which items may readily be removed without material damage to the Land and Improvements whether or not such items might legally be considered to be "fixtures" (all of which are owned by Tenant and shall hereinafter be defined as the "Excluded Personal Property").

     1.02 Contingent Upon Acquisition of the Leased Property.  In the event
          --------------------------------------------------
this Lease is executed prior to the conveyance of any given Leased Property by Tenant, or an Affiliate, to Landlord, the parties acknowledge that the effectiveness of this Lease in respect of such Leased Property is contingent upon the closing of such conveyance. The commencement date of this Lease as to such Leased Property shall be the date of the closing of such conveyance (the "Commencement Date").

     1.03 Term.  The initial term of the Lease (the "Term") shall be: (i) for
          ----
any given Leased Property a fixed term of One Hundred and Eighty (180) months, unless otherwise specifically and expressly provided in this Lease, commencing on the Commencement Date for such Leased Property and (ii) for any Leased Property designated in a Lease Supplement a fixed term of One Hundred and Eighty Months, unless otherwise specifically and expressly provided in this Lease, after the Commencement Date of such Lease Supplement. Tenant shall have the right to extend this Lease and/or the Lease Supplement for any or all of the Leased Properties, at Tenant's option, for one Sixty (60) month renewal term from the expiration of the Term (the "First Extension Term"), provided that no Event of Default (as defined in Section 9.01 hereof) shall exist and be continuing. In addition, Tenant shall have the right to extend this Lease for any or all of the Leased Properties, at Tenant's option, for four additional extension terms each of Sixty (60) months from the end of the previous Extension Term (the "Second Extension Term," the "Third Extension Term," the "Fourth Extension Term," and the "Fifth Extension Term," each an "Extension Term," and collectively with the First Extension Term, the "Extension Terms") provided that no Event of Default (as defined in Section 9.01 hereof) shall exist and be continuing. Tenant shall be deemed to have exercised the First Extension Term for all of the Leased Properties unless it provides written notice to Landlord specifying on which Leased Properties it determines not to extend the Lease no later than twelve months prior to the end of the Term. Tenant shall be deemed to have exercised the Second Extension Term, Third Extension Term, Fourth Extension Term, and Fifth Extension Term, as applicable, of any Leased Property which the Tenant is still leasing pursuant to this Lease, unless it provides written notice to Landlord specifying on which Leased Properties it decides not to extend the Lease, no later than twelve (12) months prior to the end of the previous Extension Term. Notwithstanding anything else to the contrary in this Lease, the Base Annual Rent during the First, Second, Third and Fourth Extension Terms shall be the Base Annual Rent for the Leased Properties as to which the Lease is being extended and the Base Annual Rent during the Fifth Extension Term shall be the Fair Market Rent (as hereafter defined) for the Leased Properties as to which the Lease is being extended (each an "Extended Lease Property"). Fair Market Rent shall be the aggregate fair market rent for each of the Extended Lease Properties for that Extension Term which shall be determined as soon as possible after receipt by Landlord of Tenant's notice of option exercise, on the basis of appraisals of independent appraisers selected in accordance with the provisions of Section 16.03, provided
                                                                        --------
that, if during the Term or Extension Terms of this Lease, Tenant has financed or otherwise constructed at its own cost and expense any Tenant Improvements or Capital Additions pursuant to the terms of this Lease and has performed an appraisal pursuant to Section 8.01, the Appraisers' determination of Fair Market Rent shall not consider any increase in the value of a Leased Property due to the difference in value between such Tenant-constructed Improvements (as hereafter defined) and any Tenant Improvements or Capital Additions replaced by such Tenant-constructed Improvements. The Tenant shall have the right, in its sole discretion, to rescind the exercise of Tenant's option to extend the Lease as to any Extended Lease Property for the Fifth Extension Term, during a period of fifteen (15) business days after the determination of the fair market rent for such Extended Lease Property. If Tenant shall fail to exercise the right to rescind within such fifteen (15) day period, the election to extend shall be irrevocable and the Fair Market Rent so determined shall be the Base Annual Rent during the Fifth Extension Term notwithstanding any changes in the market rental rates, whether upward or downward, which may occur after such determination. However, notwithstanding anything else in this Lease, Fair Market Rent shall become the Base Annual Rent (as defined hereafter) in the Fifth Extension Term and shall be subject to Base Annual Rent Adjustments as set forth in Section 2.03.

     1.04 Holding Over.  Should Tenant, without the express consent of Landlord,
          ------------
continue to hold and occupy any Leased Property after the expiration or earlier termination of the Term or any Extension Term, as the case may be, such holding over beyond the Term and the acceptance or collection of Rent (as defined hereinafter) by Landlord shall operate and be construed as creating a tenancy from month-to-month and not for any other term whatsoever. During any such holdover period Tenant shall pay to Landlord for each month (or portion thereof) Tenant remains in such Leased Property, in lieu of the Base Annual Rent (as defined hereafter) for such Leased Property, an amount equal to the sum of one-twelfth (1/12) of (i) one hundred fifty percent (150%) of such Base Annual Rent (the "Holdover Rate"), and (ii) as applicable, one hundred percent (100%) of the Additional Rent (as defined hereinafter) for such Leased Property, each as in
effect on the expiration date.   Said month-to-month tenancy may be terminated
by Landlord by giving Tenant thirty (30) days written notice, and at any time thereafter Landlord may re-enter and take possession of such Leased Property.

     1.05 Surrender.  Except as a result of (a) Tenant Improvements and
          ---------
Capital Additions (as defined hereinafter); (b) normal and reasonable wear and tear (subject to the obligation of Tenant to maintain each Leased Property in good order and repair during the Term); and (c) casualty, taking or other damage and destruction not required to be repaired by Tenant, Tenant shall surrender and deliver up each Leased Property at the expiration or termination of the Term or the Extension Term therefor, as the case may be, broom clean, in good order and repair, free of the Excluded Personal Property and any additional items of Tenant's personal property (together with the Excluded Personal Property, the "Tenant's Personal Property"), all of which Tenant shall remove prior to such surrender and delivery, and in as good order and condition as of the Commencement Date.

     1.06 Deliveries at Commencement.  On the Commencement  Date, Tenant shall
          --------------------------
deliver to Landlord:

          (a) A binding insurance certificate stating that Capital Automotive L.P. is an additional named insured under the Tenant's insurance policy;

          (b) A certified copy of the Tenant's organizational documents, as amended and in existence on that date; and

          (c) A certificate of good standing from the jurisdiction in which Tenant is organized, and if Tenant is organized in a jurisdiction other than the situs of the Leased Property, a certificate of good standing and foreign qualification from the jurisdiction in which the Leased Property is located;

          (d) A consent or resolutions of the Tenant authorizing the Tenant to enter into this Lease.

     1.07 Additional Leased Properties; Lease Supplement  Tenant and Landlord
          ----------------------------------------------
hereby agree that, for a period of sixty months following the Effective Date, that Tenant or an Affiliate of Tenant (including, but not limited to James E. and/or Thomas W. Kelley) shall have the right to transfer and convey additional real property to the Landlord on the same relevant material terms and conditions as the Lease (pursuant to a Lease Supplement) and that Real Property Purchase and Contribution Agreement by and between Landlord and Tenant or its Affiliate executed in connection with the execution of this Lease ("Purchase and Contribution Agreement") at a price acceptable to the Landlord which price shall be not less than the fair market value of the real property to be transferred, provided that (i) the material terms and conditions of this Lease and the
--------
Purchase and Contribution Agreement are economically feasible for the Landlord, within the Landlord's sole discretion, in light of the economic conditions existing at the time that Tenant or an Affiliate thereof seek to transfer and convey any real property and (ii) without contemporaneous written consent of the Landlord, Tenant or an Affiliate thereof may transfer such real property only for cash in U.S. dollars in the amount of the purchase price for such real property.

II.  RENT
     ----

     2.01 Base Rent.  Tenant shall pay Landlord annual base rent (the "Base
          ---------
Annual Rent") as to the Leased Property for each year during the Term or the Extension Term (each such year a "Lease Year"), which Base Annual Rent shall be subject to upward adjustment pursuant to Section 2.03. In each of the first three (3) Lease Years for any Leased Property that is the subject of this Lease (including any property included in this Lease by a Lease Supplement), the Base Annual Rent shall be in the amount set forth in the Summary of Terms (the "Initial Base Annual Rent"), paid to Landlord in twelve equal monthly installments in each such Lease Year.

     2.02 Additional Rent.  As to each Leased Property, in addition to the Base
          ---------------
Annual Rent, Tenant shall pay all other amounts, liabilities, obligations and Impositions (as defined in Section 3.02 hereto) which Tenant assumes or agrees to pay under this Lease and any fine, penalty, interest, charge and cost which may be added for nonpayment or late payment of such items (collectively, the
"Additional Rent").   The Base Annual Rent and Additional Rent are hereinafter
referred to as "Rent."

     2.03 Base Annual Rent Adjustment.
          ---------------------------

          (a) The Base Annual Rent shall be adjusted during the Lease Term or the Extension Terms under the procedures set forth in the Summary of Terms (the "Base Annual Rent Adjustment").

          (b) As used herein and in the Summary of Terms, "CPI" shall mean the CPI-U published by the United States Department of Labor, Bureau of Labor

               Statistics Consumer Price Index for All Urban Consumers,
               U.S. City Average. If at any time during the Term or the Extension Term, as the case may be, the CPI shall be discontinued, Landlord shall select a substitute index, subject to Tenant's reasonable and timely approval, being an existing official index published by the Bureau of Labor Statistics or its successor or another, similar governmental agency, which index is most nearly equivalent to the CPI.

     2.04 Security Deposit.  Prior to the Commencement Date, Tenant shall
          ----------------
deliver to Landlord a personal guarantee by the parties and in the amount stated in the Summary of Terms, which shall be held by Landlord as security (the "Security Deposit") for the performance of Tenant's payment and other obligations under this Lease. Upon an Event of Default and the continuance thereof, Landlord shall have the right, but not the obligation, to apply the Security Deposit as set forth in Section 9.08. Landlord shall return the Security Deposit, without interest, after expiration of this Lease, if Tenant has fully and faithfully carried out all of the terms, covenants and conditions hereof.

     2.05 Place of Payment of Rent; Direct Payment of Additional Rent.  Landlord
          ------------------------------------------------------------
shall have all legal, equitable and contractual rights, powers and remedies provided in this Lease or by statute or otherwise in the case of nonpayment of the Rent for each Leased Property. Except as otherwise specifically and expressly provided in this Lease, Tenant shall pay the Base Annual Rent without notice, demand, set-off or counterclaim in advance, in lawful money of the United States of America and payable in consecutive monthly installments commencing on the Commencement Date and thereafter on the first day of each month during the Term. Unless Landlord shall direct otherwise, Tenant shall make all payments of Base Annual Rent to Landlord by direct deposit of immediately available funds to the bank account specified in Exhibit 2.05 (which
                                                             ------------
account Landlord may change from time to time upon Notice to Tenant). At the direction of the Landlord and in the event of an uncured Event of Default, Tenant shall make payments of Additional Rent directly to the person or persons to whom such amount is owing at the time and times when such payments are due, and Tenant shall give to Landlord such evidence of such direct payments as Landlord shall reasonably request.

     2.06 Net Lease.  This Lease shall be deemed and construed to be an
          ----------
"absolute net lease" or "triple net lease," (i.e. that Tenant shall pay all costs and expenses related to the ownership and operations of each Leased Property, thereby leaving all Rent as an absolutely net return to Landlord) and as to each Leased Property, Tenant shall pay all Rent, Impositions, and other charges and expenses in connection with such Leased Property throughout the Term and any Extension Term, without abatement, deduction or set-off except as otherwise specifically and expressly provided in this Lease.

     2.07 No Termination, Abatement, Etc.  Except as otherwise specifically and
          -------------------------------
expressly provided herein, Tenant shall remain bound by this Lease in accordance with its terms. Except as otherwise specifically and expressly provided herein, Tenant shall not, without the prior written consent of Landlord, modify, surrender or terminate this Lease as to any Leased Property, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent as to any Leased Property for any reason whatsoever. Notwithstanding any other provision in this Lease, in the event that Landlord materially fails to observe and perform the conditions and requirements of Sections 15.01, 16.01 and 16.02, after written notice thereof and an opportunity to cure within a thirty (30) day period after such notice is given Landlord by Tenant, Tenant shall be entitled reasonably to abate, deduct, or reduce Base Annual Rent ("Rent Reduction"), provided that, in the event that Tenant's Rent
                                --------
Reduction is held by a court of competent jurisdiction to exceed the amount of Rent Reduction to which Tenant is entitled, Tenant shall be liable for liquidated damages, in addition to any other remedies to which Landlord is entitled, in the amount of the excess Rent Reduction and the interest thereon at the New York Prime Rate from the date on which such rent was otherwise due. The term "New York Prime Rate" means the prime rate published in the "Money Rates" column of The Wall Street Journal. Except as specifically and expressly provided in this Lease, the obligations of Landlord and Tenant shall not be affected by reason of: (a) the lawful or unlawful prohibition of, or restriction upon, Tenant's use of any Leased Property, or any part thereof, the interference with such use by any person, corporation, partnership or other entity, other than Landlord or any person or entity acting by or through or under Landlord; (b) any claim which Tenant has or might have against Landlord or by reason of any default or breach of any warranty by Landlord under this Lease or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties; (c) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceeding affecting Landlord or any assignee or transferee of Landlord; (d) any damage to, or destruction of, any Leased Property or any portion thereof for whatever cause, or any taking of the Leased Property or any portion thereof; or (e) any other cause, whether similar or dissimilar to any of the foregoing, other than a discharge of Tenant from any such obligations as a matter of law. Except as otherwise specifically and expressly provided in this Lease, and to the maximum extent permitted by law, Tenant hereby specifically waives all rights, including but not limited to any rights under any statute relating to rights of tenants in the jurisdictions where the Leased Properties are located, which may now be conferred upon it by law, relating to: (a) the modification, surrender or termination of this Lease, or the quitting or surrender of any Leased Property or any portion thereof; (b) any abatement, reduction, suspension or deferment of the Rent or other sums payable by Tenant hereunder; (c) any rights of redemption and (d) any right to demand or notice of termination or eviction. Except as otherwise specifically and expressly provided in this Lease, as to each Leased Property, the obligations of Landlord and Tenant hereunder shall be separate and the Rent and all other sums shall continue to be payable in all events unless the obligations to pay the same shall be terminated or abated or reduced pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.


III. IMPOSITIONS AND UTILITIES
     -------------------------

     3.01 Payment of Impositions.  The Landlord and Tenant intend that Landlord
          ----------------------
shall bear none of the costs of the ownership and operation of the Leased Property except for payment of the federal, state or local income taxes, and that Tenant shall pay all costs in every respect of the ownership and operation of the Leased Property except for Landlord's payment of federal, state or local income taxes. By way of example and in no means by way of limitation, the Tenant shall pay as follows: subject to the adjustments set forth herein, Tenant shall pay, in the manner set forth in Section 3.04, as Additional Rent, to the Landlord an amount equal to the amount necessary to pay all Impositions that may be levied or become a lien on any Leased Property or any part thereof at any time (whether prior to or during the Term), without regard to prior ownership of said Leased Property, before the same becomes delinquent. Tenant's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon any Leased Property or any part thereof. Tenant, at its expense, shall prepare and file all tax returns and reports in respect of any Imposition as may be required by governmental authorities, provided, however, that Tenant shall provide to
                          --------
Landlord copies of all filings of such tax returns or reports in respect of any real property or Fixtures owned by Landlord. Tenant shall be entitled to any refund due in respect of such Impositions from any taxing authority if no Event of Default shall have occurred hereunder and be continuing. Any refunds in respect of such Impositions retained by Landlord due to an Event of Default shall be applied as provided in Section 9.08. Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to a Leased Property as may be necessary to prepare any required tax returns and reports. In the event governmental authorities classify any Fixtures or other property covered by this Lease as personal property, Landlord and Tenant shall file all personal property tax returns in such jurisdictions where it may legally so file with respect to their respective owned personal property. Landlord, to the extent it possesses the same, and Tenant, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing such returns or reports for any property so classified as personal property. To the extent that Landlord is legally required to file personal property tax returns, Tenant will be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Tenant to file a protest. Tenant may, upon notice to Landlord, at Tenant's option and at Tenant's sole cost and expense, protest, appeal, or institute such other proceedings as Tenant may deem appropriate to effect a reduction of real estate or personal property assessments and Landlord, at Tenant's expense as aforesaid, shall fully cooperate with Tenant in such protest, appeal, or other action. Tenant shall provide Landlord copies of all materials filed or presented in connection with any such proceeding. Tenant shall promptly reimburse Landlord for all taxes paid by Landlord, which were not paid with deposits received from Tenant, upon receipt of billings accompanied by copies of a bill therefor and payments thereof which identify the property with respect to which such payments are made. Impositions imposed with respect to the tax-fiscal period during which the Term commences and terminates as to each Leased Property shall be adjusted and prorated between Landlord and Tenant on a per diem basis, with Tenant being obligated to pay its pro rata share from and including the Commencement Date to and including the expiration or termination date of the Term or Extension Term, as the case may be, whether or not such Imposition is imposed before or after such commencement or termination, and Tenant's obligation to pay its prorated share thereof shall survive such termination. Tenant shall also pay to Landlord a sum equal to the amount which Landlord may be caused to pay of any privilege tax, sales tax, gross receipts tax, rent tax, occupancy tax or like tax (excluding any tax based on net income), hereinafter levied, assessed, or imposed by any federal, state, city, county or municipal or other local governmental authority, or any subdivision thereof, upon or measured by rent or other consideration required to be paid by Tenant under this Lease.

     3.02 Definition of Impositions.  "Impositions" means, collectively:
          -------------------------
(a) taxes (including without limitation, all real estate and personal property ad valorem (whether assessed as part of the real estate or separately assessed as unsecured personal property), sales and use, business or occupation, single business, gross receipts, transaction, privilege, rent or similar taxes, but not including income or franchise or excise taxes payable with respect to Landlord's receipt of Rent); (b) assessments, whether in the nature of a special assessment or otherwise (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term or any Extension Term, as the case may be); (c) ground rents, water, sewer or other rents and charges, excises, tax levies, and fees (including, without limitation, license, permit, inspection, authorization and similar fees); (d) to the extent they may become a lien on a Leased Property, all taxes imposed on Tenant's operations of such Leased Property including without limitation, employee withholding taxes, income taxes and intangible taxes; and (e) all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforseen, of every character in respect of each Leased Property or any part thereof, the Business conducted by Tenant thereon, and/or the Rent (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term or any Extension Term, as the case may be, hereof may be assessed or imposed on or in respect of or be a lien upon (i) Landlord or Landlord's interest in any Leased Property or any part thereof; (ii) any Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein; or (iii) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with any Leased Property or the leasing or use of any Leased Property or any part thereof. Tenant shall not, however, be required to pay: (x) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Landlord or (y) subject to the terms of this Lease, any tax imposed with respect to the sale, exchange or other disposition by Landlord of a Leased Property or the proceeds thereof; provided, however, that if any tax, assessment, tax levy or charge which Tenant is obligated to pay pursuant to the first sentence of this definition and which is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (x) or (y) immediately above is levied, assessed or imposed expressly in lieu thereof Tenant shall then pay such tax, levy, or charge set forth in said clause (x) or
(y).

     3.03 Utilities.  Tenant shall contract for, in its own name, and will pay,
          ---------
as Additional Rent all taxes, assessments, charges/deposits, and bills for utilities, including without limitation charges for water, gas, oil, sanitary and storm sewer, electricity, telephone service, trash collection, and all other utilities which may be charged against the occupant of the Improvements during the Term. Tenant shall at all times maintain that amount of heat necessary to ensure against the freezing of water lines. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any liability or damages to the utility systems of each Leased Property that may result from Tenant's failure to maintain sufficient heat in the Improvements therefor.

     3.04 Escrow of Impositions. Following an Event of Default not cured within
          ---------------------
the applicable cure period, if any, at Landlord's option, Tenant shall thereafter deposit with Landlord on the first day of each month during the Term hereof and any Extension Term, as the case may be, a sum equal to one-twelfth (1/12th) of the Impositions assessed against such Leased Property which sums shall be used by Landlord toward payment of such Impositions. If, at the end of any applicable tax year, any such funds held by Landlord are insufficient to make full payment of taxes or other Impositions for which such funds are held, Tenant, on demand, shall pay to Landlord any additional funds necessary to pay and discharge in full the obligations of Tenant pursuant to the provisions of this Section. If, however, at the end of any applicable tax year, such funds held by Landlord are in excess of the total payment required to satisfy taxes or other Impositions for which such funds are held, Landlord shall apply such excess amounts to a tax and Imposition escrow fund for the next tax year. With respect to each Leased Property, if any such excess exists following the expiration or earlier termination of this Lease, and subject to the terms of this Lease, Landlord shall promptly refund such excess amounts to Tenant. The receipt by Landlord of the payment of such Impositions by and from Tenant shall only be as an accommodation to Tenant and the taxing authorities, and shall not be construed as rent or income to Landlord, Landlord serving, if at all, only as a conduit for delivery purposes.

     3.05 Discontinuance of Utilities.  Landlord will not be liable for damages
          ---------------------------
to person or property or for injury to, or interruption of, business for any discontinuance of utilities at any Leased Property nor will such discontinuance in any way be construed as an eviction of Tenant from such Leased Property or cause an abatement of Rent as to such Leased Property or operate to release Tenant from any of Tenant's obligations as to such Leased Property under this Lease. Notwithstanding the forgoing, however, provided that if Tenant has
                                              --------
complied with Section 3.07 hereof, Landlord shall be liable for damages to person or property or for injury to, or interruption of business, for any discontinuance of utilities at any Leased Property, in the event and to the extent, such damages or injury are caused by the negligence or wilful misconduct of the Landlord and which damages are not otherwise fully covered (excluding deductibles) by payments to Tenant under its insurance.

     3.06 Liens.  Subject to Section 17.19 relating to contests, Tenant shall
          -----
not directly or indirectly create or allow to remain, and will promptly discharge at its expense, any lien, encumbrance, attachment, title retention agreement or claim upon any Leased Property or any attachment, levy, claim or encumbrance in respect of any Rent provided under this Lease, not including, however: (a) this Lease; (b) utility easements and road rights-of-way in the customary form (i) provided the same do not adversely affect the intended use of the Leased Properties (including the Improvements) and do not create a material adverse effect on the value of the Leased Properties or (ii) which result solely from the action or inaction of Landlord; (c) zoning and building laws or ordinances, provided the Tenant will promptly cure any manner in which the Leased Properties and the Business are not in compliance with same; (d) such encumbrances as are subsequently consented to in writing by Landlord, but excluding liens in respect of Impositions required to be paid under Section 3.01; (e) liens for Impositions so long as (i) the same are not yet payable or are payable without the addition of any fine or penalty or (ii) such liens are being contested as permitted under Section 17.19; and (f) other encumbrances, easements, rights of way or liens, including such as Tenant may place on its leasehold estate in the Leased Property (which liens on Tenant's leasehold estate shall be permitted without the consent of Landlord) (i) provided the same do not adversely affect the intended use of the Leased Properties (including the Improvements), do not create a material adverse effect on the value of the Leased Properties and do not adversely affect the Landlord's rights or estate in and to the Leased Property or those of any person claiming in, through or under Landlord, including any pledgee or mortgagee thereof, or (ii) which result solely from the action or inaction of Landlord or (iii) which are Permitted Exceptions shown on the final marked up commitment or policy of title insurance for the Leased Properties provided to the Landlord pursuant to the Purchase and Contribution Agreement.

     3.07 Impositions Statements.  Tenant shall immediately after the
          ----------------------
Commencement Date notify the appropriate taxing authorities, utility providers, and other entities that would send invoices for Impositions in the jurisdiction in which the Leased Properties are situated that all tax statements, assessments and bills for Impositions shall be delivered directly to Tenant for payment. Tenant shall deliver to Landlord copies of all statements of taxes, special assessments or other Impositions within ten (10) days of Tenant's receipt thereof. To the extent that Landlord receives any tax statements, tax assessments and bills for Impositions directly from such taxing authority, utility provide or other similar entity, Landlord shall deliver to Tenant copies of all statements of taxes, special assessments or other Impositions within ten
(10) days of Landlord's receipt thereof. Immediately upon Tenant's receipt of such copies from Landlord, Tenant shall immediately arrange for all future notices from that source to be delivered directly to Tenant for payment. In the event that Tenant has complied with this Section 3.07 and Landlord receives bills for Impositions, Landlord shall promptly deliver copies of such bills for Impositions to Tenant. If Landlord fails to deliver copies of such bills to Tenant at least five (5) business days prior to the time Tenant would need to pay such bills in order to obtain discounts on or to avoid penalties, fines or interest in connection with such bills, Landlord shall be responsible for payment to Tenant of the amount of any lost discount, or penalties, fines or interest arising solely from Landlord's non-timely delivery of such bills to Tenant.


IV.  INSURANCE
     ---------

     4.01 Insurance.  Tenant shall, at Tenant's expense, keep the Improvements,
          ---------
Fixtures, and other components of each Leased Property insured against the following risks:

          (a) Loss or damage by fire with extended coverage (including windstorm and subsidence), vandalism and malicious mischief, sprinkler leakage and all other physical loss perils commonly covered by "All Risk" ("Special Form") insurance in an amount not less than one hundred percent (100%) of the then full replacement cost thereof (as hereinafter defined). Such policy shall include an agreed amount endorsement if available at a reasonable cost. Such policy shall also include endorsements for contingent liability for operation of building laws, demolition costs, and increased cost of construction.

          (b) Loss or damage by explosion of steam boilers, pressure vessels, or similar apparatus, now or hereafter installed on any Leased Property, in commercially reasonable amounts acceptable to Landlord.

          (c) Loss of rent under a rental value or Business interruption insurance policy covering risk of loss during the first twelve
               (12) months of reconstruction necessitated by the occurrence of any hazards described in Sections 4.01(a) or 4.01(b), above, and which causes an abatement of Rent as provided in Article X hereof, in an amount sufficient to prevent Landlord or Tenant from becoming a co-insurer, containing endorsements for extended period of indemnity and premium adjustment, and written with an agreed amount clause, if the insurance provided for in this clause (c) is available.

          (d) If the Land or any portion thereof related to a Leased Property is located in whole or in part within a designated flood plain area as shown on the ALTA survey performed in connection with the Purchase and Contribution Agreement, loss or damage caused by flood in commercially reasonable amounts acceptable to Landlord.

          (e) Loss or damage commonly covered by blanket crime insurance including employee dishonesty, loss of money orders or paper currency, depositor's forgery, and loss of property accepted by Tenant for safekeeping, in commercially reasonable amounts acceptable to Landlord.

          (f) Workers' compensation insurance as required by statute in respect of any work or other operations on or about each Leased Property.

          (g) Comprehensive liability insurance as to each Leased Property in amounts equal to the greater of (i) One Million Dollars ($1,000,000) for each occurrence and Two Million Dollars ($2,000,000) in the aggregate, or (ii) the limits of liability generally required under the franchise agreements or other agreements pursuant to which Tenant operates the Businesses conducted on or about each Leased Property.

          (h) Commercial comprehensive catastrophic liability insurance with limits of liability of not less than the greater of (i) Five Million ($5,000,000) and (ii) the limits of liability generally required under the franchise agreements or other agreements pursuant to which Tenant operates the Businesses conducted on or about each Leased Property.

          (i) During the period when any addition, alteration, construction, installation or demolition is being made or performed to any part of the Leased Property, contingent liability, public liability, completed value, builder's risk (non-reporting form) workers' compensation and other insurance as is deemed prudent by Landlord.

     4.02 Insurance Limits.  Deductible provisions for the insurance required
          ----------------
under Section 4.01(a) shall not exceed Twenty-Five Thousand Dollars ($25,000) per location per occurrence and One Hundred Thousand Dollars ($100,000) aggregate per occurrence; under clause(d), Twenty-Five Thousand Dollars ($25,000) per occurrence, except that if federal flood insurance is available then such deductible shall not be greater than the lowest deductible available with respect to such federal flood insurance; under clause (g), Twenty-Five Thousand Dollars ($25,000) per occurrence; under clause (h), Twenty-Five Thousand Dollars ($25,000) per occurrence; and under clause (j), Twenty-Five Thousand Dollars ($25,000) per occurrence.

     4.03 Insurance Requirements. The following provisions shall apply to all
          ----------------------
insurance coverages required hereunder:

          (a) The carriers of all policies shall have a Best's Rating of "A-" or better and a Best's Financial Category of XII or larger and shall be authorized to do insurance business in the jurisdiction in which the Leased Property is located.

          (b) Tenant shall be the "named insured" and Landlord and any mortgagee of Landlord shall be an "additional named insured" on each policy, except the insurance required by Section 4.01(f) hereto.

          (c) Tenant shall deliver to Landlord certificates or policies showing the required coverages and endorsements. Each policy or certificate of insurance shall provide that such policy or certificate (i) may not be canceled, (ii) may not lapse for failure to renew, and (iii) no material change or reduction in coverage may be made, without Landlord's approval after at least thirty (30) days' prior written notice to Landlord.

          (d) The policies shall contain a severability of interest and/or cross-liability endorsement, provide that the acts or omissions of Tenant will not invalidate Landlord's coverage, and provide that Landlord shall not be responsible for payment of premiums.

          (e) All loss adjustment shall require the written consent of Landlord and Tenant, as their interests may appear.

          (f) At least (30) thirty days prior to the expiration of each policy, Tenant shall deliver to Landlord a certificate showing renewal of such policy and payment of the annual premium therefor.

     Tenant shall have the right to select any insurance company or companies meeting the standards set forth in this Section IV to provide the insurance coverage required by this Lease. Landlord shall have the right to review the insurance coverages required hereunder with Tenant from time to time, to obtain the input of third party professional insurance advisors (at Landlord's expense) with respect to such insurance coverages, and to consult with Tenant in Tenant's annual review and renewal of such insurance coverages. All insurance coverages hereunder shall be in such form, substance and amounts as are customary or standard in Tenant's industry, but at a minimum shall comply with the requirements set forth herein.

     4.04 Replacement Cost.  The term "full replacement cost" means the actual
          ----------------
replacement cost of the Improvements from time to time including increased cost of construction, with no reductions or deductions. Tenant shall, not later than thirty (30) days after the anniversary of each policy of insurance, increase the amount of the replacement cost endorsement for the Improvements to the extent necessary to reflect increased costs of construction. If Tenant makes any Permitted Alterations (as hereinafter defined) to any Leased Property, Landlord may have such full replacement cost redetermined at any time after such Permitted Alterations are made, regardless of when the full replacement cost was last determined.

     4.05 Blanket Policy.  Tenant may carry the insurance required by this
          --------------
Article under a blanket policy of insurance, provided that the coverage afforded Tenant will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all of the requirements of this Lease and the Landlord approves the form of the policy.

     4.06 No Separate Insurance. Tenant shall not take out separate insurance
          ---------------------
concurrent in form or contributing in the event of loss with that required in this Article, or increase the amounts of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including Landlord and any mortgagees, are included therein as additional named insureds or loss payees, the loss is payable under said insurance in the same manner as losses are payable under this Lease, and such additional insurance is not prohibited by the existing policies of insurance required pursuant to this Article. Tenant shall immediately notify Landlord of the taking out of such separate insurance or the increasing of any of the amounts of the existing insurance by securing an additional policy or additional policies. The term "mortgages" as used in this Lease includes, but is not limited to, Deeds of Trust and the term "mortgagees" includes, but is not limited to, trustees and beneficiaries under a Deed of Trust.

     4.07 Waiver of Subrogation.  Each party hereto hereby waives any and every
          ---------------------
claim which arises or may arise in its favor and against the other party hereto during the Term or any Extension Term or renewal thereof, for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, any Leased Property, which loss or damage is covered by valid and collectible insurance policies, to the extent that such loss or damage is recoverable in full under such policies. Said mutual waiver shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Inasmuch as the said waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto agrees immediately to give each insurance company which has issued to it policies of insurance, written notice of the terms of said mutual waivers, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers, so long as such endorsement is available at a reasonable cost.

     4.08 Mortgages.  The following provisions shall apply if Landlord now or
          ---------
hereafter places a mortgage on any Leased Property or any part thereof: (a) Tenant shall obtain a standard form of mortgage clause insuring the interest of the mortgagee (which requirement shall not include a mortgagee policy of title insurance); (b) Tenant shall deliver evidence of insurance to such mortgagee; and (c) loss adjustment shall require the consent of the mortgagee but such consent shall not be unreasonably withheld and may not include any requirement that the funds be paid to mortgagee in lieu of reconstruction.

     4.09 Other Insurance Requirements.  Notwithstanding anything in this Lease
          ----------------------------
to the contrary and not by way of limitation, in addition to the types and amounts of insurance required to be carried by Tenant herein, Tenant covenants to insure and continue in effect such types and amounts of insurance as the Tenant shall be required to carry pursuant to any contract, agreement, instrument, statute, law, rule or regulation relating to the use of the Leased Property and the operations of any Business or other activities thereon, including noncancellable written notice to mortgagee.


V.   INDEMNITY; SUBSTANCES OF CONCERN
     --------------------------------

     5.01 Tenant's Indemnification.  Subject to Section 4.07 and except for any
          ------------------------
acts or omissions or negligence, gross negligence or wilful misconduct of Landlord or any of its agents, employees, representatives or contractors, Tenant hereby agrees to indemnify and hold harmless Landlord, its agents, and employees from and against any and all demands, claims, causes of action, fines, penalties, damages (including punitive and consequential damages), losses, liabilities (including strict liability), judgments, costs and expenses (including, without limitation, reasonable attorneys' fees, court costs, and the costs set forth in Section 9.06) (the "Claims") incurred in connection with or arising from: (a) the use, condition, operation or occupancy of the Leased Properties; (b) any activity, work, or thing done, or permitted or suffered by Tenant in, on or about the Leased Properties; (c) any acts, omissions, or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees, or visitors of Tenant or any such person; (d) any breach, violation, or nonperformance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees, or visitors of Tenant or of any such person, of any term, representation, warranty, covenant, or provision of this Lease or any law, ordinance, or governmental requirement of any kind; (e) any injury or damage to the person, property or Business of Tenant, its employees, agents, contractors, invitees, visitors, or any other person entering upon any Leased Property; (f) any accident, injury to or death of persons or loss or damage to any item of property occurring on or about any Leased Property; and (g) any Environmental Law or any pollution or other threat to human health or the environment at, arising out of or relating to any Leased Property as set forth in Section 5.05. If any action or proceeding is brought against Landlord, its employees, or agents by reason of any such demand, claim, or cause of action, Tenant, upon notice from Landlord, will defend the same at Tenant's expense with counsel reasonably satisfactory to Landlord. In the event Landlord reasonably determines that its interests and the interests of Tenant in any such action or proceeding are not substantially the same and that Tenant's counsel cannot adequately represent the interests of Landlord therein, Landlord shall have the right to hire separate counsel in any such action or proceeding and the reasonable costs thereof shall be paid for by Tenant. Tenant's indemnification obligations with respect to a Claim shall survive the expiration or earlier termination of this Lease until the later of
(i) two (2) years from the Execution Date, or (ii) the expiration of the period ninety (90) days after the date on which Landlord has actual knowledge of the existence of such Claim, provided, however, that Tenant's indemnification obligations shall survive the expiration or earlier termination of this Lease until ninety (90) days after the expiration of the applicable statute of limitations for Claims incurred in connection with, arising out of, or related to (i) Section 5.01(g) or (ii) the failure to pay, as provided for in this Agreement, any Imposition.

     5.02 Substances of Concern.
          ---------------------

          (a)  For purposes of this Section 5:

               (i) "Substances of Concern" means, without limitation, chemicals, pollutants, contaminants, wastes, toxic substances, radioactive materials or genetically modified organisms, which are, have been or become regulated by any federal, state or local government authority including, without limitation, (1) petroleum or any fraction thereof,
                     (2) asbestos, (3) any substance or material defined as a "hazardous substance" pursuant to (S) 101 of the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. (S) 9601), or (4) any substance or material defined as a "hazardous chemical" pursuant to the federal Hazard Communication Standard (29 C.F.R. (S) 1910.1200).

               (ii) "Environmental Laws" means all federal, state, local, and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, wetlands, land surface, subsurface strata, and indoor and outdoor workplace), including, without limitation, (1) laws and regulations relating to emissions, discharges, releases, or threatened releases of Substances of Concern, and (2) common law principles of tort liability.

          (b) Tenant shall not, either with or without negligence, injure, overload, deface, damage or otherwise harm any Leased Property or any part or component thereof; commit any nuisance; permit the emission of any Substances of Concern; allow the release or other escape of any biologically or chemically active substances or materials or other Substances of Concern so as to impregnate, impair or in any manner affect, even temporarily, any element or part of any Leased Property or neighboring property, or allow the storage or use of such substances or materials in any manner not sanctioned by law and by reasonable standards prevailing in the automobile retail and related industries for the storage and use of such substances or materials; nor shall Tenant permit the occurrence of objectionable noise or odors; or make, allow or suffer any waste whatsoever to any Leased Property. Landlord may inspect each Leased Property from time to time upon reasonable prior notice, and Tenant will cooperate with such inspections.

          (c) Notwithstanding the foregoing, Tenant anticipates using, storing and disposing of certain Substances of Concern in connection with operation of its Business. Such Substances of Concern include, but are not limited to, the following: motor oil, waste motor oil and filters, transmission fluid, antifreeze, refrigerants, waste paint and lacquer thinner, batteries, solvents, lubricants, degreasing agents, gasoline and diesel fuels. Tenant shall ascertain and comply fully with all applicable Environmental Laws and environmental standards and requirements set by federal, state or local laws, rules, regulations or governmental directives related to the Leased Properties or Tenant's use or occupancy of the Leased Property ("Environmental Standards"), including but not limited to any laws or standards (a) regulating the use, storage, generation or disposal of Substances of Concern, (b) regulating the monitoring or use of any underground or aboveground storage tanks at the Leased Properties, or (c) establishing any permitting, notification or reporting requirements. As promptly as practicable after the Commencement Date (but in no event later than 120 days thereafter), Tenant shall establish and implement a program of compliance with all applicable Environmental Laws and Environmental Standards ("Environmental Compliance Program"). Tenant shall update such Environmental Compliance Program every three (3) years during the Term. Tenant shall submit its Environmental Compliance Program and each update thereto to Landlord; provided, however, such submittal shall not relieve Tenant of its obligations pursuant to this Section 5. Tenant's Environmental Compliance Program shall include a program for monitoring Tenant's compliance with Environmental Laws and Environmental Standards and a plan for correcting immediately any incident of noncompliance. Tenant shall comply with its Environmental Compliance Program.

          (d) In the event of any noncompliance with any Environmental Laws or Environmental Standards or any spill, release or discharge of Substances of Concern in a reportable quantity under federal, state or local law, Tenant shall:

               (i) give Landlord immediate notice of the incident by telephone or facsimile, providing as much detail as possible. Such notice shall be provided to Landlord's National Dealership Real Estate Manager or to such other person as Landlord shall designate in accordance with
                      Section 16.01 below;

               (ii) as soon as possible, but no later than seventy-two (72) hours, after discovery of an incident of noncompliance, submit a written report to Landlord, identifying the source or case of the noncompliance or spill, release or discharge (including the names and quantities of any Substances of Concern involved) and the method or action required to correct the problem; and

               (iii) cooperate with Landlord or its designated agents or contractors with respect to the investigation and correction of such problem.

Tenant shall also be solely responsible for providing any notice to any federal, state or local governmental authority required by applicable laws and regulations as a result of such incident.

     5.03 Audits.  Landlord shall have the right to conduct, at its expense,
          ------
periodic audits of Tenant's compliance with the Environmental Compliance Program and management of Substances of Concern at the Leased Properties and/or periodic tests of air, soil, surface water or groundwater at or near the Leased Properties. Landlord shall provide Tenant with the results of any audit or tests, provided that Tenant agrees promptly to modify its Environmental
       --------
Compliance Program or its operations if in Landlord's reasonable judgement (i) Tenant has breached its obligations under this Lease and/or (ii) any of the Leased Properties is in violation of Environmental Laws. Tenant agrees to remediate or remove a spill, release or discharge of Substances of Concern in
accordance with Section 5.06 below.   If Landlord reasonably determines that
alterations or improvements of equipment or buildings located on the Leased Property are necessary to remedy any violation of Environmental Law or of Tenant's obligations under this Lease, Tenant shall perform such alterations or improvements as are reasonable under the circumstances and pay all costs and
expenses relating thereto.   If Tenant shall fail to pay any such costs or
expenses, Tenant shall deposit with Landlord the full amount necessary to pay such costs in full within ten (10) days of Landlord's demand. Nothing contained herein shall be construed to obligate or require Landlord to perform any audits, tests, inquiry or investigation. Landlord shall not be liable in any way for the truth or accuracy of the results of any such audit or tests that Landlord provides to Tenant.

          5.04 Landlord's Option Re: Compliance.  If Tenant, after notice from
               --------------------------------
Landlord, fails to comply with or perform any of its obligations pursuant to this Section 5, including, but not limited to, obligations to clean up spills, releases or discharges, Landlord may, but shall not be obligated to, perform such obligations and Tenant shall pay Landlord within ten (10) days of demand Landlord's costs therefor, including any overhead and administrative costs.

          5.05 Environmental Indemnification.  Tenant shall indemnify and hold
               -----------------------------
harmless Landlord from and against all demands, claims, causes of action, fines, penalties, damages (including punitive and consequential damages), losses, liabilities (including strict liability), judgments, and expenses (including, without limitation, reasonable attorneys' fees, court costs, and the costs set forth in Section 9.06) imposed upon or asserted against Tenant, Landlord or any Leased Property on account of any Environmental Law (irrespective of whether there has occurred any violation of any Environmental Law) relating to any Leased Property, including (a) response costs and costs of removal and remedial action incurred by the United States Government or any state or local governmental unit to any other person or entity, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to any Environmental Law, (b) costs and expenses of abatement, investigation, removal, remediation, correction or cleanup, fines, damages, response costs or penalties which arise from the provisions of any Environmental Law, (c) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity, (d) liability by reason of a breach of an environmental representation or warranty by Tenant, and
(e) failure of Tenant to complete in a timely manner alterations or improvements of equipment or buildings located on the Leased Property required to be completed by Tenant pursuant to Section 5.03 in a manner acceptable to Landlord.

          5.06 Tenant's Cleanup Obligation.  If any spill, release or discharge
               ---------------------------
of Substances of Concern occurs on, at or from the Leased Properties during the Term, Tenant shall promptly take all actions, at its sole expense, as are necessary to remove or remediate such spill, release or discharge and to return the Leased Property to the condition existing prior to the introduction of any such Substances of Concern to the Leased Property, provided that Landlord's approval of such actions shall first be obtained, so long as any delay that would result from waiting to obtain Landlord's approval would not in the reasonable judgment of Tenant risk further harm to person or property. Landlord shall not unreasonably withhold its approval so long as Tenant's actions would not potentially have any material adverse effect on the Leased Property. Notwithstanding any provision in this Section 5.06 to the contrary, Tenant at all times shall have the absolute right to immediately take without the consent of Landlord such cleanup actions as required by federal, state, or local law or ordinance or police/safety authorities to prevent or minimize further harm to person or property.

          5.07 Existing Environmental Conditions.  Tenant acknowledges that it
               ---------------------------------
has had the opportunity to review the Environmental Reports identified in
Exhibit 5.07 hereto.  Tenant hereby represents that it has reviewed and is aware
------------
of the matters disclosed in the Environmental Reports.

          As a material consideration for Landlord's willingness to enter into this Lease, Tenant, for itself and its Affiliates, and each of their shareholders, directors, officers, employees, agents, contractors, representatives, insurers, successors and assigns hereby waives and releases Landlord and its Affiliates and each of their shareholders, directors, officers, employees, representatives, agents, contractors, representatives, insurers, successors and assigns from any and all claims, demands, liabilities, costs, expenses, causes of action and rights of action whatsoever, past, present or future, known or unknown, suspected or unsuspected, which arise out of or relate in any way to the violation of Environmental Laws or the use, storage, treatment, disposal, presence, spill, release, or discharge of Substances of Concern at, on or from the Leased Properties before the Commencement Date (collectively, the "Released Claims").

          In the event that Landlord is ordered by a governmental agency, or determines that it is in its best interest, to remedy any violation of Environmental Laws or to remove or remediate any Substances of Concern present on, under or about the Leased Properties on the Commencement Date, or spilled, released or discharged on, at or from the Leased Properties before the Commencement Date, Tenant shall immediately upon notice from Landlord take all actions, at Tenant's sole expense, to promptly complete such removal or remediation.

     5.08 Survival of Tenant's Obligations.  Tenant's obligations under
          --------------------------------
this Section 5 shall survive the expiration or earlier termination of this Lease. During any period of time employed by Tenant after the termination of this Lease to complete the removal from the Leased Property of any Substances of Concern, if the premises are not rentable for uses contemplated under this Lease, Tenant shall continue to pay the full amount of Rent due under this Lease, which Rent shall be prorated daily for the final month of such period of time.


VI.  USE AND ACCEPTANCE OF PREMISES
     ------------------------------

     6.01 Use of Leased Properties.  For so long as this Lease is in effect
          ------------------------
(including following any sublease or assignment thereof), Tenant shall use and occupy each Leased Property exclusively for the purpose of conducting the Business or for any other legal purpose for which such Leased Property is being used as of the Commencement Date, and for no other purpose without the prior written consent of Landlord which consent shall be subject to the Landlord's reasonable discretion. Tenant shall obtain and maintain all approvals, licenses, and consents needed to use and operate the Leased Properties for such purposes. Tenant shall promptly deliver to Landlord complete copies of surveys, examinations, certification and licensure inspections, compliance certificates, and other similar reports issued to Tenant by any governmental agency. Tenant shall be entitled to install, at its own expense, one or more signs setting forth Tenant's business name and/or operations, provided that any such sign
                                                --------
shall comply with all applicable laws, ordinances, orders, rules, regulations, and other governmental requirements

     6.02 Acceptance of Leased Properties.  Except as otherwise specifically and
          -------------------------------
expressly provided in this Lease, Tenant acknowledges (i) Tenant and its agents have had an opportunity to inspect each Leased Property; (ii) Tenant has found each Leased Property fit for Tenant's use; (iii) delivery of each Leased Property to Tenant is in an "as-is" condition; (iv) Landlord is not obligated to make any improvements or repairs to any Leased Property; and (v) the roof, walls, foundation, heating, ventilating, air conditioning, telephone, sewer, electrical, mechanical, utility, plumbing, and other portions of each Leased Property are in good working order. LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTIES OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION OR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO QUALITY OR THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT. The foregoing sentence is not intended to, and does not, limit Tenant's rights under Section 15.01 of this Lease.

     6.03 Conditions of Use and Occupancy.  Tenant agrees that during the Term
          -------------------------------
it shall use and keep each Leased Property in a careful, safe and proper manner; not commit or suffer waste thereon; not use or occupy any Leased Property for any unlawful purposes; not use or occupy any Leased Property or permit the same to be used or occupied, for any purpose or business deemed extra hazardous on account of fire or otherwise; keep each Leased Property in such repair and condition as may be required by the local board of health, or other city, state or federal authorities, free of all cost to Landlord; not permit any acts to be done which will cause the cancellation, invalidation, or suspension of any insurance policy; and permit Landlord and its agents to enter upon each Leased Property at all reasonable times after reasonable prior notice to Tenant to examine the condition thereof. In addition, at any time and from time to time upon not less than fifteen (15) days prior written notice, Tenant shall permit Landlord and any mortgagee or lender and their authorized representatives, to inspect the Leased Properties during normal Business hours, provided that such inspections shall not unreasonably interfere with Business of Tenant.

     6.04 Financial Statements and Other Information.
          ------------------------------------------

          (a) Tenant shall provide Landlord and any mortgagee or lender of Landlord regularly (or more often as may be reasonably requested by Landlord in writing), the following financial information: (i) as to each Leased Property within thirty (30) days after each fiscal quarter during the Term or any Extension Term, as the case may be, (except the fourth quarter), Tenant-prepared financial statements prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied; and (ii) as to each Leased Property and itself, Tenant shall provide Landlord no later than one hundred and twenty (120) days after the end of each fiscal year of Tenant during the Term or any Extension Term, as the case may be, financial statements, audited, reviewed or compiled by a certified public accountant (the "Annual Financial Statements") provided that Landlord must receive such Annual
                            --------
               Financial Statements in sufficient time for Landlord timely to comply with any requirements of any federal or state governmental authorities, provided further that in no event shall Tenant be
                            -------- -------
               required to provide the Annual Financial Statements to Landlord before the expiration of ninety (90) days after the end of each fiscal year of Tenant. Tenant shall also deliver to Landlord such additional financial information as Landlord may reasonably request, provided the same is of a type normally maintained by Tenant or can be obtained without undue cost or burden on Tenant's personnel and does not constitute information which Tenant reasonably determines to be proprietary or confidential. Additionally, upon Landlord's request, Tenant shall provide Landlord with copies of Tenant's annual capital expenditure budgets for each Leased Property and any reports generated by Tenant regarding maintenance and repairs of each Leased Property.

          (b) The parties acknowledge and agree that the information provided by Tenant to Landlord under this Section 6.04 includes confidential financial information (the "Confidential Information") with respect to the Business conducted on the Leased Properties (such Confidential Information shall not include (i) information that is or becomes known publicly through no fault of the Landlord; (ii) information the Landlord obtains from a third party whom the Tenant has authorized to disclose such information to the Landlord; (iii) information already known to the Landlord before receipt from the Tenant; (iv) information that the Tenant has divulged to third parties on an unrestricted basis; and (v) information that the Landlord is required to disclose pursuant to securities laws or pursuant to an order of any court or government agency or entity. Prior to and after the Execution Date, except as may be required to be disclosed by law (including federal and state securities laws, and the rules and regulations thereunder), regulation or legal process, unless otherwise consented to in writing by the Tenant, the Landlord shall keep all Confidential Information provided to it in connection with this Section 6.04 confidential. In the event that Landlord is required to disclose certain confidential financial information in connection with the disclosure required by Section 6.04(b)(v), Landlord agrees to use all reasonable efforts to make such required disclosure in a manner so as to preserve as much as possible and lawful the confidentiality of such confidential financial information.

VII. REPAIRS, COMPLIANCE WITH LAWS, AND MECHANICS' LIENS
     ---------------------------------------------------

     7.01 Maintenance.  Tenant shall maintain each Leased Property in good
          -----------
order, repair and appearance, and repair each Leased Property, including without limitation, all interior and exterior, structural and nonstructural repairs and replacements to the roof, foundations, exterior walls, building systems, HVAC systems, parking areas, sidewalks, water, sewer and gas connections, pipes, and mains. Tenant shall pay as Additional Rent the full cost of such maintenance, repairs, and replacements. Tenant shall maintain all drives, sidewalks, parking areas, and lawns on or about each

Leased Property in a clean and orderly condition, free of accumulations of dirt, rubbish, snow and ice. Tenant shall permit Landlord to inspect each Leased Property at all reasonable times and upon reasonable prior notice, and shall implement all reasonable suggestions of Landlord as to the maintenance and repair of each Leased Property, if implementation of such suggestion is necessary for Tenant to be in compliance with the maintenance obligations established by the first sentence of this Section 7.01.

     7.02 Compliance with Laws.  Tenant shall comply with all laws, ordinances,
          --------------------
orders, rules, regulations, and other governmental requirements relating to the use, condition, or occupancy of each Leased Property, whether now or hereafter enacted and in force including without limitation: (a) licensure requirements for operation of the Business; (b) requirements of any board of casualty insurance underwriters or insurance service office for any other similar body having jurisdiction over any Leased Property; (c) all zoning and building codes; and (d) Environmental Laws. At Landlord's request, from time to time, Tenant shall deliver to Landlord copies of certificates or permits evidencing compliance with such laws, including without limitation, copies of any applicable licenses, certificates of occupancy and building permits. Tenant shall provide Landlord with copies of any notice from any governmental authority alleging any non-compliance by Tenant or any Leased Property with any of the foregoing requirements and such evidence as Landlord may reasonably require of Tenant's remediation thereof. Tenant hereby agrees to defend, indemnify and hold Landlord, its agents, and employees from and against any and all demands, claims, causes of action, fines, penalties, damages (including punitive and consequential damages), losses, liabilities (including strict liability), judgments, costs and expenses (including, without limitation, attorneys' fees, court costs, and the costs set forth in Section 9.06) resulting from any failure by Tenant to comply with any laws, ordinances, rules, regulations, and other governmental requirements.

     7.03 Required Alterations.  Tenant shall, at Tenant's sole cost and
          --------------------
expense, make any additions, changes, improvements or alterations to each Leased Property, including structural alterations, which may be required by any governmental authorities, including those required to continue to satisfy any licensure requirements related to the operation of the Business, whether such changes are required by Tenant's use, changes in the law, ordinances, or governmental regulations, defects existing as of the date of this Lease, or any other cause whatsoever. Tenant shall provide thirty (30) days prior written notice to Landlord of any changes to a Leased Property pursuant to this Section
7.03 which involve changes to the structural integrity thereof or materially affect the operational capabilities thereof. All such additions, changes, improvements or alterations shall be deemed to be a Tenant Improvement and shall comply with all laws relating to such alterations and with the provisions of
Section 8.01.

     7.04      Mechanics' Liens.  Tenant shall have no authority to permit or
               ----------------
create a lien against Landlord's interest in any Leased Property, and Tenant shall post notices or file such documents as may be required to protect Landlord's interest in each Leased Property against liens. Tenant hereby agrees to defend, indemnify, and hold Landlord harmless from and against any mechanics' liens against any Leased Property by reason of work, labor services or materials supplied or claimed to have been supplied on or to such Leased Property. Tenant shall immediately remove, bond-off, or otherwise obtain the release of any mechanics' lien filed against any Leased Property. Tenant shall pay all expenses in connection therewith, including without limitation, damages, interest, court costs and reasonable attorneys' fees.

     7.05 Replacements of Fixtures.
          ------------------------

          (a) Tenant shall not remove Fixtures from any Leased Property except to replace such Fixtures with other items used for similar or analogous purposes, which replacement items are of equal or greater quality and utility. Items being replaced by Tenant may be removed and shall become the property of Tenant and items replacing the same shall be the sole and absolute property of Tenant during the Term and any Extension Term, as the case may be, of this Lease (in respect of such Leased Property). Upon the expiration or early termination of this Lease in respect to a Leased Property, all items that Tenant has replaced on such Leased Property shall become the sole and absolute property of the Landlord (or the Tenant to the extent that the Tenant has purchased such Leased Property pursuant to Article XVI). Without limiting the generality of the foregoing, prior to the expiration or early termination of this Lease in respect of a Leased Property, Tenant shall be entitled to all federal and state income tax benefits associated with all such replacement Fixtures located on such Leased Property that Tenant has replaced. In the event that items are replaced by Landlord or at Landlord's expense, such replacement Fixtures shall be the sole and absolute property of the Landlord. To the extent that such replacement Fixtures are owned by Landlord, Tenant shall execute, upon written request from Landlord, any and all documents necessary to evidence Landlord's ownership of the Fixtures and any Fixtures that Landlord shall replace.

          (b) Tenant may not finance replacements of Fixtures by security agreement or equipment lease unless: (a) Landlord has consented to the terms and conditions of the equipment lease or security agreement; (b) the equipment lessor or lender has entered into a non-disturbance agreement with Landlord upon terms and conditions acceptable to Landlord, including without limitation (i) Landlord shall have the right (but not the obligation) to assume such security agreement or equipment lease upon the occurrence of an Event of Default not cured within the applicable cure period, if any, by Tenant hereunder; (ii) the equipment lessor or lender shall promptly notify Landlord of any default by Tenant under the equipment lease or security agreement and give Landlord a reasonable opportunity to cure such default; and (iii) Landlord shall have the right to assign its rights under the equipment lease, security agreement, or non-disturbance agreement; (c) the equipment lessor or lender shall subordinate its security interest to the security interest of any of Landlord's lessors, mortgagors or lenders, whether now created or hereafter existing, and (d) Tenant shall, within ten (10) days after receipt of an invoice from Landlord, reimburse Landlord for all costs and expenses incurred in reviewing and approving the equipment lease, security agreement, and non-disturbance agreement, including without limitation, reasonable attorneys' fees and costs.

     7.06 Encroachments; Restrictions.  If any of the Improvements shall, at any
          ---------------------------
time, encroach upon any property, street or right-of-way adjacent to a Leased Property, or shall violate the agreements or conditions contained in any restrictive covenant or other agreement affecting a Leased Property, other than one which is created or consented to by Landlord without Tenant's consent, or shall impair the rights of others under an easement or right-of-way to which a Leased Property is subject, other than one which is created or consented to by Landlord without Tenant's consent, then promptly upon the request of Landlord or at the request of any person affected by any such encroachment, violation or impairment, Tenant shall, at its expense, subject to its right to contest the existence of any encroachment, violation or impairment and in such case, in the event of an adverse final determination, either (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Landlord or Tenant or (b) make such changes in the Improvements and take such other actions as shall be necessary to remove such encroachment and to end such violation or impairment, including, if necessary, the alteration of improvements. Any such alteration shall be made in conformity with the requirements of Article VIII.


VIII. ALTERATIONS AND SIGNS; TENANT'S PROPERTY; CAPITAL ADDITIONS TO THE
      ------------------------------------------------------------------
      LEASED PROPERTIES
      -----------------

      8.01 Tenant's Right to Construct.  As to each Leased Property, during the
           ---------------------------
Term of this Lease or any Extension Term, as the case may be, so long as no Event of Default shall have occurred and be continuing as to such Leased Property, Tenant may make Capital Additions (as defined herein), or other alterations, additions, changes and/or improvements to such Leased Property as deemed necessary or useful to operate such Leased Property for Tenant's Business (individually, a "Tenant Improvement," or collectively, the "Tenant Improvements"). "Capital Additions" shall mean the construction of one or more new buildings or one or more additional structures annexed to any portion of any of the Improvements on a Leased Property, which are constructed on any parcel or portion of the Land comprising a Leased Property, including the construction of a new floor, or the repair, replacement, restoration, remodeling or rebuilding of the Improvements or any portion thereof on a Leased Property which are not normal, ordinary or recurring to maintain such Leased Property. "Required Tenant Improvements" shall mean Tenant Improvements or Capital Additions which the Tenant is required by a federal or state governmental authority, applicable law, or, as to a Leased Property, are required to be constructed by the automobile manufacturer(s) with whom the Tenant has a franchise agreement and which does not result in a material decrease in value of the Leased Property. Except as otherwise agreed to by Landlord herein or otherwise in writing, any such Tenant Improvement or Capital Addition shall be made at Tenant's sole expense and, upon termination of the Lease, shall become the property of the Landlord (or the Tenant to the extent that the Tenant has purchased the Leased Property on which such Tenant Improvement or Capital Addition has been constructed pursuant to
Article XVI). Unless made on an emergency basis to prevent injury to person or property, as to each Leased Property, Tenant must obtain Landlord's prior written approval, such approval not to be unreasonably withheld or delayed, for
(a) any Capital Addition or for any Tenant Improvement which is not a Capital Addition and which has a cost of more than One Hundred Thousand Dollars ($100,000) or a cost which, when aggregated with the costs of all such Tenant Improvements on such Leased Property in a given Lease Year, would cause the total costs of all such Tenant Improvements or Capital Additions on such Leased Property to exceed Two Hundred Fifty Thousand Dollars ($250,000), unless such Tenant Improvements or Capital Additions are also Required Tenant Improvements, in which case Tenant shall, notwithstanding anything herein to the contrary, have the right to make or construct such Required Tenant Improvements without the consent of Landlord so long as (i) such Required Tenant Improvements increase the quality and utility of the Leased Property and (ii) Tenant provides thirty (30) days prior written notice of the Required Tenant Improvements and their scope and effect on the Tenant's Business. Additionally, in connection with any Tenant Improvement, including any Capital Addition or Required Tenant Improvement, Tenant shall provide Landlord with copies of any plans and specification therefor, Tenant's budget relating thereto, any required governmental permits or approvals, any construction contracts or agreements relating thereto, and any other information relating to such Tenant Improvement as Landlord shall reasonably request. Additionally, in order for Tenant to require, pursuant to this Lease, that any appraisal or valuation of the Leased Property not include any increase in value arising from Capital Additions, Tenant Improvements and Required Tenant Improvements constructed, financed or installed solely by or through Tenant ("Tenant-constructed Improvements"), Tenant must prior to any construction notify Landlord in writing of its intent to perform an appraisal of the value of the Leased Property on which the Tenant-constructed Improvements will be made both before and after such Tenant-constructed Improvements and reach agreement with Landlord, whose agreement shall not be unreasonably withheld, on the name of the appraiser and the terms under which the appraisal shall be made. Such appraiser shall, at a minimum, be either a MAI Appraiser, as defined below, or shall hold a state license qualifying him or her to appraise properties of the type being appraised and shall have qualifications and experience equivalent to that required of an MAI Appraiser. Unless otherwise agreed between the parties, the first appraisal shall be performed within thirty (30) days prior to the beginning of construction of the Tenant-constructed Improvements and the second appraisal shall be performed within thirty (30) days of the completion of the Tenant-constructed Improvements.

      8.02 Scope of Right.  Subject to Section 8.01 herein and Section 7.03
           --------------
concerning required alterations, at Tenant's cost and expense, Tenant shall have the right to:

           (a) seek any governmental approvals, including building permits, licenses, conditional use permits and any certificates of need that Tenant requires to construct any Tenant Improvement or Capital Addition;

          (b) erect upon each Leased Property such Tenant Improvements or Capital Additions as Tenant deems desirable;

          (c) make additions, alterations, changes and improvements in any Tenant Improvement or Capital Addition so erected; and

          (d) engage in any other lawful activities that Tenant determines are necessary or desirable for the development of each Leased Property in accordance with the Tenant's Business;

provided, however, that in exercising the rights conferred on Tenant under this
Section 8.02, Tenant shall not make any Tenant Improvement which would, in Landlord's reasonable judgment, impair the value of the Leased Property or the Tenant's Business without Landlord's prior written consent and provided, further that, except as otherwise specifically and expressly provided in this Lease, Tenant shall not be permitted to create a mortgage, lien or any other encumbrance on any Leased Property without Landlord's prior written consent.

     8.03 Cooperation of Landlord.  Landlord shall cooperate with Tenant and
          -----------------------
take such actions, including the execution and delivery to Tenant of any applications or other documents, reasonably requested by Tenant in order to obtain any governmental permits, licenses or approvals sought by Tenant to construct any Tenant Improvement or Capital Addition within fifteen (15) business days following the later of: (a) the date Landlord receives Tenant's request or (b) the date of delivery of any such application or document to Landlord; provided, the taking of such action by Landlord, including the execution of said applications or documents, shall be without cost to Landlord (or if there is a cost to Landlord, such actual cost shall be reimbursed by Tenant), shall not cause Landlord to be in violation of any law, ordinance or regulation, and shall not be deemed a waiver by Landlord of any of its rights or of any of Tenant's obligations, including but not limited to indemnification.

     8.04 Commencement of Construction.  Tenant agrees that:
          ----------------------------

          (a) Tenant shall diligently seek all governmental approvals relating to the construction of any Tenant Improvement or Capital Addition;

          (b) Once Tenant begins the construction of any Tenant Improvement or Capital Addition, Tenant shall diligently oversee any such construction to completion in accordance with applicable insurance requirements and the laws, rules and regulations of all governmental bodies or agencies having jurisdiction over the subject Leased Property;

          (c) Landlord shall have the right at any time and from time to time to post and maintain upon each Leased Property such notices as may be necessary to protect Landlord's interest from mechanics' liens, materialmen's liens or liens of a similar nature;

          (d) Tenant shall not suffer or permit any mechanics' liens or any other claims or demands arising from the work of construction of any Tenant Improvement or Capital Addition to be enforced against any Leased Property or any part thereof, and Tenant agrees to hold Landlord, its agents and employees and said Leased Property free and harmless from all demands, claims, causes of action, fines, penalties, damages (including punitive and consequential damages), losses, liabilities (including strict liability), judgments, costs and expenses (including, without limitation, reasonable attorneys' fees, court costs, and the costs set forth in Section 9.06) incurred in connection with or arising therefrom;

          (e) All work shall be performed in a satisfactory and workmanlike manner consistent with standards in the industry; and

          (f)  Except as permitted under Sections 3.06 and 13.01 and subject to
               Section 8.08 in the case of Capital Additions, (i) Tenant shall not secure any construction or other financing for the Tenant Improvements or Capital Addition which is secured by a portion of any Leased Property without Landlord's prior written consent and
               (ii) any such financing (y) shall not exceed the cost of the Tenant Improvements or Capital Additions, (z) shall be subordinate to any mortgage or encumbrance against or in Landlord's estate in the Leased Property now existing or hereinafter created with respect to such Leased Property, and
               (iii) shall be limited solely to Tenant's interest in the subject Leased Property.

     8.05 Rights in Tenant Improvements.  Notwithstanding anything to the
          ------------------------------
contrary in this Lease, all Tenant Improvements and Capital Additions existing on the Leased Property or constructed upon each Leased Property pursuant to
Section 8.01, any and all subsequent additions thereto and alterations and replacements thereof shall be the sole and absolute property of Tenant during the Term and any Extension Term, as the case may be, of this Lease (in respect of such Leased Property). Upon the expiration or early termination of this Lease in respect of a Leased Property, all such Tenant Improvements and Capital Additions located thereon shall become the sole and absolute property of the Landlord (or the Tenant to the extent that the Tenant has purchased such Leased
Property pursuant to Article XVI).   Without limiting the generality of the
foregoing, prior to the expiration or early termination of this Lease in respect of a Leased Property, Tenant shall be entitled to all federal and state income tax benefits associated with all Tenant Improvements and Capital Additions located on such Leased Property.

     8.06 Personal Property.  Tenant shall install, place, and use on each
          -----------------
Leased Property such fixtures, furniture, equipment, inventory and other personal property in addition to the Fixtures as may be required or as Tenant may, from time to time, deem necessary or useful to operate such Leased Property in the operation of the Business.

     8.07 Requirements for the Tenant's Personal Property.  Tenant shall comply
          -----------------------------------------------
with all of the following requirements in connection with the Tenant's Personal
Property:

          (a) The Tenant's Personal Property shall be installed in a good and workmanlike manner, in compliance with all governmental laws, ordinances, rules, and regulations and all insurance requirements, and be installed free and clear of any mechanics' liens.

          (b) Tenant shall, at Tenant's sole cost and expense, maintain, repair, and replace the Tenant's Personal Property.

          (c) Tenant shall, at Tenant's sole cost and expense, keep the Tenant's Personal Property insured against loss or damage by fire, vandalism and malicious mischief, sprinkler leakage, and other physical loss perils commonly covered by fire and extended coverage, boiler and machinery, and difference in conditions insurance (which insurance shall meet the requirements of Section
               4.03 hereof) in an amount not less than the full replacement cost thereof, and Tenant shall use the proceeds from any such policy for the repair and replacement of such items of Tenant's Personal Property.

          (d) Tenant shall pay all Impositions and other taxes applicable to Tenant's Personal Property.

          (e) If Tenant's Personal Property is damaged or destroyed by fire or otherwise, Tenant shall promptly repair or replace Tenant's Personal Property unless Tenant is entitled to and elects to terminate the Lease pursuant to Section 10.05.

          (f) As to each Leased Property, unless an Event of Default (or any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default) has occurred and remains uncured beyond any applicable cure period, if any, Tenant may remove Tenant's Personal Property from such Leased Property from time to time provided that: (i) the items removed are not required or necessary to operate the Business on such Leased Property (unless such items are being replaced by Tenant) and
               (ii) Tenant promptly repairs any damage to such Leased Property resulting from the removal of Tenant's Personal Property.

          (g) As to each Leased Property, Tenant shall remove all of Tenant's Personal Property upon the termination or expiration of the Lease and shall promptly repair any damage to such Leased Property resulting from the removal thereof to the reasonable satisfaction of Landlord; provided, however, if Tenant fails to remove Tenant's Personal Property from such Leased Property within thirty (30) days after the termination or expiration of this Lease with respect thereto, then Tenant shall be deemed to have abandoned such items of Tenant's Personal Property, all of which shall become the property of Landlord, and Landlord may remove, store and dispose of such property and Tenant shall have no claim or right against Landlord for such property or the value thereof regardless of the disposition thereof by Landlord. Tenant shall pay Landlord, upon demand, all expenses incurred by Landlord in removing, storing, and disposing of such items of Tenant's Personal Property and repairing any damage caused by such removal. Tenant's obligations hereunder shall survive the termination or expiration of this Lease as to such Leased Property.

          (h) Tenant shall perform its obligations under any equipment lease or security agreement for Tenant's Personal Property.

     8.08 Financings of Capital Additions to a Leased Property.  Landlord may,
          -----------------------------------------------------
but shall be under no obligation to, provide or arrange construction, permanent or other financing for any Capital Addition proposed to be made to a Leased Property by Tenant. Any financing so provided by Landlord shall be made in accordance with, and subject to, a written Addendum to this Lease.


IX.  DEFAULTS AND REMEDIES
     ---------------------

     9.01 Events of Default.  The occurrence of any one or more of the following
          -----------------
shall be an event of default ("Event of Default") hereunder as to the specific Leased Property or Leased Properties as to which the Event of Default exists and not as to any other Leased Property:

          (a) Tenant fails to pay in full any installment of Rent, or any other monetary obligation payable by Tenant to Landlord hereunder, within ten (10) days after the due date thereof and after written notice thereof and an opportunity to cure within a ten (10) day period after such notice is given to Tenant by Landlord. In the event of Tenant's failure to make timely payment of such obligations two (2) times during any twelve (12) month period wherein such ten (10) day notice was given, each subsequent such failure within the twelve (12) months immediately following such failure shall immediately constitute an Event of Default, and Landlord shall not be required to provide notice thereof, nor shall Tenant have any further opportunity to cure such failure;

          (b) Tenant fails to observe and perform any covenant (other than the covenant in respect of insurance set forth in Article IV), condition or agreement hereunder to be performed by Tenant (except those described in Section 9.01(a) of this Lease) and such failure continues for a period of thirty (30) days after written notice thereof is given to Tenant by Landlord or if such failure shall be incapable of cure within thirty (30) days, if Tenant shall not commence to cure such failure within such thirty (30) day period and continuously prosecute the performance of the same to completion within ninety (90) days after such thirty (30) day period;

          (c) If Tenant: (i) admits in writing its inability to pay its debts generally as they become due; (ii) files a petition in bankruptcy or a petition to take advantage of any insolvency act; (iii) makes an assignment for the benefit of its creditors; (iv) is unable to pay its debts as they mature; (v) consents to the appointment of a receiver of itself or of the whole or any substantial part of its property; or (vi) files a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof;

          (d) If Tenant, on insolvency proceedings or on a petition in bankruptcy filed against it, is adjudicated as bankrupt or a court of competent jurisdiction enters an order or decree appointing, without the consent of Tenant, a receiver of Tenant of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of Tenant under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree is not vacated, dismissed or set aside within sixty (60) days from the date of the entry thereof;

          (e) If the estate or interest of Tenant in a Leased Property or any part thereof is levied upon or attached in any proceeding and the same is not vacated or discharged within fifteen (15) days after commencement thereof (unless Tenant is contesting such lien or attachment in accordance with this Lease) or if such estate or interest of Tenant is assigned, conveyed or involuntarily transferred in violation of this Lease;

          (f) Any representation, warranty or covenant made by Tenant on behalf of itself or an Affiliate in this Lease or in any certificate, demand or request made pursuant hereto proves, despite Tenant's diligent effort and due to Tenant's gross negligence or wilful misconduct, to be incorrect, in any material respect, as of the date of issuance or making thereof and such incorrect representation, warranty or covenant continues for a period of thirty (30) days after written notice thereof is given to Tenant by Landlord or if such incorrect representation, warranty or covenant shall be incapable of cure within thirty (30) days, if Tenant shall not commence to cure such failure within such thirty (30) day period and continuously prosecute the performance of the same to completion within ninety (90) days after such thirty (30) day period;

          (g) Conviction of Tenant or an Affiliate of a crime or offense constituting a felony in the jurisdiction in which committed or under federal law which conviction results in the termination of the franchise.

          (h) Termination or relinquishment of the franchise or license pursuant to which Tenant or an Affiliate conducts business on or from any Leased Property, provided that such event shall not constitute an Event of Default if (i) no other Event of Default enumerated in this Section 9.01 shall occur and be continuing, and (ii) at a date no later than twenty-four (24) months following such date of termination or relinquishment, Tenant or an Affiliate has entered into written new or amended franchises or licenses for operation of motor vehicle retail or motor vehicle related businesses at such Leased Property satisfactory to Landlord in its sole discretion applying commercially reasonable standards;

          (i) Default under any franchise or license pursuant to which Tenant or an Affiliate conducts business at a Leased Property, which default results in the termination of, or the material adverse change to the terms of, the franchise or license;

          (j) A final, non-appealable judgment or judgments exceeding $100,000 for the payment of money not fully covered (excluding deductibles) by insurance is rendered against Tenant and the same remains undischarged, unvacated, unbonded, unappealed or unstayed for a period of thirty (30) consecutive days;

          (k) Tenant shall fail to observe the covenant in respect to insurance under Article IV provided Landlord shall have provided notice of such failure to Tenant and Tenant shall have failed to cure such failure within three (3) business days of such notice; or

          (l) Except after the effective date of a permitted assignment meeting the requirements of Article XIII, if Tenant is liquidated or dissolved, or begins proceedings toward liquidation or dissolution, or in any manner permits the sale or divestiture of substantially all of its assets.

     9.02 Remedies. To the extent an Event of Default  exists only to a specific
          --------
Leased Property or specific Leased Properties (in accordance with Section 9.01 above), such Event of Default shall not constitute an Event of Default as to any of the other Leased Properties and the remedies set forth herein shall be exercisable solely with respect to the Leased Property or Leased Properties as to which an Event of Default exists, and shall not be exercisable with respect to any other Leased Property. Subject to the foregoing provisions, Landlord may exercise any one or more of the following remedies as to each and every Leased Property as to which there exists an Event of Default not cured within the applicable cure period, if any:

          (a) Landlord may terminate this Lease, exclude Tenant from possession of the subject Leased Property. Landlord agrees to use reasonable efforts, commencing upon the exclusion of Tenant from possession of the subject Leased Property, to lease the subject Leased Property to others on commercially reasonable terms. If this Lease is terminated pursuant to the provisions of this subparagraph (a) with respect to one or more, but less than all, of the Leased Properties identified on Schedule A hereto, Tenant
                                                      ----------
               will remain liable to Landlord for the Rent for all of the Leased Properties identified on Schedule A and other sums then due and
                                        ----------
               for the balance of the Term as if the Lease had not been terminated with respect to the subject Leased Property, less the net proceeds, if any, of any re-letting of the subject Leased Property by Landlord subsequent to such termination, after deducting all Landlord's expenses in connection with such re-letting, including without limitation, the expenses set forth in
               Section 9.02(b)(ii) below. Notwithstanding the termination of this Lease with respect to a subject Leased Property, Tenant shall pay to Landlord all amounts due as Rent, and such other amounts then due, under this Lease on the days that such Rent and such other amounts become due and payable as required by this Lease.

          (b) Without demand or notice, Landlord may re-enter and take possession of the subject Leased Property or any part thereof; and repossess such Leased Property as of Landlord's former estate; and expel Tenant and those claiming through or under Tenant from such Leased Property; and, remove the effects of both or either, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of Rent or preceding breach of covenants or conditions. If Landlord elects to re-enter, as provided in this paragraph (b) or if Landlord takes possession of such Leased Property pursuant to legal proceedings or pursuant to any notice provided by law, Landlord will use reasonable efforts, from time to time, without terminating any portion of this Lease, re-let such Leased Property or any part of such Leased Property, either alone or in conjunction with other portions of the Improvements of which such Leased Property are a part, in Landlord's name but for the account of Tenant, on commercially reasonable terms (which may be a greater or lesser term than the period which would otherwise have constituted the balance of the Term of this Lease, concessions of free rent, and the alteration and repair of such Leased Property) . Landlord may collect and receive the Rents for such Leased Property. So long as Landlord has used reasonable efforts to relet the Leased Property on commercially reasonable terms, Landlord will not be responsible or liable for any failure to re-let such Leased Property, or any part of such Leased Property, or for any failure to collect any Rent due upon such re-letting. No such re-entry or taking possession of such Leased Property by Landlord will be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord under this Lease or under a forcible entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless such notice specifically says so. Landlord reserves the right following any such re-entry or re-letting, or both, to exercise its right to terminate this Lease by giving Tenant such written notice, and, in that event such Lease will terminate as specified in such notice.

          (c) If Landlord elects to take possession of a Leased Property according to subparagraph (b) of this Section 9.02 without terminating this Lease, Tenant will pay Landlord (A) the Rent and other sums which would be payable under this Lease with respect to such Leased Property if such repossession had not occurred, less (B) the net proceeds, if any, of any re-letting of such Leased Property after deducting all of Landlord's expenses incurred in connection with such re-letting, including without limitation, all repossession costs, brokerage commissions, reasonable legal expenses, reasonable attorneys' fees, expense of employees, alteration, remodeling, repair costs, and expense of preparation for such re-letting. Landlord agrees it will use reasonable efforts to relet the subject Leased Property on commercially reasonable terms. If, in connection with any re-letting, any resulting lease term for the subject Leased Property extends beyond the existing Term or Extension Term, as the case may be, or such Leased Property covered by such re-letting includes areas which are not part of such Leased Property, a fair apportionment of the Rent received from such re-letting and the expenses incurred in connection with such re-letting will be made in determining the net proceeds received from such re-letting.
               In addition, in determining the net proceeds from such re-letting, any rent concessions will be apportioned over the term of the new lease. Tenant will pay such amounts to Landlord monthly on the days on which the Rent and all other amounts owing under this Lease would have been payable if possession had not been retaken, and Landlord will be entitled to receive the rent and other amounts from Tenant on each such day. Notwithstanding anything herein to the contrary, Landlord, at its option, may collect and apply any Rent received from such re-letting in accordance herewith and in such case shall remit any balance thereof to Tenant. Landlord shall incur no liability or obligation to Tenant arising out of the collection or application of Rent by Landlord hereunder.

          (d) Landlord may re-enter the applicable Leased Property and have, repossess and enjoy such Leased Property as if this Lease had not been made, and in such event, (i) Tenant and its successors and assigns shall remain liable for any contingent or unliquidated obligations or sums owing at the time of such repossession, and
               (ii) Tenant and its successors and assigns shall not be liable for any amounts that relate to the period after such re-entry.

          (e) Landlord may take whatever action at law or in equity as may appear necessary or desirable to collect the Rent and other amounts payable hereunder with respect to the subject Leased Property then due and thereafter to become due, or to enforce performance and observance of any obligations, agreements or covenants of Tenant under this Lease. In taking any such action Landlord agrees it will use reasonable efforts to relet the Leased Property on commercially reasonable terms.

     9.03 Right of Set-Off.  Landlord may, and is hereby authorized by
          -----------------
Tenant, at any time and from time to time, after advance notice to Tenant, to set-off and apply any and all sums held by Landlord in respect of a Leased Property, including all sums held in any escrow for Impositions, any indebtedness of Landlord to Tenant, and any claims by Tenant against Landlord, against any obligations of Tenant under this Lease in respect of such Leased Property and against any claims by Landlord against Tenant, whether or not Landlord has exercised any other remedies hereunder. Landlord shall set-off and apply such sums first, to delinquent real estate taxes, unless such taxes are being protested in good faith and no lien has attached to any Leased Property with respect thereto, second, to currently due and owing real estate taxes, and next, to other Tenant's obligations in the order which Landlord may determine. The rights of Landlord under this Section are in addition to any other rights and remedies Landlord may have against Tenant.

     9.04 Performance of Tenant's Covenants.  Landlord may, without waiving or
          ---------------------------------
releasing any obligation of Tenant, and without waiving or releasing any obligation or default, perform any obligation of Tenant which Tenant has failed to perform within thirty (30) business days after Landlord has sent a written notice to Tenant informing it of its specific failure (provided no such notice shall be required if Landlord has within the previous twelve (12) months notified Tenant of such failure under the provisions of Section 9.01). In the event Landlord deems, in its reasonable discretion, that Tenant's failure to perform such obligation has given rise to an emergency situation, Landlord may perform such obligation without waiving or releasing any obligation of Tenant, and without waiving or releasing any obligation or default; provided, however, that Landlord shall notify Tenant of such performance as soon as it is reasonably practicable to do so. Tenant shall reimburse Landlord on demand, as Additional Rent, for any expenditures thus incurred by Landlord and shall pay interest thereon at the New York Prime Rate.

     9.05 Late Charge. Tenant's first payment of Rent within any twelve month
          -----------
period that is made more than five (5) business days after the due date shall be subject to a late charge of four percent (4%) of the amount of such overdue
payment.   Each subsequent payment of Rent within any
twelve (12) month period more than 5 business days after the due date shall be subject to a late charge of seven percent (7%) of the amount of such overdue payment and shall constitute an Event of Default under the Lease.

     9.06 Litigation; Attorneys' Fees.  Within ten (10) days after Tenant has
          ---------------------------
knowledge of any litigation or other proceeding related to or arising out of this Agreement or the Leased Property in which claims are asserted in an amount in excess of $100,000, that (1) may be instituted against any Leased Property to secure or recover possession thereof, (2) may affect the title to or the interest of Landlord in any Leased Property or (3) may affect the Landlord's rights or Tenant's obligations related to or arising out of this Agreement or the Leased Property, Tenant shall give written notice thereof to Landlord. In the event that Landlord determines that Tenant has failed to give adequate cooperation or information with respect to any such litigation, investigation, receivership, administrative, bankruptcy, insolvency or other similar proceeding, Landlord may, after notice to Tenant, undertake such investigation or proceeding and Tenant shall pay all reasonable costs and expenses (the "Costs") related thereto that are incurred by Landlord, whether or not Landlord has received notice from Tenant of such investigation or proceeding, and whether or not an Event of Default has actually occurred or has been declared and thereafter cured, which Costs shall include, without limitation: (a) the reasonable fees, expenses, and costs of any such litigation, investigation, receivership, administrative, bankruptcy, insolvency or other similar proceeding; (b) reasonable attorney, paralegal, consulting and witness fees and disbursements; and (c) the reasonable expenses, including, without limitation, lodging, meals, and transportation, of Landlord and its employees, agents, attorneys, and witnesses in investigating or preparing for such litigation, administrative, bankruptcy, insolvency or other similar proceedings and attendance at hearings, depositions, and trials in connection therewith. Within ten (10) days of Landlord's presentation of an invoice of Costs incurred by Landlord pursuant to the preceding sentence or otherwise incurred by Landlord in enforcing or preserving Landlord's rights under this Lease, whether or not an Event of Default has actually occurred or has been declared and thereafter cured, Tenant shall pay all such Costs. All such Costs as incurred shall be deemed to be Additional Rent under this Lease.

     9.07 Remedies Cumulative.  The remedies of Landlord herein are cumulative
          -------------------
to and not in lieu of any other remedies available to Landlord at law or in equity. The use of, or failure to use, any one remedy shall not be taken to exclude or waive the right to use any other remedy.

     9.08 Escrows and Application of Payments.  As security for the performance
          -----------------------------------
of its obligations hereunder, Tenant hereby assigns to Landlord all its right, title and interest in and to all monies escrowed with Landlord under this Lease and all deposits with utility companies, taxing authorities, and insurance companies; provided, however, that Landlord shall not exercise its rights hereunder with respect to any Leased Property until an Event of Default has occurred in respect of such Leased Property. Any payments received by Landlord under any provisions of this Lease during the existence, or continuance of an Event of Default shall be applied to Tenant's obligations, first, to delinquent real estate taxes, unless such taxes are being protested in good faith and no lien has attached to any Leased Property with respect thereto, second, to currently due and owing real estate taxes, and next, to other Tenant's obligations in the order which Landlord may determine.

     9.09 Power of Attorney. Tenant hereby irrevocably and unconditionally
          -----------------
appoints Landlord, or Landlord's authorized officer, agent, employee or designee, as Tenant's true and lawful attorney-in-fact, to act, after an Event of Default not cured within the applicable cure period, if any, for Tenant in Tenant's name, place, and stead, and for Tenant's and Landlord's use and benefit, to execute, deliver and file all applications and any and all other necessary documents or things, to effect a transfer, reinstatement, renewal and/or extension of any and all licenses and other governmental authorizations issued to Tenant in connection with Tenant's operation of the Leased Properties, and to do any and all other acts incidental to any of the foregoing. Tenant irrevocably and unconditionally grants to Landlord as its attorney-in-fact full power and authority to do and perform, after an Event of Default not cured within any applicable cure period, if any, every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as Tenant might or could do if personally present or acting, with full power of substitution, hereby ratifying and confirming all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and is irrevocable prior to the full performance of Tenant's obligations hereunder.


 X.  DAMAGE AND DESTRUCTION
     ----------------------

     10.01     General. Tenant shall notify Landlord if any Leased Property is
               -------
damaged or destroyed by reason of fire or any other cause. Tenant shall promptly repair, rebuild, or restore such Leased Property, at Tenant's expense, so as to make such Leased Property at least equal in value to such Leased Property existing immediately prior to such occurrence and as nearly similar to it in character as is practicable and reasonable. Before beginning such repairs or rebuilding, or executing any contracts in connection with such repairs or rebuilding, Tenant will submit for Landlord's approval, which approval Landlord will not unreasonably withhold or delay, complete and detailed plans and specifications for such repairs or rebuilding. Promptly after receiving Landlord's approval of the plans and specifications, Tenant will begin such repairs or rebuilding and will prosecute the repairs and rebuilding to completion with diligence, subject, however, to strikes, lockouts, acts of God, embargoes, governmental restrictions, and other causes beyond Tenant's reasonable control. Landlord will make available to Tenant the net proceeds of any fire or other casualty insurance paid to Landlord for such repair or rebuilding as the same progresses, after deduction of any costs of collection, including attorneys' fees. Payment will be made against properly certified vouchers of a competent architect or competent licensed engineer selected by Tenant to be in charge of the work and approved by Landlord. Prior to commencing the repairing or rebuilding, Tenant shall deliver to Landlord for Landlord's approval a schedule setting forth the estimated monthly draws for such work. Landlord will contribute to such payments out of the insurance proceeds an amount equal to the proportion that the total net amount received by Landlord from insurers bears to the total estimated cost of the rebuilding or repairing, multiplied by the payment by Tenant on account of such work.
Landlord may, however, withhold ten percent (10%) from each such payment and shall disburse such amount after: (a) the work of repairing or rebuilding is completed and proof has been furnished to Landlord that no lien or liability has attached or will attach to such Leased Property or to Landlord in connection with such repairing or rebuilding and (b) Tenant has obtained a certificate of use and occupancy (or its functional equivalent) for the portion of such Leased Property being repaired or rebuilt. Upon the completion of rebuilding or repairing and the furnishing of such proof, the balance of the net proceeds of such insurance payable to Tenant on account of such repairs or rebuilding will be paid to Tenant. Tenant will obtain and deliver to Landlord a temporary or final certificate of occupancy before such Leased Property is reoccupied for any purpose. Tenant shall complete such repairs or rebuilding free and clear of mechanic's or other liens, and in accordance with the building codes and all applicable laws, ordinances, regulations, or orders of any state, municipal, or other public authority affecting the repairs or rebuilding, and also in accordance with all requirements of the insurance rating organization, or similar body. Any remaining proceeds of insurance after such restoration will be Tenant's property and Landlord shall forthwith deliver the same to Tenant.

     10.02     Landlord's Inspection. During the progress of such repairs or
               ----------------------
rebuilding, Landlord and its architects and engineers may, from time to time, inspect the subject Leased Property and will be furnished, if required by them, with copies of all plans, shop drawings, and specifications relating to such repairs or rebuilding. Tenant will keep all plans, shop drawings, and specifications available, and Landlord and its architects and engineers may examine them at all reasonable times. If, during such repairs or rebuilding, Landlord and its architects and engineers determine that the repairs or rebuilding are not being done in accordance with the approved plans and specifications, Landlord will give prompt notice in writing to Tenant, specifying in detail the particular deficiency, omission, or other respect in which Landlord claims such repairs or rebuilding do not accord with the approved plans and specifications. Upon the receipt of any such notice, Tenant will cause corrections to be made to any deficiencies, omissions, or such other respect. Tenant's obligations to supply insurance, according to Article IV, will be applicable to any repairs or rebuilding under this Section 10.02.

     10.03     Landlord's Costs. If, after notice from Landlord pursuant to
               ----------------
Section 10.02, Tenant fails timely to cause corrections to be made to any deficiencies, omissions or other respects in which any repairs, building or rebuilding are not being done in compliance with approved plans and specifications, Tenant shall, within fifteen (15) days after receipt of an invoice from Landlord, pay the reasonable costs, expenses, and reasonable fees of any architect or engineer employed by Landlord in connection with the correction of any such deficiencies, omissions or other respects, including review of any plans and specifications and supervision and approval of any construction, or for any reasonable charges for reasonable services performed by Landlord's attorneys in connection therewith.

     10.04     Rent Abatement.  In the event that the provisions of Section
               --------------
10.01 above shall become applicable as to any Leased Property, and subject to the last sentence of this Section 10.04, the applicable Base Annual Rent shall be abated or reduced proportionately during any period in which, by reason of such damage or destruction, (a) there is substantial interference with the operation of the Business of Tenant in such Leased Property, having regard to the extent to which Tenant may be required to discontinue any Business on such Leased Property, (b) Tenant does not receive payments (excluding deductibles) under its insurance fully covering such lost rent. In such circumstances, such Base Annual Rent abatement or reduction shall continue for the period commencing with the later of (y) the destruction or damage and (z) the time at which payments to Tenant under its insurance policies (excluding deductibles) do not fully cover such Base Annual Rent and ending with the substantial completion by Tenant of such work or repair and/or reconstruction. In the event that only a portion of any Leased Property is rendered untenantable or incapable of such use, the Base Annual Rent payable hereunder in respect thereof shall be reduced proportionately considering the extent to which the Tenant is unable to practicably use the Leased Property for Business and the extent of any insurance coverage. Tenant shall use reasonably diligent efforts to make the Leased Property tenantable and capable of such use. Notwithstanding any other provision hereof, such rental abatement shall be limited to the amount of any rental or Business interruption insurance proceeds actually received by Landlord under Article IV.

     10.05     Substantial Damage During Lease Term. Notwithstanding Section
               ------------------------------------
10.01 and provided that Tenant has fully complied with Section 4.01 hereof (including actually maintaining in effect rental value insurance or Business interruption insurance provided for in clause (c) thereof), if, at any time during the Term or any Extension Term of this Lease, any Leased Property is damaged by fire or otherwise to such a magnitude that the improvements thereon cannot be rebuilt or repaired through diligent prosecution of such repairs and rebuilding so as to allow Tenant to conduct a substantial part of its Business (as determined by a reasonable dealer in the trade, in light of standard trade practices) within one calendar year, then Tenant may, within ninety (90) days after such damage, give notice of its election to terminate this Lease with respect to such Leased Property and, subject to the further provisions of this Section, this Lease will cease with respect to such Leased Property on the thirtieth (30th) day after the delivery of such notice, unless Landlord disagrees with Tenant's contention as to the magnitude of the damage and the length of time necessary to repair or rebuild the Leased Property and has sought determination of and is diligently prosecuting this dispute in a judicial (or other mutually agreeable) proceeding during this thirty (30) day period, in which case this Lease shall continue in full force and effect unless and until such proceeding shall result in a final award upholding the Tenant's position. In the event of a final award upholding Tenant's position, this Lease shall be deemed to have been terminated on the thirtieth (30th) day after delivery of notice of Tenant's election to terminate the Lease and Landlord shall rebate the
Rent paid by Tenant after this thirty (30) day period..   If the Lease is
terminated pursuant to Tenant's election or to a final award upholding the Tenant's position under this Section 10.05, (a) Tenant will have no obligation to repair, rebuild or replace such Leased Property, and the entire insurance proceeds will belong to Landlord, and (b) Tenant will pay (or cause to be paid) to Landlord the entire insurance proceeds. If the Lease is not terminated pursuant to this Section 10.05, Tenant shall rebuild such Leased Property in accordance with Section 10.01.

     10.06     Damage Near End of Term. Notwithstanding any provisions of
               -----------------------
Sections 10.01 or 10.05 to the contrary, if damage to or destruction of any Leased Property occurs during the last twelve (12) months of the Term, and if such damage or destruction renders the Leased Property Completely Destroyed or Partially Destroyed, either party shall have the right to terminate this Lease as to such Leased Property by giving notice to the other within sixty (60) days after the date of damage or destruction, in which event Landlord shall be entitled to retain the insurance proceeds and Tenant shall pay to Landlord on demand the amount of any deductible or uninsured loss arising in connection therewith; provided, however, that any such notice given by Landlord shall be void and of no force and effect if Tenant exercises an available option for an Extension Term with respect to such Leased Property pursuant to provisions of this Lease within fifteen (15) business days following receipt of such termination notice.

     10.07     Risk of Loss. Notwithstanding anything herein to the contrary,
               ------------
during the Term or any Extension Term, as the case may be, the risk of loss of or decrease in the enjoyment and beneficial use of the Leased Properties in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assumed by Tenant, and Landlord shall in no event be answerable or accountable therefor except in the case of gross negligence, willful misconduct or breach of this Lease by Landlord resulting in such damage or destruction. In addition, all risk of loss or decrease in enjoyment and beneficial use in consequence of foreclosures, attachments, levies or executions is assumed by Tenant except for foreclosure due to Landlord's indebtedness.


 XI. CONDEMNATION
     ------------

     11.01     Total Taking. If at any time during the Term or any Extension
               ------------
Term, as the case may be, any Leased Property is totally and permanently taken by right of eminent domain or by conveyance made in response to the threat of the exercise of such right ("Condemnation"), this Lease shall terminate as to such Leased Property on the Date of Taking (which shall mean the date the condemning authority has the right to possession of the property being condemned), and Tenant shall promptly pay all outstanding applicable Rent and other charges through the date of termination, provided, however, this Lease shall not so terminate if the Condemnation occurred due to the failure of Tenant to maintain such Leased Property as required by Article VII hereof or other applicable provisions hereof, whether or not such failure on the part of Tenant constituted an Event of Default hereunder at the time of the Condemnation.

     11.02     Partial Taking. If a portion of a Leased Property is taken by
               --------------
Condemnation, this Lease shall remain in effect as to such Leased Property if such Leased Property is not thereby rendered Unsuitable for the continuation of Tenant's Business on that Leased Property (For purposes of this Lease, "Unsuitable" shall mean that such Leased Property is in such a state or condition such that in the good faith judgment of Tenant, reasonably exercised, it cannot be used for the continued feasible and economic operation of the Business), but in such event Landlord and Tenant shall negotiate in good faith an equitable adjustment of the Rent to reflect such partial taking. In the event that the parties cannot agree on an equitable adjustment of the Rent, the parties shall submit the dispute to arbitration subject to the arbitration provisions set forth in Article XIV. If the Leased Property is rendered Unsuitable for the continuation of Tenant's Business on that Leased Property, this Lease shall terminate as to such Leased Property on the Date of Taking, provided such Condemnation was not as a result of Tenant's failure to maintain such Leased Property as provided for in Section 11.01.

     11.03     Restoration. If there is a partial taking of any Leased Property
               -----------
and this Lease remains in full force and effect pursuant to Section 11.02, Landlord shall retain the amount of any Landlord Award (as hereafter defined) received by Landlord, Landlord shall apply such Landlord Award to accomplish all necessary restoration to the Leased Property, and any excess after such application shall be retained by Landlord. If there is a partial taking of any Leased Property and this Lease remains in full force and effect pursuant to
Section 11.02, Tenant shall retain the amount of any Tenant Award (as hereafter defined) received by Tenant, Tenant shall apply such Tenant Award to accomplish all necessary restoration of Tenant's property, and any excess after such application shall be retained by Tenant. Notwithstanding anything in this Section to the contrary, in the event that there is a partial taking of any Leased Property and this Lease remains in full force and effect pursuant to
Section 11.02, and there is a single Award with respect to such partial taking, then the Landlord and Tenant shall use their good faith efforts to determine the proper apportionment of such Award (as hereafter defined) to restoration of Landlord's and Tenant's respective properties. In the event that the parties are unable to agree on such apportionment within thirty (30) days, the parties shall submit to arbitration of an apportionment subject to the arbitration provisions set forth in Article XIV.

     11.04     Landlord's Inspection. During the progress of such restoration,
               ---------------------
Landlord and its architects and engineers may, from time to time, inspect the subject Leased Property and will be furnished, if required by them, with copies of all plans, shop drawings, and specifications relating to such restoration. Tenant will keep all plans, shop drawings, and specifications available, and Landlord and its architects and engineers may examine them at all reasonable times. If, during such restoration, Landlord and its architects and engineers determine that the restoration is not being done in accordance with the approved plans and specifications, Landlord will give prompt notice in writing to Tenant, specifying in detail the particular deficiency, omission, or other respect in which Landlord claims such restoration does not accord with the approved plans and specifications. Upon the receipt of any such notice, Tenant will cause corrections to be made to any deficiencies, omissions, or such other respect. Tenant's obligations to supply insurance, according to Article IV, will be applicable to any restoration under this Section.

     11.05     Award Distribution. The entire compensation, sums or anything of
               ------------------
value awarded, paid or received on a total or partial Condemnation of a Leased Property that is awarded to Landlord shall belong to Landlord (the "Landlord Award"). The entire compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation of a Leased Property that is awarded to Tenant shall belong to Tenant (the "Tenant Award", collectively with the Landlord Award, the "Awards", and each, individually, an "Award"). Notwithstanding anything in this Section to the contrary, in the event that there is a total or partial Condemnation of a Leased Property and there is a single Award with respect to such Condemnation, then the Landlord and Tenant shall use their good faith efforts to determine the proper apportionment of such Award to Landlord's and Tenant's respective properties. In the event that the parties are unable to agree on such apportionment within thirty (30) days, the parties shall seek the parties shall submit to arbitration of an apportionment subject to the arbitration provisions set forth in Article XIV.

          11.06 Temporary Taking. The taking of any Leased Property, or
                ----------------
any part thereof, by military or other public authority shall constitute a taking by Condemnation only when the use and occupancy by the taking authority has continued for longer than twenty four (24) months. Any taking of twenty four
(24) months or less shall be a temporary taking. During the first six (6) months of any such temporary taking period (or twenty four (24) months in the event that the temporary taking does not render the Leased Property Unsuitable for the continuation of the Tenant's Business), all the provisions of this Lease shall remain in full force and effect as to such Leased Property with no abatement of rent payable by Tenant hereunder. If the temporary taking extends beyond six (6) months but less than twenty four (24) months and the temporary taking does render the Leased Property Unsuitable for the continuation of the Tenant's Business, Tenant shall have the right to cease payment of Base Annual Rent for the length of such temporary taking in excess of six (6) months but less than twenty four (24) months for which Tenant has not received payments under its insurance (excluding deductibles) necessary to pay its Base Annual
Rent ("Rebate Period"), provided that the Term or Extension Term of the Lease,
                        --------
as applicable, shall be extended for the number of months equal to the Rebate Period during which time Tenant shall pay Base Annual Rent at the rate in effect during such Rebate Period. If a taking extends beyond twenty four (24) months, the taking shall be deemed a Condemnation and the provisions of Section 11.01 shall apply. In the event of any temporary taking, the amount of any such Award made for such temporary taking allocable to the Term hereof, whether paid by way of damages, Rent or otherwise, shall be paid to Tenant and Landlord in proportion to the amount of time each bore the cost of the temporary taking.


 XII.     ADDITIONAL REPRESENTATIONS, WARRANTIES AND FINANCIAL COVENANTS
          --------------------------------------------------------------

          Tenant hereby represents, warrants and covenants to Landlord as follows:

          12.01 Organization and Qualification.
                ------------------------------

                (a) Tenant is duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, with all power and authority, corporate or otherwise, necessary to: (i) enter into and perform this Lease and (ii) own and lease its assets and properties, and conduct its Business, as it is now being conducted or proposed to be conducted. Tenant is duly qualified as a foreign corporation or other entity, as the case may be, to conduct its Business and own and lease its assets and properties, and is in good standing, in each jurisdiction where the character of its assets and properties owned or held under lease or the nature of its Business makes such qualification necessary or advisable, and is duly qualified and licensed under all laws, regulations, ordinances or orders of public or governmental authorities, or otherwise to carry on its Business and own or lease its assets and properties in the places and in the manner in which they are owned, leased or conducted or proposed to be owned, leased or conducted, except where the failure to be so organized, qualified and in good standing or to have such authority, qualification or licensing could not result in a Material Adverse Change. Complete and correct copies of Tenant's Charter, as in effect on the date hereof, and Tenant's by-laws, also as in effect on the date hereof, have been delivered to Landlord.

                (b) Each Affiliate that conducts operations or business on or from any Leased Property, whether now or at any time in the future, is duly organized, validly existing and in good standing under the laws of its organization, with all power and authority, corporate or otherwise, necessary to own and lease its assets and properties, and conduct its business, as it is now being conducted or proposed to be conducted. Each Affiliate is duly qualified as a foreign corporation or other entity, as the case may be, to do business and own and lease its assets and properties, and is in good standing, in each jurisdiction where the character of its assets and properties owned or held under lease or the nature of its activities or business makes such qualification necessary or advisable, and is duly qualified and licensed under all laws, regulations, ordinances or orders or public or governmental authorities or otherwise to carry on its business and own or lease its assets and properties in the places and in the manner in which they are owned, leased or is conducted or proposed to be owned, leased or conducted, except where the failure to be so organized, qualified and in good standing or to have such authority, qualification or licensing could not result in a Material Adverse Change.

     "Material Adverse Change" since a particular specified date, or a date which may be specified from the circumstances existing immediately prior to the happening of a specified event or occurrence, or, if no date or event is specified, with reference to the most recent Annual Financial Statements delivered pursuant to this Lease, means a material adverse change in the Business, assets, properties, franchises, financial condition or income of Tenant or the operations, business, assets, properties, franchises, financial condition, income or prospects of any Affiliate, whether or not such event or occurrence is an Event of Default.

     "Affiliate" means with respect to any Person, (i) any Person that holds direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least five percent (5%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least five percent (5%) of the outstanding equity securities or interests in a Person, or (ii) any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person.

     A "Person" shall mean and include natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, Indian tribes or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     12.02     Material Agreements.  Schedule 12.02 is a complete list of all
               -------------------   --------------
agreements to which Tenant is a party that are material to the ownership and use of the Leased Property or the operation of Tenant's Business, and Tenant has delivered to Landlord a copy of each of these agreements (including all exhibits, schedules and amendments thereto).

     12.03     Changes in Condition. Since the date of the latest Annual
               ---------------------
Financial Statements, no Material Adverse Change has occurred between such date and the date hereof, and neither Tenant nor any Affiliate has entered into any material transaction outside the ordinary course of its or their operations or business, including the Business, except as set forth in Schedule 12.03 and the
                                                         --------------
matters contemplated by this Lease.

     12.04     Franchises, Licenses, etc. Tenant and its subsidiaries own, or
               --------------------------
have sufficient interests in, all franchises, trademarks, trademark rights, trade names, trade name rights, copyrights, licenses, permits, authorizations and other rights as are necessary for the conduct of Tenant's Business and its subsidiaries' businesses as now conducted or as currently proposed to be conducted by Tenant or any Affiliate, as well as rights under any agreement under which Tenant or its subsidiaries has access to confidential information used by Tenant or its subsidiaries in Tenants' Business or the businesses of its subsidiaries, as the case may be (collectively, the "Intellectual Property"). All Intellectual Property is in full force and effect in all material respects, and Tenant and its subsidiaries are in substantial compliance with the foregoing without any conflict with the valid rights of others, which has resulted, or could be reasonably likely to result in any Material Adverse Change. Neither Tenant nor any Affiliate has violated, or received any communication that by conducting its Business or any Affiliate's businesses, it or any Affiliate would violate any franchises, licenses, patents, trademarks, service marks, trade names, copyrights, trade secrets, proprietary rights or processes of any other Person (as hereafter defined) nor is Tenant or any Affiliate aware of any such violations. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such license, franchise or other right or affect the rights of Tenant or any Affiliate so as to result in or reasonably be likely to result in any Material Adverse Change except with respect to working capital requirements which obligations such franchisor is not enforcing, provided that in the event that a franchisor gives
                             --------
notice to Tenant of its intent to enforce such working capital requirements, Tenant then complies with such working capital requirements. There is no litigation or other proceeding or dispute or, to the knowledge of Tenant or any Affiliate, threat thereof with respect to the validity or, where applicable, the extension or renewal, of any of the foregoing which has resulted, or could result, in any Material Adverse Change.

     12.05     Litigation. No litigation, at law or in equity, or any
               -----------
proceeding before any court, board or other governmental or administrative agency or any arbitrator or other forum of alternative dispute resolution is pending or, to the knowledge of Tenant or any Affiliate, threatened which involves any risk of any final judgment, order or liability which, after giving effect to any applicable insurance, has resulted, or could result, in any Material Adverse Change or which seeks to enjoin the execution and consummation of this Lease and the performance of Tenant's obligations hereunder. No judgment, decree or order of any court, board or other governmental or administrative agency or any arbitrator has been issued against or binds Tenant or any Affiliate, which has resulted, or could result, in any Material Adverse Change.

     12.06     Authorization and Enforceability. Tenant has taken all corporate
               ---------------------------------
or other action required to execute, deliver and perform this Lease. This Lease constitutes the legal, valid and binding obligation of Tenant and is enforceable against Tenant in accordance with its terms.

     12.07     No Legal Obstacle to Lease. Neither the execution and delivery
               ---------------------------
of this Lease nor the performance of any obligation hereunder has constituted or resulted in or will constitute or result in:

               (a) any breach, violation of, conflict with, default under or termination of any agreement, contract, mortgage, instrument, deed or lease to which Tenant or any Affiliate is a party or by which it or they are bound;

               (b) the violation of or conflict with any law, statute,
                   ordinance, judgment, decree, order, rule or regulation applicable to Tenant, any Affiliate, any Improvements or any Leased Property; or

               (c) any violation of or conflict with Tenant's or any Affiliate's
                   Charter or By-Laws or other organizational documents, as the case may be.

     No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by Tenant in connection with the execution, delivery and performance of this Lease.

     12.08     Certain Business Representations:
               --------------------------------

               (a) Labor Relations.  No dispute or controversy between Tenant
                   ---------------
                   or any Affiliate and its or their employees has resulted in, or is reasonably likely to result in, any Material Adverse Change, and neither Tenant nor any Affiliate anticipates that its relationships with its unions or employees will result, or are reasonably likely to result, in any Material Adverse Change. Tenant and each Affiliate is in compliance in all material respects with all federal and state laws relating to employees and labor relations, including, but not limited to, laws relating to health and safety in the workplace, non-discrimination in employment and the payment of wages.

               (b) Antitrust.  Tenant and each Affiliate is in compliance in all
                   ----------
                   material respects with all federal and state antitrust laws relating to Tenant's Business and the subsidiaries' businesses and the geographic concentration thereof.

           (c)     Consumer Protection. Neither Tenant nor any Affiliate is  in
                   --------------------
                   violation of any rule, regulation, order, or interpretation of any rule, regulation or order of the Federal Trade Commission (including truth-in-lending) or other federal, state or local public or governmental authority or agency, with which the failure to comply, in the aggregate, has resulted in, could result in, a Material Adverse Change.

           (d)     Future Expenditures. Neither Tenant nor any Affiliate, knows
                   -------------------
                   or has reason to know of any further expenditures by Tenant or any Affiliate necessary to meet the provisions of any federal, state or foreign governmental statutes, orders, rules or regulation as in existence on the Execution Date which could result in any Material Adverse Change.

           (e)     Benefit Liabilities. Neither Tenant nor any ERISA Affiliate
                   -------------------
                   maintains, contributes to, or is obligated to contribute to, nor has Tenant or any ERISA Affiliate maintained, contributed to, been obligated to contribute to, or had any direct, indirect, or contingent liability with respect to, any Title IV Plan (as hereafter defined). Each Tenant Benefit Plan has been maintained in compliance with its terms and with applicable laws (including specifically the Code and the Employee Retirement Income Security Act of 1974 ("ERISA"). "Tenant Benefit Plan" means any plan, fund, or other similar program described in Section 3(2) of ERISA and established or maintained or with respect to which Tenant and/or any ERISA Affiliate has an obligation to contribute for the benefit of its employees (or for which Tenant could be directly or contingently liable). "Title IV Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is subject to Title IV of ERISA and is or has been established or maintained, by Tenant or any ERISA Affiliate, or to which contributions are, have been, or should have been made. "ERISA Affiliate" means any trade or business, whether or not incorporated, that, together with Tenant, is or has been under common control, within the meaning of Section 414(b),
                   (c), (m), or (o) of the Code or Section 4001 of ERISA.

     12.09 Certain Financial Covenants. Tenant or an Affiliate, as applicable,
           ---------------------------
is in compliance in all material respects with all material financial covenants required to be maintained pursuant to any franchise or other agreement pursuant to which Tenant or such Affiliate operates its business, except in such other respects as shall not result in any franchisor under any franchise or operating agreement to which Tenant is a party taking any action that could result in a Material Adverse Change and except with respect to working capital requirements which obligations such franchisor is not enforcing, provided that in the event
                                                    --------
that a franchisor gives notice to Tenant of its intent to enforce such working capital requirements, Tenant then complies with such working capital requirements.

     12.10  Cash Flow Coverage Ratio Covenant. On the date of this Lease and
            ---------------------------------
measured on June 30 of each year after the date of this Lease (each a "Cash Flow Measurement Date"), Tenant shall have maintained a Cash Flow Coverage Ratio of not less than 1.5 to 1.0 based on the Annual Financial Statements to be delivered to Landlord in accordance with Section 6.04 hereof. "Cash Flow Coverage Ratio" means the aggregate of net income before taxes plus mortgage interest, rent expense, depreciation, compensation of principals of the Business, management fees plus the annual LIFO adjustment and other non-cash expenses, less recurring capital expenditures and gain (loss) on sale of real estate, dividends and/or profits taken out of Tenant divided by the aggregate of the Tenant's obligations under this Lease. "Cash Flow Coverage Ratio" shall be measured on a consolidated and/or combined basis, i.e., computed based upon the consolidated or combined financial performance of all the Businesses operated on Leased Properties leased to Jim E. Kelley or Thomas W. Kelley or corporations or other entities in which they or their direct descendants hold directly or indirectly a controlling ownership interest. Notwithstanding anything herein to the contrary, in the event that Tenant shall not be in compliance with this covenant at a Cash Flow Measurement Date or Tenant shall have knowledge of such non-compliance prior to any Cash Flow Measurement Date, the Tenant shall have the right to cure such breach through any reasonable commercial means, including, but not limited to, providing guarantees acceptable to Landlord, increasing capital, or cross collateralizing with any other property of Tenant or an Affiliate, provided that such breach is cured within one hundred and eighty (180) days after Notice by Landlord to Tenant of the existence of such breach.

     12.11  Disclosure.  This Lease does not contain any untrue statement of a
            ----------
material fact or omit to state a material fact necessary in order to make any statement contained herein not misleading in light of the circumstances under which it was made. To Tenant's knowledge, there is no event, fact or occurrence that has resulted, or in the future (so far as Tenant can reasonably foresee) could result, in any Material Adverse Change, except to the extent that present or future general and sector-specific economic conditions may result in a Material Adverse Change.

     12.12  Covenant Not to Acquire.  Tenant covenants and agrees that during
            -----------------------
the Term and any Extension Term, as the case may be, Tenant and its controlling shareholders or its or their Affiliates will not acquire, directly or indirectly, more that 9.90% of the outstanding common shares of beneficial interest of Capital Automotive REIT. Tenant covenants and agrees that it will divest itself of such shares of Capital Automotive REIT as may be necessary to satisfy the limitations of this Section 12.12.


XIII ASSIGNMENT AND SUBLETTING; ATTORNMENT
     -------------------------------------

     13.01  Prohibition Against Subletting and Assignment.  Subject to
            ---------------------------------------------
Section 13.03, Tenant shall not, without the prior written consent of Landlord, or upon compliance with any conditions established by Landlord, in its sole discretion, assign, mortgage, pledge, hypothecate, encumber or otherwise transfer (except to an Affiliate) this Lease or any interest herein, or all or any part of any Leased Property, or suffer or permit this Lease or the leasehold estate created hereby or any other rights arising hereunder to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law. For purposes of this Section 13.01, an assignment of this Lease shall be deemed to include any Change of Control of Tenant, as if such Change of Control were an assignment of the Lease. In the event that (i) Landlord shall withhold any consent to any assignment or transfer of this Lease or any interest herein, and (ii) such assignee or transferee is approved by the relevant manufacturer for continuation as a franchisee, there shall be a presumption that such assignment or transfer was reasonable and Landlord shall have the burden of rebutting such presumption and of proving that such consent was in fact reasonably withheld (or that such conditions were reasonable). No assignment shall in any way impair the continuing primary liability of the assigning Tenant hereunder. Notwithstanding anything else in this Lease, Tenant shall have the right, without prior written consent of Landlord, to mortgage, pledge, hypothecate or otherwise encumber its leasehold estate in any Leased Property, provided, that the same does not adversely
                               --------
affect the Landlord's rights or estate in and to the Leased Property or those of any person claiming through or under the Landlord, including any pledgee or mortgagee thereof.

     13.02  Changes of Control.  A Change of Control requiring the consent of
            ------------------
Landlord shall mean:

            (a) the issuance and/or sale by Tenant or the sale by any shareholder or equity holder of Tenant of a Controlling (which shall mean, as applied to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise) interest in Tenant to a Person other than an Affiliate or Immediate Family Member (as hereafter defined) of Tenant, other than in either case a distribution to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended (a "Registered Offering");

            (b) the sale, conveyance or other transfer of all or substantially all of the assets of Tenant (whether by operation of law or otherwise) provided, however, that no Change of Control shall be deemed to have occurred in the event of (i) the transfer of assets (whether by operation of law, devise, descent or otherwise) to an Immediate Family Member or to an entity owned and Controlled by one or more Immediate Family Members or by an Affiliate or (ii) as a result of the death of a person involved in the Business, so long as the transferee is approved by the manufacturer for the continuation of the Business; or

            (c) any transaction pursuant to which Tenant is merged with or consolidated into another entity (other than an entity owned and Controlled by an Affiliate), and Tenant is not the surviving entity.

          (d) "Immediate Family Member" shall mean any spouse, parent, sibling (natural born or adopted) or child (natural born or adopted) or other direct descendants of James E. Kelley and/or Thomas W. Kelley or any trust or similar entity established for the benefit of such spouse, parent, sibling (natural born or adopted) or child or other direct descendants (natural born or adopted) of James E. Kelley and/or Thomas W. Kelley.

13.03     Operating/Service Agreements.
          -----------------------------

          (a)  Permitted Agreements.  Tenant shall, without Landlord's prior
               --------------------
               approval, be permitted to enter into such operating/service agreements for portions of each Leased Property (including, but not limited to, leases for car wash and/or quick change oil facilities and specifically including a lease for a body shop on the Leased Property set forth in Schedule A located in Decatur Indiana) to various licensees in connection with Tenant's Business as are customarily associated with or incidental to the operation of such Leased Property, which agreements may be in the nature of a sublease agreement.

          (b)  Terms of Agreements.  Each operating/service agreement concerning
               -------------------
               a Leased Property shall be subject and subordinate to the provisions hereof. No agreement made as permitted by Section 13.03(a) shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as if no agreement had been made. No agreement shall impose any additional obligations on Landlord hereunder.

          (c)  Copies.  Tenant shall, within ten (10) days after the execution
               ------
               and delivery of any operating/service agreement permitted by
               Section 13.03(a), deliver a duplicate original thereof to Landlord.

          (d)  Assignment of Rights in Agreements.  As security for performance
               ----------------------------------
               of its obligations hereunder, Tenant hereby grants, conveys and assigns to Landlord all right, title and interest of Tenant in and to all operating/service agreements now in existence or hereinafter entered into for each Leased Property, and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom, to the extent the same are assignable by Tenant. Landlord hereby grants to Tenant a license to collect and enjoy all rents and other sums of money payable under any such agreement; provided, however, that Landlord shall have the absolute right at any time after the occurrence and continuance of an Event of Default upon notice to Tenant and any vendors or licensees to revoke said license and to collect such rents and sums of money and to retain the same. Tenant shall not
               (i) after the occurrence and continuance of an Event of Default, consent to, cause, or allow, any material modification or alteration of any of the terms, conditions or covenants of any of the agreements or the termination thereof, without the prior written approval of Landlord nor (ii) accept any rents (other than customary security deposits) more than thirty (30) days in advance of the accrual thereof nor permit anything to be done, the doing of which, nor omit or refrain from doing anything, the omission of which, will or could be a breach of or default in the terms of any of the agreements.

          (e)  Licenses, Etc.  For purposes of Section 13.03, the
               -------------
               operating/service agreements shall mean any licenses, concession arrangements, or other arrangements relating to the possession or use of all or any part of any Leased Property.

     13.04 Assignment.  If Landlord shall withhold its consent to any
           ----------
assignment or if Landlord shall have established conditions to approval of any assignment but such conditions shall not have been complied with, to the reasonable satisfaction of Landlord, such assignment shall not in any way impair the continuing primary liability of Tenant hereunder. No consent to any assignment in a particular instance shall be deemed to be a general waiver of the prohibition set forth in Article XIII. Any assignment shall be solely of Tenant's entire interest in this Lease with respect to the subject Leased Property or Leased Properties and shall not relieve Tenant of its obligations hereunder. To the extent that Tenant assigns, pursuant to prior written consent of the Landlord, its interest hereunder in any Leased Property to a person that is neither an Affiliate nor an Immediate Family Member and that no Event of Default exists with respect to such Leased Property, such assignee shall assume and be liable for any and all Lease obligations but only to the extent that such obligations solely and directly relate to or arise from or under such assigned Leased Property. Any assignment or other transfer of all or any portion of Tenant's interest in this Lease in contravention of Article XIII shall be voidable at Landlord's option.

    13.05 REIT Limitations.
          ----------------

          (a) Anything contained herein to the contrary notwithstanding, Tenant shall not: (a) sublet or assign a Leased Property or this Lease on any basis such that the rental or other amounts to be paid by the sublessee or assignee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the sublessee or assignee; (b) sublet or assign a Leased Property or this Lease to any Person that, under Section 856(d)(2)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), Landlord or its general partner owns, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d) (5) of the Code, a ten percent (10%) or greater interest; or (c) sublet or assign a Leased Property or this Lease in any other manner or otherwise derive any income which could cause any portion of the amounts received by Landlord pursuant hereto or any sublease to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in
               Section 856(c) (2) of the Code. The requirements of this Section
               13.05 shall likewise apply to any further subleasing by any subtenant.

          (b) Tenant acknowledges that it is its understanding that Capital Automotive REIT, a Maryland real estate investment trust and the general partner of Landlord (the "Company"), intends to elect to be taxed as a real estate investment trust (a "REIT") under the Code. Tenant shall not do anything which would adversely affect the Company's status as a REIT. Tenant hereby agrees to modifications of this Lease which do not materially adversely affect Tenant's rights and liabilities if such modifications are required to retain or clarify the Company's status as a REIT.

    13.06 Attornment.  Tenant shall insert in each sublease permitted under
          ----------
Section 13.03(a) provisions to the effect that: (a) such sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Landlord hereunder; (b) in the event this Lease shall terminate before the expiration of such sublease, the sublessee thereunder will, at Landlords' option, attorn to Landlord and waive any right the sublessee may have to terminate the sublease or to surrender possession thereunder, as a result of the termination hereof; and (c) in the event the sublessee receives a written notice from Landlord or Landlord's assignees, if any, stating that Tenant is in default under this Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such notice, or as such party may direct. All rentals received from the sublessee by Landlord or Landlord's assignees in respect of a Leased Property, if any, as the case may be, shall be credit against the amounts owing by Tenant hereunder with respect to such Leased Property.


XIV.     ARBITRATION
         -----------

         14.01     Arbitration. The parties agree that any controversy or
                   -----------
controversies arising under this Lease that this Lease specifically and expressly provides shall be determined by arbitration, will be determined by arbitration as hereafter provided in this Article.

         14.02     Appointment of Arbitrators.  The party or parties requesting
                   --------------------------
arbitration shall serve upon the other a demand therefor, in writing, specifying in detail the controversy and matter(s) to be submitted to arbitration in accordance with Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes. The party or parties giving notice shall request a listing of available arbitrators from the Center for Public Resources, and each party shall respond in the selection process within fifteen (15) days after each receipt of such listings until a panel of three (3) arbitrators has been designated. If either party fails to respond within fifteen (15) days, it is agreed that the Center for Public Resources may make such selections as are necessary to complete the panel of three (3) arbitrators. All arbitrators shall be independent and neutral.

         14.03     Arbitration Procedure.  Within five (5) business days after
                   ---------------------
the selection of the arbitration panel, the arbitrators shall give written notice to each party as to the time and the place of each meeting, which shall be held in Chicago, Illinois, at which the parties may appear and be heard, which shall be no later than fifteen (15) days after certification of the arbitration panel. The parties agree that they will limit discovery to that which is reasonably necessary to determination of the issue or dispute submitted to arbitration. The parties agree to further waive the applicability of rules of evidence or rules of procedure in the proceedings. The applicable rules shall be those Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes in effect at the time. The arbitrators shall take such testimony and make such examination and investigations as the arbitrators reasonably deem necessary. The decision of the arbitrators shall be in writing signed by a majority of the panel which decision shall be final and binding upon the parties to the controversy. Provided, however, in rendering their decisions and making awards, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease.

         14.04     Expenses. The expenses of the arbitration shall be assessed
                   --------
by the arbitrators and specified in the written decision. In the absence of a determination or assessment of expenses of the arbitration procedure in the award, all of the expenses of such arbitration shall be divided equally between Landlord and Tenant. Each party in interest shall be responsible for and pay the fees, costs and expenses of its own counsel, unless the arbitration award provides for an assessment of reasonable attorneys' fees and costs.

         14.05     Enforcement of the Arbitration Award. There shall be no
                   ------------------------------------
appeal from the decision of the arbitrators, and upon the rendering of an award, any party thereto may file the arbitrators' decision in the United States District Court for the Eastern District of Virginia for enforcement as provided by applicable law.


XV.      QUIET ENJOYMENT, SUBORDINATION, ATTORNMENT, ESTOPPEL CERTIFICATES
         -----------------------------------------------------------------

         15.01     Quiet Enjoyment.  So long as Tenant performs all of its
                   ---------------
obligations under this Lease, Tenant's possession, use and enjoyment of the Leased Properties will not be disturbed by or through Landlord, or by any person or entity acting by or through or under Landlord, and in the event Landlord or any such other person or entity breaches said covenant of quiet enjoyment provided for in this Section 15.01, Tenant shall be entitled to recover from Landlord and any other person acting by or through or under Landlord all damages, both direct and indirect, arising from such breach, together with all reasonable and actual attorney fees and cost incurred in making such recovery.

         15.02     Landlord Mortgages; Subordination.  Subject to Section 15.03,
                   ---------------------------------
without the consent of Tenant, Landlord may, from time to time, directly or indirectly, create or otherwise cause to exist any liens, encumbrances, security interests or title retention agreements on any Leased Property, or any portion thereof or any interest therein, whether to secure any borrowing or other means of financing or refinancing. Tenant shall execute, acknowledge and deliver to Landlord, at any time and from time to time upon demand by Landlord or any mortgagee or any holder of any mortgage or other instrument described in this Section, without cost to Landlord, a Subordination and Non-Disturbance Agreement in the form attached hereto as Exhibit 15.02, which provides that (i) Tenant's rights hereunder are subordinate to any ground lease or underlying lease, first mortgage, first deed of trust, or other first lien against any Leased Property, together with any renewal, consolidation, extension, modification, or replacement thereof, which now or at any subsequent time affects any Leased Property or any interest of Landlord in any Leased Property, except to the extent that any such instrument expressly provides that this Lease is superior; and (ii) in the event such party succeeds to Landlord's interest under the Lease by foreclosure or purchase or otherwise and provided that no Event of Default not cured by Tenant within any applicable grace period exists, such party will not disturb Tenant's possession, use or occupancy of the subject Leased Property. If Tenant fails or refuses to deliver such Subordination and Non-Disturbance Agreement to Landlord within five
(5) business days after the request of Landlord, then Landlord shall request in writing such delivery a second time. If Tenant fails or refuses to execute, acknowledge and deliver such Subordination and Non-Disturbance Agreement within ten (10) days after such second written demand, then Landlord or such successor in interest may execute, acknowledge and deliver such Subordination and Non-Disturbance Agreement on behalf of Tenant as Tenant's attorney-in-fact. Tenant hereby constitutes and irrevocably appoints Landlord, its successors and assigns, as Tenant's attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant the Subordination and Non-Disturbance Agreement. This power of attorney is coupled with an interest and is irrevocable.

         15.03     Attornment. If any holder of any mortgage, indenture, deed of
                   ----------
trust, or other similar instrument described in Section 15.02 succeeds to Landlord's interest in any Leased Property, Tenant will pay to such holder all Rent subsequently payable hereunder as to such Leased Property. Tenant shall, upon request of anyone succeeding to the interest of Landlord, automatically become the tenant of, and attorn to, such successor in interest without changing this Lease. The successor in interest will not be bound by: (a) any payment of Rent for more than one (1) month in advance; (b) any amendment or modification hereof made without its written consent prior to the date on which the successor succeeded to the Landlord's interest; (c) any claim against Landlord arising prior to the date on which the successor succeeded to Landlord's interest; or
(d) any claim or offset of Rent against Landlord relating to the period of time prior to the date on which the successor succeeded to the Landlord's interests.

         15.04     Estoppel Certificates.
                   ---------------------

                   (a) At the request of the other party or any mortgagee or
                       purchaser of a Leased Property or any permitted assignee of this Lease or any permitted purchaser of Tenant's Business, Tenant or Landlord, as applicable, shall execute, acknowledge, and deliver an estoppel certificate substantially in the form attached hereto as Exhibit 15.04(a) or Exhibit 15.04(b), as applicable, or such other form as requested by Tenant or Landlord, as applicable, and is reasonable under the circumstances, in favor of the party requesting the estoppel certificate certifying the following as to such Leased Property: (i) that this Lease is unmodified and in full force and effect, or if there have been modifications that the same is in full force and effect as modified and stating the modifications; (ii) the date to which Rent and other charges have been paid; (iii) that neither Tenant nor Landlord is in default nor is there any fact or condition which, with notice or lapse of time, or both, would constitute a default, if that be the case, or specifying any existing default; (iv) that Tenant has accepted and occupies such Leased Property; (v) in the case of Tenant's estoppel certificate, that Tenant has no defenses, set-offs, deductions, credits, or counterclaims against Landlord, if that be the case, or specifying such that exist; (vi) in the case of Tenant's estoppel certificate, that Landlord has no outstanding construction or repair obligations; and (vii) such other information as may reasonably be requested by the other party or any mortgagee or purchaser. Any purchaser or mortgagee may rely on this estoppel certificate.

                   (b) If Tenant fails to deliver the estoppel certificate to
                       Landlord within ten (10) days after such request by the Landlord, then Landlord shall be required to notify Tenant in writing that the ten (10) day period has expired. If Tenant does not deliver the estoppel certificate within five (5) business days of such notice, then Tenant shall be deemed to have certified that: (i) this Lease is in full force and effect and has not been modified, or that this Lease has been modified as set forth in the certificate delivered to Tenant; (ii) Tenant has not prepaid any Rent or other charges except for the current month; (iii) Tenant has accepted and occupies such Leased Property; (iv) neither Tenant nor Landlord is in default nor is there any fact or condition which, with notice or lapse of time, or both, would constitute a default; (v) Landlord has no outstanding construction or repair obligation; and (vi) Tenant has no defenses, set-offs, deductions, credits, or counterclaims against Landlord.

                   (c) If Landlord fails to deliver the estoppel certificate to
                       Tenant within ten (10) days after such request by the Tenant, then Tenant shall be required to notify Landlord in writing that the ten (10) day period has expired. If Landlord does not deliver the estoppel certificate within five (5) business days of such notice, then Landlord shall be deemed to have certified that: (i) this Lease is in full force and effect and has not been modified; (ii) Tenant is not in arrears on any Rent or other charges;
                       (iii) Tenant has accepted and occupies such Leased Property; and (iv) neither Tenant nor Landlord is in default nor is there any fact or condition which, with notice or lapse of time, or both, would constitute a default.

                   (d) Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact to execute, acknowledge and deliver on Tenant's behalf any estoppel certificate if the time period established by Section 15.04(c) has passed and Tenant has not delivered an estoppel certificate. This power of attorney is coupled with an interest and is irrevocable.

                   (e) Landlord appoints Tenant as Landlord's attorney-in-fact to execute, acknowledge and deliver on Landlord's behalf any estoppel certificate if the time period established by Section 15.04(d) has passed and Landlord has not delivered an estoppel certificate, This power of attorney is coupled with an interest and is irrevocable.

          15.05    Waiver of Landlord's Lien. Landlord agrees to and does hereby
                   -------------------------
Waiver its Landlord's lien and any other rights that it may have with respect to property or assets representing the security or collateral under Tenant's "floor-plan" or similar financing arrangements, during the Term or any Extension Term. Landlord shall, upon request by any such lender, execute an acknowledgment of such waiver.


XVI.      RIGHT OF FIRST OFFER; RIGHT TO PURCHASE; APPRAISAL METHOD
          ---------------------------------------------------------

          16.01    Right of First Offer During Lease Term or Extension Term.
                   ---------------------------------------------------------

                   (a) If and when during the Term or Extension Term, as the
                       case may be, Landlord shall decide to sell any or all of the Leased Properties to a Person who is not an Affiliate of Landlord (the "Decision to Sell"), provided that no Event of Default has occurred and is continuing under the Lease, Landlord shall notify Tenant in writing within ten
                       (10) business days after Landlord makes a Decision to Sell. Tenant shall have ten (10) business days thereafter in which to notify Landlord in writing of its desire to purchase any or all of the Leased Properties encompassed by the Decision to Sell. If Tenant shall give such notice, Tenant shall have a period of thirty (30) days within which to make a written offer to purchase such property (the "First Offer"). The First Offer must, at a minimum, be in the amount of the Tenant's estimate of the fair market value of each of the Leased Properties as to which Tenant has given notice of its desire to purchase and set forth the proposed purchase price, deposit amounts and closing date and any and all other terms and conditions being proposed by Tenant. If Tenant has performed an appraisal pursuant to Section 8.01 hereof for any Tenant-constructed Improvements and has not prior to the date of the First Offer transferred its ownership of such Tenant-constructed Improvements to Landlord, Tenant's estimate of the fair market value of the Leased Properties shall exclude an amount equal to the then current value of such Tenant-constructed Improvements whose ownership has not, to the date of the First Offer, transferred to Landlord less the estimated current value of any Tenant Improvements or Capital Additions not owned by Tenant that are replaced by such Tenant-constructed

                       Improvements ("Tenant Improvement Value").
                       Notwithstanding anything in this Section to the contrary, Tenant shall include in its First Offer a statement setting forth its reasonable valuation, based upon the
                       Section 8.01 appraisal, of the amount of increase in the fair market value of the Leased Property due to the Tenant Improvement Value. To the extent, that Landlord challenges such Tenant Improvement Value and the parties cannot agree upon the Tenant Improvement Value within five (5) days of Landlord's receipt of the First Offer, Landlord and Tenant shall jointly retain an appraiser meeting the qualifications set forth in Section 16.03 (and, if available, the jointly approved appraiser shall be the appraiser who performed the prior Section 8.01 appraisal) to determine this Tenant Improvement Value within fifteen (15) days of his retention. Such appraiser's decision shall be final and unappealable. For purposes of valuing the purchase price of the Tenant's First Offer for a Leased Property with the purchase price offered by any third party for a Leased Property pursuant to Sections 16.01(b) and (c), the Landlord shall calculate the value of the Tenant's First Offer as to a Leased Property as the sum of the purchase price of the First Offer and the Tenant Improvement Value for such Leased Property.

                   (b) Within thirty (30) days of receipt of the First Offer,
                       Landlord shall give Tenant written notice of its acceptance or rejection thereof. If accepted, Tenant shall, within ten (10) days after receipt of the acceptance notice, make the deposit called for in the First Offer and the parties shall proceed to contract and closing upon the purchase price (not including the Tenant Improvement Value) and other terms thereof. If the First Offer is rejected, then, subject to the provisions of subsections (c) and (d) of this Section 16.01, Tenant shall have no further rights under this Section 16.01 with respect to the purchase of the Leased Properties that are the subject of the First Offer during the Term or Extension Term, as the case may be.

                   (c) If Landlord shall reject the First Offer, for a one year period thereafter it may proceed to sell the Leased Properties that are the subject of the First Offer, subject to the Lease and the remaining Term or Extension Term thereof, as the case may be, to any third party, provided (i) the purchase price received on the sale of any Leased Property subject to the First Offer shall exceed the sum of the purchase price for such Leased Property specified in the First Offer and the Tenant Improvement Value, if applicable, or (ii) if the purchase price of the sale of any Leased Property subject to the First Offer does not exceed that specified in the First Offer, the terms of such sale, taken together, are more favorable to Landlord, in Landlord's reasonable judgement, than those of the First Offer. There shall be a presumption that Landlord's judgment was reasonable and Tenant shall have the burden of rebutting such presumption and of proving that such judgment was in fact unreasonable.

                   (d) So long as there is no Event of Default that has occurred and that has not been removed within the applicable cure period (if any), and so long as Tenant shall attorn to the person acquiring title by purchase or otherwise, and so long as Tenant continues to pay the rent and other amounts due hereunder and fully complies with the other terms and requirements of this Lease, this Lease shall not terminate by reason of such transfer and Tenant's use and enjoyment of the Leased Property shall not be disturbed.

                   (d) If no sale of the Leased Properties subject to the First
                       Offer is effected by Landlord within the period specified in subsection (c) above, then if Landlord thereafter desires to sell such Leased Properties, the procedure set forth in subsections (a), (b) and (c) shall be followed.

                   (e) This option shall terminate in any event twenty (20)
                       years after the death of the last descendant of George Herman Walker Bush, former President of the United States, living at the time of execution of this Lease.

          16.02    Right to Purchase at End of Term and Extension Terms.
                   -----------------------------------------------------

                   (a) Landlord hereby grants the Tenant the right and option to purchase any or all of the Leased Properties (the "Option to Purchase") at an aggregate amount equal to such Leased Properties' Property Consideration (as hereafter defined) upon termination of the Term or any Extension Term, if applicable, of this Lease. The Option to Purchase shall not be granted as to a Leased Property if, on the Option Exercise Date (as hereafter defined), an Event of Default with respect to such Leased Property exists and has not been cured within any applicable cure period. The Tenant shall notify Landlord in writing of its intent to exercise any Option to Purchase, at least twelve (12) months prior to the end of the Term or an Extension Term, if applicable, of this Lease.

                   (b) The consideration to be paid for any Leased Property upon exercise of the Option to Purchase (the "Property Consideration") shall be the Appraised Value (as hereafter defined) of such Leased Property is determined as set forth in Section 16.03(a).

                   (c) Within thirty (30) days after the Property Consideration of such Leased Property is determined, Tenant shall notify Landlord in writing of its irrevocable decision either (i) to exercise the Option to Purchase as to a Leased Property or (ii) to decline to purchase such Leased Property

                       ("Irrevocable Decision"). In the event that Tenant's Irrevocable Decision is to exercise its Option to Purchase, Landlord and Tenant agree to cooperate to close the sale and purchase of such Leased Property entirely for cash on an "as is, where as basis" and with no warranties by Landlord other than in a special warranty deed, with the Closing to be in the final thirty (30) days prior to the end of the Term or Extension Term, as applicable (the "Option Closing Period"). In the event that either (A) Tenant's Irrevocable Decision is not to exercise its Option to Purchase as to a Leased Property or (B) the sale and purchase of such Leased Property does not close within the Option Closing Period due to Tenant's failure to consummate the sale and purchase of such Leased Property, then (Y) the Term or Extension Term, as applicable, shall be extended for the number of months between the Tenant's initial notification of its intent to exercise any Option to Purchase and the time at which the Tenant either makes an Irrevocable Decision not to Exercise its Option to Purchase or fails to consummate the Sale of of the Leased Property within the Option Closing Period; and (Z) Landlord shall have no further obligations to Tenant pursuant to this Section 16.02(a) as to each Leased Property that was the subject of Tenant's Irrevocable Decision not to exercise its Option to Purchase. This Lease shall terminate as to any Leased Property purchased by Tenant pursuant to Sections 16.01 or 16.02 upon the closing of any such purchase.

         16.03     Appraisal Method.
                   -----------------

                   (a) For purposes of Section 16.02 and whenever an appraisal is otherwise required under this Lease, the Appraised Value of the Leased Property shall be determined by (1) an independent appraiser, who is a member of the Appraisal Institute, and will be selected by Landlord, (the "Landlord MAI Appraiser"), (2) a second appraiser, who is a member of the Appraisal Institute, and will be selected by the Tenant (the "Tenant MAI Appraiser"), and
                       (3) a third MAI Appraiser selected by agreement of the Landlord MAI Appraiser and the Tenant MAI Appraiser (the "Third MAI Appraiser") (each an "Appraiser" and, collectively, the "Appraisers"). Landlord and Tenant shall select their respective Appraisers, (i) no later than thirty (30) days after the Tenant notifies Landlord of its intent to exercise the Option to Purchase or (ii) in all other cases, in no event later than ten (10) days following the date an appraisal is required, . The Third MAI Appraiser shall be selected no later than five (5) days after the selection of the other Appraisers. If MAI Appraisers are not reasonably available, then each appraiser shall, at a minimum, hold a state license qualifying him or her to appraise properties of the type being appraised and shall have qualifications and experience equivalent to that required of an MAI Appraiser. The costs of the Appraisers' appraisals shall be shared equally by the parties. As promptly as possible but in no event later than forty-five (45) days after selection of the Third Appraiser, each Appraiser shall deliver his or her written report of the Appraisers' determination of the fair market value of the Leased Properties, which determination shall be based, for each Leased Property, upon the highest and best use of such Leased Property, taking into consideration the location of such Leased Property, other properties comparable thereto and the terms of the Lease provided that in the
                                                          --------
                       event and to the extent that the appraisal is an appraisal that is being performed pursuant to Section 16.02, such appraisal may consider that the Lease has been in place in the past, but the appraisal shall also take into consideration that the Lease will terminate upon sale of the Property to Tenant pursuant to Section
                       16.02 and that there may not be a lease on the Property after the sale. Notwithstanding anything else in this
                       Section 16.03(a), if, during the Term or Extension Term of this Lease, as applicable, Tenant-constructed Improvements have been made, the ownership thereof has not, prior to the date of such appraisal, been transferred to Landlord and the appraisal set forth in
                       Section 8.01 was performed, the Appraisers' determination of fair market value in connection with any appraisal to determine Tenant's rights or obligations under this Agreement including Section 16.02 shall exclude the Tenant Improvement Value.

                   (b) The "Appraised Value" of the Leased Properties shall be equal to the arithmetic mean of the two (2) fair market value determinations of the Appraisers that are closest in value. In the event that the values of (i) the difference between the highest appraisal value and the next lower appraisal value, and (ii) the difference between the lowest appraisal value and the next higher appraisal value, are equal, then the "Appraised Value" shall be equal to the arithmetic mean of the fair market value determinations of all Appraisers.


XVII.    MISCELLANEOUS
         -------------

         17.01   Notices.  Landlord and Tenant hereby agree that all notices,
                 -------
demands, requests, and consents (hereinafter "Notices") required to be given pursuant to the terms of this Lease shall be in writing and shall be addressed as follows:

If to Sellers, then to the address given in the Summary of Terms with a copy to:

         Haller & Colvin, P.C.
         Attn: Vincent J. Heiny, Esq. and
         Charles J. Heiny, Esq.
         444 East Main Street

     Fort Wayne, Indiana 46802.

If to Landlord:

     Capital Automotive REIT
     1420 Springhill Road
     Suite 525
     McLean, Virginia 22102
     Attn: Portfolio Manager

With a copy to:

     Wilmer, Cutler & Pickering
     2445 M Street, N.W.
     Washington, D.C. 20037
     Attn:     George P. Stamas, Esq. and
               John B. Watkins, Esq.

and shall be served by (a) personal delivery; (b) certified mail, return receipt requested, postage prepaid; or (c) nationally recognized overnight courier. All notices shall be deemed to be given upon the earlier of actual receipt or three
(3) days after mailing, or one (1) business day after deposit with the overnight courier, provided that the time period in which a response to any Notices must
         --------
be given shall commence on the date of receipt thereof. Receipt of Notices hereunder shall occur upon actual delivery to an individual party or to an officer, member, or general or limited partner of a party or to any agent or employee of such party at the address of such party set forth above, subject to change as provided hereinbelow. Landlord or Tenant may change its notice address at any time by giving the other party Notice of such change. Any such Notice of change of address shall be effective five (5) days after delivery. An attempted delivery in accordance with the foregoing, acceptance of which is refused or rejected, shall be deemed to be and shall constitute receipt; and an attempted delivery in accordance with the foregoing by mail, messenger, or courier service (whichever is chosen by the sender) which is not completed because of changed address of which no notice was received by the sender in accordance with this provision prior to the sending of the Notice shall also be deemed to be and constitute receipt.

     17.02     Advertisement of a Leased Property.  In the event the parties
               ----------------------------------
hereto have not executed a renewal lease, or agreed to the Extension Term, as to the Leased Property within twelve (12) months prior to the expiration of the Term or an Extension Term, as the case may be, then Landlord or its agent shall have the right to enter such Leased Property at all reasonable times for the purpose of exhibiting such Leased Property to others and to place upon such Leased Property for and during the period commencing twelve (12) months prior to the expiration of the Term or an Extension Term, as the case may be, up to two (2) "for sale" or "for rent" notices or signs which notices or signs shall not unreasonably interfere with Tenant's Business.

     17.03     Landlord's Access.  Landlord, or its designated agents or
               -----------------
contractors, shall have the right to enter upon each Leased Property, upon reasonable prior notice to Tenant, for purposes of inspecting the same and assuring Tenant's compliance with this Lease provided, any such entry by Landlord shall be subject to all rules, guidelines and procedures prescribed by Tenant in connection therewith. Landlord shall not be allowed entry to a Leased Property unless accompanied by such of Tenant's personnel as Tenant shall require and which Tenant shall promptly provide.

     17.04     Entire Agreement.  This Lease contains the entire agreement
               ----------------
between Landlord and Tenant with respect to the subject matter hereof. No representations, warranties, and agreements have been made by Landlord or Tenant except as set forth in this Lease.

     17.05     Severability.  If any term or provision of this Lease is held by
               ------------
Landlord to be invalid or unenforceable as to a Leased Property, such holding shall not affect the remainder of this Lease as to such Leased Property, or the validity or enforceability of this Lease as to any other Leased Property, and the same shall remain in full force and effect, unless such holding substantially deprives Tenant of the use of such Leased Property or Landlord of the Rents therefor, in which case this Lease shall forthwith terminate as to such Leased Property as if by expiration of the Term or an Extension Term, as the case may be, but shall remain in full force and effect with respect to each other Leased Property.

     17.06     Captions and Headings.  The captions and headings are inserted
               ----------------------
only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

     17.07     Governing Law.  This Lease shall be construed under the laws of
               -------------
the state in which the Leased Property is situated (without application of choice of law provisions).

     17.08     Memorandum of Lease or Certain Rights Under the Lease.  Landlord
               -----------------------------------------------------
and Tenant agree that on or before the Commencement Date of this Lease, the parties shall execute a Memorandum of Lease approved by Landlord and Tenant with respect to each Leased Property. Each Memorandum of Lease shall be in recordable form under the laws of the state in which the Leased Property is situated and each of Tenant and Landlord shall have the right to record each such Memorandum of Lease. The party recording such memorandum must bear all costs of such recording.

     17.09     Waiver.  No waiver by either party  of any condition or covenant
               ------
herein contained, or of any breach of any such condition or covenant, shall be held or taken to be a waiver of any subsequent breach of such covenant or condition, or to permit or excuse its continuance or any future breach thereof or of any condition or covenant. The acceptance of Rent by Landlord at any time when Tenant is in default in the performance or observance of any condition or covenant herein shall not be construed as a waiver of such default, or of Landlord's right to terminate this Lease or exercise any other remedy granted herein on account of such default.

     17.10     Assignment; Binding Effect.  Except as otherwise set forth
               --------------------------
herein, this Lease shall not be assignable by Tenant, without the prior written consent of Landlord. This Lease will be binding upon and inure to the benefit of the heirs, successors, personal representatives, and permitted assigns of Landlord and Tenant.

     17.11     Consents and Approvals. In each instance in this Lease where the
               ----------------------
Landlord is required or permitted to give a consent or approval, or to make a determination or exercise discretion (except where this Lease specifically provides that Landlord may exercise its sole discretion), the Landlord's decision and any conditions thereon must not be unreasonably delayed and must be reasonable under the circumstances. Except as provided in Section 13.01, there shall be a presumption that each such decision and any conditions thereon by Landlord was in fact reasonable, and Tenant shall have the burden of proof in any attempt to rebut that presumption. With respect to Section 13.01, there shall be a presumption that each such decision and any conditions thereon by Landlord was in fact unreasonable, and Landlord shall have the burden of proof in any attempt to rebut that presumption.

     17.12     Single Property.  Throughout the form of this Lease there are
               ---------------
references to "Leased Properties". If, in fact, there is only one Leased Property being leased hereunder, all such references shall, without further action, be deemed amended to refer solely to such Leased Property and all provisions relating to Leased Properties, including remedies applicable to only one Leased Property, shall likewise be amended to the extent necessary, but only to the extent necessary, to give effect to the fact that there is only one Leased Property.

     17.13     Modification.  This Lease may only be modified by a writing
               ------------
signed by both Landlord and Tenant.

     17.14     Incorporation by Reference. All schedules and exhibits referred
               ---------------------------
to in this Lease are incorporated herein by reference.

     17.15     No Merger.  As to each Leased Property, the surrender of this
               ---------
Lease by Tenant or the cancellation of this Lease by agreement of Tenant and Landlord or the termination of this Lease on account of Tenant's default will not work a merger, and will, at Landlord's option, terminate any subleases or operate as an assignment to Landlord of any subleases. Landlord's option under this paragraph will be exercised by notice to Tenant and all known subtenants of such Leased Property.

     17.16     Force Majeure.  Landlord, its agents and employees, will not be
               -------------
liable for any loss, injury, death, or damage (including consequential damages) to persons, property, or Tenant's Business occasioned by theft, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, order of governmental body or authority, fire, explosion, falling objects, steam, water, rain or snow, leak or flow of water (including water from the elevator system), rain or snow from any Leased Property or into any Leased Property or from the roof, street, subsurface or from any other place, or by dampness or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of any

Leased Property, or from construction, repair, or alteration of any Leased Property or from any acts or omissions of any other occupant or visitor of any Leased Property, or from the release, emission, discharge, presence or disposal of any hazardous substance or material on or from any Leased Property, or from any other cause beyond Landlord's control.

     17.17     Laches.  No delay or omission by either party hereto to exercise
               -------
any right or power accruing upon any noncompliance or default by the other party with respect to any of the terms hereof shall impair any such right or power or be construed to be a waiver thereof.

     17.18     Waiver of Jury Trial.  Landlord and Tenant waive trial by jury in
               --------------------
any action, proceeding or counterclaim brought by either of them against the other on all matters arising out of this Lease or the use and occupancy of any Leased Property (except claims for personal injury or property damage). If Landlord commences any summary proceeding for nonpayment of Rent, Tenant will not interpose, and waives the right to interpose, any counterclaim in any such proceeding, provided that Tenant shall have the right to raise any affirmative
            --------
defense based upon the Landlord's alleged breach of Tenant's right of quiet enjoyment of the Leased Property or the rights of Tenant to purchase the Leased Property pursuant to Sections 16.01 and 16.02.

     17.19     Permitted Contests.  Tenant, on its own or on Landlord's behalf
               -------------------
(or in Landlord's name), but at Tenant's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or any legal requirement or insurance requirement or any lien, attachment, levy, encumbrance, charge or claim provided that: (a) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the subject Leased Property; (b) neither the subject Leased Property nor any Rent therefrom nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, attached or lost; (c) in the case of a legal requirement, Landlord would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; (d) in the event that any such contest shall involve a sum of money or potential loss in excess of Twenty Five Thousand Dollars ($25,000), Tenant shall deliver to Landlord and its counsel an opinion of Tenant's counsel to the effect set forth in clauses (a), (b) and (c), to the extent applicable; (e) in the case of a legal requirement and/or an Imposition, lien, encumbrance, or charge, Tenant shall give such reasonable security as may be demanded by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of a subject Leased Property or the Rent in respect thereof by reason of such nonpayment or noncompliance; provided, however, the provisions of this Section shall not be construed to permit Tenant to contest the payment of Rent (except as to contests concerning the method of computation or the basis of levy of any Imposition or the basis for the assertion of any other claim) or any other sums payable by Tenant to Landlord hereunder; (f) in the case of an insurance requirement, the coverage required by Article IV shall be maintained; and (g) if such contest be finally resolved against Landlord or Tenant, Tenant shall, as Additional Rent due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable legal requirement or insurance requirement.

Landlord, at Tenant's expense, shall execute and deliver to Tenant such authorizations and other documents as may be reasonably required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein. Tenant hereby agrees to indemnify and hold harmless Landlord, its officers, trustees, employees, shareholders, affiliates and agents from and against any and all demands, claims, causes of action, fines, penalties, damages (including punitive and consequential damages), losses, liabilities (including strict liability), judgments, costs and expenses (including, without limitation, attorneys' fees, court costs, and the costs set forth in Section 9.06) that may be incurred in connection with or arise from any such contest.

     17.20     Construction of Lease.  This Lease has been reviewed by Landlord
               ---------------------
and Tenant and their respective professional advisors. Landlord and Tenant believe that this Lease is the product of all their efforts, that they express their agreement, and agree that they shall not be interpreted in favor of either Landlord or Tenant or against either Landlord or Tenant merely because of any party's efforts in preparing such documents.

     17.21     Counterparts.  This Lease may be executed in duplicate
               ------------
counterparts, each of which shall be deemed an original hereof or thereof.

     17.22     Relationship of Landlord and Tenant.  The relationship of
               -----------------------------------
Landlord and Tenant is the relationship of lessor and lessee. Landlord and Tenant are not partners, joint venturers, or associates.

               {remainder of this page left intentionally blank}

     IN WITNESS WHEREOF, the parties hereto have executed this Lease or caused the same to be executed by their respective duly authorized officers as of the date first set forth above.

                         CAPITAL AUTOMOTIVE L.P.

                         By:  Capital Automotive REIT,
                              Its General Partner

                              By:
                                 -------------------------------
                              Name:
                                   -----------------------------
                              Title:
                                    ----------------------------

                         -------------------------

                         By:
                            -----------------------------
                         Name:
                              ---------------------------
                         Title:
                               --------------------------

                         SCHEDULE A - LEASED PROPERTIES
                         ------------------------------

                To be provided within 10 days of Execution Date

                       SCHEDULE B - PERMITTED EXCEPTIONS
                       ---------------------------------

                To be provided within 10 days of Execution Date

                      SCHEDULE 12.02 - MATERIAL AGREEMENTS
                      ------------------------------------

                To be provided within 10 days of Execution Date

                     SCHEDULE 12.03 - CHANGES IN CONDITION
                     -------------------------------------

                To be provided within 10 days of Execution Date

                                  EXHIBIT 2.05
                                  ------------

                          Payment Account Information

     Wiring instructions for the Landlord's operating account are as follows:

     FIRST UNION NATIONAL BANK OF VIRGINIA
     CHARLOTTE, NC
     ABA# 051400549

     For Credit to:  CAPITAL AUTOMOTIVE L.P., Operating Account
                     Account # 2020000352150

     Contact Name:  Martha Conley
     Phone Number: 703-760-5441

                                 EXHIBIT 15.02
                                 -------------


                  SUBORDINATION AND NON-DISTURBANCE AGREEMENT
                  -------------------------------------------


     THIS AGREEMENT is made as of this ___ day of __________, 1998, among _____________, a ___________ organized under the laws of the State of
_____________ ("Lender"), __________________ ("Tenant"), and CAPITAL AUTOMOTIVE
L.P., a Delaware limited partnership ("Landlord").

                                  WITNESSETH:
                                  -----------

     WHEREAS, Landlord and Tenant have entered into a certain Lease, dated ____________________ , which lease and all amendments, modifications, assignments, subleases and other agreements related thereto are attached hereto as Exhibit A and incorporated herein by this reference (collectively, the
   ---------
"Lease"), which Lease relates to the premises described therein (the "Premises"), and

     WHEREAS, Lender has made or has committed to make a first mortgage loan to Landlord in the principal amount not to exceed $_________ (the "Loan"), the Loan being secured by a mortgage, deed of trust or security deed (collectively, the "Mortgage") and an assignment(s) of leases and rents from Landlord to Lender covering the Premises; and

     WHEREAS, Tenant has agreed that the Lease shall be subject and subordinate to the Mortgage held by Lender, provided Tenant is assured of continued occupancy of the Premises under the terms of the Lease including the right to exercise the Right of First Offer and Right to Purchase set forth therein;

     NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the sum of Ten Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding anything in the Lease to the contrary, it is hereby agreed as follows:

     1.   Subordination of Lease.  Lender, Tenant and Landlord do hereby
          ----------------------
covenant and agree that the Lease with all rights, options, liens and charges created thereby, is and shall continue to be subject and subordinate in all respects to the Mortgage and to any renewals, modifications, consolidations, replacements and extensions thereof and to all advancements made thereunder.

     2.   Nondisturbance of Tenant.  Lender does  hereby agree with Tenant that,
          ------------------------
in the event Lender becomes the owner of the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, so long as Tenant complies with and performs its obligations under the Lease, (a) Lender will take no action which will interfere with or disturb Tenant's possession or use of the Premises or other rights under the Lease, and (b) the Premises shall be subject to the Lease and Lender shall recognize Tenant as the tenant of the Premises for the remainder of the terms of the Lease in accordance with the provisions thereof, provided, however, that Lender shall not be subject to any offsets or defenses which Tenant might have against any prior landlord except those which arose under the provisions of the Lease out of such landlord's default and accrued after Tenant had notified Lender and given Lender the opportunity to cure same as hereinbelow provided, nor shall Lender be liable for any act or omission of any prior landlord, nor shall Lender be bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord nor shall it be bound by any amendment or modification of the Lease made after it makes the Loan without its consent.

     3.   Attornment by Tenant.  Tenant does hereby agree with Lender that, in
          --------------------
the event Lender becomes the owner of the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, then Tenant shall attorn to and recognize Lender as the landlord under the Lease for the remainder of the term thereof, and Tenant shall perform and observe its obligations thereunder, subject only to the terms and conditions of the Lease. In such event, Lender shall not be liable for any act or omission of any prior landlord, liable for return of the security deposit unless same was actually delivered to Lender, bound by any amendment to or assignment of the Lease made after it makes the Loan without its consent, bound by any rent paid more than thirty (30) days in advance, or be subject to any set-off or defense Tenant might have had against any prior landlord. Tenant further covenants and agrees to execute and deliver upon request of Lender or its assigns, an appropriate Agreement of Attornment to Lender and any subsequent titleholder of the Premises.

     4.   Acknowledgment of Acquisition Rights. Lender acknowledges that Tenant
          ------------------------------------
has certain purchase rights under the lease. So long as Tenant complies with the provisions of the Lease, Lender acknowledges that Tenant may exercise such rights and Lender will honor such rights so long as Tenant pays the acquisition price to Lender or otherwise obtains a release from Lender.

     5.   Curative Rights, Modification of Lease, and Advance Payment of Rent.
          -------------------------------------------------------------------
So long as the Mortgage remains outstanding and unsatisfied:

     (a) Tenant will mail or deliver to Lender, at the address and in the manner hereinbelow provided, a copy of all notices permitted or required to be given to the Landlord by Tenant under and pursuant to the terms and provisions of the Lease. At any time before the rights of the Landlord shall have been forfeited or adversely affected because of any default of the Landlord, or within the time permitted the Landlord for curing any default under the Lease as therein provided, Lender may, but shall have no obligation to, pay any taxes and assessments, make any deposits or do or make any repairs and improvements or any other act or thing required of the Landlord by the terms of the Lease; and all payments so made and all things so done and performed by Lender shall be as effective to prevent the rights of the Landlord from being forfeited or adversely affected because of any default under the Lease as the same would have been if done and performed by the Landlord.

     (b) Tenant will not consent to the modification of the Lease, nor to the termination thereof, without the prior written consent of Lender, such consent not to be unreasonably withheld or delayed, nor will Tenant pay any rent under the Lease more than thirty (30) days in advance.

     6.   Consent to Assignment.  Tenant acknowledges that Landlord will execute
          ---------------------
and deliver to Lender an assignment of the Lease as security for the Loan, and Tenant hereby expressly consents to such assignment.

     7.   Limitation of Liability.  Lender shall have no liability whatsoever
          -----------------------
hereunder prior to becoming the owner of the Premises; and Tenant agrees that if Lender becomes the owner of the Premises, Tenant shall look solely to the estate or interest of Lender in the Premises (which shall be the ownership of the Premises) for satisfaction of any obligation which may be or become owing by Lender to Tenant hereunder or under the Lease.

     8.   Landlord and Tenant Certifications.  Landlord and Tenant hereby
          ----------------------------------
certify to Lender that the Lease has been duly executed by Landlord and Tenant and is in full force and effect, that the Lease and any modifications and amendments specified herein are a complete statement of the agreement between Landlord and Tenant with respect to the leasing of the Premises, and the Lease has not been modified or amended except as specified herein; that to the knowledge of Landlord and Tenant, no party to the Lease is in default thereunder; that no rent under the Lease has been paid more than thirty (30) days in advance of its due date; and that Tenant, as of this date, has no charge, lien or claim of offset under the Lease, or otherwise, against the rents or other charges due or to become due thereunder.

     9.   Tenant Estoppel Certifications.  With the knowledge that Lender, as
          ------------------------------
beneficiary of the mortgage encumbering the premises, will place substantial reliance thereon in connection with the closing and funding of the Loan, Tenant hereby makes the following certifications:

     (a) The term of the Lease commenced on ________, 19__, and will terminate on ______________.

     (b) The Lease, as described above, has not been modified, amended, assigned or subleased except as set forth in Exhibit A attached hereto, and is
                                             ---------
in good standing and in full force and effect.

     (c) The Lease provides for rental payments over the term of the Lease, all as specifically provided in the Lease. No rent under the Lease has been paid more than thirty (30) days in advance of the due date of same. For the year ____, monthly payments, which are due on the first (1st) day of each month, are as follows:


Basic Rent -        $________


     Payment of the above amount was timely made for the months of ______, ___and _____, ____, and the next payment of the above amount will be due on
________, ____.  In addition to the
above amount, certain additional sums are due to Landlord from Tenant under the Lease, all as specifically set forth in the Lease.

     (d) Tenant has paid a security deposit under the Lease.

     (e) To Tenant's knowledge there are no defaults by Landlord under the Lease and there are no existing circumstances which, with the passage of time, or notice, or both, would give rise to a default under the Lease.

     (f) Tenant has accepted and is occupying the Premises, and Landlord has no unperformed obligation under the Lease to construct any improvements for the Tenant related to the Premises.

     (g) As of the date hereof, Tenant has no charge, lien, claim of set-off or defense against rents or other charges due or to become due under the Lease or otherwise under any of the terms, conditions, or covenants contained therein.

     (h) Tenant has received no notice from any insurance company of any defects or inadequacies in the Premises or in any part thereof which would adversely affect the insurability of the Premises.

     (i) Except as provided in the Lease, Tenant does not have any right or option to purchase the Premises.

     (j) Except as provided in the Lease, Tenant does not have any rights or options to renew the Lease or to lease additional space in any building owned by the Landlord.

     10. Tenant Covenants.
         ----------------

     (a) From and after the date hereof, Tenant will not pay any rent under the Lease more than thirty (30) days in advance of its due date.

     (b) From and after the date hereof, so long as there shall be any assignment of Landlord's interest in the Lease to Lender, or any successor thereto, Tenant will not: consent to the modification of the Lease nor to the termination thereof without the prior written consent of the Lender or any successor holder of the Loan or the Mortgage which consent shall not be unreasonably withheld or delayed (either of them being called "Mortgagee"), nor seek to terminate the Lease by reason of any act or omission of Landlord until Tenant shall have given written notice of such act or omission to such Mortgagee's last address furnished Tenant) and until a reasonable period of time shall have elapsed following the giving of such notice, during which period the Mortgagee shall have the right, but not the obligation, to remedy such act or omission.

     (c) Upon written notice of the default by Landlord under any of the loan documents held by Mortgagee and assignment of the Landlord's interest under the Lease by Landlord to Mortgagee, Tenant, if Mortgagee so requests, will recognize such Mortgagee as the Landlord under the Lease and will thereafter pay rent and other sums to Mortgagee (or to the party designated by the Mortgagee in writing) in accordance with the terms of the Lease, and, in such event, such Mortgagee will not be liable for any act or omission of any prior lessor, liable for return of the security deposit unless same was actually delivered to Mortgagee, bound by any amendment to or assignment of the Lease made after it makes the Loan without its consent, bound by any rent paid more than thirty (30) days in advance, or be subject to any set-off or defense Tenant might have had against any prior lessor for any rent or other amounts due prior to Tenant receiving notice of default by Landlord.

     11. Notices.  Unless and except as otherwise specifically provided herein,
         -------
any and all notices, elections, approvals, consents, demands, requests and responses thereto ("Communications") permitted or required to be given under this Agreement shall be in writing, signed by or on behalf of the party giving the same, and shall be deemed to have been properly given and shall be effective upon the earlier of receipt thereof or three (3) days after deposit thereof in the United States mail, postage prepaid, certified with return receipt requested, to the other party at the address of such other party set forth hereinbelow or at such other address within the continental United States as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, that the time period in which a response to any Communication must be given shall commence on the date of receipt thereof, and provided further that no notice of change of address shall be effective with respect to Communications sent prior to the time of receipt of such change. Receipt of Communications hereunder shall occur upon actual delivery (whether by mail, facsimile transmission, messenger, courier service, or otherwise) to an individual party or to an officer, member, or general or limited partner of a party or to any agent or employee of such party at the address of such party set forth hereinbelow, subject to change as provided hereinabove. An attempted delivery in accordance with the foregoing, acceptance of which is refused or rejected, shall be deemed to be and shall constitute receipt; and an attempted delivery in accordance with the foregoing by mail, messenger, or courier service (whichever is chosen by the sender) which is not completed because of changed address of which no notice was received by the sender in accordance with this provision prior to the sending of the Communication shall also be deemed to be and constitute receipt. Any Communication, if given to Lender, must be addressed as follows, subject to change as provided hereinabove:


                      ----------------------------------

                      ----------------------------------

and, if given to Tenant, must be addressed as follows, subject to change as provided hereinabove:

                      ----------------------------------

                      ----------------------------------

                      ----------------------------------
with a copy to:

                    Haller & Colvin, P.C.
                    Attn: Vincent J. Heiny, Esq.
                    Charles J. Heiny, Esq.
                    444 East Main Street
                    Fort Wayne, Indiana 46802

and, if given to Landlord, must be addressed as follows, subject to change as provided hereinabove:

                    Capital Automotive, L.P.

                    ----------------------------------
                    ----------------------------------

     12.  Miscellaneous.  This Agreement shall be binding upon and inure to the
          -------------
benefit of the parties hereto and their respective heirs, legal representatives, successors, successors-in-title and assigns. When used herein, the term "Landlord" or "landlord" refers to Landlord and to any successor to the interest of Landlord under the Lease.


                     [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

                                         LENDER:

Signed, sealed and delivered
in the presence of:                      By:
                                         Title:

---------------------------------        ------------------------------------
Witness
                                         (CORPORATE SEAL)



                                         TENANT:

Signed, sealed and delivered
in the presence of:                      By:
                                         Title:

---------------------------------        ------------------------------------
Witness                                  (CORPORATE SEAL)

                                         LANDLORD:

Signed, sealed and delivered
in the presence of:                      By:
                                         Title:

---------------------------------        ------------------------------------
Witness                                  (PARTNERSHIP SEAL)

                                   EXHIBIT A
                                   ---------


Lease Dated __________ from ________________ to _______________ with Exhibit A attached, all in the form attached hereto as Attachment to Exhibit A.
                                             ------------------------

County of
          --------------------:
                                  SS:
State of
        ----------------------:

     This is to certify that on this ____ day of ________, 1997, personally appeared before me, a notary public of the County (City) aforesaid, known to me (or satisfactorily identified to me) to be the individual signing on behalf of Lender in the capacity stated by his signature, and that he acknowledged the within document to be the act and deed of the Lender.



                              ---------------------------------------
                              Notary Public

                              My commission expires:

County of
         --------------------:
                                    SS:
State of
        ---------------------:

     This is to certify that on this ____ day of _________, 1997, personally appeared before me, a notary public of the County (City) aforesaid, known to me (or satisfactorily identified to me) to be the individual signing on behalf of Tenant in the capacity stated by his signature, and that he acknowledged the within document to be the act and deed of the Tenant.



                              ----------------------------------
                              Notary Public

                              My commission expires:

County of
         -------------------:
                               SS:
State of
        --------------------:

     This is to certify that on this ____ day of _______, 1997, personally appeared before me, a notary public of the County (City) aforesaid, known to me (or satisfactorily identified to me) to be the individual signing on behalf of Landlord in the capacity stated by his signature, and that he acknowledged the within document to be the act and deed of the Landlord.



                              ------------------------------------
                              Notary Public

                              My commission expires:

                                EXHIBIT 15.04(a)


Tenant Name:
            -------------------------

                          TENANT ESTOPPEL CERTIFICATE



     The undersigned ("Tenant") hereby warrants, represents and certifies to and agrees with _________________, whose mailing address is ____________________
("Lender"), the following statements set forth below in this Tenant Estoppel Certificate (the "Certificate") with the understanding that Lender is relying on such warranties, representations, certifications and agreements in this Certificate as an inducement to the Lender in making a permanent loan (the "Loan") to ___________________ ("Landlord"), secured by, among other things, that certain deed of trust/mortgage, assignment of rents and security agreement executed (or to be executed) by Landlord for the benefit of Lender (the "Instrument") encumbering the land and buildings located on the property as more particularly described on Exhibit A attached hereto (the "Mortgaged Property").
                          ---------
Based upon the foregoing, Tenant hereby warrants, represents and certifies as follows:

     1. The Tenant is the tenant under that certain lease (the "Lease") dated ____________________, 19__ as amended on _____________ between Landlord, as landlord, and Tenant, as tenant, covering the Mortgaged Property and the following information concerning the Lease, the Tenant and the Demised Premises is true and correct.

          (a) A true, correct and complete copy of the Lease together with all amendments, modifications, side letters, guaranties, letters of credit and other documents evidencing, governing or securing the Tenant's obligations under the Lease are attached hereto as Exhibit B. The Lease constitutes the entire
                             ---------
agreement between the Landlord and the Tenant concerning the Mortgaged Property and there are no other agreements, written or oral, between the Landlord and the Tenant relating thereto except as attached in Exhibit B. [The guarantor(s) of
                                              ---------
the Lease is _____________].

          (b) The Lease has commenced pursuant to its terms and is in full force and effect. Except as otherwise set forth in the Lease, the Tenant has no right to vacate the Mortgaged Property or cease to operate its business therefrom, except as provided in the Lease.

          (c) The Lease commenced on ___________ and expires on __________. The Tenant has ___________ remaining options to renew the Lease for a successive period of _________ years.

          (d) The Lease is an absolute net lease, and the Tenant is presently obligated under the lease to pay (i) monthly Rent to the Landlord [$___________] (subject to annual upward adjustment after an initial abatement period), and
(ii) all taxes, assessments, water, sewer and other charges, levies and fees, utilities government charges and other sums or amounts of any kind that come due or are payable during the term of the Lease.

          (e) The Tenant has paid the monthly rent described in subparagraph 1(d)(i) above through and including the month of ______________, 19__. The Tenant has paid the charges described in subparagraphs 1(d)(ii) through the most recent billing period for such charges.

          (f) The Tenant is in possession of the Mortgaged Property, is presently open and conducting business with the public at the Mortgaged Property under the trade name of _________________.

          (g) As of the date hereof, except as otherwise expressly set forth on the attached schedule (if necessary), the Tenant is not entitled to any credits, reductions, offsets, defenses, free rent, rent concessions or abatements of rent under the Lease or otherwise against the payment of rent or other charges under the Lease.

          (h) No rent has been paid more than (1) month in advance.

          (i) As of the date hereof, all of the obligations of the Landlord under the Lease have been duly performed and completed including, without limitations, any obligations of the Landlord to make or to pay the Tenant for any improvements, alterations or work done on the Mortgaged Property.

          (j) There are no existing or claimed conditions which are or with the passage of time would constitute a default on the part of the Landlord or the Tenant under the terms of the Lease. The Tenant has not assigned, transferred, mortgaged, or hypothecated the Lease or any interest therein or subleased all or any portion of the Mortgaged Property.

          (k) The Landlord is holding a security deposit in the amount of $__________.

          (l) Neither Tenant nor any guarantor of the Lease is presently the subject of any proceeding pursuant to the United States Bankruptcy Code of 1978, as amended.

     2. The Certificate shall apply to, bind and inure to the benefit of the Lender and the Tenant and their respective successors and assigns. As used herein, the term "Tenant" shall mean and include the present tenant under the Lease, any permitted subtenant under the Lease, any permitted assigned of Tenant under the Lease and any successor of any of them. The term "Lender" as used herein shall include the current holder of the Instrument [__________], the successors and assigns of Lender of [__________], and any person, party or entity which shall become the owner of (a) the Mortgaged Property by reason of a foreclosure of the Instrument or the acceptance of a deed or assignment in lieu of foreclosure or otherwise and/or (b) the Loan and Instrument; provided, however, any party listed herein as included in the definition of "Lender" shall only be liable for any acts, omissions, liabilities or obligations of that particular party and not for any such matters of any other party included in the definition of "Lender." The term "Landlord" as used herein shall mean and include the present landlord under the Lease and such landlord's predecessors and successors in interest under the Lease.

                                      TENANT:

                                      -------------------------------------
                                      a
                                        -----------------------------------

                                      By:
                                         ----------------------------------
                                      Title:
                                            -------------------------------

                                EXHIBIT 15.04(b)


Landlord Name:
              -------------------------
                         LANDLORD ESTOPPEL CERTIFICATE


     The undersigned ("Landlord") hereby warrants, represents and certifies to and agrees with _________________, whose mailing address is ____________________
("_________"), the following statements set forth below in this Landlord Estoppel Certificate (the "Certificate")

[(if Lender to Tenant) with the understanding that Tenant's Lender is relying on such warranties, representations, certifications and agreements in this Certificate as an inducement to the Tenant's Lender in making a permanent loan (the "Loan") to ___________________ ("Tenant"), secured by, among other things, that certain deed of trust/mortgage executed (or to be executed) by Tenant for the benefit of Tenant's Lender (the "Instrument") encumbering the encumbering the Tenant's leasehold estate (the "Mortgaged Leasehold") in the property ("Property") both Mortgage Leasehold and Property as more particularly described on Exhibit A attached hereto.] Based upon the foregoing, Landlord hereby
   ---------
warrants, represents and certifies as follows:

     1. The Landlord is the Landlord under that certain lease (the "Lease") dated ____________________, 19__ as amended on _____________ between Landlord, as landlord, and Tenant, as tenant, covering the Property and the Mortgaged Leasehold therein and the following information concerning the Lease, the Tenant and the Demised Premises is true and correct.

          (a) A true, correct and complete copy of the Lease together with all amendments, modifications, side letters and other documents evidencing, governing or securing the Landlord's obligations under the Lease are attached hereto as Exhibit B. The Lease constitutes the entire agreement between the
          ---------
Landlord and the Tenant concerning the Property and there are no other agreements, written or oral, between the Landlord and the Tenant relating thereto except as attached in Exhibit B. [The guarantor(s) of Tenant's
                              ---------
obligations under the Lease is _____________].

          (b) The Lease has commenced pursuant to its terms and is in full force and effect. Except as otherwise set forth in the Lease, the Tenant has no right to vacate the Mortgaged Leasehold or cease to operate its business therefrom, except as provided in the Lease.

          (c) The Lease commenced on ___________ and expires on __________. The Tenant has ___________ remaining options to renew the Lease for a successive period of _________ years.

          (d) The Lease is an absolute net lease, and the Tenant is presently obligated under the lease to pay (i) monthly Rent to the Landlord [$___________] (subject to annual upward adjustment after an initial abatement period), and (ii) all taxes, assessments, water, sewer and other charges, levies and fees, utilities government charges and other sums or amounts of any kind that come due or are payable during the term of the Lease.

          (e) The Tenant has paid the monthly rent described in subparagraph 1(d)(i) above through and including the month of ______________, 19__. The Tenant has paid the charges described in subparagraphs 1(d)(ii) through the most recent billing period for such charges.

          (f) The Tenant is in possession of the Property, is presently open and conducting business with the public at the Property under the trade name of
_________________.

          (g) No rent has been paid more than (1) month in advance.

          (h) As of the date hereof, all of the obligations of the Tenant under the Lease have been duly performed and completed including, without limitations, any obligations of the Tenant to make or to pay the Landlord for any improvements, alterations or work done on the Property.

          (i) There are no existing or claimed conditions which are or with the passage of time would constitute a default on the part of the Landlord or the Tenant under the terms of the Lease.

          (j) The Landlord is holding a security deposit in the amount of $__________.

          (k) Landlord in not presently the subject of any proceeding pursuant to the United States Bankruptcy Code of 1978, as amended.

     2. The Certificate shall apply to, bind and inure to the benefit of the ______________ and the Landlord and their respective successors and assigns. As used herein, the term "Landlord" shall mean and include the present landlord under the Lease and such landlord's predecessors and successors in interest under the Lease. [The term "Tenant's Lender" as used herein shall include the current holder of the Instrument [__________], the successors and assigns of Tenant's Lender of [__________], and any person, party or entity which shall become the owner of (a) the Mortgaged Leasehold by reason of a foreclosure of the Instrument or the acceptance of a deed or assignment in lieu of foreclosure or otherwise and/or (b) the Loan and Instrument; provided, however, any party listed herein as included in the definition of "Tenant's Lender" shall only be liable for any acts, omissions, liabilities or obligations of that particular party and not for any such matters of any other party included in the definition of "Tenant's Lender."] The term "Tenant," as used herein, shall mean and include the present tenant under the Lease, any permitted subtenant under the Lease, any permitted assigned of Tenant under the Lease and any successor of any of them. shall mean and include the present tenant under the Lease, any permitted subtenant under the Lease, any permitted assigned of Tenant under the Lease and any successor of any of them.

                              LANDLORD:

                              -----------------------------------
                              a
                               ----------------------------------
                              By:
                                 --------------------------------
                              Title:
                                    -----------------------------

                                   EXHIBIT A
                        Property and Mortgaged Leasehold

                                   EXHIBIT C

                     Guaranty and Subordination Agreement

     THIS GUARANTY AND SUBORDINATION AGREEMENT (this "Agreement"), made as of the 14th day of April, 1998, by Kelley Chevrolet, Inc., an Indiana corporation, Courtesy Motors, Inc., an Indiana corporation, Northside Chevrolet, L.P., an Indiana limited partnership, Midwest Auto Parts, Inc., an Indiana corporation, Kelley Buick of Atlanta, Inc., an Indiana corporation, Kelley Saturn of Atlanta, Inc., an Indiana corporation, Tom Kelley Pontiac, Inc., an Indiana corporation, Tom Kelley Buick GMC Truck, Inc., an Indiana corporation, Tom Kelley Cadillac, Inc., an Indiana corporation, and Saturn of Fort Wayne, Inc., an Indiana corporation (each a "Guarantor" or a "Tenant" and collectively referred to herein as "Guarantors" or "Tenants"), in favor of Capital Automotive, L.P., a Delaware limited partnership ("Landlord").

                                  WITNESSETH:
                                  ----------

     WHEREAS, Landlord has this day entered into multiple leases (the "Leases") of certain Properties identified on Schedule A hereto (individually a "Property" and collectively the "Properties") each with one of the above Tenants as identified on Schedule A hereto, this Agreement being attached to each Lease;

     WHEREAS, Tenants are Guarantors and affiliates of  each other; and

     WHEREAS, Landlord has required, as a condition to entering into the Lease, that Tenants jointly and severally guarantee performance of and each and every obligation imposed upon any Tenant by any of the Leases.

     NOW, THEREFORE, to induce Landlord to enter into the Leases and in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor, for itself, its successors and assigns, hereby covenants and agrees for the benefit of Landlord, as follows:

     1.   Guaranty.  Guarantors, jointly and severally, do hereby
          --------
unconditionally and irrevocably guarantee to Landlord the full, complete and timely performance of all obligations imposed on each of the Tenants by the terms of the Lease to which such Tenant is a party, including, but not limited to, the full, complete and timely payment of rent and all other sums due by each Tenant under its Lease, and the payment as required by each of the Leases of all damages to Landlord which may result from a Tenant's breach of any provision of its Lease, including, but not limited to, those relating to damage to any Property or the leased premises.

     2.   Guaranty of Payment and Performance.  Guarantors acknowledge and agree
          -----------------------------------
that this is a guaranty of payment and performance and not mere collection. The liability of Guarantors under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against Tenants or any other person or entity. Guarantors waive any right to require that an action be brought against Tenants or any other person or entity. In the event, on account of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, any Tenant shall be relieved of the Lease or any debt, obligation or liability as provided in the Leases, Guarantors shall nevertheless be fully liable for the complete and timely performance of all obligations imposed on any Tenant by its Lease throughout the entire term of such Lease, all to the same extent as if Guarantors had been the original tenant thereunder and such Lease shall be deemed unaffected by any such relief granted to such Tenant. In the event of a default under any of the Leases which is not cured within any applicable grace or cure period, Landlord shall have the right to enforce its rights, powers and remedies thereunder or hereunder, in any order to the maximum extent permitted by law, and all rights, powers and remedies provided thereunder or hereunder or by law or in equity. If the obligations guaranteed hereby are partially performed, paid or discharged by reason of the exercise of any of the remedies available to Landlord, this Agreement shall nevertheless remain in full force and effect, and Guarantors shall continue to be liable for all remaining obligations guaranteed hereby, even though any rights which Guarantors may have against Tenants may be destroyed or dismissed by the exercise of any such remedy.

     3.   Waivers by Guarantors.  To the extent permitted by law, Guarantors
          ---------------------
hereby waive and agree not to assert or take advantage of:

          (a) Any right to require Landlord to proceed against Tenants or any other person or entity or to proceed against or exhaust any security held by Landlord at any time or to pursue any other remedy in Landlord's power or under any other agreement before proceeding against Guarantors;

          (b) Any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Landlord to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons:

          (c) Any defense based upon an election of remedies by Landlord;

          (d) Any right or claim or right to cause a marshaling of the assets of any of the Tenants or Guarantors;

          (e) Any invalidity, irregularity or unenforceability, in whole or in part, of any one or more provisions of any of the Leases;

          (f) Any modification of any of the Leases or of any obligation of any Tenant thereunder by amendments to such Lease, by waivers granted by Landlord or by operation of law or by action of any court, whether pursuant to the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise.

     4.   Subordination.  Guarantors and those parties signing below for the
          -------------
purpose of being bound by this Section 4 (collectively, "Section 4 Signers) hereby unconditionally and irrevocably subordinate (i) all payments due or to become due by any of the Tenants to the Section 4 Signers, or any of them, by reason of any and all debts or other obligations, including the obligation to pay salaries or other compensation (collectively "Debt Payments") and (ii) the receipt of all dividends or other distributions of any kind or nature (collectively, "Distributions") to the payment of all sums currently due from time to time by Tenants to Landlord under the Leases, including the payment of Rent and all damages due by reason of any Tenant's breach of its Lease; provided, however, that for so long as there shall be no existing Event of Default under any of the Leases that has occurred and is subsisting, after the payment of each monthly installment of Rent, the Section 4 Signers shall be entitled to receive and retain (and the Landlord shall have no claim against) Debt Payments and Distributions currently due or made prior to the month in which such an Event of Default first occurs. Notwithstanding the foregoing in the event that Landlord fails to notify Section 4 Signers of an Event of Default by a Tenant within 120 days of the end of any cure period applicable to such Event of Default, the Debt Payments and Distributions to Section 4 Signers shall not be subordinated to sums due or to become due under such Lease by the Tenant based upon such specific Event of Default. To the extent that Landlord does notify Section 4 Signers of an Event of Default within 120 days of the end of any cure period applicable to such Event of Default, the Debt Payments and Distributions to Section 4 Signers will be subordinated to sums due or to become due under such Lease by the Tenant based upon such specific Event of Default from the month in which such Event of Default first occurs. Failure of Landlord to notify Section 4 Signers of any Event of Default shall not waive Landlord's rights hereunder as to another Event of Default or, in the case of a continuing Event of Default, as to the time after which Landlord has provided notice to
Section 4 Signers.

     5.   General Provisions.
          ------------------

          (a) Survival.  This Agreement shall be deemed to be continuing in
              --------
nature and shall remain in full force and effect and shall survive the exercise of any remedy by Landlord under any of the Leases;

          (b) No Subrogation; No Recourse Against Landlord.  Notwithstanding the
              --------------------------------------------
satisfaction by Guarantors of any liability hereunder, Guarantors' rights of subrogation, contribution, reimbursement or indemnity, if any, or any right of recourse to or with respect to the assets or property of Tenants, shall be subject and subordinate to the rights of Landlord. Guarantors expressly waive any and all rights of subrogation against Tenants.

          (c) Entire Agreement; Amendment; Severability.  This Agreement
              -----------------------------------------
contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements, whether written or oral, between the parties respecting such matters. Any amendments or modifications hereto, in order to be effective, shall be in writing and executed by Landlord and Guarantors. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

          (d) Governing Law: Binding Effect; Waiver of Acceptance.  This
              ---------------------------------------------------
Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to conflicts of laws principles thereof. This Agreement shall bind Guarantors, their successors and assigns (but in the event of an assignment, Guarantors shall not be relieved of their obligations hereunder), and shall inure to the benefit of Landlord, its successors and assigns. Guarantors hereby waive any acceptance of this Agreement by Landlord and this Agreement shall immediately be binding upon Guarantors.

          (e) Notice.  All notices, demands, requests or other communications to
              ------
be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or certified mail or by depositing the same with Federal Express or another reputable private courier service for next business day delivery to the intended addressee at its address set forth in the last section of this Agreement or at such other address as may be designated by such party as herein provided. All notices, demands and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with the private courier service, or two (2) business days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least seven (7) days' prior written notice thereof in accordance with the provisions hereof, each party shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

          (f) No Waiver; Time of Essence.  The failure of either party to
              --------------------------
enforce any of the respective rights or remedies hereunder, or to promptly enforce any such rights or remedies, shall not constitute a waiver thereof nor give rise to any estoppel against such party nor excuse any of the parties hereto from their respective obligations hereunder. Any waiver of such right or remedy must be in writing and signed by the party to be bound and must expressly state that such right or remedy has been or thereby is waived. This Agreement is subject to enforcement at law or in equity, including actions for damages or specific performance. Time is of the essence hereof.

          (g) Captions for Convenience.  The captions and headings of the
              ------------------------
section and paragraphs of this Agreement are for convenience of reference only and shall not be construed in interpreting the provisions hereof.

          (h) Attorney's Fees.  In the event it is necessary for Landlord to
              ---------------
retain the services of an attorney or any other consultants in order to enforce this Agreement, or any portion hereof, Guarantors shall promptly pay to Landlord any and all costs and expenses, including, without limitation, reasonable attorney's fees, incurred by Landlord as a result thereof and such costs, fees and expenses shall be included in the costs of the case to the extent the Landlord wins the issue under contest.

          (i) Successive Actions.  Separate and successive actions may be
              ------------------
brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and Guarantors hereby waive to the maximum extent permitted by law any defense in the nature of splitting of causes of action or merger of judgments.

          (j) Reliance.  Landlord would not enter into the Leases without this
              --------
Agreement. Accordingly, Guarantors intentionally, irrevocably and unconditionally enter into the covenants and agreements as set forth above and understand that, in reliance upon and in consideration of such covenants and agreements, the Leases have been made.

     4.   Notices:  The following addresses shall be used for notice purposes:
          -------

     If to Landlord:     Capital Automotive L.P.
                         1420 Springhill Road
                         Suite 525
                         McLean, Virginia  22102
                         Attention:  Portfolio Manager

     With copies to:     Wilmer, Cutler & Pickering
                         2445 M Street, N.W.
                         Washington, D.C.  20037
                         Attention:  George P. Stamas, Esq. and John B. Watkins,
                         Esq.

     If to Guarantors:   _____________________________________
                         _____________________________________
                         _____________________________________
                         _____________________________________

     With copies to:     Haller & Colvin, P.C.
                         Attn: Vincent J. Heiny, Esq. and
                         Charles J. Heiny, Esq.
                         444 East Main Street
                         Fort Wayne, Indiana 46802.

     IN WITNESS WHEREOF, Guarantors have executed this Agreement under seal as of the day and year first above written:

ATTEST/WITNESS:                     GUARANTOR:

                                    KELLEY CHEVROLET, INC.

By:                                 By:  /s/
    -----------------------------       -----------------------------

Name:                               Name:
      ---------------------------         ---------------------------
Title:                              Title:
       --------------------------          --------------------------


ATTEST/WITNESS:                     GUARANTOR:

                                    COURTESY MOTORS, INC.

By:                                 By:  /s/
    -----------------------------       -----------------------------

Name:                               Name:
      ---------------------------         ---------------------------
Title:                              Title:
       --------------------------          --------------------------

                   [SIGNATURES CONTINUED ON FOLLOWING PAGE]

ATTEST/WITNESS:                     GUARANTOR:

                                    NORTHHSIDE CHEVROLET, L.P.

By:                                 By:  /s/
     ---------------------------        ----------------------------
Name:                               Name:
       -------------------------           -------------------------
Title:                              Title:
       -------------------------           -------------------------

ATTEST/WITNESS:                     GUARANTOR:

                                    MIDWEST AUTO PARTS, INC.

By:                                 By:  /s/
     ---------------------------        ----------------------------
Name:                               Name:
       -------------------------           -------------------------
Title:                              Title:
       -------------------------           -------------------------

ATTEST/WITNESS:                     GUARANTOR:

                                    KELLEY BUICK OF ATLANTA, INC.

By:                                 By:  /s/
     ---------------------------        ----------------------------
Name:                               Name:
       -------------------------           -------------------------
Title:                              Title:
       -------------------------           -------------------------

ATTEST/WITNESS:                     GUARANTOR:

                                    KELLEY SATURN OF ATLANTA, INC.

By:                                 By:  /s/
     ---------------------------        ----------------------------
Name:                               Name:
       -------------------------           -------------------------
Title:                              Title:
       -------------------------           -------------------------
                   [SIGNATURES CONTINUED ON FOLLOWING PAGE]

ATTEST/WITNESS:                     GUARANTOR:

                                    TOM KELLEY PONTIAC, INC.

By:                                 By:  /s/
     ---------------------------        ----------------------------
Name:                               Name:
       -------------------------           -------------------------
Title:                              Title:
       -------------------------           -------------------------

ATTEST/WITNESS:                     GUARANTOR:

                                    TOM KELLEY BUICK GMC TRUCK, INC.

By:                                 By:  /s/
     ---------------------------        ----------------------------
Name:                               Name:
       -------------------------           -------------------------
Title:                              Title:
       -------------------------           -------------------------

ATTEST/WITNESS:                     GUARANTOR:

                                    TOM KELLEY CADILLAC, INC.

By:                                 By:  /s/
     ---------------------------        ----------------------------
Name:                               Name:
       -------------------------           -------------------------
Title:                              Title:
       -------------------------           -------------------------

ATTEST/WITNESS:                     GUARANTOR:

                                    SATURN OF FORT WAYNE, INC.

By:                                 By:  /s/
     ---------------------------        ----------------------------
Name:                               Name:
       -------------------------           -------------------------
Title:                              Title:
       -------------------------           -------------------------

                                                                       EXHIBIT D

                              GUARANTY AGREEMENT
                              ------------------

     THIS GUARANTY AGREEMENT ("Agreement") is made as of April 10, 1998 by THOMAS W. KELLEY AND JAMES E. KELLEY (each a "Guarantor" and collectively "Guarantors") in connection with certain Lease Agreements dated as of April 14, 1997 (the "Lease Agreements") each by and between CAPITAL AUTOMOTIVE L.P., ("Landlord") and as set forth on Exhibit A Kelley Chevrolet, Inc., Courtesy Motors, Inc., Northside Chevrolet, L.P., Midwest Auto Parts, Inc., Kelley Buick of Atlanta, Inc., Kelley Saturn of Atlanta, Inc., Tom Kelley Pontiac, Inc., Tom Kelley Buick GMC Truck, Inc., Tom Kelley Cadillac, Inc., Saturn of Fort Wayne, Inc. (each a "Tenant" and collectively "Tenants") entered into in connection with that certain Real Property Purchase and Contribution Agreement ("Purchase Agreement") dated April 14, 1998 by and between LANDLORD, CAPITAL AUTOMOTIVE REIT (collectively "Purchasers") and GUARANTORS. Capitalized terms used without definition in this Agreement have the meanings assigned to them in the Lease Agreements.

     WHEREAS, each of the Guarantors is an affiliate of each of the Tenants and a party to the Purchase Agreement and will benefit from the transactions contemplated by Leases and the Purchase Agreement; and

     WHEREAS, Landlord requires, as a condition of entering into the Leases and the Purchase Agreement, in lieu of one month's security deposit from each of the Tenants that each of the Guarantors jointly and severally guarantee the amount of one month's rent under each of the Leases (which amounts are set forth on Exhibit A hereto) (the amount of one month's rent under each Lease hereafter each a "Guaranteed Amount" and collectively the "Aggregate Guaranteed Amount"), and the Guarantors are willing to provide such a guaranty.

     NOW THEREFORE, in consideration of the foregoing recitals, of the benefits that the Kelleys and the Tenants will receive from the transactions contemplated by the Leases and the Purchase Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantors hereby agree as follows:

     1.  Incorporation of Recitals.  The foregoing recitals are hereby
         -------------------------
incorporated as part of this Agreement.

     2.  Guarantee.  The Guarantors jointly and severally hereby unconditionally
         ---------
and irrevocably guarantee to Landlord the full and punctual payment of the Aggregate Guaranteed Amount. Upon an Event of Default under any of the Leases and the continuance thereof after any applicable grace period, Guarantors shall forthwith on demand pay the Guaranteed Amount for such Lease at the place, in the manner and at the time specified in the pertinent Lease. This guarantee is a guarantee of payment and performance, and not of collectibility.

     3.  Guarantee Unconditional.
         -----------------------

     The obligations of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by any of the following matters with respect to any Tenant:

     (a) any modifications or amendment of or supplement to the Leases, the Purchase Agreement or any related document; provided, however, that following such modification, amendment or supplement, the obligations guaranteed hereunder shall be Tenants' obligations under the Leases or such related document as so modified, amended or supplemented provided that the Guaranteed Amount shall in no event be exceed in
             --------
aggregate $392,500.00;

     (b) any release, non-perfection or invalidity of any direct or indirect guarantee of or security for any obligation of Tenants under the Leases or any related document;

     (c) any change in the corporate existence, structure or ownership of any of the Tenants or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any of the Tenants or their assets or any resulting release or discharge of any obligation of any of the Tenants contained in the Lease for such Tenant;

     (d) the existence of any claim, set-off, or other rights which the Guarantors may have at any time against any of the Tenants or any other corporation or person or entity, whether in connection with the Leases, the transactions contemplated by the Purchase Agreement or any unrelated transactions; provided, however, that nothing herein shall prevent the assertion
              --------  -------
of any such claim by separate suit or compulsory counterclaim or affirmative defense;

     (e) any invalidity or unenforceability relating to or against any of the Tenants for any reason of Leases or any related document, or any provision of applicable law or regulation relating to Tenants purporting to prohibit the performance of any obligation or the payment of any amount payable by Tenants under the Leases or any related document;

     (f) any other act or omission to act or delay of any kind by any of the Tenants;

     (g) any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantors' obligations hereunder; provided, however, that nothing in this Paragraph 3 shall
                       --------  -------
be deemed to constitute a waiver by the

Guarantors of any counterclaim or defense based on a breach of representation, warranty, or covenant of Landlord under any of the Leases that would have been a defense to the failure of any Tenant to make any payment or perform any obligation in respect of which a claim is made under this Agreement. The guarantee provided in this Agreement shall encompass any modification, supplement or amendment of the Leases.

     4.  Discharge only upon Performance In Full; Reinstatement in Certain
         -----------------------------------------------------------------
Circumstances.
-------------

     Guarantors' obligations for each Guaranteed Amount hereunder shall remain in full force and effect for so long as the Tenant under the Lease relating to the Guaranteed Amount has any obligations under such Lease except that the Guaranty shall terminate for all purposes upon James E. Kelley and/or Thomas W. Kelley making payments hereunder that in the aggregate total $392,500.00. If at any time any payment of any amount payable by any Tenant under the applicable Lease is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of a Tenant, Guarantors' obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

     5.  Waiver of Presentment
         ---------------------

     Guarantors irrevocably waive acceptance hereof, presentment, demand, protest, and any notice not provided for herein, as well as any requirement that at any time any action be taken by any person or entity against any Tenant or any other person or entity, including without limitation that any action be taken to pursue other remedies or to mitigate damages resulting from a failure by any Tenant to make any payment or perform any obligation under the Lease.

     6.   Entire Agreement; Amendment; Severability.
          -----------------------------------------

     This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements, whether written or oral, between the parties respecting such matters. Any amendments or modifications hereto, in order to be effective, shall be in writing and executed by Landlord and Guarantors. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

     IN WITNESS WHEREOF, the Guarantors have executed this Agreement as of the date first written above.

Witness:                            GUARANTORS:


______________________________           /s/
                                         -------------------------------
Name:_________________________           Thomas W. Kelley


Witness:


______________________________           /s/
                                         -------------------------------
Name:_________________________           James E. Kelley

                                   Exhibit A



--------------------------------------------------------------------------------
Lease No.          Tenant             Street Address             Guaranteed
                                                                    Amount
--------------------------------------------------------------------------------

   1    Kelley Chevrolet, Inc.         500 East State Blvd.        $55,000.00
                                       Fort Wayne, IN
--------------------------------------------------------------------------------
   2    Courtesy Motors, Inc.          1313 South 13th Street      $24,500.00
                                       Decatur, IN
--------------------------------------------------------------------------------
   3    Northside Chevrolet, L.P.      2400 N. Heidelbach          $22,000.00
                                       Evansville, IN
--------------------------------------------------------------------------------
   4    Midwest Auto Parts, Inc.       1818 Research Drive         $15,000.00
                                       Fort Wayne, IN
--------------------------------------------------------------------------------
   5    Kelley Buick of Atlanta, Inc.  5900 Peachtree              $50,000.00
                                       Chamblee, GA
--------------------------------------------------------------------------------
   6    Kelley Buick of Atlanta, Inc.  11458 Alpharetta Inc.       $50,000.00
                                       Roswell, GA
--------------------------------------------------------------------------------
   7    Kelley Saturn of Atlanta, Inc. 5764, 5784 Peachtree        $26,000.00
                                       Chamblee, GA
--------------------------------------------------------------------------------
   8    Kelley Saturn of Atlanta, Inc. 2520 Pleasant Hill          $35,000.00
                                       Duluth, GA
--------------------------------------------------------------------------------
   9    Tom Kelley Pontiac, Inc.       633 Avenue of Autos         $45,000.00
                                       Fort Wayne, IN
--------------------------------------------------------------------------------
   10   Tom Kelley Buick GMC Truck,    811 and 818 Avenue of       $40,000.00
        Inc.                           Autos
                                       Fort Wayne,IN
--------------------------------------------------------------------------------
   11   Tom Kelley Cadillac, Inc.      911 Avenue of Autos         $20,000.00
                                       Fort Wayne, IN
--------------------------------------------------------------------------------
   12   Saturn of Fort Wayne, Inc.     910 Avenue of Autos         $10,000.00
                                       Fort Wayne, IN
--------------------------------------------------------------------------------
                         AGGREGATE GUARANTEED AMOUNT              $392,500.00
--------------------------------------------------------------------------------

                                 EXHIBIT 2.4(c)

                      Guaranty and Subordination Agreement


     THIS GUARANTY AND SUBORDINATION AGREEMENT (this "Agreement"), made as of the ______ day of April, 1998, by Kelley Chevrolet, Inc., an Indiana corporation, Courtesy Motors, Inc., an Indiana corporation, Northside Chevrolet, L.P., an Indiana limited partnership, Midwest Auto Parts, Inc., an Indiana corporation, Kelley Buick of Atlanta, Inc., an Indiana corporation, Kelley Saturn of Atlanta, Inc., an Indiana corporation, Tom Kelley Pontiac, Inc., an Indiana corporation, Tom Kelley Buick GMC Truck, Inc., an Indiana corporation, Tom Kelley Cadillac, Inc., an Indiana corporation, and Saturn of Fort Wayne, Inc., an Indiana corporation (each a "Guarantor" or a "Tenant" and collectively referred to herein as "Guarantors" or "Tenants"), in favor of Capital Automotive, L.P., a Delaware limited partnership ("Landlord").

                                  WITNESSETH:
                                  ----------

     WHEREAS, Landlord has this day entered into multiple leases (the "Leases") of certain Properties identified on Schedule A hereto (individually a "Property" and collectively the "Properties") each with one of the above Tenants as identified on Schedule A hereto, this Agreement being attached to each Lease;

     WHEREAS, Tenants are Guarantors and affiliates of  each other; and

     WHEREAS, Landlord has required, as a condition to entering into the Lease, that Tenants jointly and severally guarantee performance of and each and every obligation imposed upon any Tenant by any of the Leases.

     NOW, THEREFORE, to induce Landlord to enter into the Leases and in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor, for itself, its successors and assigns, hereby covenants and agrees for the benefit of Landlord, as follows:

     1.   Guaranty.  Guarantors, jointly and severally, do hereby
          --------
unconditionally and irrevocably guarantee to Landlord the full, complete and timely performance of all obligations imposed on each of the Tenants by the terms of the Lease to which such Tenant is a party, including, but not limited to, the full, complete and timely payment of rent and all other sums due by each Tenant under its Lease, and the payment as required by each of the Leases of all damages to Landlord which may result from a Tenant's breach of any provision of its Lease, including, but not limited to, those relating to damage to any Property or the leased premises.

     2.   Guaranty of Payment and Performance.  Guarantors acknowledge and agree
          -----------------------------------
that this is a guaranty of payment and performance and not mere collection. The liability of Guarantors under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against Tenants or any other person or entity. Guarantors waive any right to require that an action be brought against Tenants or any other person or entity. In the event, on account of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, any Tenant shall be relieved of the Lease or any debt, obligation or liability as provided in the Leases, Guarantors shall nevertheless be fully liable for the complete and timely performance of all obligations imposed on any Tenant by its Lease throughout the entire term of such Lease, all to the same extent as if Guarantors had been the original tenant thereunder and such Lease shall be deemed unaffected by any such relief granted to such Tenant. In the event of a default under any of the Leases which is not cured within any applicable grace or cure period, Landlord shall have the right to enforce its rights, powers and remedies thereunder or hereunder, in any order to the maximum extent permitted by law, and all rights, powers and remedies provided thereunder or hereunder or by law or in equity. If the obligations guaranteed hereby are partially performed, paid or discharged by reason of the exercise of any of the remedies available to Landlord, this Agreement shall nevertheless remain in full force and effect, and Guarantors shall continue to be liable for all remaining obligations guaranteed hereby, even though any rights which Guarantors may have against Tenants may be destroyed or dismissed by the exercise of any such remedy.

     3.   Waivers by Guarantors.  To the extent permitted by law, Guarantors
          ---------------------
hereby waive and agree not to assert or take advantage of:

          (a) Any right to require Landlord to proceed against Tenants or any other person or entity or to proceed against or exhaust any security held by Landlord at any time or to pursue any other remedy in Landlord's power or under any other agreement before proceeding against Guarantors;

          (b) Any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Landlord to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons:

          (c) Any defense based upon an election of remedies by Landlord;

          (d) Any right or claim or right to cause a marshaling of the assets of any of the Tenants or Guarantors;

          (e) Any invalidity, irregularity or unenforceability, in whole or in part, of any one or more provisions of any of the Leases;

          (f) Any modification of any of the Leases or of any obligation of any Tenant thereunder by amendments to such Lease, by waivers granted by Landlord or by operation of law or by action of any court, whether pursuant to the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise.

     4.   Subordination.  Guarantors and those parties signing below for the
          -------------
purpose of being bound by this Section 4 (collectively, "Section 4 Signers) hereby unconditionally and irrevocably subordinate (i) all payments due or to become due by any of the Tenants to the Section 4 Signers, or any of them, by reason of any and all debts or other obligations, including the obligation to pay salaries or other compensation (collectively "Debt Payments") and (ii) the receipt of all dividends or other distributions of any kind or nature (collectively, "Distributions") to the payment of all sums currently due from time to time by Tenants to Landlord under the Leases, including the payment of Rent and all damages due by reason of any Tenant's breach of its Lease; provided, however, that for so long as there shall be no existing Event of Default under any of the Leases that has occurred and is subsisting, after the payment of each monthly installment of Rent, the Section 4 Signers shall be entitled to receive and retain (and the Landlord shall have no claim against) Debt Payments and Distributions currently due or made prior to the month in which such an Event of Default first occurs. Notwithstanding the foregoing in the event that Landlord fails to notify Section 4 Signers of an Event of Default by a Tenant within 120 days of the end of any cure period applicable to such Event of Default, the Debt Payments and Distributions to Section 4 Signers shall not be subordinated to sums due or to become due under such Lease by the Tenant based upon such specific Event of Default. To the extent that Landlord does notify Section 4 Signers of an Event of Default within 120 days of the end of any cure period applicable to such Event of Default, the Debt Payments and Distributions to Section 4 Signers will be subordinated to sums due or to become due under such Lease by the Tenant based upon such specific Event of Default from the month in which such Event of Default first occurs. Failure of Landlord to notify Section 4 Signers of any Event of Default shall not waive Landlord's rights hereunder as to another Event of Default or, in the case of a continuing Event of Default, as to the time after which Landlord has provided notice to
Section 4 Signers.

     5.   General Provisions.
          ------------------

          (a) Survival.  This Agreement shall be deemed to be continuing in
              --------
nature and shall remain in full force and effect and shall survive the exercise of any remedy by Landlord under any of the Leases;

          (b) No Subrogation; No Recourse Against Landlord.  Notwithstanding the
              --------------------------------------------
satisfaction by Guarantors of any liability hereunder, Guarantors' rights of subrogation, contribution, reimbursement or indemnity, if any, or any right of recourse to or with respect to the assets or property of Tenants, shall be subject and subordinate to the rights of Landlord. Guarantors expressly waive any and all rights of subrogation against Tenants.

          (c) Entire Agreement; Amendment; Severability.  This Agreement
              -----------------------------------------
contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements, whether written or oral, between the parties respecting such matters. Any amendments or modifications hereto, in order to be effective, shall be in writing and executed by Landlord and Guarantors. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

          (d) Governing Law: Binding Effect; Waiver of Acceptance.  This
              ---------------------------------------------------
Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to conflicts of laws principles thereof. This Agreement shall bind Guarantors, their successors and assigns (but in the event of an assignment, Guarantors shall not be relieved of their obligations hereunder), and shall inure to the benefit of Landlord, its successors and assigns. Guarantors hereby waive any acceptance of this Agreement by Landlord and this Agreement shall immediately be binding upon Guarantors.

          (e) Notice.  All notices, demands, requests or other communications to
              ------
be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or certified mail or by depositing the same with Federal Express or another reputable private courier service for next business day delivery to the intended addressee at its address set forth in the last section of this Agreement or at such other address as may be designated by such party as herein provided. All notices, demands and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with the private courier service, or two (2) business days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least seven (7) days' prior written notice thereof in accordance with the provisions hereof, each party shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

          (f) No Waiver; Time of Essence.  The failure of either party to
              --------------------------
enforce any of the respective rights or remedies hereunder, or to promptly enforce any such rights or remedies, shall not constitute a waiver thereof nor give rise to any estoppel against such party nor excuse any of the parties hereto from their respective obligations hereunder. Any waiver of such right or remedy must be in writing and signed by the party to be bound and must expressly state that such right or remedy has been or thereby is waived. This Agreement is subject to enforcement at law or in equity, including actions for damages or specific performance. Time is of the essence hereof.

          (g) Captions for Convenience.  The captions and headings of the
              ------------------------
section and paragraphs of this Agreement are for convenience of reference only and shall not be construed in interpreting the provisions hereof.

          (h) Attorney's Fees.  In the event it is necessary for Landlord to
              ---------------
retain the services of an attorney or any other consultants in order to enforce this Agreement, or any portion hereof, Guarantors shall promptly pay to Landlord any and all costs and expenses, including, without limitation, reasonable attorney's fees, incurred by Landlord as a result thereof and such costs, fees and expenses shall be included in the costs of the case to the extent the Landlord wins the issue under contest.

          (i) Successive Actions.  Separate and successive actions may be
              ------------------
brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and Guarantors hereby waive to the maximum extent permitted by law any defense in the nature of splitting of causes of action or merger of judgments.

          (j) Reliance.  Landlord would not enter into the Leases without this
              --------
Agreement. Accordingly, Guarantors intentionally, irrevocably and unconditionally enter into the covenants and agreements as set forth above and understand that, in reliance upon and in consideration of such covenants and agreements, the Leases have been made.

     4.   Notices:  The following addresses shall be used for notice purposes:
          -------

     If to Landlord:     Capital Automotive L.P.
                         1420 Springhill Road
                         Suite 525
                         McLean, Virginia 22102
                         Attention:  Portfolio Manager

     With copies to:     Wilmer, Cutler & Pickering
                         2445 M Street, N.W.
                         Washington, D.C. 20037
                         Attention:  George P. Stamas, Esq.
                                     and John B. Watkins, Esq.

     If to Guarantors:
                         -------------------------------------

                         -------------------------------------

                         -------------------------------------

                         -------------------------------------

                         -------------------------------------

     With copies to:     Haller & Colvin, P.C.
                         Attn: Vincent J. Heiny, Esq. and
                         Charles J. Heiny, Esq.
                         444 East Main Street
                         Fort Wayne, Indiana 46802

     IN WITNESS WHEREOF, Guarantors have executed this Agreement under seal as of the day and year first above written:

ATTEST/WITNESS:                     GUARANTOR:

                                    KELLEY CHEVROLET, INC.

By:                                 By:
     -------------------------           ----------------------------
Name:                               Name:
     -------------------------           ----------------------------
Title:                              Title:
      ------------------------            ---------------------------

ATTEST/WITNESS:                     GUARANTOR:

                                    COURTESY MOTORS, INC.

By:                                 By:
     -------------------------           ----------------------------
Name:                               Name:
     -------------------------           ----------------------------
Title:                              Title:
      ------------------------            ---------------------------

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

ATTEST/WITNESS:                     GUARANTOR:

                                    NORTHSIDE CHEVROLET,  L.P.

By:                                 By:
     -------------------------           ----------------------------
Name:                               Name:
     -------------------------           ----------------------------
Title:                              Title:
      ------------------------            ---------------------------

ATTEST WITNESS:                      GUARANTOR:

                                    MIDWEST AUTO PARTS, INC.

By:                                 By:
     -------------------------           ----------------------------
Name:                               Name:
     -------------------------           ----------------------------
Title:                              Title:
      ------------------------            ---------------------------

ATTEST/WITNESS:                     GUARANTOR:

                                    KELLEY BUICK OF ATLANTA, INC.

By:                                 By:
     -------------------------           ----------------------------
Name:                               Name:
     -------------------------           ----------------------------
Title:                              Title:
      ------------------------            ---------------------------

ATTEST/WITNESS:                     GUARANTOR:

                                    KELLEY SATURN OF ATLANTA, INC.

By:                                 By:
     -------------------------           ----------------------------
Name:                               Name:
     -------------------------           ----------------------------
Title:                              Title:
      ------------------------            ---------------------------

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

ATTEST/WITNESS:                     GUARANTOR:

                                    TOM KELLEY PONTIAC, INC.

By:                                 By:
     -------------------------           ----------------------------
Name:                               Name:
     -------------------------           ----------------------------
Title:                              Title:
      ------------------------            ---------------------------

ATTEST/WITNESS:                     GUARANTOR:

                                    TOM KELLEY BUICK GMC TRUCK, INC.

By:                                 By:
     -------------------------           ----------------------------
Name:                               Name:
     -------------------------           ----------------------------
Title:                              Title:
      ------------------------            ---------------------------

ATTEST/WITNESS:                     GUARANTOR:

                                    TOM KELLEY CADILLAC, INC.

By:                                 By:
     -------------------------           ----------------------------
Name:                               Name:
     -------------------------           ----------------------------
Title:                              Title:
      ------------------------            ---------------------------

ATTEST/WITNESS:                     GUARANTOR:

                                    SATURN OF FORT WAYNE, INC.

By:                                 By:
     -------------------------           ----------------------------
Name:                               Name:
     -------------------------           ----------------------------
Title:                              Title:
      ------------------------            ---------------------------

                                EXHIBIT 5.2.1(e)

                      Prior Occupant Termination Agreement
                      ------------------------------------



TO:       Capital Automotive L.P. and its General Partner, Capital
          Automotive REIT

FROM: [appropriate persons or entities] (each of the foregoing collectively, the "Landlords")

LESSEES:  [all of the lessees] (each of the foregoing collectively, the "Lessees")

SUBLESSORS/SUBLICENSEES  [      ] (each of the foregoing collectively, the
                         "Sublessors/Licensors")

SUBLESSEES/LICENSEES:    [       ] (each of the foregoing collectively, the
                         "Sublessees/Licensees")

RE: Termination of Existing Leases, Subleases and Licenses and Prior Occupant Estoppel

DATE:

     The premises respectively known as [ describe premises] (the foregoing premises collectively, the "Premises") will each be acquired by the Capital Automotive L.P. (the "Operating Partnership"). As a result thereof, each of the parties identified above as the Landlords, the Lessees, the Sublessors/Licensors, and the Sublessees/Licensees hereby agree that each of the respective leases, subleases, and licenses attached hereto as Exhibit A (collectively the "Lease Agreements"), by and between the respective Landlords, Lessees, Sublessors/Licensors, and Sublessees/Licensees are hereby terminated and canceled effective upon the closing of the transactions effecting the sale of the Premises to the Operating Partnership (the "Closing"). In addition, each Landlord, each Sublessor/Licensor, each Lessee and each Sublessee/Licensee individually represents and warrants that the Lease Agreements attached as Exhibit A represent all such agreements that have been entered into by and between parties affiliated with the ________________ Automotive Group for use of any portion of the Premises that are effective as of the date of this letter. Each Lessee and each Sublessee/Licensee further represent and warrant that effective as of the Closing (i) except for any new lease agreements (the "New Lease Agreements") that may have been entered into by such Lessee or such Sublessee/Licensee with the Operating Partnership for the lease of any portion of the Premises, copies of each of such New Lease Agreements are attached hereto as Exhibit B, it has no continuing right, title or other interests to any portion the Premises and (ii) it has no claims against any Landlord or Sublessor/Licensee under any of the Lease Agreements and will assert no claims against the Operating Partnership as landlord or sublessor/licensee for any and all claims, actions or causes of action arising under or in connection with any Lease Agreement regardless of when the same may arise or may have arisen and irrespective of when any action or omission may have occurred or transpired which gave or may give rise to any such claims, actions or causes of action. Each Lessee and Sublessee/Licensee further states that it quit claims to the Operating Partnership all of its right, title and interest in and to any alterations, additions, modifications, improvements, and fixtures located on any portion of the Premises that may be considered realty.


                              TENANT:


                              By:
                                    ---------------------------
                              Name:
                                    ---------------------------
                              Title:
                                    ---------------------------

                                EXHIBIT 5.2.1(f)

                          Opinion of Seller's Counsel
                          ---------------------------

     1. The Sellers are duly organized or formed, validly existing and in good standing under the laws of their respective State's of organization or formation.

     2. Each of the Sellers has the requisite corporate, partnership or other entity power and authority to execute and deliver, and to perform its obligations under the Agreement and to carry on its business.

     3. The execution and delivery by each of the Sellers has been duly authorized by all necessary corporate, partnership or other entity actions and the persons executing the Agreement have been duly authorized to do so.

     4. The execution, delivery and performance by the Company will not violate the charter, organizational documents, bylaws, operating agreements or partnership agreements of any of the Sellers.

     5. The Agreement has been duly executed and delivered by each of the Sellers in compliance with the laws of the State of Indiana, and is the legal, valid and binding obligation of each, enforceable against each in accordance with its terms, except that enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, or similar laws, or by equitable principles, relating to or limiting the rights of creditors generally.

     6. To the undersigned's knowledge, without investigation, the execution and delivery of the Agreement will not breach or otherwise violate the provisions of or cause an event of default under any agreement, contract, mortgage or other binding commitment or existing obligation of any of the Sellers and will not breach or otherwise violate any permit, license, court judgment, decree or order of any Court or any law, rule or regulation of any governmental body to which any of Sellers are subject to or bound.

     7. To the undersigned's knowledge, there are no actions, suits or proceedings pending or threatened against any of the Sellers or the Properties that affect the Properties or would materially affect the Sellers ability to perform under the Agreement or which seeks to affect the enforceability of the Agreement.

     8. To the undersigned's knowledge, no Seller is in default or has received any notice of default with respect to any judgment, order, writ, injunction or decree or any lease, contract, agreement, commitment, instrument or obligation to which it is a party or by which the Property is bound or may be subject that affects the Property or could materially affect any Seller's/Contributor's ability to perform its obligations under the Agreement.

     9. To the undersigned's knowledge, all consents, approvals, or authorization required by any third party or governmental authority in connection with the Sellers'/Contributors' obligations under the Agreement have been properly obtained and Sellers have complied with all applicable provisions of law requiring any filing, registration or qualification with any governmental authority in connection with the execution and delivery of the deeds to the Properties.

                                EXHIBIT 5.2.1(i)
                                ----------------

                            Investor Questionnaires

                            CAPITAL AUTOMOTIVE L.P.
                     UNITS OF LIMITED PARTNERSHIP INTEREST
                      CONFIDENTIAL PURCHASER QUESTIONNAIRE
                               (NATURAL PERSONS)

Capital Automotive REIT
1420 Springhill Road
Suite 525
McLean, Virginia 22102

     The information contained in this Investor Questionnaire is being furnished in order to determine whether the undersigned is accredited to purchase units of limited partnership interest (the "Units") of Capital Automotive L.P. (the "Partnership") pursuant to the Real Property Contribution Agreement dated _________ __, ____ (the "Contribution Agreement"), by and among the persons and entities named on Schedule I hereto consisting of all of the owners of an
                  ----------
interest in any of the Properties (as hereafter defined) (each individually, a "Purchaser" and collectively, the "Purchasers"), and Capital Automotive REIT, a Maryland real estate investment trust (the "Company"), and the Partnership.

     ALL INFORMATION CONTAINED IN THIS INVESTOR QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY. Any offer or sale to any Purchaser will be made by the Partnership. You understand, however, that the Company may be required to present this Investor Questionnaire to such parties as it deems appropriate if called upon to establish that the proposed offer and sale of the Units are exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities or blue sky laws or if otherwise required. Further, the undersigned understands that the offering and sale of the Units may be required to be reported to the Securities and Exchange Commission and reported or registered under applicable state securities or blue sky laws.

Name(s) of Purchaser(s):/*/

                    (1)
                       ------------------------------------------------------

                    (2)
                       ------------------------------------------------------


-------------------
/*/ If there is more than one Purchaser (other than husband and wife), a separate Confidential Purchaser Questionnaire must be completed for each such Purchaser and attached to this Confidential Purchaser Questionnaire.

1.   Background Information.

     a.   Home Address:
                              ------------------------------------------------

     b.   Home Telephone:
                              ------------------------------------------------

     c.   Social Security #s:
                              ------------------------------------------------

     d.   U.S. Citizen:                   Yes          No
                              -----------     --------
     e.   Occupation:
                              ------------------------------------------------

     f.   Employer:
                              ------------------------------------------------

     g.   Bus. Address:
                              ------------------------------------------------

     h.   Bus. Telephone:
                              ------------------------------------------------

     i.   Age:
                              ------------------------------------------------

     j.   Send Mail to:               Home         Office
                              -------      -------
          Other:
                    ------------------------------------------

     k.   State your education and degrees earned:

               Degree               School              Year

          --------------------------------------------------------------------

          --------------------------------------------------------------------


     l.   Do you currently own securities or other types of investments?
                                                                        ------

          --------------------------------------------------------------------

     m. Do you have means of providing for your needs and personal contingencies?

          --------------------------------------------------------------------

     n. Do you have a preexisting business relationship with the person who contacted you in connection with the offering of the Units?

          --------------------------------------------------------------------

2.   Type of Ownership.

     Indicate type of ownership you intend to subscribe for (if other than for a single individual):

             Individual
     ------
             Joint Tenants with Rights of Survivorship
     ------
             Tenants in Common
     ------
             Tenants by the Entirety
     ------

3.   Purchaser Suitability.

     Please indicate whichever of the following (if any) certifications apply to you by initialing the appropriate space:

          (i) I certify that I am an "accredited investor" because I have an individual net worth/**/ (or joint net worth with my spouse) in excess of $1,000,000.

          Yes       No
              ----     ----

          (ii) I certify that I am "accredited investor" because I had an individual income (not including any amounts attributable to my spouse or to property owned by my spouse) of more than $200,000 in each of the previous two calendar years and I reasonably expect to reach the same income level in the current year.

          Yes       No
              ----     ----

-----------------------
/**/       For purposes of this Questionnaire, a purchaser's "net worth" is equal to the excess of total assets at fair market value over total liabilities. Net worth may include the equity value (i.e., current appraised value less mortgage indebtedness) of real property owned by the Purchaser.

          (iii) I certify that I am an "accredited investor" because I had a joint income with my spouse in excess of $300,000 in each of the previous two calendar years and I reasonably expect to reach the same income level in the current year.

          Yes       No
              ----     ----

4.   The Purchaser hereby acknowledges and represents and warrants that:

     1. (a) He/she has read and understands the risks associated with an investment in the Units and understands those risks, (b) the information contained in this Investor Questionnaire is true, complete and accurate as of the date hereof, and (c) he/she will contact Capital Automotive REIT immediately if any material change in any of this information occurs.

     2. The Units will be acquired for the Purchaser's own account for investment, and not for distribution or resale to others. The Purchaser agrees that it will not sell or otherwise transfer the Units unless any third party consents as required are first obtained and unless the securities are registered under the Securities Act, and under applicable state securities laws or unless an exemption from such registration is available. There is no market for the Units and none is expected to develop.

     3. All documents, records and books pertaining to this investment have been made available to the Purchaser and his/her respective attorney, accountant or investment representative; the Partnership has provided answers to all of his/her or their questions concerning the offering and an investment in the Partnership; and the books and records of the Partnership will be available upon reasonable notice for inspection during normal business hours of the Partnership at the Partnership's principal place of business.

       4. The Purchaser has such knowledge and experience in financial and business matters in general and in particular with respect to this type of investment that it is, he/she is capable of evaluating the merits and risks of an investment in the Partnership, and will be able to bear the financial risks of this investment for an indefinite period of time.

       5. The Purchaser has discussed with his/her investment representative, lawyer, accountant or tax advisor, as applicable, the suitability of an investment in the Partnership for its particular tax and financial situation.

       6. The Purchaser is acquiring the Units without being furnished any offering.

       7. The Purchaser has kept confidential all information furnished to them by or on behalf of the Partnership and has not provided the same to anyone other than their agents (including counsel and accountants) on a need to know basis.

5.   Reliance by Partnership.

     I understand that the Partnership will be relying on the accuracy and completeness of my responses to the foregoing questions and I represent, warrant and covenant to the Partnership as follows:

     1. I/We certify under the penalties of perjury that the social security number provided below and information provided with respect to Section 3406(a)(1)(C) of the Internal Revenue Code is true, correct and complete; and

     2. The answers to the above questions are complete and correct and may be relied upon by the Partnership in determining whether the offering in connection with which I have executed this Questionnaire is exempt from registration under the Securities Act and applicable state securities laws; and hereby agree to indemnify the Partnership and its partners, affiliates, agents, employees and control persons, and hold each of them harmless against any and all loss, damages, liability or expense, including reasonable attorney's fees, which they or any of them may suffer, sustain or incur by reason of or in connection with any misrepresentation or breach of warranty or agreement made by the undersigned under this Investor Questionnaire or in connection with the sale or distribution by the undersigned of the Units purchased by the undersigned pursuant hereto in violation of the Securities Act or any other applicable law.


----------------------------------------------------------
(please print the exact name(s) and title in which the Units should be issued)


     (Signature of Purchaser)
                                    ------------------------------------------

     (Name Typed or Printed)
                                    ------------------------------------------

     (Date)
                                    ------------------------------------------

     (Signature of Co-Purchaser)
                                    ------------------------------------------

     (Name Typed or Printed)
                                    ------------------------------------------

                            CAPITAL AUTOMOTIVE L.P.
                     UNITS OF LIMITED PARTNERSHIP INTEREST
                      CONFIDENTIAL PURCHASER QUESTIONNAIRE
                                   (ENTITIES)


Capital Automotive REIT
1420 Springhill Road
Suite 525
McLean, Virginia 22102

     The information contained in this Investor Questionnaire is being furnished in order to determine whether the undersigned is accredited to purchase units of limited partnership interest (the "Units") of Capital Automotive L.P. (the "Partnership") pursuant to the Real Property Contribution Agreement dated ________ __, ____ (the "Contribution Agreement"), by and among the persons and entities named on Schedule I hereto consisting of all of the owners of an
                  ----------
interest in any of the Properties (as hereafter defined) (each individually, a "Purchaser" and collectively, the "Purchasers"), and Capital Automotive REIT, a Maryland real estate investment trust (the "Company"), and the Partnership.

     ALL INFORMATION CONTAINED IN THIS INVESTOR QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY. Any offer or sale to any Purchaser will be made by the Partnership. You understand, however, that the Company may be required to present this Investor Questionnaire to such parties as it deems appropriate if called upon to establish that the proposed offer and sale of the Units are exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities or blue sky laws or if otherwise required. Further, the undersigned understands that the offering and sale of the Units may be required to be reported to the Securities and Exchange Commission and reported or registered under applicable state securities or blue sky laws.

1.   Background Information.

     a.   Name of Investing Entity:
                                      -----------------------------------------
     b.   Address:
                                      -----------------------------------------

                                      -----------------------------------------

          Address for correspondence (if different):

                                      -----------------------------------------

                                      -----------------------------------------

                                      -----------------------------------------
     c.   Telephone Number:
                                      -----------------------------------------
     d.   Description of Business:
                                      -----------------------------------------

                                      -----------------------------------------
     e.   Federal Tax ID Number:
                                      -----------------------------------------

     f. Individual(s) authorized to execute documents on behalf of the entity in connection with this investment:

          Name:
                                      -----------------------------------------
          Position or title:
                                      -----------------------------------------

               Note: In the case of a partnership or trust, a power of attorney is required if such entity's Partnership Agreement or Trust Agreement does not specifically authorize the above-named individual(s) to make this investment for such Partnership or Trust. In the case of a corporate investor, corporate resolutions (or other evidence of corporate authority) authorizing this investment and specifying the individuals authorized to execute investment documents on behalf of the corporation are required to be delivered herewith.

2.   Type of Entity:                Corporation
                                                               ------
                                    Limited Partnership
                                                               ------
                                    General Partnership
                                                               ------
                                    Limited Liability Company
                                                               ------
                                    Revocable Trust/***/
                                                               ------

------------------------------
/***/ UNLESS (i) the Trust has total assets in excess of $5,000,000; (ii) the Trust was not formed for the specific purpose of acquiring the Interest; and
(iii) the purchase by the Trust is directed by a person who has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of an investment in the Units, the grantor(s) of the Trust also must provide a completed individual investor questionnaire for each
                                                                  (continued...)

                                    Irrevocable Trust
                                                               ------
                                    Pension or Profit
                                    Sharing Plan or Trust
                                    (indicate type of Plan
                                    or Trust)

                                                               ------
                                    Individual Retirement
                                    Account (Note:  The
                                    beneficiary of an
                                    Individual Retirement
                                    Account also must provide
                                    a complete individual
                                    investor questionnaire)
                                                               ------

     a.   Place of Organization:
                                  --------------------------------------------
     b.   Date of Organization:
                                  --------------------------------------------

     c. Was the entity organized for the specific purpose of investing in Capital Automotive L.P.?

          Yes       No
              -----    -----
     d. Does the entity have a preexisting business relationship with the person who contacted it in connection with the offering of the Units?

          Yes       No
              -----    -----

     e. Number of equity owners (Note: an "equity owner" for the purposes of this Questionnaire means (1) stockholders in the case of a corporation, (2) limited partners only in the case of a limited partnership, (3) general partners in the case of a general partnership, (4) grantor(s) in the case of a trust revocable at the sole option of grantor(s) or (5) beneficiaries in the case of other trusts):
                  -------


3.   Accredited Investors.

------------------------------
/***/   (...continued)
grantor.

          All Purchasers will be required to represent that they meet at least one of the following requirements. Please indicate which of the following you meet:

          (i)    All of the equity owners of the entity meet either (1), (2) or
                 (3) below:

                 (1) have an individual net worth/***/ (or joint net worth with spouse) in excess of $1,000,000;

                 (2) had an individual income (not including any amounts attributable to spouse or to property owned by spouse) of more than $200,000 in each of the previous two calendar years and a reasonable expectation to reach the same income level in the current year; or

                 (3) had a joint income with spouse in excess of $300,000 in each of the previous two calendar years and a reasonable expectation to reach the same income level in the current year.

                      Yes        No
                          ----      ----

          (ii) The Purchaser is any of the following entities (please indicate which by initialing the appropriate line(s)):

                 (1)       A bank is defined in Section 3(a)(2) of the
                    --- Securities Act or a savings and loan association or other institution defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.

                 (2)       A broker/dealer registered pursuant to Section 15 of
                    ---    the Securities Exchange Act of 1934 (the "Exchange
                           Act").

                 (3)       An insurance company as defined in Section 2(13) of
                    ---    the Securities Act.

                 (4)       An investment company registered under the Investment
                    --- Company Act of 1940 or a business development company as defined in Section (2)(a)(48) of that Act.

------------------------
/***/ For purposes of this Questionnaire, a purchaser's "net worth" is equal to the excess of total assets at fair market value over total liabilities (excluding home and home furnishings).

                 (5)       Small Business Investment Company licensed by the
                    --- U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

                 (6)       A plan established and maintained by a state, its
                    --- political subdivisions, or any agency or instrumentality thereof, for the benefits of its employees, if such plan has total assets in excess of $5,000,000.

                 (7)       An employee benefit plan within the meaning of the
                    --- Employee Retirement Income Security Act of 1974 "ERISA"), if the investment decision is made a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

                 (8)       A private business development company as defined in
                    ---    Section 202(a)(22) of the Investment Advisers Act of
                           1940.

                 (9)       An organization described in Section 501(c)(3) of the
                    --- Internal Revenue Code of 1986, as amended (the "Code"), a corporation, Massachusetts or similar business trust or partnership not formed for the specific purpose of acquiring the Units with total assets in excess of $5,000,000.

                 (10)      A trust with total assets in excess of $5,000,000 not
                     --- formed for the specific purpose of acquiring the whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

4.   Additional Information

     a.   If for a Trust:

          A Trust must attach a copy of its Declaration of Trust or other governing instrument, as amended, as well as all other documents that authorize the Trust to invest in the Units. All documentation must be complete and correct.

     b.   If for a Retirement Plan:

          The Retirement Plan must attach copies of all documents governing the Plan as well as all other documents authorizing the Retirement Plan to invest in the Units. Include, as necessary, documents defining permitted investments by the Retirement Plan and demonstrating the authority of the signing individual to act on behalf of the Plan. All documentation must be complete and correct.


5.   The Purchaser hereby acknowledges and represents and warrants that:

     1. (a) He/she/it has read and understands the risks associated with an investment in the Units and understands those risks, (b) the information contained in this Investor Questionnaire is true, complete and accurate as of the date hereof, and (c) he/she will contact Capital Automotive REIT immediately if any material change in any of this information occurs.

     2. The Units will be acquired for the Purchaser's own account for investment, and not for distribution or resale to others. The Purchaser agrees that it will not sell or otherwise transfer the Units unless any third party consents as required are first obtained and unless the securities are registered under the Securities Act, and under applicable state securities laws or unless an exemption from such registration is available. There is no market for the Units and none is expected to develop.

     3. All documents, records and books pertaining to this investment have been made available to the Purchaser and his/her/it respective attorney, accountant or investment representative; the Partnership has provided answers to all of his/her or their questions concerning the offering and an investment in the Partnership; and the books and records of the Partnership will be available upon reasonable notice for inspection during normal business hours of the Partnership at the Partnership's principal place of business.

       4. The Purchaser has such knowledge and experience in financial and business matters in general and in particular with respect to this type of investment that it is, he/she is capable of evaluating the merits and risks of an investment in the Partnership, and will be able to bear the financial risks of this investment for an indefinite period of time.

       5. The Purchaser has discussed with his/her investment representative, lawyer, accountant or tax advisor, as applicable, the suitability of an investment in the Partnership for its particular tax and financial situation.

        6. The Purchaser is acquiring the Units without being furnished any offering.

        7. The Purchaser has kept confidential all information furnished to them by or on behalf of the Partnership and has not provided the same to anyone other than their agents (including counsel and accountants) on a need to know basis.

6.   Reliance by Partnership.

     I understand that the Partnership will be relying on the accuracy and completeness of my responses to the foregoing questions and I represent, warrant and covenant to the Partnership as follows:

     1. I/We certify under the penalties of perjury that the social security number provided below and information provided with respect to Section 3406(a)(1)(C) of the Internal Revenue Code is true, correct and complete;

     2. The answers to the above questions are complete and correct and may be relied upon by the Partnership in determining whether the offering in connection with which I have executed this Questionnaire is exempt from registration under the Securities Act and applicable state securities laws; and hereby agree to indemnify the Partnership and its partners, affiliates, agents, employees and control persons, and hold each of them harmless against any and all loss, damages, liability or expense, including reasonable attorney's fees, which they or any of them may suffer, sustain or incur by reason of or in connection with any misrepresentation or breach of warranty or agreement made by the undersigned under this Investor Questionnaire or in connection with the sale or distribution by the undersigned of the Units purchased by the undersigned pursuant hereto in violation of the Securities Act or any other applicable law; and

     3. The person signing this Questionnaire on behalf of the Investing Entity has been duly authorized to sign the Questionnaire on behalf of the Investing Entity.


7.   Other Certifications.

     a.   If by a Corporation:

          By signing the Signature Page, the undersigned certifies the following:

          (A) that the Corporation's name, address of principal office, place of incorporation and taxpayer identification number as set forth in this Questionnaire are true, correct and complete; and

          (B) that one of the following is true and correct (check one):

               [ ] (i) the Corporation is a corporation organized in or under the laws of the United States or any political subdivision thereof.

               [ ] (ii) the Corporation is a corporation which is neither created nor organized in or under the laws of the United States or any political subdivision thereof, but which has made an election under either

                    Section 897(i) or 897(k) of the United States Internal Revenue Code of 1986, as amended, to be treated as a domestic corporation for certain purposes of United States Federal income taxation (A COPY OF THE INTERNAL REVENUE SERVICE ACKNOWLEDGMENT OF THE UNDERSIGNED'S ELECTION MUST BE ATTACHED TO THIS QUESTIONNAIRE IF THIS PROVISION IS APPLICABLE).

               [ ]  (iii) neither (i) nor (ii) above is true.

     b.   If by a Partnership:

               By signing the Signature Page, the undersigned certifies on behalf of such Partnership the following:

               (A) that such Partnership's name, address of principal office, place of formation and taxpayer identification number as set forth in this Questionnaire are true, correct and complete; and

               (B)  that one of the following is true and correct (check one).

                    [ ] (i) such Partnership is a partnership formed in or under the laws of the United States or any political subdivision thereof.

                    [ ] (ii) such Partnership is not a partnership formed in or under the laws of the United States or any political subdivision thereof.

     c.   If by a Trust (other than a retirement related trust) or Estate:

               By signing the Signature Page, the undersigned certifies on behalf of such Trust or Estate the following:

               (A) that such Trust's or Estate's purchase of the Units in within the investment powers and authority of such Trust of Estate (as set forth in the declaration of trust or other governing instruments) and that all necessary consents, approvals and authorizations for such purchase have been obtained and that each person who signs the Signature Page has all requisite power and authority as trustee or executor or administrator to execute this Questionnaire and the Contribution Agreement on behalf of such Trust or Estate ;

               (B) that such Trust has not been established in connection with either (i) an employee benefit plan (as defined in Section 3(3) of ERISA), whether or not subject to the provisions of Title I of ERISA, or (ii) a plan described in Section 4975(e)(i) of the Internal Revenue Code;

               (C) that such Trust's or Estate's name, address of principal office, place of formation and taxpayer identification number as set forth in this Questionnaire are true, correct and complete; and

               (D) that one of the following is true and correct (check one):

                   [ ] (i) such Trust is a trust whose income from sources outside of the United States Federal tax purposes regardless of its connection with a trade or business carried on in the United States.

                   [ ] (ii) such Trust is an estate or trust whose income from sources outside of the United States Federal income tax purposes regardless of its connection with a trade or business carried on in the United States.

     d.   If by a Retirement Plan:

               By signing the Signature Page, the undersigned on behalf of such Retirement Plan certifies the following:

          (A) that such Retirement Plan's governing documents duly authorize the type of investment contemplated herein, and the undersigned is authorized and empowered to make such investment on behalf of such Retirement Plan.


-------------------------------------------------------------
(please print the exact name(s) and title in which the Units should be issued)


     (Investing Entity)

     (Signature of Purchaser)
                                       ---------------------------------------

     (Name and Title Typed or Printed)
                                       ---------------------------------------

     (Name of Trustee(s) (if Trust))
                                     -----------------------------------------

                                     -----------------------------------------
     (Date)
                                     -----------------------------------------

                                 SCHEDULE 1.2

---------------- -------------------- --------------------- ----------- -------------- -------------- ------------ ------------
    Tenant             Dealership        Street Address     Franchise     Estimated      Estimated    Attachment     Present
                                                                         Approximate    Approximate   Containing   Land Owner
                                                                        Building S.F.    Land S.F.       Legal
                                                                                                      Description
---------------- -------------------- --------------------- ----------- -------------- -------------- ------------ ------------
Kelley           Kelley Chevrolet     500 East State Blvd.  Chevrolet          85,103     480,467          A           JEK
Chevrolet, Inc.                       Fort Wayne, IN



---------------- -------------------- --------------------- ----------- -------------- -------------- ------------ ------------
Courtesy         Courtesy Motors      1313 South 13th       Multiple           33,412     371,567          B           JEK
Motors, Inc.     (includes adjacent   Street
                 property under       Decatur, IN
                 contract)
---------------- -------------------- --------------------- ----------- -------------- -------------- ------------ ------------
Northside        Northside Chevrolet  2400 N. Heidelbach    Chevrolet          28,739     192,535          C           JEK
Chevrolet, L.P.                       Evansville, IN




---------------- -------------------- --------------------- ----------- -------------- -------------- ------------ ------------
Midwest Auto     Midwest Auto Parts   1818 Research Drive   N/A                67,000     239,580          D         Midwest
Parts, Inc.                           Fort Wayne, IN                                                                  Auto
                                                                                                                     Realty
                                                                                                                    Co., L.P.
---------------- -------------------- --------------------- ----------- -------------- -------------- ------------ ------------
Kelley Buick     Kelley Buick of      5900 Peachtree        Buick              43,239     270,072          E           TWK
of Atlanta,      Atlanta              Chamblee, GA
Inc.




---------------- -------------------- --------------------- ----------- -------------- -------------- ------------ ------------
Kelley Buick     Kelley Buick of      11458 Alpharetta      Buick              70,960     395,525          F           TWK
of Atlanta,      Roswell              Highway
Inc.                                  Roswell, GA

---------------- -------------------- --------------------- ----------- -------------- -------------- ------------ ------------
Kelley Saturn    Saturn of Chamblee   5764 Peachtree        Saturn             12,040     77,972           G           TWK
of Atlanta,      (includes used car   Chamblee, GA and
Inc.             lot)                 5784 Peachtree
                                      Chamblee, GA
---------------- -------------------- --------------------- ----------- -------------- -------------- ------------ ------------


----------------  ------------ ---------- ----------- --------------------------- ---------------------------
    Tenant          Purchase    Initial    Form of             Surveyor                   Title Co.
                     Price       Annual    Payment/1/
                                  Rent

----------------  ------------ ---------- ----------- --------------------------- ---------------------------
Kelley            6,600,000.00 660,000.00    Cash     Richard K. Karst, RLS       Margaret A. Sklenar,
Chevrolet, Inc.                                       Karst Surveying Services,   President
                                                        Inc.                      Columbia Land Title, Inc.
                                                      222 West Berry Street       124 Columbia Street
                                                      Fort Wayne, IN 46802        Fort Wayne, IN 46802
----------------  ------------ ---------- ----------- --------------------------- ---------------------------
Courtesy          2,940,000.00 294,000.00    Cash     Richard K. Karst, RLS       Margaret A. Sklenar,
Motors, Inc.                                          Karst Surveying Services,   President
                                                        Inc.                      Columbia Land Title, Inc.

----------------  ------------ ---------- ----------- --------------------------- ---------------------------
Northside         2,640,000.00 264,000.00    Cash     Matthew E. Wannemuehler,    Margaret A. Sklenar,
Chevrolet, L.P.                                         R.L.S.                    President
                                                      BERNARDIN, LOCHMUELLER &    Columbia Land Title, Inc.
                                                      ASSOCIATES, INC.
                                                      6200 Vogel Road
                                                      Evansville, IN 47715-4006
----------------  ------------ ---------- ----------- --------------------------- ---------------------------
Midwest Auto      1,800,000.00 180,000.00   Units     Mr. Kerry Dickmeyer, R.L.S. Margaret A. Sklenar,
Parts, Inc.                                           Dickmeyer & Associates      President
                                                      6044 East State Boulevard   Columbia Land Title, Inc.
                                                      Fort Wayne, IN 46815
----------------  ------------ ---------- ----------- --------------------------- ---------------------------
Kelley Buick      6,000,000.00 600,000.00    Cash     Mr. Virgil T. Hammond,      Mr. Richard J. Beam, Jr.
of Atlanta,                                             R.L.S.                    Ramsay Title Group, LLC
Inc.                                                  Watts & Browning Engineers, 6400 Atlantic Blvd.,
                                                        Inc.                      Suite 170
                                                      1954 Airport Road, Suite    Norcross, GA  30071-1214
                                                        120
                                                      Atlanta, GA 30341-4953
----------------  ------------ ---------- ----------- --------------------------- ---------------------------
Kelley Buick      6,000,000.00 600,000.00    Cash     Mr. Virgil T. Hammond,      Mr. Richard J. Beam, Jr.
of Atlanta,                                             R.L.S.                    Ramsay Title Group, LLC
Inc.                                                  Watts & Browning Engineers,
                                                        Inc.
----------------  ------------ ---------- ----------- --------------------------- ---------------------------
Kelley Saturn     3,120,000.00 312,000.00    Cash     Mr. Virgil T. Hammond,      Mr. Richard J. Beam, Jr.
of Atlanta,                                             R.L.S.                    Ramsay Title Group, LLC
Inc.                                                  Watts & Browning Engineers,
                                                        Inc.
----------------  ------------ ---------- ----------- --------------------------- ---------------------------

------------------
    /1/ The total units available to Sellers/Contributors shall be allocated as follows: (1) first on purchase of property no. 5; (2) next on purchase of property no. 6; (3) next on purchase of property no. 7; (4) next on purchase of property no. 8; (5) next on purchase of property no. 9; (6) next on purchase of property no. 4; and (7) any remaining units shall be allocated to purchase of property no. 1.

-----------------------------------------------------------------------------------------------------------------------------------
    Tenant             Dealership           Street Address     Franchise     Estimated      Estimated    Attachment     Present
                                                                            Approximate    Approximate   Containing      Land
                                                                           Building S.F.    Land S.F.      Legal         Owner
                                                                                                         Description
-----------------------------------------------------------------------------------------------------------------------------------
Kelley Saturn    Saturn of Gwinnett      2520 Pleasant Hill    Saturn             19,243     385,070          H           TWK
of Atlanta,                              Duluth, GA
Inc.



-----------------------------------------------------------------------------------------------------------------------------------
Tom Kelley       Tom Kelley Pontiac      633 Avenue of Autos   Pontiac            47,998     282,704          I           TWK
Pontiac, Inc.    GMC Truck               Fort Wayne, IN        GMC

-----------------------------------------------------------------------------------------------------------------------------------
Tom Kelley       Tom Kelley Buick        811 Avenue of Autos   Buick              33,700     300,128          J           TWK
Buick GMC        (includes present GMC   Fort Wayne, IN and
Truck, Inc.      Truck property)         818 Avenue of Autos
                                         Fort Wayne, IN
-----------------------------------------------------------------------------------------------------------------------------------
Tom Kelley       Tom Kelley Cadillac     911 Avenue of Autos   Cadillac           22,430     117,176          K           TWK
Cadillac, Inc.                           Fort Wayne, IN

-----------------------------------------------------------------------------------------------------------------------------------
Saturn of Fort   Saturn of Fort Wayne    910 Avenue of Autos   Saturn             10,675     71,003           L           TWK
Wayne, Inc.                              Fort Wayne, IN

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
    Tenant          Dealership           Street Address   Franchise   Purchase     Initial     Form of           Surveyor
                                                                       Price        Annual     Payment
                                                                                     Rent

-----------------------------------------------------------------------------------------------------------------------------------
Kelley Saturn  Saturn of Gwinnett     2520 Pleasant Hill   Saturn    4,200,000.00 420,000.00     Cash   Mr. Lee Jay Johnson, R.L.S.
of Atlanta,                           Duluth, GA                                                        Precision Planning, Inc.
Inc.                                                                                                    400 Pike Boulevard
                                                                                                        P.O. Box 2210
                                                                                                        Lawrenceville, Georgia
                                                                                                        30246
-----------------------------------------------------------------------------------------------------------------------------------
Tom Kelley     Tom Kelley Pontiac     633 Avenue of Autos  Pontiac   5,400,000.00 540,000.00     Cash   Richard K. Karst, RLS
Pontiac, Inc.  GMC Truck              Fort Wayne, IN       GMC                                          Karst Surveying Services,
                                                                                                          Inc.
-----------------------------------------------------------------------------------------------------------------------------------
Tom Kelley     Tom Kelley Buick       811 Avenue of Autos  Buick     4,800,000.00 480,000.00     Cash   Richard K. Karst, RLS
Buick GMC      (includes present GMC  Fort Wayne, IN and                                                Karst Surveying Services,
Truck, Inc.    Truck property)        818 Avenue of Autos                                                 Inc.
                                      Fort Wayne, IN
-----------------------------------------------------------------------------------------------------------------------------------
Tom Kelley     Tom Kelley Cadillac    911 Avenue of Autos  Cadillac  2,400,000.00 240,000.00     Cash   Richard K. Karst, RLS
Cadillac, Inc.                        Fort Wayne, IN                                                    Karst Surveying Services,
                                                                                                          Inc.
-----------------------------------------------------------------------------------------------------------------------------------
Saturn of Fort Saturn of Fort Wayne   910 Avenue of Autos  Saturn    1,200,000.00 120,000.00     Cash   Richard K. Karst, RLS
Wayne, Inc.                           Fort Wayne, IN                                                    Karst Surveying Services,
                                                                                                          Inc.
-----------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
    Tenant          Dealership           Street Address   Franchise           Title Co.



-------------------------------------------------------------------------------------------------
Kelley Saturn  Saturn of Gwinnett     2520 Pleasant Hill   Saturn     Mr. Richard J. Beam, Jr.
of Atlanta,                           Duluth, GA                      Ramsay Title Group, LLC
Inc.



-------------------------------------------------------------------------------------------------
Tom Kelley     Tom Kelley Pontiac     633 Avenue of Autos  Pontiac    Margaret A. Sklenar,
Pontiac, Inc.  GMC Truck              Fort Wayne, IN       GMC        President
                                                                      Columbia Land Title, Inc.
-------------------------------------------------------------------------------------------------
Tom Kelley     Tom Kelley Buick       811 Avenue of Autos  Buick      Margaret A. Sklenar,
Buick GMC      (includes present GMC  Fort Wayne, IN and              President
Truck, Inc.    Truck property)        818 Avenue of Autos             Columbia Land Title, Inc.
                                      Fort Wayne, IN
-------------------------------------------------------------------------------------------------
Tom Kelley     Tom Kelley Cadillac    911 Avenue of Autos  Cadillac   Margaret A. Sklenar,
Cadillac, Inc.                        Fort Wayne, IN                  President
                                                                      Columbia Land Title, Inc.
-------------------------------------------------------------------------------------------------
Saturn of Fort Saturn of Fort Wayne   910 Avenue of Autos  Saturn     Margaret A. Sklenar,
Wayne, Inc.                           Fort Wayne, IN                  President
                                                                      Columbia Land Title, Inc.
-------------------------------------------------------------------------------------------------

                                  SCHEDULE 1.2

                             Property Descriptions


                                       A

                                 Property No. 1
                                 --------------


South Parcel

A 5.838 acre parcel in of the Southeast Quarter of Section 35 and the Southwest Quarter of Section 36, Township 31 North, Range 12 East of the Second Principal Meridian in Allen County, Indiana, being a combination of the following described tracts:

The 1.175 acre parcel described in Document Number 90-1035 together with Tracts 9, 10, 11, 12, 13, 14, 15 and 16 described in Document Number 85-18646, both in the Office of the Recorder of Allen County, Indiana, more particularly described as follows:

Commencing at the Northwest corner of said Southwest Quarter, thence South 01 degrees 09 minutes 06 seconds West (assumed bearing based on north 90 degrees 00 minutes 00 seconds East for the centerline of State Boulevard, being also the East-West centerline of said section 36), a distance of 30.00 feet along the West line of said Southwest Quarter to the Southerly right-of-way line of State Boulevard as established by Declaratory Resolution Number 284-1914, recorded in Plat Book 7, page 97 in the Office of the Recorder of Allen County, Indiana, said point being the Point of Beginning of the herein described tract; thence North 89 degrees 50 minutes 12 seconds East, a distance of 334.27 feet along said southerly right-of-way line to a chiseled ''+" set, thence South 1 degree 09 minutes 06 seconds West, a distance of 602.96 feet parallel with the West line of said Southwest Quarter to the North right-of-way line of Forest Avenue; thence North 90 degrees 00 minutes 00 seconds West, a distance of 17.50 feet along the westerly extension of said north right-of-way line to a 5/8 inch steel rebar with Karst ID cap set at the point of curvature of a non-tangent curve, concave to the northeast, being also a point on the easterly line of a public thoroughfare known as Saint Joseph River Parkway; thence along said curve an arc distance of 69.39 feet (69.11 feet - recorded) through a central angle of 26 degrees 06 minutes 02 seconds with a chord bearing of North 29 degrees 15 minutes 33 seconds West, and a chord distance of 68.79 feet to a 5/8 inch steel rebar with Karst ID cap set on said Easterly line; thence North 17 degrees 38 minutes 23 seconds West, a distance of 84.30 feet along said easterly line to a 5/8 inch steel rebar with Karst ID cap set at the point of curvature of a tangent curve, concave to the southwest; thence along said curve an arc distance of 281.96 feet, through a central angle of 46 degrees 47 minutes 59 seconds with a chord bearing of North 41 degrees 02 minutes 23 seconds West and a chord distance of 274.19 feet to a 5/8 inch steel rebar with Karst ID cap set on said easterly line; thence North 64 degrees 26 minutes 23 seconds West, a distance of 77.80 feet along said easterly line to a 5/8 inch steel rebar with Karst ID cap set at the point of curvature of a tangent curve, concave to the Northeast; thence along said curve an arc distance of 185.15 feet, through a central angle of 68 degrees 00 minutes 03 seconds with a chord bearing of North 30 degrees 26 minutes 23 seconds West and a chord distance of 174.47 feet to a 5/8 inch steel rebar with Karst ID cap set on said easterly line; thence North 03 degrees 33 minutes 37 seconds East, a distance of 45.00 feet along said easterly line to a 5/8 inch steel rebar set with Karst ID cap; thence North 22 degrees 26 minutes 37 seconds East, a distance of 27.70 feet along said easterly line to a chiseled "+" set on said southerly right-of-way line of State Boulevard; thence North 89 degrees 50 minutes 14 seconds East, a distance of
79.75 feet along said southerly right-of-way line to the Point of Beginning, containing 3.174 acres, more or less.

Together With:

Lots 1, 2, and 3 in John Riedel's Addition to the City of Fort Wayne as recorded in Plat Book 3, Page 15 in the Office of the Recorder of Allen County, Indiana.

That part of Reidel Place (Victor Avenue) contiguous to the South line of Lot 1 and North line of Lot 2 in said John Riedel's Addition to the City of Fort Wayne, vacated by General Ordinance G-13-87;

Lots 2, 4, 6, 8, 10, 12, 14, 16, and 18 in John M.E. Riedel's Addition as recorded in Plat Book 3, page 15 in the Office of the Recorder of Allen County, Indiana.

That part of Reidel Place (Victor Avenue) contiguous to the South line of Lot 6 and the North Line of Lot 8 in said John M.E. Riedel's Addition to the City of Fort Wayne, vacated by General Ordinance G-13-87.

All that part of a 10 foot wide alley lying east of Lots 1, 2, and 3 in John Riedel's Addition to the City of Fort Wayne and west of lots 2, 4, 6, 8, 10, 12, 14, 16 and 18 in John M.E. Riedel's Addition to the City of Fort Wayne, vacated by General Ordinance G-13-87.

Northwest Parcel:

A 1.260 acre parcel being part of the Northwest Quarter of Section 36, Township 31 North, Range 12 East of the Second Principal Meridian in Allen County, Indiana, being the combination of the following described tracts:

A 0.455 acre parcel being part of Tract 3 together with Tract 4 described in Document Number 85-18646, both in the Office of the Recorder of Allen County, Indiana, more particularly described as follows:

Commencing at the Southwest corner of said Northwest Quarter: thence north 00 degrees 16 minutes 52 seconds West (assumed bearing based on North 90 degrees 00 minutes 00 seconds

East for the centerline of State Boulevard, being also the East-West centerline of said Section 36) a distance of 27.5 feet along the West line of said Northwest Quarter to a point on the North right-of-way line of State Boulevard referenced by a 6 inch by 4 inch by 2 foot high concrete and steel post found
0.26 feet South and 0.97 feet East, said point being the Point of Beginning of the herein described tract; thence continuing North 00 degrees 16 minutes 52 seconds West, a distance of 150.00 feet along the West line of said Northwest Quarter to a 5/8 inch steel rebar with Karst ID cap set at the Southwest corner of an alley in Eade's Addition to the City of Fort Wayne, recorded in Plat Book 7, page 94 in the Office of the Recorder of Allen County, Indiana; thence North 90 degrees 00 minutes 00 seconds East, a distance of 82.33 feet along the South line of said alley to a 5/8 inch steel rebar with Karst ID cap set at the Northwest corner of said Tract 4; thence continuing North 90 degrees 00 minutes 00 seconds East, a distance of 50.00 feet along the North line of said Tract 4; thence South 00 degrees 09 minutes 16 seconds East, a distance of 150.00 feet along the East line of said Tract 4 to the North right-of-way line of State Boulevard; thence North 90 degrees 00 minutes 00 seconds West, a distance of
132.00 feet along the North right-of-way line of State Boulevard to the Point of Beginning, containing 0.455 acres, more or less.

Together with:

A 0.280 acre parcel being part of Tract 3 described in Document Number 85-18646 in the Office of the Recorder of Allen County, Indiana, more particularly described as follows:

Commencing at the Southwest corner of said Northwest Quarter; thence North 00 degrees 16 minutes 52 seconds West, (assumed bearing based on North 90 degrees 00 minutes 00 seconds East for the centerline of State Boulevard, being also the East-West centerline of said Section 36, a distance of 308.00 feet along the West line of said Northwest Quarter to a 5/8 inch steel rebar with Karst ID cap set on the South right-of-way line of Fricke Avenue and the Northwest corner of Lot A in Eade's Addition to the City of Fort Wayne, recorded in Plat Book 7, page 94 in the Office of the Recorder of Allen County, Indiana; thence North 90 degrees 00 minutes 00 seconds East, a distance of 82.68 feet (83 feet -Plat) along said South right-of-way line to the Northeast corner of said Lot A and Northwest corner of Lot 31 in said Eade's Addition to the City of Fort Wayne; thence South 00 degrees 05 minutes 10 seconds East, a distance of 148.00 feet along the Westerly line of said Lot 31 to a 5/8 inch steel rebar with Karst ID cap set on the North line of an alley in said Eade's Addition to the City of Fort Wayne; thence North 90 degrees 00 minutes 00 seconds West, a distance of
82.35 feet along the North line of said alley to a 5/8 inch steel rebar with Karst ID cap set on the West line of said Northwest quarter; thence North 00 degrees 16 minutes 52 seconds West, a distance of 148.00 feet along the West line of said Northwest Quarter to the Point of Beginning, containing 0.280 acres, more or less.

Together with: Lots 30, 31, and 32 in Eade's Addition to the City of Fort Wayne as recorded in Plat Book 7, page 94, in the Office of the Recorder of Allen County, Indiana.

Also Together With:

The East-West alley from the East right-of-way line of Eade Avenue to the West boundary line of Lot 31 in said Eade's Addition to the City of Fort Wayne, lying between Lots 30 and 31 and Lot 32 in said Eade's Addition as vacated by Civil Suit CC-78-576, by decree entered in Circuit Order Book 206, page 385.

North Parcel:

Lots 37 and 38 in Eade's Addition to the City of Fort Wayne as recorded in Plat Book 7, page 94, in the Office of the Recorder of Allen County, Indiana.

Northeast Parcel:

Lots 25, 26, 27, and 28 and the East 15 feet of Lot Number 24 in Fricke's Amended Addition to the City of Fort Wayne, as recorded in Plat Book 7, page 56, in the Office of the Recorder of Allen County, Indiana.

Excepting for Street Dedication:

Part of Lot 28 Fricke's Amended Addition as recorded in Plat Book 7, page 56 in the Office of the Allen County Recorder, more particularly described as follows:

Beginning at the Southeast corner of said Lot 28; thence North a distance of 13 feet along the East line of said Lot 28; thence Southwesterly to a point on the South line of said Lot 28, 13 feet West of said Southeast corner; thence East, 13 feet along the South line of said Lot 28 to the Point of Beginning.

Part of Lot 28 Fricke's Amended Addition as recorded in Plat Book 7, page 56 in the Office of the Allen County Recorder, more particularly described as follows:

Beginning on the East line of said Lot 28 at a point located 137 feet South of the Northeast corner of said Lot 28; thence Southwesterly a distance of 18.38 feet to the North right-of-way line of State Boulevard; thence West along said North right-of-way line a distance of 10 feet; thence Northeasterly a distance of 32.53 feet to the West right-of-way line of Parnell Avenue; thence South along said West right-of-way line a distance of 10 feet to the Point of Beginning containing 180 square feet more or less.

                                       B

                                 Property No. 2
                                 --------------

PARCEL I:

A portion of the Northwest quarter of Section 10, Township 27 North, Range 14 East, Decatur, Adams County, Indiana, more particularly described as follows:

Commencing at a point on the west line of the Northwest quarter of Section 10, Township 27 North, Range 14 East, Decatur, Adams County, Indiana, said point being located 1000 feet northerly of the southwest corner of said quarter; thence northerly along said west line 393.28 feet to the southwest corner of that real estate as described in Deed Record 163 on page 239 in the records of the Adams County Recorder, said corner being located 1260 feet southerly of the northwest corner of said quarter; thence easterly at right angles to said west line and along the south line of said real estate 519.3 feet to the southeast corner thereof; thence southerly deflecting 89 degrees 54 minutes right 389.12 feet to the northeast corner of that real estate as described in Deed Record 181 on page 509; thence westerly parallel to the south line of said quarter 520 feet to the place of commencement.

ALSO:

Real Estate in the Northwest Quarter of Section 10, Township 27 North, Range 14 East in Adams County, Indiana, specifically described as follows:

Commencing at a point on the West line of Section 10-27-14 located a distance of 860 feet South of the Northwest corner of said Section 10-27-14, thence East a distance of 519.3 feet to a point; thence South a distance of 400 feet to a point, thence West a distance of 519.3 feet to a point on the West line of said
Section 10-27-14, thence North along said West section line a distance of 400 feet to the point of beginning.

PARCEL II:

A portion of the northwest quarter of section 10, T 27 N, R 14 E, Adams County, Indiana; more particularly described as follows:

Commencing at a point on the west line of the northwest quarter of section 10, T 27 N, R 14 E, Adams County, Indiana; said point being located 860.00 feet (868.00 deed) southerly of the northwest corner of said quarter; thence easterly on and upon the north line of deed record 186 pages 5 & 6 (D.R. 163 page 239)
519.99 feet (519.00 feet deed) thence northerly parallel to said west line
126.13 feet to a 5/8 inch iron rebar found; thence westerly parallel to the north line of said quarter, deflecting 90 degrees 27 minutes left, 300.00 feet to a point; thence northerly parallel to the west line of said quarter 20.00 feet to a point; thence westerly parallel to the north line of said quarter 220.00 feet to a point; thence southerly on and upon the west line or said quarter 142.00 feet to the point of beginning. Containing 1.58 acres more or less.

Being also described as:

Part of the Northwest Quarter of Section 10 Township 27 North, Range 14 East of the Second Principal Meridian in Adams County, Indiana, more particularly described as follows: Commencing at a Harrison Marker on the centerline of U.S. Highway #27 at the Northwest corner of said Northwest Quarter; thence South 00 degrees 00 minutes 00 seconds East, (assumed bearing and basis of bearings to follow), a distance of 718.00 feet along the West line of said Northwest Quarter and said centerline to the POINT OF BEGINNING of the herein described tract; thence North 89 degrees 33 minutes 42 seconds East, a distance of 220.00 feet parallel with the North line of said Northwest Quarter; thence South 00 degrees 00 minutes 00 seconds West, a distance of 19.85 feet parallel with the West line of said Northwest Quarter; thence North 89 degrees 33 minutes 42 seconds East, a distance of 300.00 feet parallel with the North line of said Northwest Quarter: thence South 00 degrees 00 minutes 00 seconds West, a distance of 126.13 feet parallel with the West line of said Northwest Quarter; thence South 90 degrees 00 minutes 00 seconds West, a distance of 0.69 feet to a ?" steel rebar thence South 00 degrees 00 minutes 00 seconds West, a distance of 400.00 feet, parallel with the West line of said Northwest Quarter; thence South 00 degrees 06 minutes 02 seconds East, a distance of 388.80 feet to the North line of an existing tract, recorded in Deed Record 190, page 394 in the Office of the Recorder of Adams County, Indiana; thence South 89 degrees 31 minutes 58 seconds West, a distance of 520.00 feet parallel with the South line of said Northwest Quarter and the North line of said tract described in Deed Record 190, page 394 to the West line of said Northwest Quarter and the centerline of said U.S. Highway #27; thence North 00 degrees 00 minutes 00 seconds East, a distance of 935.04 feet along said West line and said centerline to the Point of Beginning. Containing
11.014 acres, more or less.

                                       C

                                 Property No. 3
                                 --------------


TRACT A

PARCEL I

Lot Six (6) in Block Eight (8) in Parkland, an Addition to the City of Evansville, as per plat thereof, recorded in Plat Book F, pages 168 and 169 in the office of the Recorder of Vanderburgh County, Indiana.

PARCEL II

Beginning at the intersection of a twelve-foot alley with the west line of North Lafayette Avenue at a distance of 12 feet south of the southeast corner of Lot Six (6) of Block Eight (8) in said Parkland; thence along the west line of North Lafayette Avenue South 00 degrees 09 minutes 43 seconds East 198.95 feet to the north right of way line of S.R. 66 and Diamond Avenue (formerly U.S. Highway
460); thence along said right of way line the following three (3) courses:
South 44 degrees 56 minutes 29 seconds West 28.39 feet; thence South 89 degrees 44 minutes 02 seconds West 227.00 feet, thence North 45 degrees 04 minutes 18 seconds West 35.24 feet to a point on the east line of North Heidelbach Avenue; thence along said east line of North Heidelbach Avenue North 00 degrees 09 minutes 43 seconds West 323.57 feet to the northwest corner of Lot Ten (10) of said Block Eight (8); thence along the north line of said Lot Ten (10) North 89 degrees 14 minutes 00 seconds East 130.00 feet to the Northeast corner thereof; thence along the east line of Lots Ten (10), Nine (9), Eight (8) and Seven (7) of said Block Eight (8) South 00 degrees 09 minutes 43 seconds East 160.00 feet to the southeast corner of said Lot Seven (7); thence along the south line of a 12 foot alley North 89 degrees 14 minutes 00 seconds East 12.00 feet, thence along the east line of said 12 foot alley North 00 degrees 09 minutes 43 seconds West 28.00 feet; thence along the south line of a 12 foot alley coincident with the south line of Lot Six (6) of said Block Eight (8) in Parkland North 89 degrees 14 minutes 00 seconds East 130.00 feet to the point of beginning.

EXCEPT:

Lot Ten (10) in Block Eight (8) in Parkland, an Addition to the City of Evansville, as per plat thereof, recorded in Plat Book F, pages 168 and 169 in the office of the Recorder of Vanderburgh county, Indiana.

TRACT B

Part of Block One (1) in Parkland Annex, an Addition to the City of Evansville, as per plat thereof, recorded in Plat Book G, Pages 238 and 239 in the office of the Recorder of Vanderburgh County, Indiana, more particularly described as follows:

Beginning at the northeast corner of said Block One (1); thence along the north line of said Block One (1) and the south line of Negley Avenue South 89 degrees 14 minutes 00 seconds West One Hundred (100.00) feet to the Northeast corner of the land described in a certain deed to Curley's Auto Painting and Body Repair, Inc. recorded in Deed Record 567, Page 175 in the office of the Recorder of Vanderburgh County; thence along the east line of said Curley's Auto Painting South 00 degrees 46 minutes 00 seconds East Fifty (50.00) feet to the Southeast corner thereof; thence along the South line of said Curley's Auto Painting South 89 degrees 14 minutes 00 seconds West One Hundred Twenty and Fifty-five Hundredths (120.55) feet to the East line of the land described in a certain deed to Curley's Auto Painting and Body Repair, Inc. recorded in Deed Record 591, Page 70 in the office of said Recorder; thence along said East line South 00 degrees 08 minutes 29 seconds East One Hundred Twelve and Ninety-Two Hundredths (112.92) feet to the Southeast corner of said Curley's Auto Painting land described in Deed Record 591, page 70; thence along the South line of said Curley's Auto Painting land described in Deed Record 591, page 70 South 89 degrees 14 minutes 00 seconds West One Hundred (100.00) feet to the Southwest corner thereof; thence South 00 degrees 08 minutes 29 seconds East Two Hundred Fifty-seven and Twenty-five Hundredths (257.25) feet to the North limited access right of way line of S.R. 66 and Diamond Avenue (formerly U.S. Highway 460); thence along said North right of way line the following three courses: North 89 degrees 44 minutes 02 seconds East Eighty-one and Sixty-four Hundredths (81.64) feet thence South 82 degrees 36 minutes 15 seconds East Two Hundred Twenty-five and One Hundredths (225.01) feet; thence North 44 degrees 44 minutes 02 seconds East Twenty-one and Eighty-seven Hundredths (21.87) feet to a point on the East line of Block One (1) in Parkland Annex and the West line of North Heidelbach Avenue; thence along said East line of Block One (1) and the West line of North Heidelbach Avenue North 00 degrees 09 minutes 43 seconds West Four Hundred Thirty-seven and Fifty Hundredths (437.50) feet to the point of beginning.

                                       D

                                 Property No. 4
                                 --------------


A parcel of land located in the Northwest One-quarter of Section 22, and part of Block 36, Section I of Interstate Industrial Park, Allen County, Indiana and more particularly described as follows:

Commencing at the intersection of the South line of Block 36 in Section I of Interstate Industrial Park, being the North right-of-way line of Research Drive and the East right-of-way line of Executive Drive as marked by a 5/8 inch iron pin found with cap stamped Karst; thence North 90 degrees 00 minutes West (bearing basis for description) along said South line of Block 36, a distance of
49.55 feet to a P.K. nail set in the drive pavement at the point of beginning. Beginning at the above described point; thence continuing North 90 degrees 00 minutes West along the last described line, a distance of 594.0 feet to a 5/8 inch iron pin set with cap stamped PC 50920011; thence North 0 degrees 55 minutes 47 seconds East, a distance of 405.81 feet to a 5/8 inch iron pin found with cap stamped Karst on the South right-of-way line of Interstate Highway #69; thence North 89 degrees 59 minutes East along said South right-of-way line, a distance of 587.14 feet to a 5/8 inch iron pin set with cap stamped PC 50920011; thence South 0 degrees 02 minutes 19 seconds East, a distance of 405.93 feet to the point of beginning, containing 5.503 acres of land, more or less.

TOGETHER WITH:

Ingress-Egress easement over a portion of Block 36 in Interstate Industrial Par,
Section I and more particularly described as follows:

Commencing at the intersection of the South line of Block 36, in Section I of Interstate Industrial Park, being the North right-of-way line of Research Drive and the East right-of-way line of Executive Drive; thence North 90 degrees 00 minutes West (bearing basis for description) along said South line of Block 36, a distance of 24.55 feet to the point of beginning.

Beginning at the above described point; thence North 90 degrees 00 minutes West, a distance of 25.0 feet; thence North 0 degrees 02 minutes 19 seconds West, a distance of 115.0 feet; thence South 90 degrees 00 minutes East, a distance of
25.0 feet; thence South 0 degrees 02 minutes 19 seconds East, a distance of
115.0 feet to the point of beginning.

                                       E

                                 Property No. 5
                                 --------------


     All that tract or parcel of land lying and being in land Lot 323 of the 18th District of DeKalb County, Georgia and being more particularly described as follows:

     Beginning at the intersection of the northwestern right of way line of Peachtree Industrial Boulevard (200 foot right of way) and the southern right of way of North Shallowford Road (60 foot right of way) and running thence along the northwestern right of way line of Peachtree Industrial Boulevard South 40 degrees 42 minutes 42 seconds West a distance of 125.20 feet to an iron pin found; continuing thence along said right of way line South 38 degrees 42 minutes 42 seconds West a distance of 474.63 feet to an iron pin found; thence leaving said right of way line and running North 51 degrees 19 minutes 07 seconds West a distance of 182.07 feet to an iron pin found; running thence South 89 degrees 04 minutes 01 seconds West a distance of 180.62 feet to a nail found; running thence North 00 degrees 58 minutes 40 seconds West a distance of
69.96 feet to a nail found; running thence south 89 degrees 09 minutes 00 seconds West a distance of 199.98 feet to an iron pin found; running thence North 00 degrees 56 minutes 45 seconds West a distance of 354.76 feet to an iron pin found on the southern right of way line of North Shallowford Road; running thence along said right of way line the following courses and distances: South 83 degrees 05 minutes 46 seconds East a distance of 51.51 feet to an iron pin found; South 79 degrees 08 minutes 25 seconds East a distance of 99.38 feet to an iron pin found; South 77 degrees 36 minutes 47 seconds East a distance of
53.22 feet to an iron pin found; South 77 degrees 21 minutes 12 seconds East a distance of 47.09 feet to a point; South 78 degrees 13 minutes 46 seconds East a distance of 101.52 feet to an iron pin found; South 81 degrees 13 minutes 49 seconds East a distance of 102.29 feet to a point; South 85 degrees 20 minutes 50 seconds East a distance of 102.08 feet to an iron pin found; e South 89 degrees 21 minutes 04 seconds East a distance of 123.37 feet to an iron pin found; North 84 degrees 32 minutes 33 seconds East a distance of 166.62 feet to an iron pin found; and North 82 degrees 17 minutes 42 seconds East a distance of
70.76 feet to the POINT OF BEGINNING; said tract being shown on and described according to an ALTA/ACSM Land Title Survey for Thomas W. Kelley, Capital Automotive, L.P., a Delaware limited partnership, its successors in interest and assigns and Chicago Title Insurance Company, dated April 13, 1998, revised May 28, 1998 prepared by Watts & Browning Engineers, Inc., bearing the seal and certification of V.T. Hammond, Georgia Registered Land Surveyor No. 2554, containing 6.20686 acres (270,371 square feet) according to said survey, which said survey is by this reference incorporated herein and made a part hereof.

TOGETHER WITH the non-exclusive, permanent and perpetual easements appurtenant to the above-described tract of land described in and reserved by that certain Limited Warranty Deed by and between Hix H. Green, Jr. and Tuxedo Partners, Inc., dated July 21, 1989, recorded in Deed Book 6480, Page 739, Records of DeKalb County, Georgia.

                                       F

                                 Property No. 6
                                 --------------

All that tract or parcel of land lying and being in Land Lots 517 and 548 of the 1st District and the 2nd Section of Fulton County, Georgia and being more particularly described as follows:

To reach the point of beginning:  commence at the intersection formed by the
             ------------------
northwesterly right-of-way of Georgia State Highway No. 9 (AKA Alpharetta Hwy/Road) (variable right-of-way) and the southerly right-of-way of Hembree Road (variable right-of-way) and proceed thence southwesterly along the northwesterly right-of-way of Georgia State Highway No. 9 (variable right-of-way) for the following courses and distances: South 35 degrees 13 minutes 52 seconds West,
334.51 feet; thence South 74 degrees 21 minutes 57 seconds East, 9.25 feet; thence South 35 degrees 14 minutes 10 seconds West, 341.57 feet; thence North 54 degrees 45 minutes 50 seconds West, 10.00 feet; thence South 35 degrees 14 minutes 10 seconds West, 13.92 feet; thence South 79 degrees 05 minutes 12 seconds East, 10.97 feet; thence South 35 degrees 14 minutes 10 seconds West,
151.76 feet; thence North 78 degrees 12 minutes 35 seconds West, 10.49 feet to the point of beginning; from the point of beginning thus established running
    ------------------           ------------------
thence southwesterly along the northwesterly right-of-way of Georgia State Highway No. 9 (variable right-of-way) the following courses and distances: South 35 degrees 14 minutes 10 seconds West, 205.80 feet; thence along the arc of a curve to the left 192.75 feet (said arc having a chord distance of 192.74 on a bearing of South 34 degrees 31 minutes 06 seconds West and a radius of 7691.437 feet); running thence North 81 degrees 43 minutes 05 seconds West, and departing the northwesterly right-of-way of Georgia State Highway No. 9, a distance of 1056 feet, more or less, to a point on the centerline of Foe Killer Creek; running thence northeasterly along the center line of Foe Killer Creek, and following the meanderings thereof, a distance of 359 feet, more or less, to a point; running thence South 80 degrees 29 minutes 04 seconds East and departing the center line of Foe Killer Creek, a distance of 881 feet, more or less, to a point; running thence North 33 degrees 46 minutes 56 seconds East a distance of
40.34 feet to a point; running thence South 78 degrees 38 minutes 27 seconds East a distance of 282.60 feet to the northwesterly right-of-way of Georgia State Highway No. 9 (variable right-of-way) and the point of beginning; said property containing 8.93011 acres or 388,996 square feet according to "ALTA/ACSM Land Title Survey for Thomas W. Kelley, Capital Automotive, L.P., a Delaware limited partnership, Capital Automotive REIT, a Maryland Real Estate Investment Trust and Chicago Title Insurance Company", dated March 18, 1997, last revised May 8, 1998, prepared by Watts and Browning Engineers, Inc., bearing the seal and certification of V.T. Hammond, Georgia Registered Land Surveyor No. 2554, which said survey is by this reference incorporated herein and made a part hereof.

                                       G

                                 Property No. 7
                                 --------------

TRACT I

All that tract or parcel of land lying and being in Land Lot 323 of the 18th District of DeKalb County, Georgia, and being more particularly described as follows:

BEGINNING at an iron pin found (1/2 inch reinforcing rod) on the northwestern right of way line of Peachtree Industrial Boulevard (One Hundred Fifty (150') foot right of way), a distance of 200.00 feet northeasterly as measured along said right of way line from the point of intersection of the northwestern right of way line of Peachtree Industrial Boulevard and the northeastern right of way line of North Peachtree Road (Forty (40') foot right of way), and running thence north 50 degrees 05 minutes 57 seconds west a distance of 175.00 feet to a point; running thence south 39 degrees 46 minutes 00 seconds west a distance of
61.48 feet to an iron pin found (1/2 inch reinforcing rod) on the northeastern right of way line of North Peachtree Road (Eighty (80') foot right of way at this point), said iron pin found being hereinafter referred to as Point "A" [said Point A can be further located by commencing at the point of intersection of the northeastern right of way line of North Peachtree Road (Forty (40') foot right of way) and the northwestern right of way line of Peachtree Industrial Boulevard One Hundred Fifty (150') foot right of way) and running thence in a northwesterly direction along the northeastern right of way line of North Peachtree Road a distance of 207.3 feet to an iron pin found (5/8 inch open top pipe); running thence north 39 degrees 46 minutes 00 seconds east along an offset in said right of way line a distance 26.95 feet to an iron pin found on the northeastern right of way line of the eighty (80') foot right of way of North Peachtree Road, which said iron pin found is Point A]; running thence north 08 degrees 14 minutes 08 seconds west along said right of way line a distance of 132.67 feet to an iron pin found (1/2 inch reinforcing rod); running thence north 06 degrees 01 minutes 19 seconds west along said right of way line a distance of 62.42 feet to a point; thence leaving said right of way line and running south 88 degrees 17 minutes 38 seconds east a distance of 172.43 feet to a point; running thence north 80 degrees 22 minutes 46 seconds east a distance of 31.78 feet to an iron pin found (1/2 inch reinforcing rod); running thence south 49 degrees 35 minutes 08 seconds east a distance of 162.55 feet to an iron pin found (1 inch open top pipe-bent, on the northwestern right of way line of Peachtree Industrial Boulevard; running thence south 39 degrees 57 minutes 12 seconds west along said right of way line a distance of 199.81 feet to the iron pin found at the POINT OF BEGINNING; said tract of land being described according to ALTA/ACSM Land Title Survey for Thomas W. Kelley, Capital Automotive, L.P., a Delaware limited partnership, its successors in interests and assigns and Chicago Title Insurance Company, dated February 11, 1997, last revised May 28, 1998, prepared by Watts & Browning Engineers, Inc., bearing the seal and certification of V.T. Hammond, Georgia Registered Land Surveyor No. 2554; said property containing 1.21132 acres or 52,765 square feet according to said survey, which said survey by this reference is incorporated herein and made a part hereof.

TRACT II

ALL THAT TRACT or parcel of land lying and being in Land Lot 323 of the 18th District of DeKalb County, Georgia, and being more particularly described as follows:

Beginning at an iron pin found at the intersection formed by the northeasterly right-of-way of North Peachtree Road (40 foot right-of-way) and the northwesterly right-of-way of Peachtree Industrial Boulevard (150 foot right-of-way) and running thence North 17 degrees 29 minutes 32 seconds West along the northeasterly right-of-way of North Peachtree Road (40 foot right-of-way) a distance of 207.04 feet to a point; running thence North 39 degrees 46 minutes 00 seconds East, and departing the 40 foot right-of-way of North Peachtree Road, a distance of 88.43 feet to an iron pin found; running thence South 50 degrees 05 minutes 57 seconds East a distance of 175.00 feet to an iron pin found on the northwesterly right-of-way of Peachtree Industrial Boulevard (150 foot right-of-way); running thence South 40 degrees 00 minutes 42 seconds West along the northwesterly right-of-way of Peachtree Industrial Boulevard (150 foot right-of-way) a distance of 200.00 feet to the northeasterly right-of-way of North Peachtree Road (40 foot right-of-way) and the point of beginning; said property containing 0.57851 of an acre or 25,200 square feet.

As shown on ALTA/ACSM Land Title Survey for Capital Automotive, L.P., a Delaware limited partnership, its successors in interests and assigns and Chicago Title Insurance Company, dated August 19, 1997, revised November 12, 1997, last revised May 28, 1998, prepared by Watts & Browning Engineers, Inc., bearing the seal and certification of V.T. Hammond, Georgia Registered Land Surveyor No. 2554, which said survey is by this reference incorporated herein and made a part hereof.

                                       H

                                 Property No. 8
                                 --------------


     All that tract or parcel of land lying and being in Land Lot 236 of the 6th Land District of Gwinnett County, Georgia, being more particularly described as follows:

     TO FIND THE TRUE POINT OF BEGINNING, BEGIN at the corner common to Land Lots 231, 232, 235, and 236, aforesaid district and county, and run along the land lot line common to Land Lots 235 and 236 North 31 degrees 22 minutes 00 seconds West 612.32 feet to an iron pin found at the TRUE POINT OF BEGINNING; from the TRUE POINT OF BEGINNING as thus established, leave said land lot line and run THENCE North 87 degrees 21 minutes 18 seconds West 599.93 feet to an iron pin found, thence South 83 degrees 21 minutes 55 seconds West 253.92 feet to an iron pin set on the northeastern right of way line of Pleasant Hill Road (120 foot right of way); thence run along said right of way line North 42 degrees 26 minutes 19 seconds West 277.90 feet to an iron pin set; thence leave said right of way and run North 52 degrees 54 minutes 16 seconds East 785.22 feet to a one inch open top pipe found on the land lot line common to Land Lots 235 and 236; thence run along said land lot line South 31 degrees 22 minutes 00 seconds East 792.92 feet to the iron pin found at the TRUE POINT OF BEGINNING; said tract containing 8.837 acres and described according to ALTA/ACSM AS Built Survey for Capital Automotive L.P., a Delaware limited partnership, Chicago Title Insurance Company and Kelley Saturn of Atlanta, Inc., dated May 6, 1998, prepared by Precision Planning, Inc., bearing the seal and certification of Randall W. Dixon, Georgia Registered Land Surveyor No. 1678, said survey being incorporated herein and made a part hereof by this reference.

                                       I

                                 Property No. 9
                                 --------------


Blocks 5 and 6, except the South 20 feet of Block 5, 14/69 Auto Mall, Section I, according to the plat thereof, recorded in Plat Cabinet A, page 18 and as Document Number 87-38637 in the office of the Recorder of Allen County, Indiana.

                                       J

                                Property No. 10
                                ---------------


Block 4 and the South 20 feet of Block 5, 14/69 Auto Mall, Section I, according to the plat thereof, recorded in Plat Cabinet A, page 18 and as Document Number 87-38637 in the office of the Recorder of Allen County, Indiana.

AND

Block 8, except the North 27.5 feet, 14/69 Auto Mall, Section I, according to the plat thereof, recorded in Plat Cabinet A, page 18 and as Document Number 87-38637 in the office of the Recorder of Allen County, Indiana.

                                       K

                                Property No. 11
                                ---------------


Block 9, except the North 140 feet of Block 9, 14/69 Auto Mall, Section I, according to the plat thereof, recorded in Plat Cabinet A, page 18 and as Document Number 87-38637 in the office of the Recorder of Allen County, Indiana.

                                       L

                                Property No. 12
                                ---------------


The North 140 feet of Block 9, 14/69 Auto Mall, Section I, according to the plat thereof, recorded in Plat Cabinet A, page 18 and as Document Number 87-38637 in the office of the Recorder of Allen County, Indiana.

                  Schedule 1.2(a) -POSSIBLY EXCLUDED PROPERTY
                                   --------------------------


            To be provided withing 10 days of the Commencement Date

          SCHEDULE 1.3(a) - UNITS AND CASH FOR TRANSFERRED PROPERTIES
          -----------------------------------------------------------

                                See Schedule 1.2

                        SCHEDULE 1.3(b) - MORTGAGE DEBT
                        -------------------------------

             To be provided within 10 days of the Commencement Date

                         SCHEDULE 2.1 - PRIOR OCCUPANTS
                         ------------------------------



             To be provided within 10 days of the Commencement Date

                      SCHEDULE 3.1 - SCHEDULED EXCEPTIONS
                      -----------------------------------


             To be provided within 10 days of the Commencement Date

         SCHEDULE 7.3 - LIMITATIONS ON SELLERS'/CONTRIBUTORS' OWNERSHIP
         --------------------------------------------------------------

             To be provided within 10 days of the Commencement Date

     SCHEDULE 7.13.6(a) - THE TREATMENT, STORAGE AND DISPOSAL LOCATIONS FOR
     ----------------------------------------------------------------------
                             SUBSTANCES OF CONCERN
                             ---------------------

             To be provided within 10 days of the Commencement Date

                       SCHEDULE 7.13.6(b) - STORAGE TANKS
                       ----------------------------------


             To be provided within 10 days of the Commencement Date

         SCHEDULE 7.13.6(f) - ENVIRONMENTAL PERMITS AND AUTHORIZATIONS



             To be provided within 10 days of the Commencement Date

                           SCHEDULE 7.14 - INSURANCE
                           -------------------------



             To be provided within 10 days of the Commencement Date

           SCHEDULE 7.17 - SERVICE CONTRACTS AND MANAGEMENT CONTRACTS
           ----------------------------------------------------------


             To be provided within 10 days of the Commencement Date

  SCHEDULE 10.3 - CERTAIN PROPERTIES IN CONNECTION WITH ENVIRONMENTAL REPORTS
  ---------------------------------------------------------------------------



             To be provided within 10 days of the Commencement Date